As filed with the Securities and Exchange Commission on February 10, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NUBURU, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3690	85-1288435
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

44 Cook Street, Suite 100

Denver, CO 80206

Telephone: (303) 780-7389

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alessandro Zamboni

Executive Chairman

44 Cook Street, Suite 100

Denver, CO 80206

Telephone: (303) 780-7389

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy Bowler, Esq. Holland & Hart LLP 555 17th Street, Suite 3200 Denver, CO 80202-3921 Tel: (303) 295-8000	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036-6569 Tel: (212) 421-4100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2026

PRELIMINARY PROSPECTUS

NUBURU, INC.

Up to 115,000,000 Shares of Common Stock (or Pre-Funded Warrants to Purchase up to 115,000,000 Shares of Common Stock in lieu of Common Stock)

Common Stock Warrants to purchase up to 172,500,000 Shares of Common Stock

Up to 200,000,000 Shares of Common Stock underlying Pre-Funded Warrants and Common Warrants

This is a best efforts public offering of up to 115,000,000 shares of our common stock, par value $0.0001 per share (“Common Stock”) or Pre-Funded Warrants in lieu thereof exercisable for up to 115,000,000 shares of Common Stock (collectively, the “Offered Securities”), together with common warrants to purchase up to an aggregate of 172,500,000 shares of our Common Stock representing 150% of the Offered Securities (the “Common Warrants”), and the Warrant Shares (defined below). Offered Securities are being sold to each investor, together with an accompanying Common Warrant exercisable for 150% of the amount of Offered Securities acquired by such investor, for a combined public offering price of $0.[ ] per share. For those investors whose purchase of shares of our Common Stock in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, we are offering pre-funded warrants to purchase shares of our Common Stock (the “Pre-Funded Warrants”) in lieu of shares of Common Stock. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock, with an exercise price of $0.0001 per share, and will be immediately exercisable. Each Pre-Funded Warrant and accompanying Common Warrant will be offered at an offering price equal to the combined public offering price at which a share of Common Stock and accompanying Common Warrant is being offered, minus $0.0001, representing the exercise price. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. The number of Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of our Common Stock and Pre-Funded Warrants sold. The Common Warrants have an exercise price per share equal to $[ ] from the issuance date until the six-month anniversary of the issuance date and $[ ] from the six-month anniversary of the issuance date until the expiration date. Common Warrants will be exercisable immediately for up to 85,000,000 shares of Common Stock (the “Warrant Shares”) on a first come, first serve basis, with exercises for additional amounts being subject to the Company's obtaining stockholder approval of a sufficient increase in its authorized shares (“Stockholder Approval”). The Company has agreed to maintain an effective registration statement for the resale of the Warrant Shares by investors and it will subsequently register additional Warrant Shares, as necessary, following Stockholder Approval. The Common Warrants will expire on the five-year anniversary of the original issuance date. If at any time after this offering the shares of Common Stock underlying the Common Warrants are not registered, a holder may exercise its Common Stock warrants on a cashless basis, subject to beneficial ownership limitations in the Common Warrants and the receipt of Stockholder Approval, if necessary. The Offered Securities and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Information presented regarding the Offered Securities and Common Warrants is based on an assumed combined public offering price of $0.1582 per share (the last reported sale price per share of our Common Stock on the NYSE American on February 5, 2026) and accompanying Common Warrant (or $0.1581 per Pre-Funded Warrant and accompanying Common Warrant). The actual public offering price per share of Common Stock and accompanying Common Warrant and per Pre-Funded Warrant and accompanying Common Warrant, as the case may be, will be determined between us, the Placement Agent (as defined below) and the investors at the time of pricing, may be at a discount to the current market price, and may be based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final offering price.

This offering will terminate on February [ ], 2026 unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all securities purchased in this offering and the combined public offering price per share of Common Stock (or Pre-Funded Warrant) and accompanying Common Warrant will be fixed for the duration of this offering. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us (the “Securities Purchase Agreement”).

Our Common Stock is traded on the NYSE American under the symbol “BURU.” On February 5, 2026, the last quoted sale price for our Common Stock as reported on the NYSE American was $0.1582 per share. We have not listed, nor do we intend to list, our preferred stock on any securities exchange or nationally recognized trading system.

There is no established trading market for the Common Warrants or the Pre-Funded Warrants. We do not intend to list the Common Warrants or Pre-Funded Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Common Warrants or Pre-Funded Warrants. Without an active trading market, the liquidity of these securities will be limited.

We have engaged Joseph Gunnar & Co., LLC (the “Placement Agent”) to act as our Placement Agent, to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus.

There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We expect this offering to be completed not later than one business day following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”)/DWAC upon receipt of investor funds received by the Company. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, the Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below and elsewhere in this prospectus. See “Plan of Distribution” in this prospectus for more information regarding the Placement Agent's fees. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. We will bear all costs associated with the offering.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$0.1582	$0.1581	$18,193,000
Placement Agent fees(1)	0.0062	0.0062	1,241,580
Proceeds, before expenses, to us(2)	$0.0848	$0.0848	$16,951,420

(1)
The Placement Agent shall receive a cash fee equal up to seven and a half percent (7.5%) of the gross proceeds of the securities sold by us in this offering for amounts up to and including $10,000,000, and an additional cash fee equal to six percent (6.0%) of the gross proceeds of the securities sold by us in this offering for amounts in excess of $10,000,000. The Placement Agent will receive compensation in addition to the cash fee described above. See “Plan of Distribution” for a description of compensation payable to the Placement Agent.
(2)
The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Common Warrants or the Pre-Funded Warrants.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 13 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities is expected to be made on or about February [ ], 2026.

Placement Agent:

Joseph Gunnar & Co., LLC

The date of this prospectus is February [ ], 2026.

i

About This Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision. You should rely only on the information provided in this prospectus. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

This prospectus includes important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus when making your investment decision. All of the summaries in this prospectus are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We have not, and the Placement Agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the Placement Agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the Placement Agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”

Market and Industry Data

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable.

In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

Trademarks

We use our registered trademark and trade name, such as NUBURU®, in this prospectus. This prospectus may also include trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, any other entity.

Basis of Presentation and Glossary

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

•
“2022 Plan” are to the Nuburu, Inc. 2022 Equity Incentive Plan, which was adopted in connection with the Business Combination;
•
“Anzu Partners” are to Anzu Partners LLC;
•
“Anzu SPVs” are to Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC;
•
“ASC” are to the Accounting Standards Codification;
•
“ASU” are to the Accounting Standards Update;
•
“BC Closing” are to the closing of the Business Combination;
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“BC Closing Date” are to January 31, 2023, the date of closing of the Business Combination;
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“Brick Lane” are to Brick Lane Capital Management Limited;
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“Business Combination” are to the Merger and the other transactions consummated pursuant to the Business Combination Agreement, collectively;
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“Business Combination Agreement” are to that certain Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time) by and among the Company, Merger Sub, and Legacy Nuburu, dated August 5, 2022;
•
“Bylaws” are to the Company’s Amended and Restated Bylaws, as amended by the Amendment thereto, dated November 12, 2024;
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“Certificate of Designations” are to the Company’s Certificate of Designations, which was filed on the BC Closing Date and which establishes the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Series A Preferred Stock;
•
“Certificate of Incorporation” are to the Company’s Amended and Restated Certificate of Incorporation, which was filed on the BC Closing Date, as amended by the Amendment thereto, filed on July 22, 2024 and the Amendment thereto, filed on July 22, 2025;
•
“Code” are to the U.S. Internal Revenue Code;
•
“Common Stock” are to shares of common stock, par value $0.0001 per share, of the Company;
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“Company” are to Nuburu, Inc., a Delaware corporation f/k/a Tailwind Acquisition Corp.;
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“CST” are to Continental Stock Transfer & Trust Company;
•
“DGCL” are to the Delaware General Corporation Law;
•
“ESPP” are to the Nuburu, Inc. 2022 Employee Stock Purchase Plan, which was adopted in connection with the Business Combination;
•
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
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“GAAP” are to generally accepted accounting principles in the United States;
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“Governing Documents” are to the Certificate of Incorporation, the Certificate of Designations and the Bylaws;
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“H&K” are to Heckler & Koch AG;
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“Indigo” are to Indigo Capital LLP;
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“IPO” are to our initial public offering, which was consummated on September 9, 2020;
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“IRS” are to the Internal Revenue Service;
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“Legacy Nuburu” or “Nuburu Subsidiary” are to Nuburu Subsidiary, Inc., a Delaware corporation f/k/a Nuburu, Inc.;
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“Legacy Nuburu Common Stock” are to the shares of Legacy Nuburu common stock, par value $0.0001 per share;
•
“Lincoln Park” are to Lincoln Park Capital Fund, LLC, an Illinois limited liability company;

•
“Lincoln Park Purchase Agreement” are to that certain Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time) by and among the Company, Legacy Nuburu and Lincoln Park, dated as of August 5, 2022;
•
“Lyocon” are to Lyocon S.r.l., an Italian photonics and laser-engineering company specializing in the design, development, and production of advanced laser sources, optics, electronics, and customized laser systems for industrial, medical, and high-reliability applications.
•
“Merger” are to the merger of Merger Sub with and into Legacy Nuburu, with Legacy Nuburu as the surviving company in the Business Combination, and after giving effect to such Merger, continuing as a wholly owned subsidiary of the Company;
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“Merger Sub” are to Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company prior to consummation of the Business Combination;
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“November Letter” are to the letter of intent, dated as of November 10, 2025, among the Company, Tekne and the shareholders of Tekne;
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“Nuburu” are to Nuburu, Inc., a Delaware corporation f/k/a Tailwind Acquisition Corp.;
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"Nuburu Defense" are to Nuburu Defense, LLC, a Delaware limited liability company;
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“NYSE American” are to the NYSE American LLC;
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“NYSE” are to the New York Stock Exchange;
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“Orbit” are to Orbit S.r.l., formerly known as 1AF2 S.r.l., an Italian software company specializing in digitalizing operational resilience solutions for mission-critical corporations;
•
“Orbit Agreement” are to the Sale, Purchase and Investment Agreement, dated October 31, 2025, among the Company, Nuburu Defense, Alessandro Zamboni and Vanguard;
•
“Preferred Stock” are to shares of Series A preferred stock, par value $0.0001 per share, of the Company;
•
“Preferred Stock Issuance” are to the issuance in the form of shares of Preferred Stock to the holders of record of Common Stock as of the close of business on the BC Closing Date (other than (a) stockholders of Legacy Nuburu who waived such stockholders’ entire right, title and interest in, to or under, any participation in the Preferred Stock Issuance (provided that such waiver did not apply with respect to shares of Common Stock received as a result of the conversion of any Company Note) and (b) the Sponsor, which waived, for no consideration, its right, title and interest in, to or under, a portion of the Preferred Stock Issuance, with one share of Preferred Stock issued in respect of each such share of Common Stock;
•
"Public Warrants" are to the 16,710,785 whole warrants of the Company sold to the public investors in the IPO as part of the units;
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“SEC” are to the United States Securities and Exchange Commission;
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“Securities Act” are to the Securities Act of 1933, as amended;
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“Sponsor” are to Tailwind Sponsor LLC, a Delaware limited liability company and the sponsor of the Company prior to the BC Closing;
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“SYME” are to Supply@ME Capital Plc, a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies;
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“Tailwind” are to Tailwind Acquisition Corp. prior to giving effect to the Business Combination;
•
“Tekne” are to Tekne S.p.A., a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems; and
•
“Vanguard” are to Vanguard Holdings S.r.l., an Italian limited liability company wholly owned by Alessandro Zamboni; and
•
“YA” are to YA II PN, LTD.

Beneficial ownership throughout this prospectus with respect to the Company’s stockholders is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of such disclosure.

Unless specified otherwise, amounts in this prospectus are presented in United States dollars.

Defined terms in the financial statements contained in this prospectus have the meanings ascribed to them in the financial statements.

v

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

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our ability to obtain required financing;
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our ability to maintain the listing of our Common Stock on a securities exchange;
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our ability to successfully obtain required approvals for, close, implement and integrate key acquisitions;
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our success in retaining or recruiting, or changes required in, our officers, key employees, or directors;
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our public securities’ potential liquidity and trading;
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our ability to implement our announced business plan, including diversifying our assets and expanding with international operations;
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our ability to repay our debt obligations;
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the fact that we have not achieved commercialization and our ability to achieve commercialization in the future;
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the outcome of any legal proceedings that may be instituted against us related to our current operations or the Business Combination;
•
existing regulations and regulatory developments in the United States and other jurisdictions, including related to tariff policies and trade restrictions;
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the need to hire additional personnel and our ability to attract and retain such personnel;
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our plans and ability to obtain, maintain, enforce, or protect intellectual property rights;
•
our business, operations and financial performance, including:
•
expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
•
expectations regarding future acquisitions, partnerships, or other relationships with third parties;
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future business plans and growth opportunities;
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expectations regarding product development and pipeline;
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expectations regarding research and development efforts;
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expectations regarding market size;
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expectations regarding the competitive landscape; and
•
future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors under the heading "Risk Factors" in this prospectus, as well as the following important factors:

•
our ability to obtain financing;
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our ability to regain compliance with NYSE American’s continued listing standards;
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our ability to protect our intellectual property;
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whether the market embraces our products and investments;
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whether we achieve commercialization in a timely manner;
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the outcome of any legal proceedings that may be instituted against us;
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our ability to achieve effective internal control over financial reporting, including our ability to remediate identified material weaknesses in internal control over financial reporting successfully and expediently;
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our ability to retain or recruit key employees;
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costs related to being a public company;
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changes in applicable laws or regulations;
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the possibility that we may be adversely affected by economic, business, or competitive factors;
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volatility in the markets caused by geopolitical and economic factors; and
•
other risks and uncertainties set forth under the heading “Risk Factors” and elsewhere in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS Summary

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer before investing in our Common Stock. You should carefully consider, among other things, our financial statements and the related notes and the sections titled “Risk Factors,” “Our Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Unless the context otherwise requires, the terms “Nuburu,” the “Company,” “we,” “us,” and “our,” or other similar terminology, refer to Nuburu, Inc. and its consolidated subsidiaries.

Corporate History and Background

We were originally incorporated in Delaware on July 21, 2020 under the name “Tailwind Acquisition Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), we consummated our initial public offering (the “IPO”). On January 31, 2023, we consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries.

The mailing address of our principal executive office is 44 Cook Street, Suite 100, Denver, CO 80206, and the telephone number of our principal executive office is (303) 780-7389. Our investor relations website is located at https://ir.nuburu.net. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Overview

During 2024, our focus was on developing and delivering high-power, high-brightness blue laser technology with a broad range of high value applications that included welding and 3D printing. During the second quarter of 2024, we announced that we intended to diversify our asset base by investing in other businesses that included potential synergies with our existing business. In the fourth quarter of 2024, our senior secured lenders provided notice of default with respect to our outstanding secured indebtedness and initiated a foreclosure process with respect to our patent portfolio that served as collateral for our outstanding secured indebtedness (the “Foreclosure”). In the first quarter of 2025, such secured lenders completed the Foreclosure sale and obtained such patents in exchange for extinguishing our outstanding secured indebtedness, while we retained our non-patent intellectual property, including trade secrets and know-how. As a result of the Foreclosure, we are adjusting our laser business to focus on licensing and joint development within specific verticals, as described below. Also in 2025, we announced several acquisitions that are part of our previously announced strategy to diversify our assets and expand our business through acquisition, each of which is described in greater detail below.

Key Advantages of Laser Technology

Blue industrial laser provides the following key advantages:

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High energy process efficiency due to the high absorption of the blue laser light;
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Higher speed because there is no need for pre-heating;
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Greater part strength due to minimal voids;
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Lower electrical resistance due to minimal voids;
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Superior part quality due to lack of ejected material during the welding process; and
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Smaller part size as the blue laser can be focused on a tighter spot size.

Manufacturing and Supply

We previously conducted manufacturing operations at a leased facility located in Centennial, Colorado. In light of the Foreclosure and change in business strategy, manufacturing operations have been discontinued and we are instead focused on licensing and joint development of our intellectual property, as well as outsourced production. We anticipate continuing existing underlying manufacturing and supply arrangements with respect to our recently announced agreements to acquire controlling interests in certain target entities.

Research and Development

During 2024, we conducted research and development efforts at our headquarters in Colorado. We anticipate coordinating future research and development through our partnerships and key subsidiaries.

Recent Developments

Transformation Plan

On January 13, 2025, we entered into a letter agreement with SFE EI, pursuant to which SFE EI agreed to engage in efforts and commit capital to finance our operations for the next twelve months pursuant to a business plan focused on building a stable foundation for the future business, including addressing outstanding payables, entering into joint development agreements, and investing in controlling interests in strategic targets (the “Transformation Plan”). In connection with the Transformation Plan, we agreed to certain governance changes, including the appointment of Alessandro Zamboni as our Executive Chairman.

Tekne Transaction

Effective as of January 13, 2026, we, through Nuburu Defense, LLC (“Nuburu Defense”), executed definitive agreements with Tekne S.p.A. (“Tekne”), a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems, and its shareholders, implementing (i) the “Contratto di Rete” (the “Network Contract”), which is a specific form of joint-venture contractual agreement under Italian law, (ii) our initial 2.9% investment in Tekne, and (iii) a convertible loan made by us to Tekne (the “Tekne Shareholder Loan”). In connection with these arrangements, the parties agreed that the Tekne Financial Assurances (defined below) would not be released and would instead remain in place.

Network Contract. The Network Contract entered into between Tekne and Nuburu Defense has an initial term ending December 31, 2030, which will be renewed on an annual basis thereafter unless a party terminates in writing at least 30 business days prior to December 31st. The Network Contract programs currently include (i) the Americas Program, pursuant to which Tekne is granting exclusive distribution rights for Tekne’s products and solutions within the Americas to Nuburu Defense; (ii) the NATO MENA APAC Program, pursuant to which Tekne will supply its knowledge, workforce, and production and operational facilities, Nuburu Defense will provide guarantees, use its inventory purchasing hub for the purchase of receivables and bear the expenses in connection with legal, marketing, and representation activities and the establishment of regional production sites, and the parties may pursue joint ventures with local companies; and (iii) the Italy Program, which includes the joint study and proposal to Tekne’s customers of Nuburu Defense’s products, the adoption by Tekne of Nuburu Defense’s operational resilience solutions through Orbit, and the possible implementation of cooperation models similar to the ones used in the NATO MENA APAC Program for orders for Italian customers. Activities under the Network Contract are governed by a Common Body, which is composed of two representatives from each of Tekne and Nuburu Defense. The Common Body includes Mr. Zamboni and Mr. Barisoni on behalf of Nuburu Defense, and Ambrogio D’Arrezzo and another individual designated by Mr. D’Arrezzo on behalf of Tekne. Decisions require unanimous agreement of the members of the Common Body. Nuburu Defense may also provide consultancy services to Tekne in exchange for 8% of the actual amounts used by Tekne under the Tekne Shareholder Loan.

Acquisition of 2.9% Interest. We entered into the Share Transfer and Shareholder Convertible Loan Agreement (the “Tekne Purchase Agreement”) with Mr. D’Arrezzo, Carlo Ulacco, and Andrea Lodi, the shareholders of Tekne, pursuant to which we obtained a 2.9% interest in Tekne from Mr. D’Arrezzo and we issued to Tekne the Tekne Shareholder Loan. Under the Tekne Purchase Agreement, Mr. D’Arrezzo agreed to sell a 2.9% interest in Tekne to us or our subsidiary, in exchange for the issuance of a Subordinated Convertible Note (the “Tekne Note”) in the principal amount of $1,740,000 by us to Mr. D’Arrezzo. The Tekne Note may be converted into 6,960,000 shares of Common Stock at a fixed conversion price of $0.25 per share of Common Stock. The Tekne Note has a maturity date of January 31, 2027, bears no interest except in the event of a default, and may not be repaid or redeemed in cash. The Tekne Note may either be converted into shares of Common Stock following the receipt of the Italian government regulatory approvals required to approve our acquisition of a controlling interest in Tekne, or the Tekne Note will be automatically extinguished upon the exercise of put and call options for the required transfer of the 2.9% interest in Tekne from us back to Mr. D’Arrezzo, if the required regulatory approvals are not obtained. Upon the transfer of the 2.9% interest to us, an Observer is being appointed to Tekne’s board of directors acceptable to us, Mr. Sinnott will remain as a director of Tekne, certain administrative structures will be adopted by Tekne, Tekne will evaluate the adoption of Orbit’s “operational resilience” platform, and Tekne’s financial reporting processes will be adjusted to comply with U.S. GAAP.

Tekne Shareholder Loan. Under the Tekne Purchase Agreement, we issued the Tekne Shareholder Loan to Tekne by depositing loaned funds in a bank account pledged by Tekne to us. Tekne may use the loan proceeds for certain purposes set forth in the Tekne Purchase Agreement. The Tekne Shareholder Loan has a 4% per annum interest rate and a maturity date of January 13, 2027. Tekne may prepay the Tekne Shareholder Loan in whole or in part without penalty. We may request and obtain full repayment of the Tekne Shareholder Loan upon the repeated use of the loan for unapproved purposes, a change of control, or a negative outcome of the Italian government Golden Power review of our anticipated acquisition of a controlling interest in Tekne. If the required Italian regulatory approvals are obtained, we may elect to receive newly issued shares of Tekne equal to a 25% interest in Tekne (the “Capital Increase”) in consideration for issuing the Tekne Shareholder Loan. Any early repayment of the Tekne Shareholder Loan will not reduce the amount of the Capital Increase that we are entitled to make. Following the Capital Increase, we would own a 27.9% interest in Tekne and would receive governance rights in Tekne consistent with our ownership percentage in Tekne under new by-laws adopted by Tekne.

Orbit Transactions

On October 31, 2025, we, Nuburu Defense, Alessandro Zamboni, and Vanguard Holdings S.r.l. (“Vanguard”), a newly-formed Italian limited liability company wholly owned by Alessandro Zamboni, entered into a Sale, Purchase and Investment Agreement (the “Orbit Agreement”) for the sale of all of the ownership interests in Orbit S.r.l. (“Orbit”), formerly known as 1AF2 S.r.l., an Italian software company specializing in digitalizing operational resilience solutions for mission-critical corporations, to Nuburu Defense (the “Orbit Acquisition”). Nuburu Defense is making up to a $5.0 million equity investment in Orbit (the “Equity Infusion”), the proceeds of which are anticipated to provide working and growth capital (including for the repayment of payables incurred in the ordinary course of business) for Orbit. In addition to the Equity Infusion, Nuburu Defense will acquire all outstanding capital stock of Orbit from Vanguard for an aggregate purchase price of $12.5 million, consisting of $3.75 million in cash and $8.75 million in securities (the “Orbit Consideration”). Effective as of February 3, 2026, the parties to the Orbit Agreement agreed to issue 50,000,000 shares of Common Stock to satisfy the equity component of the Orbit Consideration. Since Orbit is wholly owned by Alessandro Zamboni, our Executive Chairman and Co-Chief Executive Officer, indirectly through Vanguard, the Orbit Acquisition constitutes a related party transaction under U.S. securities laws and, as a result, the Orbit Acquisition and Orbit Agreement have been reviewed and approved by our independent directors and our Audit Committee and securities to be issued in connection with such transaction will be submitted to stockholders for approval as required.

Under the Orbit Agreement, we have agreed to consummate the Equity Infusion in tranches, with the final tranche closing no later than October 7, 2028. We paid $1.5 million of the Equity Infusion amount in connection with the signing of the binding letter of intent, dated October 6, 2025, between us and Alessandro Zamboni, resulting in our holding a 10.7% ownership interest in Orbit. Effective as of January 15, 2026, we closed on a second tranche of the Equity Infusion, resulting in our now owning approximately 22% of Orbit. The board of directors of Orbit has been reconstituted and is now comprised of Mr. Zamboni (Chairman and Executive Director), Mr. Barisoni, and Anthony D. Sinnott.

Under the Orbit Agreement, in exchange for the Orbit Consideration, we will acquire full ownership of Orbit from Vanguard in tranches, with the final tranche closing no later than December 31, 2026.

Lyocon Acquisition

On November 28, 2025, we entered into a binding term sheet with the owners of Lyocon S.r.l. (“Lyocon”), an Italian laser-engineering and photonics company specializing in advanced laser sources, precision optical systems and customized laser platforms, pursuant to which we, through Nuburu Subsidiary, intended to acquire all of the ownership interests in Lyocon. On January 15, 2026, we, through Nuburu Subsidiary, consummated the acquisition of all of the ownership interests in Lyocon from Paola Zanzola (“PZ”) and Alessandro Sala (“AS” and, together with PZ, the “Sellers”). Pursuant to a Purchase and Sale Agreement, among us, Nuburu Subsidiary and the Sellers, we paid $2.0 million in consideration to the Sellers, including (i) $750,000 in cash to the Sellers on the closing date, and (ii) a subordinated convertible note in the principal amount of $625,000 to each of the Sellers, which bears no interest, except in the event of a default, and has a maturity date of March 19, 2027 (the “Lyocon Maturity Date”). At the Lyocon Maturity Date, the holder of a convertible note may elect to convert all or a portion of the outstanding principal amount and accrued interest into shares of Common Stock at a conversion price of $0.295, which equals the volume-weighted average price (“VWAP”) of the Common Stock during the 60 trading days immediately preceding the closing date. At the Lyocon Maturity Date, the holder of a convertible note has the right to request us to satisfy all or a portion of the outstanding principal and accrued interest under such convertible note in cash. We may elect to pay all or a portion of the outstanding principal amount and accrued interest under a convertible note in cash in lieu of shares of Common Stock in the event the VWAP of the Common Stock during the 60 trading days immediately preceding the Lyocon Maturity Date is at least 30% higher than the conversion price.

The Sellers may receive an earn out payment of up to an aggregate of $1,000,000 (the “Earn-out Cap”), which would be earned over a 5-year period, with potential earn-out payments being made at the end of 2028 and the end of 2030, upon achievement of certain milestones.

We will also provide $1.0 million in funding to Lyocon in the form of loans or capital contributions, at our election, of which $500,000 was paid on the closing date, $250,000 is due within 12 months of the closing date, and the remaining $250,000 is due within 24 months of the closing date, but not later than December 31, 2027. In the event that Nuburu Subsidiary ceases to hold more than a 50% interest in Lyocon, any unpaid funding amount will become due and payable upon such loss of control of Lyocon. If Nuburu Subsidiary fails to make a funding payment when due, which is not remedied within 30 days from written notice thereof, the Sellers will be entitled to an earn-out amount of 30% of the Earn-out Cap.

Following the closing date, Lyocon is managed by a board of directors (the “Lyocon Board”) nominated by Nuburu Subsidiary; provided that PZ will be designated as a member of the Lyocon Board for an initial term of 3 years, renewable until the expiration of the five-year business plan developed by the parties. The Lyocon Board is now comprised of Dario Barisoni (Chairman and Executive Director), Alessandro Zamboni, and PZ (Executive Director). The Sellers are employed as managers of Lyocon and entitled to participate in a management equity incentive plan under which they may receive equity awards for Common Stock to be issued by us.

SYME Strategic Investment

On March 14, 2025, we entered into a convertible facility with Supply@ME Capital Plc (“SYME”) to loan SYME up to $5.15 million. As of the date hereof, we have loaned SYME the full $5.15 million. SYME is a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies. Upon conversion, we are expected to hold a controlling interest in SYME. Following approval by SYME stockholders, the Financial Conduct Authority, and The Panel on Takeovers and Mergers (collectively, the “Approvals”), we may convert amounts outstanding under the facility into ordinary shares of SYME at a fixed conversion rate of £0.00003 per ordinary share, with conversion shares accompanied by a warrant to acquire one additional ordinary share of SYME for every two ordinary shares of SYME issued on any conversion, with an exercise price of £0.000039, as well as the ability to exercise on a cashless basis. Our Executive Chairman is the founder and current Chief Executive Officer of SYME, and as a result, the proposed investment was negotiated and approved by the independent board members.

SYME and its operating subsidiaries provide its platform for use by manufacturing and trading companies to access inventory trade solutions, enabling their businesses to generate cashflow, through a non-credit arrangement and without incurring debt. This is achieved by their existing eligible inventory being added to the platform and then monetised through purchases by third-party inventory funders. The inventory to be monetised can include warehoused goods waiting to be sold to end-customers or goods that are part of a typical import/export transaction.

Heckler & Koch AG Investment

On February 6, 2026, we entered into a Securities Purchase Agreement (the “H&K Acquisition Agreement”) with Brick Lane pursuant to which we acquired from Brick Lane 295,000 shares (or approximately 0.8% of the outstanding common shares) of Heckler & Koch AG (“H&K”), a leading manufacturer of small firearms for NATO and EU countries whose shares are listed on Euronext Paris under the ticker MLHK, for an aggregate purchase price of $15,000,000, which was paid by Subordinated Convertible Note (the “H&K Acquisition Note”). The H&K Acquisition Note bears no interest except in the event of a default, has a March 19, 2027 maturity date, and is convertible for $0.1515 per share, which was the closing VWAP on the day prior to the execution date of the H&K Acquisition Agreement. Conversion of the note is limited in the event stockholder approval or an increase in authorized shares is required, or when conversion would result in Brick Lane and its affiliates beneficially owning more than 9.9% of our then outstanding shares of Common Stock. The H&K Acquisition Note is subordinate to (i) the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and (ii) the Debenture. We are required to file a resale registration statement for the shares of Common Stock issuable upon conversion of the H&K Acquisition Note by no later than 10 business days following the filing of our Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC.

Additional Acquisitions and Joint Venture Plans

For additional information regarding our current acquisition and joint venture plans, see “Our Business – Recent Developments – Acquisition and Joint Venture Plans.”

Liquidity Constraints and Discharged Obligations

We have not yet achieved commercialization and expect continued losses until we can do so. We must rely on capital from investors to support operations. From inception, we have continued to incur operating losses and negative cash flows from operating activities. For the year ended December 31, 2024, we incurred net losses of $34,515,754, and we had an accumulated deficit of $131,806,605 as of December 31, 2024; for the nine months ended September 30, 2025, we incurred net losses of $51,257,996 and we had an accumulated deficit of $172,666,551 as of September 30, 2025. We anticipate that we will incur net losses for the foreseeable future and, even if we generate revenue, there is no guarantee that we will ever become profitable. Unless we are able to implement our Transformation Plan, these factors raise substantial doubt about our ability to continue as a going concern.

If we are unable to obtain additional financing, or otherwise implement our Transformation Plan, we will not be able to sustain operations and will need to consider alternatives, which could include a sale, liquidation, or dissolution of the business.

On March 5, 2025, our secured lenders concluded the Foreclosure sale, which resulted in the transfer of our patent portfolio to an affiliate of the senior secured lenders in exchange for a full discharge and extinguishment of our junior and senior secured notes. All of our long-term, secured indebtedness has now been eliminated through a combination of our conversion of outstanding indebtedness over the course of the last year and the discharge and extinguishment of debt resulting from the lender’s collateral sale.

Our remaining outstanding obligations, other than the newly issued Debenture (as defined below), include overdue payables incurred in the ordinary course, as well as our redemption obligations with respect to the outstanding Series A Preferred Stock, which will become payable at such time as we have funds legally available to pay such amounts.

Recent Results

Our consolidated financial statements for the fiscal year ended December 31, 2025 are not yet available and our independent registered public accounting firm has not completed its review of our results for this period. Our expectations with respect to our preliminary unaudited results for the period discussed below are based upon management estimates. The estimates set forth below are preliminary and were prepared based upon a number of assumptions, estimates and business decisions that are inherently subject to significant business and economic conditions and competitive uncertainties and contingencies, many of which are beyond our control. This summary is not meant to be a comprehensive statement of our unaudited financial results for this period and our actual results may differ from these estimates.

The preliminary financial information presented herein does not include the impact of equity method investment accounting related to Orbit. We have not completed the accounting over Orbit’s U.S. GAAP results of operations for the period and our share of such earnings or losses, nor any related basis differences, purchase accounting effects, intercompany eliminations, or other equity method adjustments that may be required under U.S. GAAP. Accordingly, the preliminary financial information presented below excludes (i) our equity in the U.S. GAAP net income (loss) of Orbit, (ii) any share of other comprehensive income (loss) from Orbit, and (iii) any related balance sheet effects (including adjustments to the carrying value of our equity method investment, deferred taxes, and accumulated other comprehensive income (loss)) that would be recognized upon completion of our closing procedures with respect to equity method investees. Inclusion of the Orbit equity method investment accounting in our results for the period could change the preliminary amounts presented, and such changes could potentially be material to the financial information presented below.

We focused on executing our Transformation Plan during 2025 and we expect our revenue for the year ended December 31, 2025 to be nominal. Additionally, for the year ended December 31, 2025, we estimate total operating expenses to be $18.0 million, total non-operating expenses to be $60.5 million and net loss to be $78.7 million, and as of December 31, 2025, for cash and cash equivalents to be $25.5 million, total assets to be $50.0 million, total liabilities to be $64.8 million, and total stockholders’ deficit to be $14.8 million. These are preliminary estimates based on currently available information and do not present all necessary information for an understanding of our financial condition as of December 31, 2025 or our results of operations for 2025. As we complete the process of our year-end financial close and finalize our 2025 audited financial statements, we will be required to make significant judgments in a number of areas that may result in the estimates provided herein being different than the final financial information. We expect to complete our audited financial statements for the year ended December 31, 2025 subsequent to the completion of this offering. It is possible that we or our independent registered public accounting firm may identify items that require adjusting the preliminary estimates below and those changes could be material. Accordingly, undue reliance should not be placed on the preliminary estimates. The preliminary estimates are not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, and our financial statements, related notes and other financial information included herein.

Summary Risk Factors

You should carefully read the “Risk Factors” beginning on page 13 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock. Such risks include, but are not limited to:

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You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.
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We may not receive any additional funds upon the exercise of the Common Warrants.
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If the Common Warrants are cashlessly exercised, stockholders are likely to suffer substantial dilution.
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If we fail to maintain compliance with the NYSE American continued listing standards, the NYSE American may delist our Common Stock, which could materially and adversely affect our company, the market price of our Common Stock and your ability to sell your shares of our Common Stock.

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We are engaged in multiple transactions and offerings of our securities. Future resales and/or issuances of shares of Common Stock may cause the market price of our shares to drop significantly and may dilute stockholders.
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If you purchase our securities in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.
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Our management has significant flexibility in using the net proceeds of this offering.
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Holders of the Pre-Funded Warrants and the Common Warrants offered hereby will have no rights as stockholders with respect to the shares of our Common Stock underlying the warrants until such holders exercise their warrants and acquire our Common Stock.
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The Common Warrants are speculative in nature.
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Sales of a substantial number of our securities in the public market by our existing securityholders could cause the price of our shares of Common Stock to fall.
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This is a best efforts offering, and no minimum amount of securities is required to be sold.
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There is no public market for the Pre-Funded Warrants or Common Warrants being offered in this offering.
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There is no guarantee that our acquisitions of interests in Tekne, SYME or Orbit will close.
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In connection with our planned acquisitions, we have made monetary contributions to targeted investment entities and may be unable to recoup those payments.
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We face a number of risks related to our strategic transactions.
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An investment in our Common Stock carries a high degree of risk and stockholders may not be adequately compensated for the business and financial risks associated with an investment in our Common Stock.
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We may make acquisitions or form joint ventures that are unsuccessful.
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Related party investments include interests of members of our management that may differ from interests of other investors.
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We may be unable to satisfy our significant debt service obligations, which could have an adverse effect on our business, financial condition, results of operations and cash flows.
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The YA Financing Documents contain restrictions on our actions that may limit our operational flexibility or otherwise adversely affect our results of operations.
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We are an early-stage company with a history of losses. We have not been profitable historically and may not be able to achieve profitability in the future.
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We will require additional capital to finance our operations and implement our business plan and strategy and if we are unable to raise such capital when needed, or on acceptable terms, that could have a material adverse effect on our ability to meet our financial obligations and support continued growth and development.
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To achieve our growth objectives, our management will rely on a rapid succession of strategic acquisitions, investments and procurement arrangements, the pace and scope of which may have the potential to adversely affect the day-to-day operation of our business, and our cash flows, financial condition and results of operations.
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Our growth objectives require substantial capital that we may be unable to obtain, or may only obtain at a cost or under terms that adversely affect our cash flows, financial condition and results of operations.
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We may have difficulty managing growth in our business, which could adversely affect our financial condition.
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We may experience difficulties in integrating acquired assets into our business and in realizing the expected benefits of an acquisition.
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Our products and services involve a lengthy sales and installation cycle, and if we fail to close sales on a regular and timely basis it could harm our business. The long sales cycles for our products may cause us to incur significant expenses without offsetting revenues.
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If we fail to meet our customers’ price expectations, demand for our products could be negatively impacted.
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We anticipate deriving a portion of our revenue from government entities, and significant changes in the contracting or fiscal policies of such government entities could have an adverse effect on our business.

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We are highly dependent on key executives and if we are unable to attract and retain key employees and hire qualified personnel, our ability to compete and successfully grow our business could suffer.
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Our expectations and targets regarding the times when we will launch our products depend in large part upon assumptions, estimates, measurements, testing, analyses and data developed and performed by us, which if incorrect or flawed, could have a material adverse effect on our actual operating results and performance.
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We expect to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase our losses and negatively impact our ability to achieve or maintain profitability.
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Our insurance coverage may not adequately protect us from harm or losses we may suffer.
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There is no assurance that we will be able to execute on our business model.
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Expanding operations internationally will subject us to a variety of risks and uncertainties that could adversely affect our business and operating results.
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We use novel technologies, and potential customers may be hesitant to make a significant investment in our technology or switch from the technology they are currently using.
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Our market is characterized by rapid technological changes demanding a significant investment in research and development, and, if we fail to address changing market conditions, our business will be harmed.
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Litigation, regulatory actions, and compliance issues could subject us to significant fines, penalties, judgments, remediation costs, negative publicity, and requirements resulting in increased expenses.
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Laws, regulations, and rules relating to privacy, information security, and data protection could significantly increase our costs and adversely affect our business opportunities.
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We could be negatively impacted by various export controls, tariffs and trade and economic sanctions laws and regulations that may change due to diplomatic and political considerations outside of our control.
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We could be liable for environmental damages from our operations, which could negatively impact our reputation, our business, and our operating results.
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We may be unable to protect, defend, maintain, or enforce our intellectual property rights for the intellectual property on which our business depends, which could result in our competitors offering similar products, potentially adversely affecting our growth and success.
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We may be subject to third-party claims of infringement, misappropriation or other violations of intellectual property rights, or other claims challenging our agreements related to intellectual property, which may be time consuming and costly to defend, and could result in substantial liability.
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We may not be able to protect our intellectual property rights throughout the world.
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We may be subject to claims that we or our employees have misappropriated the intellectual property of a third party or are in breach of non-competition or non-solicitation agreements with our competitors.
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If we are unable to protect the confidentiality of our proprietary information, our business may be harmed.
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Cyber-attacks and other disruptions, security breaches, and incidents could have an adverse effect on our business, harm our reputation, and expose us to liability.
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Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts, and political events could disrupt our business. Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could harm our operating results.
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We have received a Notice of Noncompliance from the NYSE American and the NYSE American may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
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We have had to restate previously issued consolidated financial statements and we have identified material weaknesses in our internal control over financial reporting. If we are unable to develop and maintain effective internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and may adversely affect our business.
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Our management has limited experience in operating a public company.

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The redemption of our Preferred Stock may require a significant amount of cash and may result in adverse tax consequences.
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Future sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales could occur, could cause the market price of our Common Stock to drop significantly, even if our business is doing well, and certain selling securityholders still may receive significant proceeds.
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Our outstanding convertible notes, preferred stock, and warrants contain anti-dilution protection, which may cause significant dilution to our stockholders.
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We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30 or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

The Offering

Issuer	Nuburu, Inc.

Common Stock offered by Us	Up to 115,000,000 shares of Common Stock (together with the Pre-Funded Warrants in lieu of Common Stock, the “Offered Securities”)

Pre-Funded Warrants (in lieu of shares of Common Stock) offered by Us

Up to 115,000,000 Pre-Funded Warrants, in lieu of shares of Common Stock, to those investors whose purchase of shares of our Common Stock in this offering would result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Common Stock immediately following the consummation of this offering. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock. Each Pre-Funded Warrant and accompanying Common Warrant is being offered at an offering price equal to the combined public offering price at which each share of Common Stock and accompanying Common Warrant is being offered, minus $0.0001. The exercise price of the Pre-Funded Warrants will be $0.0001 per share, and the Pre-Funded Warrants will be immediately exercisable. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. The number of Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of our Common Stock and Pre-Funded Warrants sold in this offering. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

Common Warrants offered by Us

Exercisable for up to an aggregate of 172,500,000 shares of Common Stock, representing 150% of the Offered Securities. Offered Securities are being sold to each investor together with an accompanying Common Warrant exercisable for 150% of the amount of Offered Securities acquired by such investor. The Common Warrants have an exercise price per share equal to $[ ] from the issuance date until the six-month anniversary of the issuance date and $[ ] from the six-month anniversary of the issuance date until the expiration date. The Common Warrants will be exercisable immediately for up to 85,000,000 shares of Common Stock on a first come, first serve basis, with exercises for additional shares being subject to the Company obtaining Stockholder Approval. The Company has agreed to maintain an effective registration statement for the resale of the Warrant Shares by investors and to subsequently register such additional Warrant Shares, as necessary, following Stockholder Approval. The Common Warrants will expire on the five-year anniversary of the original issuance date. If at any time after this offering the shares of Common Stock underlying the Common Warrants are not registered, a holder may exercise its Common Warrants on a cashless basis, subject to beneficial ownership limitations in the Common Warrant and the receipt of Stockholder Approval, if necessary. There is no established public trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

Common Stock outstanding (as of February 5, 2026)(1)	505,720,453 shares

Common Stock to be outstanding immediately after this offering(1)	620,720,453 shares, assuming no sale of Pre-Funded Warrants or exercise of any other warrants issued in this offering.

Lock-up agreements	We, our executive officers, our directors and our 10% or greater stockholders will enter into lock-up agreements with the Placement Agent. Under these agreements, we and each of these persons may not offer, sell, contract to sell or otherwise dispose of or hedge Common Stock or securities convertible into or exchangeable for Common Stock, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of 60 days after the date of the closing of this offering. For more information, see “Plan of Distribution.”

Use of Proceeds

We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including pursuing our announced business plan. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Risk Factors

An investment in our Company involves a high degree of risk. You should carefully read the “Risk Factors” beginning on page 13 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Best Efforts Offering

We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution.”

NYSE American Symbol	"BURU" for our Common Stock.

(1)
Unless otherwise noted, the number of our shares of Common Stock outstanding as of February 5, 2026 excludes:
•
248,410 shares issuable upon the exercise or vesting of compensatory equity awards;
•
109,445 shares issuable upon conversion of Preferred Stock;
•
196,877,053 shares issuable upon exercise of outstanding warrants;
•
1,294,776 shares issuable upon conversion of outstanding convertible notes assuming the conversion prices in effect as of February 5, 2026;
•
6,086,957 shares issuable in connection with the Financial Support and Acknowledgement Agreement between the Company, Alessandro Zamboni and S.F.E. Equity Investments SARL (“SFE EI”); and
•
90,959 shares issuable in connection with the settlement of the Liqueous Obligation as defined in “Recent Financing Transactions, Settlements and Debt Extinguishments” below.

Unless otherwise indicated, this prospectus reflects and assumes the following:

•
no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis; and
•
no exercise of the Pre-Funded Warrants and Common Warrants issued in this offering.

RISK Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus. All of the aforementioned information may be relevant to decisions regarding an investment in or ownership of our securities. The occurrence of any of these risks could have a significant adverse effect on our reputation, business, financial condition, results of operations, growth and ability to accomplish our strategic objectives. The risks described in this prospectus or any prospectus supplement are not the only ones we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements,” where we describe additional uncertainties associated with our business and the forward-looking statements included in this prospectus.

Risks Relating to the Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the effective price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on the assumed combined public offering price of $0.1582 per share of Common Stock and accompanying Common Warrant being sold in this offering (the last reported sale price per share of our Common Stock on the NYSE American on February 5, 2026) and our pro forma as adjusted net tangible book value per share as of September 30, 2025, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of approximately $0.13 per share in the net tangible book value of the Common Stock, after deducting Placement Agent fees and estimated offering expenses payable by us. See “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. The description in this paragraph assumes no sale of Pre-Funded Warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis until such warrants are exercised.

We may not receive any additional funds upon the exercise of the Common Warrants and stockholders will be diluted.

The Common Warrants may be exercised on a cashless basis under certain circumstances, in which case the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise a net number of shares of Common Stock, based on the formula for the payment of the exercise price in shares included in the Common Warrant terms. As a result, we may not receive any additional funds upon the exercise of the Common Warrants. Further, because no cash would be paid to the Company for the shares received upon cashless exercise, the remaining stockholders will suffer dilution accordingly.

If we fail to maintain compliance with the NYSE American continued listing standards, the NYSE American may delist our Common Stock, which could materially and adversely affect our company, the market price of our Common Stock and your ability to sell your shares of our Common Stock.

Our Common Stock is currently listed on NYSE American. To maintain this listing, we must satisfy continued listing requirements and standards. For example, under Section 1003(f)(v) of the NYSE American Company Guide, if a company’s common stock sells at an abnormally low price for a substantial period of time, its common stock could be delisted. NYSE American views stock trading at below $0.20 as being in the range of abnormal and will halt trading and may move to delist common stock that trades below $0.10, or may otherwise require a company to immediately implement a reverse stock split, if it has authority to do so.

The delisting of our Common Stock could materially and adversely affect us by, among other things, reducing the liquidity and market price of our Common Stock; reducing the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing; decreasing the amount of news and analyst coverage of us; and limiting our ability to issue additional securities or obtain additional financing in the future. In addition, delisting from the NYSE may negatively impact our reputation and, consequently, our business.

We are engaged in multiple transactions and offerings of our securities. Future resales and/or issuances of shares of Common Stock, including pursuant to this prospectus, may cause the market price of our shares to drop significantly and may dilute stockholders.

On September 16, 2025, we completed a best efforts public offering (the “2025 Public Offering”) of an aggregate of (i) 32,373,536 shares of Common Stock (the “2025 Public Offering Shares”), (ii) pre-funded warrants (the “September 2025 Pre-Funded Warrants”) to purchase up to 51,660,075 shares of Common Stock (the “September 2025 Pre-Funded Warrant Shares”), and (iii) warrants (the “September 2025 Common Warrants”) to purchase up to 126,050,417 shares of Common Stock (“September 2025 Common Warrant Shares”). As part of the 2025 Public Offering, we issued placement agent warrants (the “September 2025 Placement Agent Warrants”) to purchase up to 3,361,344 shares of Common Stock (the “September 2025 Placement Agent Warrant Shares”). The 2025 Public Offering Shares, September 2025 Pre-Funded Warrants, September 2025

Pre-Funded Warrant Shares, September 2025 Common Warrants, September 2025 Common Warrant Shares, September 2025 Placement Agent Warrants and September 2025 Placement Agent Warrant Shares were offered by us pursuant to a Registration Statement on Form S-1 (Registration No. 333-290147) filed with the SEC on September 10, 2025, and declared effective by the SEC on September 12, 2025 and a Registration Statement on Form S-1MEF (Registration No. 333-290295), filed with the SEC on September 16, 2025 and immediately effective. As of February 5, 2026, we have issued 177,674,330 shares of Common Stock upon the exercise of warrants issued in the 2025 Public Offering.

On May 30, 2025, we entered into a Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD. (“YA”), pursuant to which YA has committed to purchase up to $100.0 million of shares of our Common Stock, subject to certain limitations and conditions set forth in the SEPA. The shares of our Common Stock that may be issued under the SEPA may be sold by us to YA at our discretion from time to time for a period of up to 36 months, unless the SEPA is earlier terminated. On June 9, 2025, we filed a Registration Statement on Form S-1 (Registration No. 333-287867) (the “First SEPA Form S-1”) to register for resale from time to time up to 20,000,000 shares of Common Stock that may be purchased by YA under the SEPA, which became effective on July 24, 2025. On August 29, 2025, we filed a Registration Statement on Form S-1 (Registration No. 333-289960) (the “Second SEPA Form S-1”) to register for resale from time to time up to 30,000,000 shares of Common Stock that may be purchased by YA under the SEPA, which was declared effective by the SEC on September 23, 2025. On December 12, 2025, we filed a registration statement on Form S-1 (Registration No. 333-292123) (the “Third SEPA Form S-1”) with the SEC to register the resale of up to 130,000,000 shares of Common Stock that may be purchased by YA under the SEPA, which was declared effective by the SEC on December 19, 2025. As of February 5, 2026, we have issued 50 million shares of Common Stock to YA under the SEPA, which includes 2,665,246 shares paid as fees to YA. Because the per share purchase price that YA will pay for shares of Common Stock in any transaction that we may elect to effect pursuant to the SEPA will be determined by reference to the volume weighted-average price during the applicable period on the applicable purchase date, it is not possible for us to predict the number of shares of Common Stock that we will sell to YA under the SEPA. If it becomes necessary for us to issue and sell to YA more shares of Common Stock than we have registered in order to receive aggregate gross proceeds of $100 million under the SEPA, we may need to file additional registration statements with the SEC to register such additional shares of our Common Stock for resale. For additional information on the SEPA, see “The Standby Equity Purchase Agreement” in the Third SEPA Form S-1.

On June 16, 2025, we filed a Registration Statement on Form S-1 (Registration No. 333-288095) (the “First Resale Form S-1”) to register for resale from time to time up to 40,700,408 shares of Common Stock that may be sold by the selling stockholders listed in the prospectus included therein, which includes up to 25,524,968 shares of Common Stock that are issuable or have been issued upon conversion of promissory notes. The First Resale Form S-1 became effective on July 24, 2025. On August 29, 2025, we filed a Registration Statement on Form S-1 (Registration No. 333-289959) (the “Second Resale Form S-1”) to register for resale from time to time up to 25,938,157 shares of Common Stock that may be sold by the selling stockholders listed in the prospectus included therein, which are issuable upon conversion of promissory notes. The Second Resale Form S-1 became effective on September 23, 2025.

On December 23, 2025, we filed a Registration Statement on Form S-1 (Registration No. 333-292426) (the “YA Resales Form S-1”) to register for resale from time to time up to 230,000,000 shares of Common Stock that may be sold by YA upon exercise of the YA Warrants issued to YA on December 17, 2025. The YA Resales Form S-1 became effective on January 7, 2026. As of February 5, 2026, we have issued 20 million shares of Common Stock upon the exercise of warrants issued to YA.

By mid-April 2026, we are required to file a registration statement to register for resale from time to time up to 99,009,901 shares of Common Stock that may be sold by Brick Lane upon conversion of the Brick Lane Note issued to Brick Lane on February 6, 2026.

We are obligated to issue up to 55,771,485 shares of Common Stock to Indigo upon exercise of the Indigo Warrant.

In addition, certain of our current and former employees, directors, and consultants hold outstanding options, and certain of our current and future employees, directors and consultants are expected to be granted equity awards and purchase rights under the 2022 Plan and the ESPP, as applicable. Holders of Common Stock will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of Common Stock. The Preferred Stock may be converted into shares of Common Stock at the election of the stockholder or the Company, subject to certain conditions set forth in the Certificate of Designations. If shares of Preferred Stock are converted into shares of Common Stock, holders of Common Stock will incur immediate dilution.

The market price of shares of our Common Stock could drop significantly if the holders of the shares of Common Stock described above sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our Common Stock or other securities. The issuance of additional Common Stock will significantly dilute the equity interests of existing holders of the Company securities and such dilution may also reduce the influence that you may have on the management of the Company through the matters that are presented for voting to the Company’s stockholders.

If you purchase our securities in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will offer and issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in the future. Subject to certain restrictions, we may issue additional securities, including shares of Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or substantially similar securities. As a result of the dilution in net tangible book value to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our Company. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

Our management has significant flexibility in using the net proceeds of this offering.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including to pursue our announced business plans. Under the Securities Purchase Agreement, we are not permitted to use such proceeds for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices), for the redemption of any Common Stock or common stock equivalents or for the settlement of any outstanding litigation. Our management will have significant flexibility in applying the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Management’s failure to use these funds effectively could have an adverse effect on the value of our Common Stock and could make it more difficult and costly to raise funds in the future. See “Use of Proceeds” on page 33 of this prospectus.

Holders of the Pre-Funded Warrants and the Common Warrants offered hereby will have no rights as stockholders with respect to the shares of our Common Stock underlying the warrants until such holders exercise their warrants and acquire our Common Stock.

Until holders of the Common Warrants and the Pre-Funded Warrants acquire shares of our Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of our Common Stock underlying such warrants. Upon exercise of the Common Warrants and the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a stockholder only as to matters for which the record date occurs after the exercise date.

The Common Warrants are speculative in nature.

There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the Common Warrants offered and sold in this offering. Consequently, there can be no assurance whether it will ever be profitable for holders to exercise their warrants.

Even if this offering is successful, we expect to need additional capital in the future to continue our operations, and we cannot be certain that additional financing will be available on favorable terms, or at all. Failure to obtain necessary capital when needed may force us to delay, limit or terminate our ability to develop our products or operate our business.

Historically, we have funded our operations and capital expenditures primarily through equity and convertible note issuances. We believe that our existing cash and cash equivalents will be insufficient to meet our anticipated cash requirements for at least the next 12 months, and as a result, we will require additional financing. We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance, and the condition of the capital markets at the time we seek financing. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. Subject to the limitations set forth in agreements with certain investors, we may sell our Common Stock, convertible securities, and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted, including through issuances under the SEPA. New investors in such subsequent transactions could gain rights, preferences, and privileges senior to those of holders of our Common Stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, development efforts and to respond to business challenges could be significantly impaired, and our business, operating results and financial condition may be adversely affected.

This is a best efforts offering, and no minimum amount of securities is required to be sold.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities being offered in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund our operations, as described under the heading “Use of Proceeds” on page 33 of this prospectus.

There is no public market for the Pre-Funded Warrants or Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any securities exchange or nationally recognized trading system, including the NYSE American. Without an active market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

Risks Relating to Our Business and Operations

There is no guarantee that our acquisitions of interests in Tekne, SYME or Orbit will close.

We have executed the Tekne Transaction Documents (as defined below), pursuant to which we intend to acquire a controlling interest in Tekne. The Tekne acquisition requires, among other things, approvals by the Italian government and approval of our stockholders prior to closing. There can be no assurance that we will obtain a controlling interest in Tekne in the expected timeframe or at all.

We have entered into a convertible facility with SYME to loan SYME up to $5.15 million in exchange for receiving a controlling interest in SYME. The acquisition of the ownership interest remains subject to receipt of approval from SYME stockholders and certain foreign regulatory approvals and there can be no assurance that the investment will close in the expected timeframe or at all.

On October 31, 2025, we entered into the Orbit Agreement to purchase all of the ownership interests in Orbit owned by Vanguard in a transaction scheduled to close by December 31, 2026. Effective as of January 15, 2026, we closed on a second tranche of the Equity Infusion (as defined below), resulting in our now owning approximately 22% of Orbit. We are required to obtain stockholder approval to issue securities to Vanguard, as well as approval of certain preferred stock terms by the NYSE American. As a result, there is no guarantee that the acquisition of Orbit will close in the timeframe expected or at all.

In connection with our planned acquisitions, we have made monetary contributions to targeted investment entities and may be unable to recoup those payments.

In connection with our planned acquisitions of ownership interests in certain strategic targets, as of February 5, 2026, we have made cash contributions or loans of approximately $29.0 million. To the extent that such acquisitions do not close as anticipated, such entities are required to repay all or part of the funds that we have contributed or loaned to them. If such acquisition targets are unable or unwilling to repay such advanced or loaned funds, this would have a material adverse effect on our business, financial condition, results of operations and cash flows.

We face a number of risks related to our strategic transactions.

Our Transformation Plan includes periodic acquisitions and divestitures of businesses and technologies. Strategic transactions of this nature involve numerous risks, including the following:

•
Competition for suitable acquisition or investment targets;
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Inability to consummate deals on favorable or acceptable terms, or due to failure to obtain stockholder, government, regulatory or other necessary approvals or satisfy other closing conditions;
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Diversion of management’s attention from normal daily operations of the business;
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Potential difficulties in completing projects associated with in-process research & development;
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Difficulties in entering markets in which we have no or limited prior experience and where competitors have stronger market positions;
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In the case of foreign acquisitions and investments, the impact of particular economic, tax, currency, political, legal and regulatory risks associated with specific countries;

•
Inability to successfully integrate the acquired technology, data assets and operations into our business and maintain uniform standards, controls, policies, and procedures;
•
Inability to realize synergies or anticipated benefits within the expected time frame or at all;
•
Unidentified issues not discovered in our due diligence process, including product or service quality issues, security policies, standards, and practices, intellectual property issues and legal contingencies;
•
Inability of an acquisition to further our business strategy as expected or overpay for, or otherwise not realize the expected return on, our investments;
•
Expected earn-outs may not be achieved in the time frame or at the level expected or at all;
•
Lack of ability to recognize or capitalize on expected growth, synergies or cost savings;
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Insufficient net revenue to offset increased expenses associated with acquisitions;
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Potential loss of key employees of the acquired companies;
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Difficulty in forecasting revenues and margins;
•
Inadequate internal control procedures and disclosure controls to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or poor integration of a target company’s or business’ procedures and controls;
•
To the extent we use debt to fund acquisitions or for other purposes, our interest expense and leverage will increase significantly, and to the extent we issue equity securities as consideration in an acquisition, current stockholders’ percentage ownership and earnings per share will be diluted;
•
Assumption of unknown liabilities; and
•
Becoming subject to litigation related to the acquired businesses or assets.

An investment in our Common Stock carries a high degree of risk and stockholders may not be adequately compensated for the business and financial risks associated with an investment in our Common Stock.

A purchase of our Common Stock is subject to a high degree of risk. A purchase of our Common Stock is speculative and requires a long-term commitment, with no certainty of return. Returns generated from our investments may be insufficient to compensate stockholders adequately for the business and financial risks that must be assumed. There is no guarantee that our performance will meet any stockholder’s targeted or projected return. The value of our investments in new businesses may fall, as well as rise, and stockholders may not get back the amount they have invested.

We may make acquisitions or form joint ventures that are unsuccessful.

Our ability to implement our Transformation Plan is partially dependent on our ability to successfully acquire interests in other companies, which creates substantial risk. In order to pursue a growth by acquisition strategy successfully, we must identify suitable candidates for these transactions; however, because of our limited funds, we may not be able to purchase those companies that we have identified as potential successful acquisition candidates. Additionally, we may have difficulty managing post-closing issues such as their integration into our corporate structure. Integration issues are complex, time consuming and expensive and, without proper planning and implementation, could significantly disrupt our business, including, but not limited to, the diversion of management’s attention, the loss of key business and/or personnel from the acquired company, unanticipated events, and legal liabilities. As a result, the consummation of acquisitions or joint ventures may not be successful and, if an acquired business or investment does not perform as expected, it may have an adverse financial impact on the Company.

Related party investments include interests of members of our management that may differ from interests of other investors.

Our Co-Chief Executive Officers have identified and negotiated investments, option rights, and other control relationships with respect to certain companies and businesses, in certain cases with the goal of allowing us to ultimately acquire controlling interests in such entities at the right time and on appropriate terms. The initial investment, option, or control relationship creates a conflict of interest when we then invest in such entity or business, as such executives may receive benefits (directly or indirectly) not shared by all stockholders. Notwithstanding these conflicts of interest, we believe that having access to strategic transactions sourced by our executives is critical to our future success and anticipate similar transactions in the future. We have such related party transactions reviewed and approved by independent directors and the Audit Committee; however, such processes and procedures do not ensure that such investments will be successful or beneficial to stockholders.

We may be unable to satisfy our significant debt service obligations, which could have an adverse effect on our business, financial condition, results of operations and cash flows.

Under the Debenture, beginning in March 2026, we are required to pay monthly installment payments of $2.78 million of principal plus accrued and unpaid interest to YA. We currently do not have, and may not be able to achieve, a level of cash flows from operating activities sufficient for us to pay the principal or interest on our indebtedness and there are limitations on our obtaining funds through using the SEPA. If we are unable to repay or otherwise refinance our indebtedness when due, if we fail to comply with covenants in the YA Financing Documents, or if any other event of default under the YA Financing Documents is not cured or waived, YA could elect to declare all amounts outstanding to be immediately due and payable. In the event YA accelerates the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness. Any acceleration of amounts due under the YA Financing Documents could have an adverse effect on our business, financial condition and results of operations and could have a material adverse effect on the trading price of our Common Stock.

The YA Financing Documents contain restrictions on our actions that may limit our operational flexibility or otherwise adversely affect our results of operations.

The terms of the YA Financing Documents include a number of covenants that limit our ability and our subsidiaries’ ability to, among other things, incur additional indebtedness, grant liens, or enter into Variable Rate Transactions (as defined in the YA Purchase Agreement). The terms of the YA Financing Documents may restrict our current and future operations and could adversely affect our ability to finance our future operations or capital needs. In addition, complying with these covenants may make it more difficult for us to successfully execute our Transformation Plan by limiting our business strategy and preventing potential acquisitions that would benefit our business.

We are an early-stage company with a history of losses. We have not been profitable historically and may not be able to achieve profitability in the future.

Our financial statements as of and for the year ended December 31, 2024 included in this prospectus have been prepared assuming we will continue as a going concern. If we are unable to generate sufficient cash flow to sustain our operations or raise additional capital in the form of debt or equity financing, this could affect our ability to continue as a going concern in the future. Since our inception in 2015, we have incurred significant net losses and have used significant cash in our business. As of December 31, 2024, we had an accumulated deficit of approximately $131.8 million, and for the year ended December 31, 2024, we had a net loss of approximately $34.5 million. As of September 30, 2025, we had an accumulated deficit of $172.7 million, and for the nine months ended September 30, 2025, we had a net loss of $51.3 million. We anticipate that we will incur net losses for the foreseeable future and, even if we generate revenues, there is no guarantee that we will ever become profitable. Our ability to achieve profitability in the future will depend on a number of factors, many of which are beyond our control.

Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the long term. Our business may be disrupted at any time due to numerous factors outside of our control, including changes in the general macroeconomic outlook, local and regional volatility, global trade disputes, political instability, expropriation or nationalization of property, public health emergencies, and related government policies and restrictions designed to mitigate the effects of such emergencies, civil strife, strikes, insurrections, acts of terrorism, hostilities or the perception that hostilities may be imminent, military conflict, acts of war, including sanctions or other restrictive actions, by the United States or other countries, and natural disasters.

We will require additional capital to finance our operations and implement our business plan and strategy and if we are unable to raise such capital when needed, or on acceptable terms, that could have a material adverse effect on our ability to meet our financial obligations and support continued growth and development.

Consummating and implementing strategic acquisitions and commercializing products and services will require a significant amount of capital. As a result, we expect for some time to continue to incur substantial operating expenses without generating sufficient revenues to cover expenditures. In addition, changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

We may obtain funding through public or private equity offerings, private investment in public equity (“PIPE”), offerings, debt financings, joint ventures, partnerships, collaborations, and licensing arrangements, through obtaining credit from financial institutions or other sources. If we raise additional funds through future issuances of equity or convertible debt securities, our then existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. If we raise additional funds through issuances of debt, we may be subject to restrictions on our operating activities. However, if we are unable to raise capital when needed or on acceptable terms, that could have a material adverse effect on our continued growth and development and/or we may be forced to cease operations. In addition, if adequate capital is not available to us, it may create substantial doubt among third parties, including suppliers and potential customers. Such doubt could adversely impact our business, reputation, prospects, and our financial statements. The report from our auditors for our financial statements for the year ended December 31, 2024 included a qualification expressing substantial doubt about our ability to continue as a going concern. The inclusion of a going concern qualification could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise.

To achieve our growth objectives, our management will rely on a rapid succession of strategic acquisitions, investments and procurement arrangements, the pace and scope of which may have the potential to adversely affect the day-to-day operation of our business, and our cash flows, financial condition and results of operations.

We are aggressively pursuing our growth strategy through a series of acquisitions, investments and procurement arrangements. For a company of our size and resources, the rapid pace and volume of deal-making activity may create risks and uncertainties that can have a material adverse effect on the daily conduct of our business, and negatively impact our cash flows, financial condition and results of operations. For example, we are exposed to the risk that the day-to-day management, oversight, and operation of our business and our financial results may be adversely affected by:

•
the time and attention spent by our senior management and leadership in the identification and evaluation of prospective strategic initiatives, and the negotiation, funding and closing of those we choose to pursue;
•
the time, attention and resources diverted to the integration of acquired businesses;
•
the need to secure funding for new acquisitions and strategic investments or transactions;
•
the exposure to successor liabilities not sufficiently identified, quantified or understood prior to the closing of a strategic transaction;
•
the financial needs and management and operational improvements that may be necessary with respect to targets that are start-ups or emerging growth investments; and
•
the potential loss of valuable existing employees or customers as a result of our entering into a strategic transaction with a counterparty with whom they may not wish to continue in an employment or commercial relationship.

We have incurred and may continue to incur substantial indebtedness to finance acquisitions. We have also issued equity and may issue additional equity, or convertible securities in connection with such acquisitions. Debt service requirements could represent a significant burden on our results of operations and financial condition, and the issuance of additional equity or convertible securities could be dilutive to our existing stockholders.

Our growth objectives require substantial capital that we may be unable to obtain, or may only obtain at a cost or under terms that adversely affect our cash flows, financial condition and results of operations.

In the event that our acquisitions or capital expenditure requirements are greater than the amounts then available to us, we may not be able to obtain funding from such alternative sources of capital, and may be required to curtail or eliminate contemplated activities. Even if we can obtain capital from alternative sources, the terms of such fundings may not be favorable to us. In particular, the terms of any debt financing may include covenants that significantly restrict our operations. Our inability to grow as planned may reduce our chances of maintaining and improving profitability.

We may have difficulty managing growth in our business, which could adversely affect our financial condition and results of operations.

Growth in accordance with our business strategy, if achieved, could place a significant strain on our financial, operational and management resources. As we expand the scope of our activities and our geographic coverage through both organic growth and acquisitions, there will be additional demands on our financial, legal, accounting, technical, operational and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the failure to recruit and retain experienced managers and other professionals, could have a material adverse effect on our business, liquidity positions, financial condition, results of operations and prospects and our ability to successfully or timely execute our business strategy.

We may experience difficulties in integrating acquired assets into our business and in realizing the expected benefits of an acquisition.

The success of an acquisition, if achieved, will depend in part on our ability to realize anticipated business opportunities and benefits from combining the acquired assets with our business in an effective and efficient manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or third parties or our ability to achieve the anticipated benefits, and could harm our financial performance. If we are unable to successfully or timely integrate acquired assets with our business, we may incur unanticipated liabilities and be unable to realize the anticipated benefits, and our business, results of operations and financial condition could be materially and adversely affected.

We may face antitrust and other legal challenges.

We may face antitrust and other legal challenges when acquiring controlling interests in other businesses, which could negatively impact our ability to close acquisition transactions. Antitrust enforcement is currently a priority of the Federal Trade Commission, the Department of Justice and many state agencies. The increasingly challenging antitrust enforcement environment and other regulatory review or approval processes could significantly delay or even prevent our ability to acquire controlling interests in other businesses and increase our acquisition costs, which could adversely affect our overall growth strategy.

Our limited operating history makes evaluating our business, the risks and challenges we may face and our future prospects difficult.

From our inception in 2015 to early 2025, we focused principally on developing our blue laser systems. We are now diversifying our business as described in our Transformation Plan. For a discussion of our Transformation Plan, see "Our Business—Recent Developments" below. As a result, we have a limited history operating our business, and therefore a limited history upon which you can base an investment decision. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially and adversely affected. You should consider our prospects in light of the risks and uncertainties emerging companies encounter when introducing new technologies into a competitive landscape.

Our products and services involve a lengthy sales and installation cycle, and if we fail to close sales on a regular and timely basis it could harm our business. The long sales cycles for our products may cause us to incur significant expenses without offsetting revenues.

In order to make a sale, we must typically provide a significant level of education to prospective customers regarding the use and benefits of our products and our technology. The period between initial discussions with a potential customer and the sale of our products typically depends on a number of factors, including the potential customer’s attitude towards innovative products, the potential customer’s budget and whether the potential customer requires financing arrangements. Prospective customers often undertake a significant evaluation process, which may further extend the sales cycle. While our customers are evaluating our products we may incur substantial sales, marketing and research and development expenses in exploring and demonstrating the suitability of our products to a customer’s needs. Once a customer makes a formal decision to purchase our product, the fulfillment of the sales order by us requires a substantial amount of time. This lengthy sales and installation cycle is subject to a number of significant risks over which we have little or no control. Because of both the long sales and installation cycles, we may expend significant resources on attracting prospective customers without having certainty of generating sales.

These lengthy sales and installation cycles also increase the risk that our customers fail to satisfy their payment obligations or cancel orders before the completion of the transaction or delay the planned date for installation. If a customer terminates for convenience, we may be unable to recover some of our costs that we incurred prior to cancellation. We may need to procure long lead time items or place large order lot quantities for critical material well in advance of a termination leaving us with excess inventory. Our operating expenses are based on anticipated sales levels, and certain of our expenses are fixed. If we are unsuccessful in closing sales after expending significant resources or if we experience delays or cancellations, we may incur significant expenses without ever receiving revenue to offset those expenses, which would materially adversely affect our business and results of operations.

If we fail to meet our customers’ price expectations, demand for our products could be negatively impacted and our business and results of operations could suffer.

Our long-term success will depend in part on our ability to price our products competitively. Many factors, including our production and personnel costs and our competitors' pricing and marketing strategies, can significantly impact our pricing strategies. If we fail to meet our customers’ price expectations in any given period, demand for our products could be negatively impacted and our business and results of operations could suffer.

We anticipate that we will derive a portion of our revenue from government entities, and significant changes in the contracting or fiscal policies of such government entities could have an adverse effect on our business and operating results.

The growth of our business may be impacted by our partnerships with government entities and on our successful procurement of additional government contracts. However, demand is often unpredictable from government entities, and there can be no assurance that we will be able to generate revenue from the public sector. Factors that could impede our ability to generate revenue from government contracts, include, but are not limited to:

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public sector budgetary cycles and funding authorizations;
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changes in fiscal or contracting policies;
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decreases in available government funding;
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changes in government programs or applicable requirements; and
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potential delays or changes in the government appropriations or other funding authorization processes.

We are highly dependent on key executives and if we are unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could suffer.

We believe that our success and our ability to reach our strategic objectives are highly dependent on our ability to recruit and retain key management, technical, engineering, production and sales personnel. If we are unable to recruit or retain any of our key employees, this could disrupt our operations, delay the development and introduction of our products and services and negatively impact our business, prospects, financial condition, and operating results.

If we lose a member of our management team or other key employee, it may prove difficult for us to replace him or her with a similarly qualified individual, which could impact our business and operating success. In addition, we do not have “key person” life insurance policies covering any of our officers or other key employees.

Our expectations and targets regarding the times when we will launch our products depend in large part upon assumptions, estimates, measurements, testing, analyses and data developed and performed by us, which if incorrect or flawed, could have a material adverse effect on our actual operating results and performance.

Our expectations and targets regarding the times when we will launch our products reflect our current expectations and estimates. Whether we will achieve these objectives when we expect depends on a number of factors, many of which are outside our control, including, but not limited to:

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success and timing of our development activity and ability to develop systems that achieve our desired performance metrics and achieve any requisite industry validations;
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unanticipated technical or manufacturing challenges or delays;
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adverse developments in relationships with any partners, including termination of any partnerships or changes in our partners’ timetables and business plans, which could hinder our development efforts; and
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whether we can manage relationships with key suppliers and the availability of the raw materials and components we need.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our ability to achieve our objectives when planned and our business, results of operations and financial results.

We expect to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase our losses and negatively impact our ability to achieve or maintain profitability.

We will require significant capital to develop products and expect to incur significant expenses, including, but not limited to, those relating to research and development, procurement of raw materials and components, capital spending, leases, sales and distribution as we build our brand and market our products and services, and general and administrative costs as we scale our operations. If we are unable to efficiently design, appropriately price, and cost-effectively produce, sell and distribute our products and services, our anticipated margins, profitability and prospects would be materially and adversely affected.

Our insurance coverage may not adequately protect us from harm or losses we may suffer.

We may be subject, in the ordinary course of business, to losses resulting from product liability, accidents, acts of God, and other claims against us, for which we may have no insurance coverage. As a general matter, the policies that we do or may have may include significant deductibles, and we cannot be certain that our insurance coverage will be sufficient to cover future losses or claims against us. A loss that is uninsured or which exceeds policy limits may require us to pay substantial amounts, which could adversely affect our financial condition and operating results. Furthermore, although we plan to obtain and maintain insurance for damage to our property and the disruption of our business, this insurance may be challenging to obtain and maintain on terms acceptable to us and may not be sufficient to cover all of our potential losses.

There is no assurance that we will be able to execute on our business model.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of establishing or entering new markets, developing and commercializing new products and technologies, organizing operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. We will continue to encounter risks and difficulties frequently experienced by pre-commercial and early-commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. Any investment in our Company is therefore highly speculative and could result in the loss of your entire investment.

Expanding operations internationally will subject us to a variety of risks and uncertainties that could adversely affect our business and operating results.

As we expand our business, we intend to work with customers, suppliers and other partners around the world. Managing further international expansion will require additional resources and controls. Any expansion internationally could subject our business to risks associated with international operations, including:

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difficulties in staffing and managing foreign operations due to differences in culture, laws and customer expectations, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;
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compliance with multiple, potentially conflicting and changing governmental laws, regulations, and permitting processes including environmental, banking, employment, tax, privacy, safety, security and data protection laws and regulations;
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compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act and the U.K. Anti-Bribery Act;
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greater difficulties in securing or enforcing our intellectual property rights in certain jurisdictions, or in potential infringement of third-party intellectual property rights in new jurisdictions;
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difficulties in collecting payments in foreign currencies and associated foreign currency exposure;
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increases or decreases in our expenses caused by fluctuation in foreign currency exchange rates;
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restrictions on repatriation of foreign earnings;
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compliance with potentially conflicting and changing laws of taxing jurisdictions where we conduct business and compliance with applicable U.S. tax laws as they relate to international operations, including product transfer pricing, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws;
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changes in import and export controls and tariffs imposed by the United States or foreign governments;
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changes in regulations that would prevent us from doing business in specified countries; and
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regional economic and political conditions.

We use novel technologies, and potential customers may be hesitant to make a significant investment in our technology or switch from the technology they are currently using.

We use novel technologies that are deployed in a novel way and will compete with currently existing technologies. Even if our products are superior to existing products, potential customers may choose products from our competitors that are based on existing technologies due to wider market acceptance and familiarity with such technologies. Moreover, given the limited history of our technology, potential customers may be hesitant to make a significant investment in our products. If our technology does not achieve market acceptance, then our business and results of operations would be materially adversely affected.

Our market is characterized by rapid technological changes demanding a significant investment in research and development, and, if we fail to address changing market conditions, our business and operating results will be harmed.

Our market is subject to rapid innovation and technological change. While we intend to invest substantial resources to remain on the forefront of technological development, continuing advances in technology, changes in customer requirements and preferences and the emergence of new standards, regulations and certifications could adversely affect adoption of our products either generally or for particular applications. Our ability to compete depends, in large part, on our success in developing and introducing our products in a timely fashion, in improving our existing products and technology and finding new applications for our technology. We believe that we must continuously enhance and expand the functionality and features of our products and technologies in order to remain competitive. However, we may not be able to develop cost-effective new products and technologies that address the increasingly complex needs of prospective customers.

Risks Relating to Litigation and Regulation

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business and results of operations.

We are subject to laws and regulations enacted by national, regional, and local governments. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time-consuming, and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business.

Litigation, regulatory actions, and compliance issues could subject us to significant fines, penalties, judgments, remediation costs, negative publicity, and requirements resulting in increased expenses.

We may from time to time be involved in legal proceedings, administrative proceedings, claims and other litigation, with governmental agencies and entities as well as private parties, which arise in the ordinary course of business. Litigation can be expensive, lengthy, and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. Responding to lawsuits brought against us, or legal actions that we may initiate, can be expensive and time-consuming. Unfavorable outcomes or developments relating to proceedings to which we are a party or transactions involving our products, such as judgments for monetary damages, injunctions, or denial or revocation of permits, could have a material adverse effect on our business, financial condition, and results of operations. To the extent such proceedings also generate negative publicity, our reputation and business could also be adversely affected. In addition, handling compliance issues and the settlement of claims could adversely affect our financial condition and results of operations.

Laws, regulations, and rules relating to privacy, information security, and data protection could increase our costs and adversely affect our business opportunities. In addition, the ongoing costs of complying with such laws, regulations, and rules could be significant.

We are subject to various laws regarding privacy, information security and data protection. In particular, our handling of data relating to individuals is subject to a variety of laws and regulations relating to privacy, data protection, and information security, and it may become subject to additional obligations, including contractual obligations, relating to our maintenance and other processing of this data. For example, the European Union’s General Data Protection Regulation, or GDPR, and similar legislation adopted in the U.K., impose stringent data protection requirements and provide for significant penalties for noncompliance. In the United States, California has enacted legislation, the California Consumer Privacy Act, or CCPA, that, among other things, requires covered companies to provide disclosures to California consumers, and afford such consumers abilities to opt-out of certain sales of personal information.

Additionally, we may be bound by contractual requirements applicable to our collection, use, processing, and disclosure of various types of data, and may be bound by, or voluntarily comply with, self-regulatory or other industry standards relating to these matters. These laws, regulations, and other obligations, and changes in their interpretation, could require us to modify our operations and practices, restrict our activities, and increase our costs in the future, and it is possible that these laws, regulations, and other obligations may be inconsistent with one another or be interpreted or asserted to be inconsistent with our business or practices. Any actual or perceived inability to adequately address privacy and security concerns or to comply with applicable laws, rules, regulations, and other actual or asserted obligations relating to privacy, data protection, and information security could result in claims, demands, and litigation by private parties, investigations and other proceedings by regulatory authorities, fines, penalties, and other liabilities, and have an adverse effect on our business, prospects, results of operations, financial position, and reputation.

We must comply with and could be impacted by various export controls and trade and economic sanctions laws and regulations that could negatively affect our business and may change due to diplomatic and political considerations outside of our control.

We expect to do business throughout the world. Doing business on a global basis requires us to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are subject to limitations on or are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Belarus, Cuba, Iran, Syria, North Korea, Russia, and certain occupied territories in Ukraine. In addition, our products are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our products. In recent years the U.S. government has had a renewed focus on export matters. For example, the Export Control Reform Act of 2018 and regulatory guidance have imposed additional controls, and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future products may be subject to these heightened regulations, which could increase our compliance costs.

We could be liable for environmental damages resulting from our operations, which could impact our reputation, our business, and our operating results.

We are subject to federal, state, and local environmental laws and regulations and may become subject to environmental laws in foreign jurisdictions in which we may operate or into which we ship our products. Environmental laws and regulations can be complex and may often change. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines, and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties or third-party damages. In addition, environmental laws and regulations such as the Comprehensive Environmental Response, Compensation and Liability Act in the United States impose liability on several grounds including for the investigation and cleanup of contaminated soil and ground water, for building contamination, for impacts to human health and for damages to natural resources. If contamination is discovered in the future at properties formerly owned or operated by us or currently owned or operated by us, or properties to which hazardous substances were sent by us, it could result in our liability under environmental laws and regulations. Many of our current and future customers have high sustainability standards, and any environmental noncompliance by us could harm our reputation and impact a customer’s buying decision. The costs of complying with environmental laws, regulations, and customer requirements, and any claims concerning noncompliance or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or our operating results.

Risk Relating to Intellectual Property

We may be unable to protect, defend, maintain, or enforce our intellectual property rights for the intellectual property on which our business depends, including against existing or future competitors. Failure to protect defend, maintain and enforce that intellectual property could result in our competitors offering similar products, potentially adversely affecting our growth and success.

Our commercial success will depend in part on our success in obtaining and maintaining trademarks and other intellectual property rights in the United States and elsewhere and protecting our proprietary technology. If we do not adequately protect our intellectual property and proprietary technology, competitors may be able to use our technologies we have acquired in the marketplace and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability.

Our intellectual property is critical to our business and although we have taken many measures to protect our trade secrets, including agreements, limited access, segregation of knowledge, password protections, and other measures, policing unauthorized use of proprietary technology can be difficult and expensive. Also, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Such litigation may result in our intellectual property rights being challenged, limited in scope, or declared invalid or unenforceable. We cannot be certain that the outcome of any litigation will be in our favor, and an adverse determination in any such litigation could impair our intellectual property rights and may harm our business, prospects and reputation.

We have already and expect to continue to incur substantial expense and costs in protecting, enforcing and defending our intellectual property rights against third parties. Future litigation relating to protecting our rights could be time consuming and expensive. We rely primarily on copyright, patent, trade secret, and trademark laws, and non-disclosure, confidentiality, and other types of contractual restrictions to establish, maintain, and enforce our intellectual property and proprietary rights. However, our rights under these laws and agreements afford us only limited protection and the actions we take to establish, maintain, and enforce our intellectual property rights may not be adequate. For example, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, or misappropriated or our intellectual property rights may not be sufficient to provide us with a competitive advantage, any of which could have a material adverse effect on our business, financial condition, or operating results. In addition, the laws of some countries do not protect proprietary rights as fully as do the laws of the United States or may even formally or tacitly encourage the piracy of foreign intellectual property. As a result, we may not be able to protect our proprietary rights adequately abroad.

We rely, in part, on our ability to obtain, maintain, expand, enforce, and defend the scope of our intellectual property portfolio or other proprietary rights, including the amount and timing of any payments we may be required to make in connection with the licensing, filing, defense, and enforcement of intellectual property rights. The process of applying for and obtaining a patent is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we may not be able to protect our proprietary rights at all. We may not be successful in protecting our proprietary rights, and unauthorized parties may be able to obtain and use information that we regard as proprietary.

Though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and future patents may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Patents, if issued, may be challenged, deemed unenforceable, invalidated, or circumvented. Proceedings challenging patents could result in either loss of the patent, or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such proceedings may be costly. Thus, any patents that we may own may not provide any protection against competitors. Furthermore, an adverse decision may result in a third party receiving a patent right sought by us, which in turn could affect our ability to commercialize our products.

Competitors could purchase our products and attempt to replicate or reverse engineer some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our patents, or develop and obtain patent protection for more effective technologies, designs or methods. We may be unable to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees.

Further, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

In addition, proceedings to enforce or defend our patents could put our patents at risk of being invalidated, held unenforceable or interpreted narrowly. Such proceedings could also provoke third parties to assert claims against us, including that some or all of the claims in one or more of our patents are invalid or otherwise unenforceable. If any of our patents covering our products are invalidated or found unenforceable, or if a court found that valid, enforceable patents held by third parties covered one or more of our products, our competitive position could be harmed or we could be required to incur significant expenses to enforce or defend our rights. The degree of future protection for our proprietary rights is uncertain.

Our secured lenders obtained our existing patent portfolio in connection with the Foreclosure sale, as discussed below in “Our Business—Overview” and “Our Business—Recent Developments—Liquidity Constraints and Discharged Obligations.” While we retain our trademarks, trade secrets, know-how, and other intellectual property rights, we may have to initiate legal action in order to clearly establish ownership rights with respect to such intellectual property. Further, the former secured lenders may sue us for infringement if they believe our continued participation in the laser industry is in violation of the patents they acquired through the Foreclosure.

We may be subject to third-party claims of infringement, misappropriation or other violations of intellectual property rights, or other claims challenging our agreements related to intellectual property, which may be time consuming and costly to defend, and could result in substantial liability.

Companies, organizations, or individuals, including our competitors and former secured lenders, may hold or obtain patents, trademarks, or other proprietary rights that they may in the future allege are infringed by our products or services. These companies holding patents or other intellectual property rights allegedly relating to our technologies could, in the future, make claims or bring suits alleging infringement, misappropriation, or other violations of such rights, or otherwise assert their rights by seeking royalties, lost profits, treble damages, attorney fees and injunctions. If a claim is successfully brought in the future and we or our products are determined to have infringed, misappropriated, or otherwise violated a third party’s intellectual property rights, we may be required to do one or more of the following:

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cease selling or using our products that incorporate the challenged intellectual property;
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pay substantial damages, including lost profits of the holder of the intellectual property rights (as well as increased damages up to treble damages and attorneys’ fees if our infringement is determined to be willful);

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obtain a license from the holder of the intellectual property right, which may not be available on reasonable terms or at all; or
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redesign our products or means of production, which may not be possible or cost-effective.

Any of the foregoing could adversely affect our business, prospects, operating results, and financial condition. In addition, any litigation, whether to protect our intellectual property to defend against the claims of others, whether or not valid, could harm our reputation, result in substantial costs and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business.

We may also license technology from third parties and incorporate components supplied by third parties into our products, which could result in our having to incur significant costs. If we are unable to enter into the necessary licenses on acceptable terms or at all, if any necessary licenses are subsequently terminated, if the licensors fail to abide by the terms of the licenses or fail to prevent infringement by third parties, or if the licensed patents or other rights are found to be invalid or unenforceable, our business may suffer. We may in the future face claims that our use of such technology or components infringes or otherwise violates the rights of others, which would subject us to the risks described above. We may in some cases seek indemnification from our licensors or suppliers under our contracts with them, but our rights to indemnification or our suppliers’ resources may be unavailable or insufficient to cover our costs and losses.

In addition, we generally indemnify our customers with respect to infringement by our products of the proprietary rights of third parties. However, third parties may assert infringement claims against our customers. These claims may require us to initiate or defend protracted and costly litigation on behalf of our customers, regardless of the merits of these claims. If any of these claims succeed or settle, we may be forced to pay damages or settlement payments on behalf of our customers or may be required to obtain licenses for the products they use. If we cannot obtain all necessary licenses on commercially reasonable terms, our customers may be forced to stop using our products.

We may not be able to protect our intellectual property rights throughout the world.

A company may attempt to commercialize competing products utilizing our proprietary design, trademarks or trade names in foreign countries where we do not have any patents or patent applications and where legal recourse may be limited. This may have a significant commercial impact on our foreign business operations.

Filing, prosecuting and defending patents or trademarks on our current and future products in all countries throughout the world would be prohibitively expensive. The requirements for patentability and trademarking may differ in certain countries, particularly developing countries. The laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the United States.

Consequently, we may not be able to prevent third parties from utilizing our inventions and trademarks in all countries outside the United States. Competitors may use our technologies or trademarks in jurisdictions where we have not obtained patent or trademark protection to develop or market their own products and further, may export otherwise infringing products to territories where we have patent and trademark protection, but enforcement on infringing activities is inadequate. These products or trademarks may compete with our products or trademarks, and our patents, trademarks or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trademarks and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents and trademarks or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent and trademarks rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents and trademarks in those jurisdictions, as well as elsewhere at risk of being invalidated or interpreted narrowly and our patent or trademark applications at risk, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Certain countries in Europe and certain developing countries, including India and China, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we may have limited remedies if our patents are infringed or if we are compelled to grant a license to our patents to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we own or license. Finally, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws.

We may be subject to claims that we or our employees have misappropriated the intellectual property of a third party, including trade secrets or know-how, or are in breach of non-competition or non-solicitation agreements with our competitors.

Many of our employees and consultants were previously employed at or engaged by other technology-based companies, including our competitors or potential competitors. Some of these employees, consultants and contractors, may have executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Our efforts to ensure that our employees and consultants do not use the intellectual property, proprietary information, know how or trade secrets of others in their work for us may not be successful, and we may be subject to claims that we or these individuals have, inadvertently or otherwise, misappropriated the intellectual property or disclosed the alleged trade secrets or other proprietary information, of these former employers or competitors.

Additionally, we may be subject to claims from third parties challenging our ownership interest in intellectual property we regard as our own, based on claims that our employees or consultants have breached an obligation to assign inventions to another employer, to a former employer, or to another person or entity. Litigation may be necessary to defend against any other claims, and it may be necessary or we may desire to enter into a license to settle any such claim; however, there can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all. If our defense to those claims fails, in addition to paying monetary damages, a court could prohibit us from using technologies or features that are essential to our products, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. An inability to incorporate technologies or features that are important or essential to our products could have a material adverse effect on our business, financial condition and results of operations, and may prevent us from selling our products. In addition, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. Any litigation or the threat thereof may adversely affect our ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products, which could have an adverse effect on our business, financial condition and results of operations.

If we are unable to protect the confidentiality of our other proprietary information, our business and competitive position may be harmed.

We rely on protection of trade secrets, know-how and other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect and some courts are less willing or unwilling to protect trade secrets. To maintain the confidentiality of our trade secrets and proprietary information, we rely heavily on confidentiality provisions that we have in contracts with our employees, consultants, collaborators and others upon the commencement of their relationship with us. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such third parties, despite the existence generally of these confidentiality restrictions. These contracts may not provide meaningful protection for our trade secrets, know-how, or other proprietary information in the event the unwanted use is outside the scope of the provisions of the contracts or in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how, or other proprietary information. There can be no assurance that such third parties will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. The protections we place on our intellectual property or other proprietary rights may not be sufficient. Monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights will be adequate. In addition, the laws of many foreign countries will not protect our intellectual property or other proprietary rights to the same extent as the laws of the United States. Consequently, we may be unable to prevent our proprietary technology from being exploited abroad, which could affect our ability to expand to international markets or require costly efforts to protect our technology. To the extent our intellectual property or other proprietary information protection is incomplete, we are exposed to a greater risk of direct competition. A third party could, without authorization, copy or otherwise obtain and use our products or technology, or develop similar technology. Our competitors could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts or design around our protected technology. Our failure to secure, protect and enforce our intellectual property rights could substantially harm the value of our products, brand and business. The theft or unauthorized use or publication of our trade secrets and other confidential business information could reduce the differentiation of our products and harm our business, the value of our investment in development or business acquisitions could be reduced and third parties might make claims against us related to losses of their confidential or proprietary information. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

Further, it is possible that others will independently develop the same or similar technology or products or otherwise obtain access to our unpatented technology, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions. If we fail to obtain or maintain trade secret protection, or if our competitors obtain our trade secrets or independently develop technology or products similar to ours or competing technologies or products, our competitive market position could be materially and adversely affected.

Other Risks

Cyber-attacks and other disruptions, security breaches, and incidents could have an adverse effect on our business, harm our reputation, and expose us to liability.

Computer malware, viruses, physical or electronic break-ins, and similar disruptions and security breaches or incidents could lead to interruption and delays in our services and operations and loss, misuse or theft of data, financial information, and Company funds. Computer malware, viruses, ransomware and other malicious code, and hacking and phishing attacks have become more prevalent and may occur on our systems in the future. Threats to and vulnerabilities in our systems and infrastructure and those of our third-party service providers may result from human error, fraud, or malice on the part of our employees or third-party service providers or by malicious third parties, including state-sponsored organizations with significant financial and technological resources, or from accidental technological failure. Attempts by cyber attackers or others to disrupt our services or systems or those of our third-party service providers, as well as employee or service provider error or malfeasance, technical failures, or other causes of security breaches and incidents could harm our business, result in a loss of intellectual property, result in claims, demands, and litigation by private parties, investigations and other proceedings by regulatory authorities, fines, penalties, and other liabilities, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage our reputation or brand.

In October 2025, we were the victim of email fraud due to our receiving an invoice from a criminal actor posing as our financial advisor and our paying the invoice amount to the criminal actor’s bank account based on the falsified wiring instructions. As a result, we incurred a loss of $1,005,352. We pursued recovery of this amount with the banks involved in the wire transfer, but at this time we do not expect that we will be able to recover such funds. We are working to enhance our controls relating to electronic payments by or for us that we believe will reduce our risk of becoming a victim of future frauds related to our payments, including by wire transfers. However, cyber-related criminal activities continue to evolve and increase in sophistication, frequency and severity. As a result, any control enhancements that may be made to our controls may not be successful in avoiding our becoming a victim to further cyber-related crimes.

Efforts to prevent cyber attackers from entering and disrupting computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party service providers. Despite the security measures that we and our service providers utilize, our infrastructure and that of our service providers may be vulnerable to physical break-ins, ransomware, computer viruses, other malicious code attacks by hackers, phishing attacks, social engineering, or similar disruptive problems. Though it is difficult to determine what, if any, harm may directly result from any specific interruption, attack or other security breach or incident, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses and liabilities, harm our reputation, brand and ability to attract customers.

Costs, expenses, and other liabilities relating to any actual or perceived disruption or security breach or incident may not be covered adequately by insurance, and may result in an increase in our costs for insurance or insurance not being available to us on economically feasible terms, or at all. Insurers may also deny us coverage as to any future claim. Any of these results could harm our financial condition, business and reputation.

Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts, and political events could disrupt our business. Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and harm our operating results.

We are vulnerable to natural disasters and significant disruptions including floods, earthquakes, fires, hail storms, snow storms, water shortages, other extreme or unusual weather conditions, epidemics or pandemics, acts of terrorism, war or disruptive political events where our facility is located, or where our third-party suppliers’ facilities are located, power shortages, and blackouts and aging infrastructures. Furthermore, climate change appears to have increased, and may continue to increase, the rate, size, and scope of these natural disasters. In the event of such a natural disaster or other disruption, we could experience disruptions to our operations or the operations of suppliers, subcontractors, distributors or customers, which could affect our ability to fulfill our customer contracts or damage our reputation, which would have a material adverse effect on our business, financial condition, and results of operations.

Risks Relating to Being a Public Company

We have received a Notice of Noncompliance from the NYSE American and the NYSE American may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Common Stock is publicly traded on the NYSE American under the symbol “BURU.” In order to continue listing our securities on the NYSE American, we are required to maintain certain financial, distribution and stock price levels. On April 29, 2025, we received a Notice of Noncompliance from NYSE Regulation indicating that the Company was not in compliance with Section 1003(a)(i) of the NYSE American LLC Company Guide (the “Company Guide”), which requires a company to maintain stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years.

As required by the Company Guide, on May 29, 2025, we submitted a detailed plan to NYSE Regulation advising of actions we have taken or will take to regain compliance with the continued listing standards (the “Compliance Plan”) by the compliance deadline of October 29, 2026, which includes the implementation of our previously announced Transformation Plan. On July 22, 2025, the NYSE American notified us that it had accepted our Compliance Plan and granted a plan period through October 29, 2026 (the “Plan Period”). NYSE American will review us periodically for compliance with the Compliance Plan. If we are not in compliance with the continued listing standards by October 29, 2026, or if we do not make progress consistent with the Compliance Plan during the Plan Period, NYSE American may initiate delisting proceedings as appropriate. However, we may appeal a staff delisting determination in accordance with the Company Guide.

NYSE American’s acceptance of the Compliance Plan has no immediate effect on the listing or trading of our securities and our Common Stock will continue to trade on the NYSE American under the symbol “BURU” during the Plan Period with the designation of “.BC” to indicate that we are not in compliance with the NYSE American’s continued listing standards.

If the NYSE American delists our Common Stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity for our securities; brokers declining to transact in our stock; limited amount of news and analyst coverage; and a decreased ability to issue additional securities or obtain additional financing in the future.

We have had to restate previously issued consolidated financial statements and, as part of that process, we identified material weaknesses in our internal control over financial reporting. If we are unable to develop and maintain effective internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and may adversely affect our business, financial condition and results of operations.

We have had to restate to correct certain misstatements in our financial statements and have identified and disclosed material weaknesses in our internal controls over reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Effective internal control over financial reporting is necessary for us to provide reliable financial reporting and prevent fraud.

In our Form 10-Q for the quarter ended September 30, 2025, our management concluded that our internal control over financial reporting was not effective due to a material weakness in our control environment around the accounting and presentation of complex financial instrument transactions that was not effectively designed or maintained. Additionally, subsequent to the end of the third quarter of 2025, management identified a control deficiency related to wire-transfer authorization that resulted in a fraudulent disbursement. Management determined that this deficiency constitutes a material weakness.

To remediate such weaknesses, we intend to (i) hire additional qualified personnel to address inadequate segregation of duties and ineffective risk management; and (ii) adopt sufficient written policies and procedures for accounting and financial reporting. These remediation measures may be time-consuming and costly, and there is no assurance that these initiatives will ultimately have the intended effects. Any failure to maintain effective internal control over financial reporting could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate or are not filed on a timely basis, we could be subject to regulatory scrutiny, investigations or enforcement actions, which could have an adverse effect on our business, financial condition and results of operations. Ineffective internal control over financial reporting could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We can provide no assurance that the measures that we plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or a circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not be successful or effective in managing a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices, or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Our quarterly results and key metrics are likely to fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly results of operations and key metrics may vary significantly in the future, and period-to-period comparisons of our results of operations and key metrics may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results of operations and key metrics may fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our securities. Factors that may cause fluctuations in our quarterly results of operations and key metrics include, without limitation, those listed elsewhere herein and:

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our ability to generate revenue;
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our ability to expand our number of customers and sales;
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our ability to hire and retain employees;
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the timing of expenses and recognition of revenue;
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the amount and timing of operating expenses related to the maintenance and expansion of our business and operations, as well as international expansion;
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changes in our pricing or the pricing of our competitors;
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changes in the competitive dynamics of our industry, including consolidation among competitors;
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changes in laws and regulations that impact our business;
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the timing of expenses related to any future acquisitions, including our ability to successfully integrate, and fully realize the expected benefits of, any completed acquisitions;
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health epidemics or pandemics;
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civil unrest and geopolitical instability; and
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general political, economic, and market conditions.

The redemption of our Preferred Stock may require a significant amount of cash and may result in adverse tax consequences.

Pursuant to the Certificate of Designations, on January 31, 2025, which was the two-year anniversary of the issuance of our Preferred Stock, because the conversion price exceeded the VWAP of Common Stock, we became obligated to redeem all outstanding shares of Preferred Stock for $10.00 in cash per share, subject to the Company having legally available funds to pay such amount. In connection with any such redemption, we may also be required, pursuant to the Inflation Reduction Act of 2022, to pay an excise tax of 1% on the fair market value of any Preferred Stock redeemed. The redemption of the Preferred Stock and the payment of any excise tax would adversely affect the Company’s business, financial position and results of operations. While certain holders of Preferred Stock have issued a demand for redemption, we do not believe that we currently have funds legally available to pay the redemption amount as determined under Delaware law.

The Company’s stock price may change significantly and you could lose all or part of your investment as a result.

The trading price of our Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility. These broad market and industry fluctuations may adversely affect the market price of our Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we are involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our industry, our stock price and trading volume could decline.

The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who do cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our Common Stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Future sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales could occur, could cause the market price of our Common Stock to drop significantly, even if our business is doing well, and certain selling securityholders still may receive significant proceeds.

The sale of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell equity securities in the future at a time and at a price that it deems appropriate.

As disclosed in this prospectus and in prior filings with the SEC, we have issued a significant number of shares of Common Stock and warrants and convertible notes that may be converted into shares of Common Stock. Certain of these securities were or may be purchased at prices that are significantly below the current trading price of our Common Stock and the resale of such shares could result in the selling securityholder’s realizing a significant gain. Resales of our Common Stock or other securities under such circumstances may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales could also cause the market price of our Common Stock to decline if such equity holders sell or are perceived by the market as intending to sell any such securities, and make it more difficult for you to sell your shares of Common Stock at a time and price that you deem appropriate.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

Anti-takeover provisions in our Governing Documents could delay or prevent a change of control.

Certain provisions of our Governing Documents may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by the Company’s stockholders. The provisions include, among others, those summarized in the “Description of Registrant’s Securities” filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, as amended by Amendment No. 1 thereto, filed with the SEC on April 30, 2025 (the “2024 Form 10-K”).

We may amend the terms of the Public Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 65% of the then outstanding Public Warrants. As a result, the exercise price of the Public Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without your approval.

The Public Warrants were issued in registered form under the Public Warrant Agreement. The Public Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although the Company’s ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding warrants is broad, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a warrant.

Our outstanding convertible notes, preferred stock, and warrants contain anti-dilution protection, which may cause significant dilution to our stockholders.

The issuance of shares of Common Stock upon the conversion of convertible notes, preferred stock, and warrants would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

In addition, certain of these securities generally contain weighted average anti-dilution provisions which, subject to limited exceptions, would increase the number of shares issuable upon conversion of such securities (by reducing the conversion or exercise price) in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock, at a price per share lower than the conversion price then in effect.

We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period commencing once the Public Warrants become exercisable and ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. Shares of the Common Stock have never traded above $18.00 per share. If and when the Public Warrants become redeemable by us, we may not exercise our redemption right.

Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

In addition, the Company may redeem outstanding Public Warrants after they become exercisable for $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants prior to redemption for a number of shares of Common Stock determined based on the redemption date and the fair market value of the Common Stock. The value received upon exercise of the Public Warrants (i) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the Public Warrants, including because the number of shares of common stock received is capped at 0.361 shares of Common Stock per warrant (subject to adjustment) irrespective of the remaining life of the Public Warrants.

Our Common Stock is subordinated to our Preferred Stock.

In connection with the BC Closing, the Company declared an issuance of shares of Preferred Stock to certain holders of record of Common Stock as of the close of business on the BC Closing Date. Such Preferred Stock is convertible into shares of Common Stock at any time at the holder’s option, and in certain circumstances at our option, subject to the conversion procedures and at the conversion price described in the Certificate of Designations. As described in the Certificate of Designations, shares of Preferred Stock rank senior to shares of Common Stock, with respect to rights on the distribution of assets in any voluntary or involuntary liquidation, dissolutions or winding up of the affairs of the Company.

Because there are no current plans to pay cash dividends on our Common Stock or Preferred Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares for a price greater than that which you originally paid.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment (if any) and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on shares of our Common Stock or our Preferred Stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition, and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders and us, and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future indebtedness we may incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell shares for a price greater than that which you originally paid.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $16.8 million, based on an assumed combined public offering price of $0.1582 per share of Common Stock and accompanying Common Warrant, which is the last reported sale price per share of our Common Stock on the NYSE American on February 5, 2026, after deducting estimated Placement Agent fees and the estimated offering expenses payable by us, assuming no sale of any Pre-Funded Warrants in this offering and excluding the proceeds we may receive from the cash exercise of the Common Warrants issued in this offering, if any. We cannot predict when or if the warrants offered will be exercised, or if they will be exercised for cash. It is possible that the warrants offered may expire and may never be exercised. Because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $12.5 million, $8.2 million, and $4.4 million, respectively, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, and assuming no sale of any Pre-Funded Warrants and assuming no exercise of the Common Warrants.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including pursuing our announced business plans. Under the Securities Purchase Agreement, we are not permitted to use such proceeds for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices), for the redemption of any Common Stock or common stock equivalents, or for the settlement of any outstanding litigation. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of the offering. However, our management and our Board will have significant flexibility and discretion in the timing and application of the net proceeds of the offering. Unforeseen events or changed business conditions may result in application of the proceeds of the offering in a manner other than as described in this prospectus. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

DETERMINATION OF OFFERING PRICE

The final offering price of the securities we are offering, and the exercise price for the Common Warrants that we are offering, will be negotiated among us, the Placement Agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price for the Common Warrants include:

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the information in this prospectus and otherwise available to us, including our financial information;
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the history and the prospects for the industry in which we compete;
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the prospects for our future earnings;
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the state of our Transformation Plan and our current financial condition;
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the market price of our Common Stock listed on the NYSE American;
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the general condition of the economy and the securities markets in the United States at the time of this offering; and
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other factors that were deemed relevant.

Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

DILUTION

If you invest in our securities, you will experience immediate and substantial dilution to the extent of the difference between the effective public offering price per share of Common Stock in this offering and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of Common Stock outstanding. The historical net tangible book deficit of our Common Stock as of September 30, 2025 was approximately $53.9 million, or $0.26 per share, based on 208,586,879 shares of our Common Stock outstanding at September 30, 2025.

Our pro forma net tangible book value as of September 30, 2025, was approximately $0.1 million, or nil per share, after giving effect to the following: (i) the issuance of 158,475,651 shares of Common Stock upon the exercise of outstanding in-the-money warrants, assuming each warrant is cashless exercised for one share of Common Stock on September 30, 2025, (ii) the issuance of 1,612 shares of Common Stock upon the exercise or vesting of compensatory in-the-money equity awards, (iii) the issuance of 37,551,994 shares of Common Stock upon conversion of outstanding convertible notes, assuming the conversion price in effect as of September 30, 2025 and (iv) the issuance of 109,445 shares of Common Stock upon conversion of Preferred Stock, each of which is not included in the number of shares of Common Stock outstanding as of September 30, 2025, as further detailed below.

After giving further effect to the sale of shares of Common Stock and accompanying Common Warrants to be sold in this offering (assuming no sale of any Pre-Funded Warrants), at the assumed combined public offering price of $0.1582 per share of Common Stock and accompanying Common Warrant, which is the last reported sale price per share of our Common Stock on the NYSE American on February 5, 2026, and after deducting the estimated Placement Agent fees and the estimated offering expenses payable by us, and excluding the proceeds we may receive from the exercise of the Common Warrants issued in this offering, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $16.9 million, or $0.03 per share of Common Stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.29 per share to existing stockholders and an immediate dilution of $0.13 per share to new investors in this offering. The following table illustrates this dilution on a per share basis:

Assumed combined public offering price per share and Common Warrant	$0.16
Historical net tangible book deficit per share as of September 30, 2025	$(0.26)
Pro forma net tangible book value per share as of September 30, 2025	$-
Increase in pro forma net tangible book value per share attributable to new investors	$0.03
Pro forma as adjusted net tangible book value per share as of September 30, 2025, after this offering	$0.03
Dilution per share to new investors	$0.13

If we sell only 75% of the securities offered in this offering, at an assumed public offering price of $0.1582 per share (which is the last reported sale price of our Common Stock on NYSE American on February 5, 2026), assuming no sale of any Pre-Funded Warrants in this offering and no exercise of the Common Warrants offered hereby and after deducting the estimated Placement Agent fees and the estimated expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $12.5 million, or $0.03 per share of Common Stock. This represents an immediate increase in net book value of $0.29 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.13 per share to new investors participating in this offering.

If we sell only 50% of the securities offered in this offering, at an assumed public offering price of $0.1582 per share (which is the last reported sale price of our Common Stock on NYSE American on February 5, 2026), assuming no sale of any Pre-Funded Warrants in this offering and no exercise of the Common Warrants offered hereby and after deducting the estimated Placement Agent fees and the estimated expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $8.2 million, or $0.02 per share of Common Stock. This represents an immediate increase in net book value of $0.28 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.14 per share to new investors participating in this offering.

If we sell only 25% of the securities offered in this offering, at an assumed public offering price of $0.1582 per share (which is the last reported sale price of our Common Stock on NYSE American on February 5, 2026), assuming no sale of any Pre-Funded Warrants in this offering and no exercise of the Common Warrants offered hereby and after deducting the estimated Placement Agent fees and the estimated expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $4.4 million, or $0.01 per share of Common Stock. This represents an immediate increase in net book value of $0.27 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.15 per share to new investors participating in this offering.

The information discussed above is for illustration only and will adjust based on the actual public offering price, the actual number of shares and Common Warrants that we offer in this offering and other terms of this offering determined at pricing. The discussion and table above assume (i) no sale of Pre-Funded Warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis and (ii) no exercise of Common Warrants accompanying the shares of Common Stock sold in this offering.

The above discussion and table are based on 208,586,879 shares of our Common Stock outstanding as of September 30, 2025, which excludes:

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42,680 shares issuable upon the exercise or vesting of compensatory equity awards;
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109,445 shares issuable upon conversion of Preferred Stock;
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160,107,838 shares issuable upon exercise of outstanding warrants;
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37,551,994 shares issuable upon conversion of outstanding convertible notes assuming the conversion prices in effect as of September 30, 2025;
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6,086,957 shares issuable in connection with the Financial Support and Acknowledgement Agreement between the Company, Alessandro Zamboni and SFE EI;
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90,959 shares issuable in connection with the settlement of the Liqueous Obligation as defined in “Recent Financing Transactions, Settlements and Debt Extinguishments” below;
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375,920 shares issuable to Phoenix MGMT Consulting LLC in connection with the required quarterly issuances of Common Stock valued at $25,000 per quarter; and
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1,425,130 shares issuable in connection with certain services provided by non-employee consultants.

The above illustration of dilution per share to investors participating in this offering does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding equity awards and warrants having a per share exercise price less than the effective public offering price per share in this offering. To the extent that any of these outstanding equity awards or warrants outstanding as of September 30, 2025, have been or are exercised in the future or we issue additional shares under our equity incentive plans, investors purchasing securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is traded on NYSE American under the symbol “BURU.” The last reported sale price of our Common Stock on February 5, 2026 on NYSE American was $0.1582 per share. As of February 5, 2026, there were 54 holders of record of our Common Stock. The actual number of stockholders of our Common Stock is greater than this number of record holders and includes holders who are beneficial owners whose shares of Common Stock are held in street name by banks, brokers and other nominees.

We have never paid any cash or other dividends on our Common Stock, and we do not anticipate paying dividends for the foreseeable future. We expect to retain our earnings, if any, for the growth and development of our business. Any future determination to declare dividends will be made at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may consider relevant.

OUR BUSINESS

Corporate History and Background

We were originally incorporated in Delaware on July 21, 2020 under the name “Tailwind Acquisition Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020, we consummated our IPO. On January 31, 2023, we consummated a business combination with Legacy Nuburu, a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries.

Overview

During 2024, our focus was on developing and delivering high-power, high-brightness blue laser technology with a broad range of high value applications that include welding and 3D printing. During the second quarter of 2024, we announced that we intend to diversify our asset base by investing in other businesses that include potential synergies with our existing business. In the fourth quarter of 2024, our senior secured lenders provided notice of default with respect to our outstanding secured indebtedness and initiated a foreclosure process with respect to our patent portfolio that served as collateral for our outstanding secured indebtedness (the “Foreclosure”). In the first quarter of 2025, such secured lenders completed the Foreclosure sale and obtained such patents in exchange for extinguishing our outstanding secured indebtedness, while we retained our non-patent intellectual property, including trade secrets and know-how. As a result of the Foreclosure, we are adjusting our laser business to focus on licensing and joint development within specific verticals, as described below. Over the course of the last twelve months, we announced several acquisitions that are part of our previously announced strategy to diversify our assets and expand our business through acquisition, each of which is described in greater detail below.

Key Advantages of Laser Technology

Blue industrial laser provides the following key advantages:

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High energy process efficiency due to the high absorption of the blue laser light;
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Higher speed because there is no need for pre-heating;
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Greater part strength due to minimal voids;
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Lower electrical resistance due to minimal voids;
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Superior part quality due to lack of ejected material during the welding process; and
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Smaller part size as the blue laser can be focused on a tighter spot size.

Manufacturing and Supply

We previously conducted manufacturing operations at a leased facility located in Centennial, Colorado. In light of the Foreclosure and change in business strategy, manufacturing operations have been discontinued and we are instead focused on licensing and joint development of our intellectual property and strategic investments in operating companies in the defense technology industry.

Research and Development

During 2024, we conducted research and development efforts at our headquarters in Colorado. During 2025, our efforts were limited. We anticipate coordinating future research and development through our partnerships and key subsidiaries.

Competition

The laser system industry in which we have operated historically has significant price and technological competition. Mature competitors include Coherent, Inc., nLight, Inc., IPG Photonics Corporation, Laserline GmbH, Lumentum Holdings Inc., Raycus Fiber Laser Technologies Co., Ltd. and Trumpf SE + Co. KG, which are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition, which we do not have. Development-stage competitors include TeraDiode Inc. and others. A number of these competitors are seeking to improve conventional IR lasers or to develop new laser technologies, including blue laser technology. Competition includes not only companies providing conventional lasers, but also companies offering non-laser solutions.

Government Regulation and Compliance

The products sold during 2024 are subject to regulations governing their safe operation. The lasers we produced are listed as Class IV lasers according to the U.S. Food and Drug Administration’s Center for Disease and Radiological Health (“CDRH”) and must meet all government guidelines for safe operation. Each laser system design must be registered with the CDRH prior to its release to the marketplace. Nuburu lasers also receive the CE mark (signaling that we have checked that our products meet applicable EU safety, health and environmental requirements) once they pass all of the CE certification testing on safety and radiofrequency emissions. This mark is required by most foreign countries.

Nuburu is also subject to the export regulations of the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”). We worked with BIS to classify the suite of products sold during 2024, and new products would be classified prior to being released. Nuburu also has established an export manual that articulates our policies and procedures used to confirm that we are in compliance with applicable U.S. export regulations. Nuburu expects to update its policy and export manual from time to time to reflect any changes required by new export controls or developments in best practices, and to reflect changes to the business in light of our Transformation Plan.

Sales and Marketing

Given the size, complexity and value of our technology, products and services, our sales to date have come from long-term discussions between our management team and customers. Based on our experiences, approximate adoption timelines from first contact to first purchase order range up to 18-24 months and require sales and marketing personnel with significant training and expertise. We anticipate significant changes to our sales and marketing programs in the future to align with our licensing and joint development strategy, along with our onboarding of key acquisitions.

Employees and Human Capital

As of September 30, 2025, Nuburu had 7 full-time employees. We view our human capital investments as crucial for our success; however, we had to implement furloughs of employees during the year ended December 31, 2024 due to lack of funding as described in greater detail below. On January 15, 2026, we completed the acquisition of Lyocon, which currently has six full-time employees. In the event we are able to consummate the Orbit transaction following stockholder approval, we would have approximately 8 additional employees. None of our employees are either represented by a labor union or subject to a collective bargaining agreement. We continually evaluate our business needs and weigh the use of in-house expertise and capacity with outsourced expertise and cost. We currently outsource the functions of accounting, financial reporting, investor relations, human resources, and information technology to third-party consultants and service providers. We also use the services of advisors and consultants on projects on an as-needed basis. We anticipate that in order to reach our strategic objectives, we will be required to recruit and retain additional management, human resources, accounting, finance, technical, engineering and sales personnel.

Recent Developments

Liquidity Constraints and Discharged Obligations

We have not yet achieved commercialization and expect continued losses until we can do so. We must rely on capital from investors to support operations. From inception, we have continued to incur operating losses and negative cash flows from operating activities. For the year ended December 31, 2024, we incurred net losses of $34,515,754, and we had an accumulated deficit of $131,806,605 as of December 31, 2024; for the nine months ended September 30, 2025, we incurred net losses of $51,257,996 and we had an accumulated deficit of $172,666,551 as of September 30, 2025. We anticipate that we will incur net losses for the foreseeable future and, even if we generate revenue, there is no guarantee that we will ever become profitable. Unless we are able to implement our Transformation Plan described below, these factors raise substantial doubt about our ability to continue as a going concern.

If we are unable to obtain additional financing, or otherwise implement our Transformation Plan, we will not be able to sustain operations and will need to consider alternatives, which could include a sale, liquidation, or dissolution of the business.

On March 5, 2025, our secured lenders concluded the previously disclosed Foreclosure sale, which resulted in the transfer of our patent portfolio to an affiliate of the senior secured lenders in exchange for a full discharge and extinguishment of our junior and senior secured notes. All of our long-term, secured indebtedness has now been eliminated through a combination of our conversion of outstanding indebtedness over the course of the last year and the discharge and extinguishment of debt resulting from the lender’s collateral sale.

Our remaining outstanding obligations, other than the newly issued Debenture (as defined below), include overdue payables incurred in the ordinary course, as well as our redemption obligations with respect to the outstanding Series A Preferred Stock, which will become payable at such time as we have funds legally available to pay such amounts.

Leased Facility

We leased approximately 27,900 square feet of office space in Centennial, Colorado, with a lease term through June 2025. As a result of our payment default under the lease, in April 2025, Centennial Tech Industrial Owner (the “Landlord”) obtained a default judgment against us in the amount of $409,278, which accrued interest at a rate of 10% per annum beginning in March 2025 until paid in full. We entered into a settlement agreement with the Landlord on October 14, 2025, pursuant to which the parties released any claims related to the lease in exchange for our payment of $130,000 to the Landlord. The Landlord exercised its rights under the lease agreement and applicable law with respect to a lessee in default and such lessee’s assets located on the premises, including the removal and disposal of our inventories and property and equipment remaining on the property. Consistent with our previously disclosed business plan for our future business, we do not believe that assets or equipment that remain on this leased property are critical to our new business strategy, given that we will not be conducting full-scale manufacturing or laser design or development that would involve the prior patent portfolio, which was transferred to our former secured lenders. We recently entered into an office lease for our corporate headquarters in Denver, Colorado. On January 15, 2026, we acquired Lyocon, which leases facilities in Italy, including approximately 27,000 square feet of warehouse space in Vigevano (PV) pursuant to a lease with an annual lease rate of EUR14,400, paid monthly, which renews automatically and may be terminated with six months advance notice.

Transformation Plan

On January 13, 2025, we entered into a letter agreement with SFE EI, pursuant to which SFE EI agreed to engage in efforts and commit capital to finance our operations for the next twelve months pursuant to a business plan focused on building a stable foundation for the future business, including addressing outstanding payables, entering into joint development agreements, and investing in controlling interests in strategic targets (the “Transformation Plan”). In connection with the Transformation Plan, we agreed to certain governance changes, including the appointment of Alessandro Zamboni as Executive Chairman.

Acquisition and Joint Venture Plans

Initial Commitment Letter related to Tekne and Orbit

On February 19, 2025, we entered into a commitment letter (the “Trumar Agreement”) with Trumar Capital LLC (“Trumar”) to acquire, through the purchase of the shares of TCEI S.a.r.l., a wholly owned subsidiary of Trumar (“TCEI”) (the “TCEI Acquisition”): (i) a license of certain technology that would allow us to expand our existing business within the defense sector; (ii) a controlling interest in Tekne, a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems; and (iii) a controlling interest in Orbit, an Italian software company specializing in digitalizing operational resilience solutions for mission-critical corporations, which is wholly-owned by our Executive Chairman and Co-Chief Executive Officer.

The TCEI Acquisition was expected to occur in two stages. In the first stage, which was completed in March 2025, we purchased a 20% ownership interest in TCEI for an aggregate price of $1.5 million in cash plus $23.5 million in a note payable. Because certain conditions were not satisfied by July 31, 2025, the note payable was cancelled during the third quarter of 2025. Of the $1.5 million cash portion of the purchase price, $600,000 was paid in cash and $900,000 was retained by us with a corresponding related-party promissory note to our Executive Chairman and Co-Chief Executive Officer. In July 2025, the $900,000 promissory note was amended to provide for a conversion feature, as further described in Note 8 to the Q3 2025 Financial Statements (as defined below) included in this prospectus.

For the second stage of the TCEI Acquisition, we had planned to purchase the remaining 80% ownership interest in TCEI, resulting in (i) our having a controlling interest in Tekne and Orbit and (ii) our issuing Common Stock in excess of 19.99% of our outstanding Common Stock as part of the purchase price. Since certain conditions were not satisfied, the Trumar Agreement expired on its own terms as of July 31, 2025 and we no longer hold any ownership interest in TCEI.

We also agreed to issue 6,086,957 shares of Common Stock to SFE EI as consideration for SFE EI's escrowing approximately $4.2 million in assets for purposes of guaranteeing our performance obligations in connection with the TCEI Acquisition, subject to any required stockholder approval.

On March 31, 2025, we also entered into a Joint Pursuit Agreement with Tekne (the “Joint Pursuit Agreement”) to allow both parties to jointly develop and market certain defense-related vehicles and services in advance of closing the full TCEI Acquisition, which has been superseded by the Network Contract described below.

Tekne letter signed in August 2025 (“August Letter”)

In response to feedback from the Italian government in connection with its “Golden Power” review of our proposed acquisition (directly or indirectly) of a controlling interest in Tekne, on August 27, 2025, we executed a commitment letter (the “August Letter”) with shareholders of Tekne, pursuant to which we modified the terms of our previously announced phased acquisition of a 70% interest in Tekne. Through our subsidiary, Nuburu Defense, we expected to acquire (directly or indirectly) (i) an initial 3% equity interest in Tekne (the “First Stage”), and (ii) the remaining 67% interest in Tekne by the end of 2025 (the “Second Stage”). Based on a third-party valuation, the August Letter also established an enterprise value of Tekne at $60 million, with the 70% interest to be acquired by us derivatively valued at approximately $42 million. Pursuant to the August Letter and subject to requirements imposed by the Italian government, Tekne granted us a one-year (a) period of exclusivity and (b) option right to complete the Second Stage.

To address matters raised in the Golden Power review, we agreed to assist with financing up to EUR 40 million for Tekne’s working capital needs over the next 12 months through August 2026. We planned to provide such support through (i) a EUR 10.5 million cash financing, and (ii) a EUR 30 million inventory monetization program. Any capital support provided to Tekne was expected to be converted to equity ownership of Tekne, once the investment was approved by the Italian government. In the event that the acquisition of a controlling interest in Tekne by us was not approved, Tekne would be obligated to repay all capital support provided by us.

In the August Letter, we and Tekne also agreed to form a U.S.-based joint venture (“Tekne US JV”), which would be owned 80% by us and 20% by Tekne.

The rights and obligations of Tekne and us under the August Letter were subsequently replaced in their entirety by the Tekne Transaction Documents described below.

Tekne letter of intent signed in November 2025 (“November Letter”)

In November 2025, we, Tekne and shareholders of Tekne executed a letter of intent (the “November Letter”) that replaced the rights and obligations of the parties under the August Letter. Under the November Letter, the parties planned to establish a “Contratto di Rete” (the “Network Contract”), which is a specific form of joint-venture contractual agreement under Italian law, instead of forming Tekne US JV or pursuing the Joint Pursuit Agreement described above. Under the November Letter, we also agreed to provide EUR 15 million in support to Tekne by (i) providing EUR 2 million utilizing the Supply@ME (SYME) platform to facilitate an inventory monetization program, and (ii) providing EUR 13 million as a convertible loan (the “Tekne Shareholder Loan”) upon the signing of the Network Contract. Such loan was conditioned on our being permitted to acquire an initial 2.9% interest in Tekne. The parties also agreed that (i) Tekne’s affiliate would return the $4.2 million in assets placed in escrow by SFE EI for purposes of guaranteeing our performance obligations in connection with the TCEI Acquisition, which is no longer required, and (ii) Tekne would release to us $875,000 in cash collateral provided by us and used to obtain a letter of credit for Tekne (collectively, (i) and (ii) are referred to as the “Tekne Financial Assurances”).

Tekne Transaction

Effective as of January 13, 2026, we, through Nuburu Defense, executed definitive agreements implementing the Network Contract, our initial 2.9% investment in Tekne, and the Tekne Shareholder Loan, including the Network Contract, a Share Transfer and Shareholder Convertible Loan Agreement (the “Tekne Purchase Agreement”) and a Subordinated Convertible Note (the “Tekne Note”) in the principal amount of $1,740,000 (collectively, the “Tekne Transaction Documents”). In connection with these arrangements, the parties agreed that the Tekne Financial Assurances would not be released and would instead remain in place.

Network Contract. The Network Contract entered into between Tekne and Nuburu Defense has an initial term ending December 31, 2030, which will be renewed on an annual basis thereafter unless a party terminates in writing at least 30 business days prior to December 31st. The Network Contract programs currently include (i) the Americas Program, pursuant to which Tekne is granting exclusive distribution rights for Tekne’s products and solutions within the Americas to Nuburu Defense; (ii) the NATO MENA APAC Program, pursuant to which Tekne will supply its knowledge, workforce, and production and operational facilities, Nuburu Defense will provide guarantees, use its inventory purchasing hub for the purchase of receivables and bear the expenses in connection with legal, marketing, and representation activities and the establishment of regional production sites, and the parties may pursue joint ventures with local companies; and (iii) the Italy Program, which includes the joint study and proposal to Tekne’s customers of Nuburu Defense’s products, the adoption by Tekne of Nuburu Defense’s operational resilience solutions through Orbit, and the possible implementation of cooperation models similar to the ones used in the NATO MENA APAC Program for orders for Italian customers. Activities under the Network Contract are governed by a Common Body, which is composed of two representatives from each of Tekne and Nuburu Defense. The Common Body includes Mr. Zamboni and Mr. Barisoni on behalf of Nuburu Defense, and Ambrogio D’Arrezzo and another individual designated by Mr. D’Arrezzo on behalf of Tekne. Decisions require unanimous agreement of the members of the Common Body. Nuburu Defense may also provide consultancy services to Tekne in exchange for 8% of the actual amounts used by Tekne under the Tekne Shareholder Loan.

Acquisition of 2.9% Interest. We entered into the Tekne Purchase Agreement with Mr. D’Arrezzo, Carlo Ulacco, and Andrea Lodi, the shareholders of Tekne, pursuant to which we obtained a 2.9% interest in Tekne from Mr. D’Arrezzo and we issued to Tekne the Tekne Shareholder Loan. Under the Tekne Purchase Agreement, Mr. D’Arrezzo agreed to sell a 2.9% interest in Tekne to us or our subsidiary, in exchange for the issuance of the Tekne Note by us to Mr. D’Arrezzo. The Tekne Note may be converted into 6,960,000 shares of Common Stock at a fixed conversion price of $0.25 per share of Common Stock. The Tekne Note has a maturity date of January 31, 2027, bears no interest except in the event of a default, and may not be repaid or redeemed in cash. The Tekne Note may either be converted into shares of Common Stock following the receipt of the Italian government regulatory approvals required to approve our acquisition of a controlling interest in Tekne, or the Tekne Note will be automatically extinguished upon the exercise of put and call options for the required transfer of the 2.9% interest in Tekne from the Company back to Mr. D’Arrezzo, if the required regulatory approvals are not obtained. Upon the transfer of the 2.9% interest to us, an Observer is being appointed to Tekne’s board of directors acceptable to us, Mr. Sinnott will remain as a director of Tekne, certain administrative structures will be adopted by Tekne, Tekne will evaluate the adoption of Orbit’s “operational resilience” platform, and Tekne’s financial reporting processes will be adjusted to comply with U.S. GAAP.

Tekne Shareholder Loan. Under the Tekne Purchase Agreement, we issued the Tekne Shareholder Loan to Tekne by depositing loaned funds in a bank account pledged by Tekne to us. Tekne may use the loan proceeds for certain purposes set forth in the Tekne Purchase Agreement. The Tekne Shareholder Loan has a 4% per annum interest rate and a maturity date of January 13, 2027. Tekne may prepay the Tekne Shareholder Loan in whole or in part without penalty. We may request and obtain full repayment of the Tekne Shareholder Loan upon the repeated use of the loan for unapproved purposes, a change of control, or a negative outcome of the Italian government Golden Power review of our anticipated acquisition of a controlling interest in Tekne. If the required Italian regulatory approvals are obtained, we may elect to receive newly issued shares of Tekne equal to a 25% interest in Tekne (the “Capital Increase”) in consideration for issuing the Tekne Shareholder Loan. Any early repayment of the Tekne Shareholder Loan will not reduce the amount of the Capital Increase that we are entitled to make. Following the Capital Increase, we would own a 27.9% interest in Tekne and would receive governance rights in Tekne consistent with our ownership percentage in Tekne under new by-laws adopted by Tekne.

The Tekne Transaction Documents supersede and replace all prior agreements entered into by the shareholders of Tekne and us with respect to our acquisition of ownership interests in Tekne.

SYME Strategic Investment (Related Party)

On March 14, 2025, we entered into a convertible facility with Supply@ME Capital Plc (“SYME”) to loan SYME up to $5.15 million. As of February 5, 2026, we have loaned SYME the full $5.15 million. SYME is a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies. Upon conversion, we are expected to hold a controlling interest in SYME. Following approval by SYME stockholders, the Financial Conduct Authority, and The Panel on Takeovers and Mergers (collectively, the “SYME Approvals”), we may convert amounts outstanding under the facility into ordinary shares of SYME at a fixed conversion rate of £0.00003 per ordinary share, with conversion shares accompanied by a warrant to acquire one additional ordinary share of SYME for every two ordinary shares of SYME issued on any conversion, with an exercise price of £0.000039, as well as the ability to exercise on a cashless basis. Our Executive Chairman and Co-Chief Executive Officer is the founder, current Chief Executive Officer and a director of SYME, and as a result, the proposed investment was negotiated and approved by our independent board members and our Audit Committee.

SYME and its operating subsidiaries provide its platform for use by manufacturing and trading companies to access inventory trade solutions, enabling their businesses to generate cashflow, through a non-credit arrangement and without incurring debt. This is achieved by their existing eligible inventory being added to the platform and then monetised through purchases by third-party inventory funders. The inventory to be monetised can include warehoused goods waiting to be sold to end-customers or goods that are part of a typical import/export transaction.

In September 2025, in connection with the inventory monetization program discussed above, we advanced $400,000 (the “SYME Inventory Advance”) to a special purpose vehicle (“SPV”), an affiliate of SYME, pursuant to an advance payment letter in connection with a proposed subscription of a financial instrument to be issued by the SPV with the aim of monetizing the inventory of Tekne. We expect to enter into a subscription agreement for a dematerialized bond during the first quarter of 2026. As of February 5, 2026, we have advanced a total of $5,668,545 related to the SYME Inventory Advance.

Orbit Transactions (Related Party)

On October 31, 2025, we, Nuburu Defense, Alessandro Zamboni, and Vanguard Holdings S.r.l. (“Vanguard”), a newly-formed Italian limited liability company wholly owned by Alessandro Zamboni, entered into a Sale, Purchase and Investment Agreement (the “Orbit Agreement”) for the sale of all of the ownership interests in Orbit to Nuburu Defense (the “Orbit Acquisition”). Nuburu Defense is making up to a $5.0 million equity investment in Orbit (the “Equity Infusion”), the proceeds of which are anticipated to provide working and growth capital (including for the repayment of payables incurred in the ordinary course of business) for Orbit. In addition to the Equity Infusion, Nuburu Defense will acquire all outstanding capital stock of Orbit from Vanguard for an aggregate purchase price of $12.5 million, consisting of $3.75 million in cash and $8.75 million in securities (the “Orbit Consideration”). Since Orbit is wholly owned by Alessandro Zamboni, our Executive Chairman and Co-Chief Executive Officer, indirectly through Vanguard, the Orbit Acquisition constitutes a related party transaction under U.S. securities laws and, as a result, the Orbit Acquisition and Orbit Agreement have been reviewed and approved by our independent directors and our Audit Committee.

Under the Orbit Agreement, we have agreed to consummate the Equity Infusion in tranches, with the final tranche closing no later than October 7, 2028. We paid $1.5 million of the Equity Infusion amount in connection with the signing of the binding letter of intent, dated October 6, 2025 (the “Orbit LOI”), between us and Alessandro Zamboni, resulting in our holding a 10.7% ownership interest in Orbit. Effective as of January 15, 2026, we closed on a second tranche of the Equity Infusion, resulting in our now owning approximately 22% of Orbit. The board of directors of Orbit has been reconstituted and is now comprised of Mr. Zamboni (Chairman and Executive Director), Mr. Barisoni, and Anthony D. Sinnott.

Under the Orbit Agreement, in exchange for the Orbit Consideration, we will acquire full ownership of Orbit from Vanguard in tranches, with the final tranche closing no later than December 31, 2026. The Orbit Consideration is based in part on a third-party valuation of Orbit with approximately $11 million being the high-end of the range, adjusted to take into account the risk associated with a significant portion of the purchase price being paid through the issuance of securities.

We agreed to pay an advance payment of the Orbit Consideration worth $3.75 million (the “Advance Payment”), by (i) offsetting of a credit owed by Mr. Zamboni to us of $1.35 million related to the TCEI Acquisition, which is no longer being completed, and (ii) paying $2.4 million to Mr. Zamboni in four tranches of $600,000 that are due (1) on the date of signing of the Orbit LOI, (2) by December 31, 2025, (3) by March 31, 2026, and (4) by June 30, 2026; provided that we agreed to allocate 20% of the proceeds arising from any fund-raising transactions consummated by us to accelerate the payment of such amounts. As of November 14, 2025, the Advance Payment was satisfied.

Subject to obtaining stockholder approval as required by NYSE American rules and the terms of the Orbit Agreement, we agreed to pay the non-cash portion of the Orbit Consideration in the amount of $8.75 million, by December 31, 2026, in the form of convertible preferred shares. Effective as of February 3, 2026, the parties to the Orbit Agreement agreed to issue 50,000,000 shares of Common Stock (the “Orbit Equity Consideration”) in lieu of the obligation to issue preferred shares. We agreed that, by no later than July 31, 2026, we will hold a stockholders’ meeting to seek approval of the issuance of the Orbit Equity Consideration to Vanguard.

Upon the signing of the Orbit LOI and for 36 months, we have the exclusive right to market, sell, promote and distribute the Orbit platform to the security sector globally. The parties intend to complete the closing of the Orbit Acquisition by December 31, 2026.

Agreement with Maddox Defense Incorporated

On October 22, 2025, we entered into a non-binding Strategic Framework Agreement (the “SFA”), among us, Nuburu Defense and Maddox Defense Incorporated (“Maddox”), pursuant to which we and Maddox plan to establish a joint venture company (the “Maddox JV”) focused on dual-use UAV solutions and deployable additive-manufacturing capabilities, supporting forward-deployed production, sustainment, and defense manufacturing-as-a-service models for military and allied customers. The parties intend for Nuburu Defense to contribute up to $10 million in funding while Maddox contributes eligible assets, intellectual property, expertise and personnel. The value of Maddox’s eligible assets would be evaluated by a formal appraisal process in accordance with Italian law. The equity ownership of the Maddox JV would be determined proportionally based on the ratio of our capital commitment compared to the value of Maddox’s eligible assets evaluation; provided, that, Nuburu Defense would have the controlling interest in the Maddox JV. The SFA includes a six-month exclusivity period and has a term of six months, unless earlier terminated by either party upon 30 days written notice.

Lyocon Acquisition

On November 28, 2025, we entered into a binding term sheet with the owners of Lyocon S.r.l. (“Lyocon”), an Italian laser-engineering and photonics company specializing in advanced laser sources, precision optical systems and customized laser platforms, pursuant to which we, through Nuburu Subsidiary, intended to acquire all of the ownership interests in Lyocon. On January 15, 2026 (the “Lyocon Closing Date”), we, through Nuburu Subsidiary, consummated the acquisition of all of the ownership interests in Lyocon from Paola Zanzola (“PZ”) and Alessandro Sala (“AS” and, together with PZ, the “Sellers”). Pursuant to a Purchase and Sale Agreement, among us, Nuburu Subsidiary and the Sellers, we paid $2.0 million in consideration to the Sellers, including (i) $750,000 in cash to the Sellers on the Lyocon Closing Date, and (ii) a subordinated convertible note in the principal amount of $625,000 to each of the Sellers, which bears no interest, except in the event of a default, and has a maturity date of March 19, 2027 (the “Lyocon Maturity Date”). At the Lyocon Maturity Date, the holder of a convertible note may elect to convert all or a portion of the outstanding principal amount and accrued interest into shares of Common Stock at a conversion price of $0.295, which equals the volume-weighted average price (“VWAP”) of the Common Stock during the 60 trading days immediately preceding the Lyocon Closing Date. At the Lyocon Maturity Date, the holder of a convertible note has the right to request us to satisfy all or a portion of the outstanding principal and accrued interest under such convertible note in cash. We may elect to pay all or a portion of the outstanding principal amount and accrued interest under a convertible note in cash in lieu of shares of Common Stock in the event the VWAP of the Common Stock during the 60 trading days immediately preceding the Lyocon Maturity Date is at least 30% higher than the conversion price.

The Sellers may receive an earn out payment of up to an aggregate of $1,000,000 (the “Earn-out Cap”), which would be earned over a 5-year period, with potential earn-out payments being made at the end of 2028 and the end of 2030, upon achievement of certain milestones.

We will also provide $1.0 million in funding to Lyocon in the form of loans or capital contributions, at our election, of which $500,000 was paid on the Lyocon Closing Date, $250,000 is due within 12 months of the Lyocon Closing Date, and the remaining $250,000 is due within 24 months of the Lyocon Closing Date, but not later than December 31, 2027. In the event that Nuburu Subsidiary ceases to hold more than a 50% interest in Lyocon, any unpaid funding amount will become due and payable upon such loss of control of Lyocon. If Nuburu Subsidiary fails to make a funding payment when due, which is not remedied within 30 days from written notice thereof, the Sellers will be entitled to an earn-out amount of 30% of the Earn-out Cap.

Following the Lyocon Closing Date, Lyocon is managed by a board of directors (the “Lyocon Board”) nominated by Nuburu Subsidiary; provided that PZ will be designated as a member of the Lyocon Board for an initial term of 3 years, renewable until the expiration of the five-year business plan developed by the parties. The Lyocon Board is now comprised of Dario Barisoni (Chairman and Executive Director), Alessandro Zamboni, and PZ (Executive Director). The Sellers are employed as managers of Lyocon and entitled to participate in a management equity incentive plan under which they may receive equity awards for Common Stock to be issued by us. Under the management equity incentive plan, (i) if the share price of Common Stock reaches $0.70 for over 20 consecutive trading days in 2026, the participant is entitled to equity awards equal to 0.07% of our market cap; (ii) if the share price of Common Stock reaches $1.00 for over 20 consecutive trading days in 2026, the participant is entitled to equity awards equal to 0.10% of our market cap; or (iii) if the share price of Common Stock reaches $2.00 for over 20 consecutive trading days in 2026, the participant is entitled to equity awards equal to 0.15% of our market cap. The highest target achieved within 2026 determines the value of the equity award for 2026 for each Seller.

Heckler & Koch AG Investment

On February 6, 2026, we entered into the H&K Acquisition Agreement with Brick Lane pursuant to which we acquired from Brick Lane 295,000 shares (or approximately 0.8% of the outstanding common shares) of H&K, a leading manufacturer of small firearms for NATO and EU countries whose shares are listed on Euronext Paris under the ticker MLHK, for an aggregate purchase price of $15,000,000, which was paid by the H&K Acquisition Note. The H&K Acquisition Note bears no interest except in the event of a default, has a March 19, 2027 maturity date, and is convertible for $0.1515 per share, which was the closing VWAP on the day prior to the execution date of the H&K Acquisition Agreement. Conversion of the note is limited in the event stockholder approval or an increase in authorized shares is required, or when conversion would result in Brick Lane and its affiliates beneficially owning more than 9.9% of our then outstanding shares of Common Stock. The H&K Acquisition Note is subordinate to (i) the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and (ii) the Debenture. We are required to file a resale registration statement for the shares of Common Stock issuable upon conversion of the H&K Acquisition Note by no later than 10 business days following the filing of our Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC.

Recent Financing Transactions, Settlements and Debt Extinguishments

Transfer of Outstanding Preferred Stock

On February 6, 2026, we entered into the Exchange Agreement with Indigo, pursuant to which we agreed to issue the Indigo Warrant in exchange for the transfer of 844,938 shares of our Series A Preferred Stock held by Indigo into our treasury. The number of shares of Common Stock issuable under the warrant (55,771,485) for a nominal exercise price of $0.0001 per share was determined using the closing VWAP on the day prior to the execution date of the Exchange Agreement. In accordance with the terms of the Indigo Warrant, we may not issue or sell any shares of Common Stock to Indigo under the Indigo Warrant which would result in Indigo and its affiliates beneficially owning more than 4.99% of the then outstanding shares of Common Stock. The Indigo Warrant is exercisable immediately for three years until February 6, 2029.

The YA Financing

On December 17, 2025, we completed a $25 million financing transaction (the “YA Financing”) in accordance with the Securities Purchase Agreement, dated December 13, 2025 (the “YA Purchase Agreement”) with YA, pursuant to which, in exchange for an aggregate capital infusion of $23,250,000 (the “Purchase Price”) from YA, we issued to YA (i) a debenture (the “Debenture”) in the aggregate principal amount of $25,000,000, (ii) warrants (the “Series 1 Warrants”) to purchase up to an aggregate of 80,000,000 shares of Common Stock (the “Series 1 Warrant Shares”) for an exercise price of $0.01 per share, (iii) warrants (the “Series 2 Warrants”) to purchase up to an aggregate of 100,000,000 shares of Common Stock (the “Series 2 Warrant Shares”) for an exercise price of $0.25 per share, (iv) warrants (the “Series 3 Warrants”) to purchase up to an aggregate of 25,000,000 shares of Common Stock (the “Series 3 Warrant Shares”) for an exercise price of $0.375, and (v) warrants (the “Series 4 Warrants” and together with the Series 1 Warrants, Series 2 Warrants and the Series 3 Warrants, the “YA Warrants”) to purchase up to an aggregate of 25,000,000 shares of Common Stock (the “Series 4 Warrant Shares” and together with the Series 1 Warrant Shares, the Series 2 Warrant Shares and the Series 3 Warrant Shares, the “YA Warrant Shares”) for an exercise price of $0.47. The documents entered into in connection with the YA Financing, including, without limitation, the YA Purchase Agreement, Debenture and YA Warrants, are defined as the “YA Financing Documents.”

Under applicable NYSE American rules, in no event may we issue to YA under the YA Warrants shares equal to greater than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the YA Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval (the “YA Stockholder Approval”) to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE American rules. In addition, in accordance with the terms of the YA Warrants, we may not issue or sell any shares of Common Stock to YA under the YA Warrants which, when aggregated with all other shares of Common Stock then beneficially owned by YA and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in YA’s then beneficially owning more than 4.99% of the then outstanding shares of Common Stock.

We may at our option, upon 10 days’ notice, require YA to exercise Series 2 Warrants, Series 3 Warrants, or Series 4 Warrants for the applicable cash purchase price, so long as YA Stockholder Approval has been obtained, the YA Warrant Shares have been registered for public resale, the volume weighted average price of the shares of Common Stock is 150% or greater than the applicable exercise price for 30 consecutive trading days, and the amount exercised would not exceed 5% of the aggregate share volume traded during such period.

The net proceeds of this financing, after deducting the fees and expenses of the Placement Agent and other transaction expenses payable by us, are expected to be approximately $21,850,000. If we receive YA Stockholder Approval for issuances of YA Warrant Shares above the Exchange Cap and if YA were to exercise all of the YA Warrants at the applicable exercise price set forth in each YA Warrant in cash for the entire 230,000,000 Warrant Shares, we would receive approximately $46,925,000 in gross proceeds (subject to a cash fee of 5.0% of such proceeds owed to the Placement Agent as described below).

Pursuant to the YA Purchase Agreement, subject to certain exceptions, without the prior written consent of YA, we may not enter into Variable Rate Transactions (as defined in the YA Purchase Agreement) until the Debenture has been repaid in full.

On December 23, 2025, we filed YA Resales Form S-1 to register for resale from time to time up to 230,000,000 shares of Common Stock that may be sold by YA upon exercise of the YA Warrants issued on December 17, 2025. The YA Resales Form S-1 became effective on January 7, 2026.

Pursuant to a Placement Agency Agreement with Placement Agent, we agreed to pay the Placement Agent in connection with the YA Financing (i) a cash fee equal to 5.0% of the $25,000,000 principal amount of the Debenture, (ii) a cash fee equal to 5.0% of the aggregate gross proceeds received by us upon exercise of the YA Warrants, and (iii) reimbursement for reasonable accountable and out-of-pocket expenses incurred relating to the YA Financing up to $25,000.

The 2025 Public Offering

On September 16, 2025, we consummated a best efforts public offering (the “2025 Public Offering”) of an aggregate of (i) 32,373,536 shares of Common Stock, (ii) 51,660,075 warrants, with an exercise price of $0.0001 per share, to purchase shares of Common Stock (“September 2025 Pre-Funded Warrants”), and (iii) 126,050,417 warrants, with an exercise price of $0.1714 per share, to purchase shares of Common Stock (“September 2025 Common Stock Warrants”). Each share of Common Stock or September 2025 Pre-Funded Warrant was sold together with one September 2025 Common Stock Warrant to purchase 1.5 shares of Common Stock. The combined offering price for each share of Common Stock and September 2025 Common Stock Warrant was $0.1428, and the combined offering price for each September 2025 Pre-Funded Warrant and accompanying September 2025 Common Stock Warrant was $0.1427.

In connection with the 2025 Public Offering, we agreed to issue to the Placement Agent 3,361,344 warrants, with an exercise price of $0.1785 per share, to purchase shares of Common Stock (“September 2025 Placement Agent Warrants”).

We received gross proceeds of $11,994,884 from the 2025 Public Offering and incurred $1,668,303 of offering costs, resulting in net cash proceeds of $10,744,346.

For additional information related to the 2025 Public Offering, see Notes 9 and 10 to the Q3 2025 Financial Statements included in this prospectus.

3(a)(10) Claims Settlement

On July 17, 2025, we and Silverback Capital Corporation agreed to settle outstanding claims in an amount of $5,662,479 (the “Claims”) owed to Silverback in exchange for a settlement amount payable in shares of Common Stock, subject to court approval. The settlement was approved by the state court on July 30, 2025, after a fairness hearing pursuant to the requirements of Section 3(a)(10) of the Securities Act. As of November 14, 2025, the Silverback program was performed and concluded. For additional information, see Note 3 to the Q3 2025 Financial Statements included in this prospectus.

Standby Equity Purchase Agreement

On May 30, 2025, we entered into the SEPA with YA pursuant to which we have the right to sell to YA up to $100 million of Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. For additional information regarding the SEPA, see Note 11 to the Q3 2025 Financial Statements.

During the three and nine months ended September 30, 2025, we sold 9,801,958 shares of Common Stock under the SEPA for aggregate gross proceeds of approximately $1,830,853, before deducting fees and expenses of approximately $28,451.

Through February 5, 2026, we have issued an aggregate 50 million shares of Common Stock under the SEPA and received aggregate net cash proceeds of approximately $20.8 million.

Indigo Capital Convertible Notes, Agile Note, Diagonal Convertible Notes, Boot Convertible Note, Brick Lane Convertible Notes, Bomore Convertible Notes, Torcross Convertible Note and Yorkville Promissory Note

During 2025, we entered into certain convertible notes with various third parties. For additional information, see Note 8 of the Q3 2025 Financial Statements included in this prospectus.

Junior Notes, Senior Notes, August 2024 Convertible Notes and Foreclosure Collateral Sale

During the first quarter of 2025, we fully extinguished our (i) Junior Notes and Senior Notes in connection with certain conversions and as part of the Foreclosure and (ii) August 2024 Convertible Notes (each as defined and described in Note 8 to the Q3 2025 Financial Statements). For additional information, see Note 8 to the Q3 2025 Financial Statements included in this prospectus.

Liqueous Settlement Agreement

In the first quarter of 2025, we entered into a settlement and mutual release agreement (as amended, the “Liqueous Settlement Agreement”), with Liqueous LP (“Liqueous”), whereby we (i) received certain cash payments during the three and nine months ended September 30, 2025, as further described in Note 6 to the Q3 2025 Financial Statements, (ii) modified and issued certain warrants, which were subsequently exercised into Common Stock, and (iii) agreed to issue shares of Common Stock to extinguish the $1,053,824 borrowed by us from Liqueous (the “Liqueous Obligation”). During the third quarter of 2025, the Liqueous Obligation was assigned to Redstone Group I LLC (“Redstone”) and $1,097,113 of outstanding principal and accrued interest was settled through the issuance of 9,000,000 shares of our Common Stock to Redstone.

In October 2024, we entered into an agreement with Liqueous pursuant to which, among other things, we agreed to implement a $50 million equity line of credit (“ELOC”) pursuant to which we could require Liqueous to purchase Common Stock from time-to-time in the amounts and for the prices determined in accordance with the terms of the ELOC. Following the Liqueous Settlement Agreement, the ELOC will not be implemented and no additional equity will be sold to Liqueous, other than as set forth in the Liqueous Settlement Agreement. For additional information, see Notes 6, 8 and 10 to the Q3 2025 Financial Statements.

Future Acquisitions

To the extent we are able to obtain funding, we plan to continue to acquire controlling interests in strategic targets in the future, with a goal of returning value to our stockholders through receipt of distributions from our controlled subsidiaries and the eventual sale or spin-off of such subsidiaries.

Available Information

Our internet address is https://nuburu.net. We file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (and amendments to those reports), proxy and information statements and other information filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically, which may be accessed through the SEC at http://www.sec.gov. Our reports, amendments thereto, proxy statements and other information are also made available, free of charge, on our investor relations website at https://ir.nuburu.net as soon as reasonably practicable after we electronically file or furnish such information with the SEC. The information contained on the websites referenced herein is not incorporated by reference into this filing. Further, our references to website URLs are intended to be inactive textual references only. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this prospectus.

A comparison of the results for the years ended December 31, 2024 and 2023 is provided below. An analysis of our financial condition and results of operations for the years ended December 31, 2023 and 2022 can be found under Part II, Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operation” of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2023, which is available through the SEC’s website at www.sec.gov.

We have not yet achieved commercialization and expect continued losses until we can do so. During 2024 and 2025, management negotiated several funding agreements with multiple investors and completed the Public Offering. Given the lack of sufficient funding, management initiated measures designed to reduce costs, which included implementing a furlough of employees beginning in 2024. In response to the furloughs and financing challenges, several key employees resigned.

We generated total revenue of $152,127 and $2,085,532 and had net losses of $34,515,754 and $20,710,446 during the years ended December 31, 2024 and 2023, respectively.

We generated total revenue of nil for each of the three months ended September 30, 2025 and 2024 and had net losses of $22,421,596 and $4,345,724 during the three months ended September 30, 2025 and 2024, respectively, and generated total revenue of nil and $142,827 and had net losses of $51,257,996 and $22,689,705 during the nine months ended September 30, 2025 and 2024, respectively.

The operating loss for the nine months ended September 30, 2025 included $10,398,050 of non-cash interest expense recognized on remeasurement of the preferred stock liability. For additional information on this interest expense, see Note 9 to the condensed consolidated financial statements for the three and nine months ended September 30, 2025 (the “Q3 2025 Financial Statements”) included in this prospectus.

We expect to incur significant expenses and operating losses for the foreseeable future, as we devote substantial resources to implement a business plan focused on building a stable foundation for the future business (the "Transformation Plan") and related acquisitions; and operate as a public company. Until we can generate sufficient revenue, we plan to finance our business with the proceeds from the issuance and sale of debt or equity securities, including sales pursuant to the SEPA, as defined and further described in Note 11 to the Q3 2025 Financial Statements, and borrowings under credit facilities. There is no assurance that management's plans to obtain additional debt or equity financing or credit facilities will be successfully implemented or implemented on terms favorable to us. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

ACQUISITION AND JOINT VENTURE PLANS

Tekne Transaction

Effective as of January 13, 2026, we, through Nuburu Defense, executed definitive agreements implementing the Network Contract, our initial 2.9% investment in Tekne, and the Tekne Shareholder Loan, pursuant to the Tekne Transaction Documents. For information regarding the Tekne transaction, see “Our Business – Recent Developments – Acquisition and Joint Venture Plans – Tekne Transaction.”

SYME Strategic Investment (Related Party)

On March 14, 2025, we entered into a convertible facility with SYME to loan SYME up to $5.15 million. As of February 5, 2026, we have loaned SYME the full $5.15 million. SYME is a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies. Subject to achieving certain approvals and fulfilling closing conditions, upon conversion, we are expected to hold a controlling interest in SYME. For information regarding SYME, see “Our Business – Recent Developments – Acquisition and Joint Venture Plans – SYME Strategic Investment (Related Party)” and Note 6 to the Q3 2025 Financial Statements.

Orbit Transactions (Related Party)

On October 31, 2025, we, Nuburu Defense, Alessandro Zamboni, and Vanguard, a newly-formed Italian limited liability company wholly owned by Alessandro Zamboni, entered into the Orbit Agreement for the sale of all of the ownership interests in Orbit to Nuburu Defense. The parties intend to complete the closing of the Orbit Acquisition by December 31, 2026. For information related to the Orbit Acquisition, see “Our Business – Recent Developments – Acquisition and Joint Venture Plans – Orbit Transactions (Related Party)” and Note 16 to the Q3 2025 Financial Statements.

Maddox Joint Venture

On October 22, 2025, we entered into the SFA, among the Company, Nuburu Defense and Maddox, pursuant to which we and Maddox plan to establish the Maddox JV focused on dual-use UAV solutions and deployable additive-manufacturing capabilities, supporting forward-deployed production, sustainment, and defense manufacturing-as-a-service models for military and allied customers. For information related to the Maddox JV, see “Our Business – Recent Developments – Acquisition and Joint Venture Plans – Agreement with Maddox Defense Incorporated” and Note 16 to the Q3 2025 Financial Statements.

Lyocon Acquisition

On November 28, 2025, we entered into a binding term sheet with the owners of Lyocon, pursuant to which we, through Nuburu Subsidiary, planned to acquire all of the ownership interests in Lyocon. On January 15, 2026, we, through Nuburu Subsidiary, consummated the acquisition of all of the ownership interests in Lyocon from the Sellers. For information related to the Lyocon Acquisition, see “Our Business – Recent Developments – Acquisition and Joint Venture Plans – Lyocon Acquisition.”

Heckler & Koch AG Investment

On February 9, 2026, we entered into the H&K Acquisition Agreement with Brick Lane pursuant to which we acquired from Brick Lane 295,000 shares (or approximately 0.8% of the outstanding common shares) of H&K for an aggregate purchase price of $15,000,000, which was paid by the H&K Acquisition Note. For information related to the H&K investment, see “Our Business – Recent Developments – Acquisition and Joint Venture Plans – Heckler & Koch AG Investment.”

RECENT FINANCING TRANSACTIONS, SETTLEMENTS AND DEBT EXTINGUISHMENTS

Acquisition of Outstanding Preferred Stock

On February 6, 2026, we entered into the Exchange Agreement with Indigo, pursuant to which we agreed to issue the Indigo Warrant in exchange for the transfer of 844,938 shares of our Series A Preferred Stock held by Indigo into our treasury. For additional information related to the Exchange Agreement, see “Our Business – Recent Developments – Recent Financing Transactions, Settlements and Debt Extinguishments” above in this prospectus.

The YA Financing

On December 17, 2025, we completed the YA Financing in accordance with the YA Purchase Agreement with YA, pursuant to which, in exchange for an aggregate capital infusion of $23,250,000, we issued to YA (i) the Debenture in the aggregate principal amount of $25,000,000, (ii) the Series 1 Warrants to purchase up to an aggregate of 80,000,000 shares of Common Stock (the Series 1 Warrant Shares) for an exercise price of $0.01 per share, (iii) the Series 2 Warrants to purchase up to an aggregate of 100,000,000 shares of Common Stock (the Series 2 Warrant Shares) for an exercise price of $0.25 per share, (iv) the Series 3 Warrants to purchase up to an aggregate of 25,000,000 shares of Common Stock (the Series 3 Warrant Shares) for an exercise price of $0.375, and (v) the Series 4 Warrants to purchase up to an aggregate of 25,000,000 shares of Common Stock (the Series 4 Warrant Shares) for an exercise price of $0.47.

For additional information related to the YA Financing, see “Our Business – Recent Developments – Recent Financing Transactions, Settlements and Debt Extinguishments” above in this prospectus.

The 2025 Public Offering

On September 16, 2025, we consummated a best efforts public offering (the 2025 Public Offering) of an aggregate of (i) 32,373,536 shares of Common Stock, (ii) 51,660,075 September 2025 Pre-Funded Warrants, with an exercise price of $0.0001 per share, and (iii) 126,050,417 September 2025 Common Stock Warrants, with an exercise price of $0.1714 per share. Each share of Common Stock or September 2025 Pre-Funded Warrant was sold together with one September 2025 Common Stock Warrant to purchase 1.5 shares of Common Stock. The combined offering price for each share of Common Stock and September 2025 Common Stock Warrant was $0.1428, and the combined offering price for each September 2025 Pre-Funded Warrant and accompanying September 2025 Common Stock Warrant was $0.1427.

In connection with the 2025 Public Offering, we agreed to issue to the Placement Agent 3,361,344 warrants, with an exercise price of $0.1785 per share, to purchase shares of Common Stock.

We received gross proceeds of $11,994,884 from the 2025 Public Offering and incurred $1,668,303 of offering costs, including the initial fair value of the September 2025 Placement Agent Warrants of $417,815, which were recorded as a reduction of additional paid-in capital, resulting in net cash proceeds of $10,744,346.

For additional information related to the 2025 Public Offering, see Notes 9 and 10 to the Q3 2025 Financial Statements included in this prospectus.

3(a)(10) Claims Settlement

On July 17, 2025, we and Silverback agreed to settle outstanding Claims owed to Silverback in exchange for a settlement amount payable in shares of Common Stock, subject to court approval. The settlement was approved by the state court on July 30, 2025, after a fairness hearing pursuant to the requirements of Section 3(a)(10) of the Securities Act. As of the date of filing of the Q3 2025 Quarterly Report, the Silverback program was performed and concluded.

For additional information, see Note 3 to the Q3 2025 Financial Statements.

Standby Equity Purchase Agreement

On May 30, 2025, we entered into the SEPA with the SEPA Investor, pursuant to which we have the right to sell to the SEPA Investor up to $100 million of Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. We are not obligated to make any sales under the SEPA. The SEPA will terminate on the earlier of 36 months from execution or full utilization of the Commitment Amount, and may be terminated earlier by us with five trading days’ written notice, subject to certain conditions.

For additional information regarding the SEPA, see Note 11 to the Q3 2025 Financial Statements.

Indigo Capital Convertible Notes, Agile Note, Diagonal Convertible Notes, Boot Convertible Note, Brick Lane Convertible Notes, Bomore Convertible Notes, Torcross Convertible Note and Yorkville Promissory Note

During the three and nine months ended September 30, 2025, we entered into certain convertible notes with various third parties. For additional information, see Note 8 to the Q3 2025 Financial Statements.

Junior Notes, Senior Notes, August 2024 Convertible Notes and Foreclosure Collateral Sale

During the first quarter of 2025, we fully extinguished our (i) Junior Notes and Senior Notes in connection with certain conversions and as part of the Foreclosure and (ii) August 2024 Convertible Notes (each as defined and described in Note 8 to the Q3 2025 Financial Statements). For additional information, see Note 8 to the Q3 2025 Financial Statements.

SFE EI Senior Note Settlement Agreement and Company Funding

On January 13, 2025, we entered into a letter agreement with SFE EI, pursuant to which SFE EI agreed to engage in efforts and commit capital to finance the operations of the Company for the next twelve months pursuant to the Transformation Plan.

Liqueous Settlement Agreement

In the first quarter of 2025, we entered into the Liqueous Settlement Agreement, as amended, with Liqueous, whereby we (i) received certain cash payments during the three and nine months ended September 30, 2025, as further described in Note 6 to the Q3 2025 Financial Statements, (ii) modified and issued certain warrants, which were subsequently exercised into Common Stock, and (iii) agreed to issue shares of Common Stock to extinguish the Liqueous Obligation, as defined and described in Note 8. During the third quarter of 2025, the Liqueous Obligation was assigned to Redstone Group I LLC (“Redstone”) and $1,097,113 of outstanding principal and accrued interest was settled through the issuance of 9,000,000 shares of Common Stock to Redstone.

In October 2024, we entered into the Master Agreement with Liqueous pursuant to which, among other things, we agreed to implement a $50 million ELOC pursuant to which we could require Liqueous to purchase Common Stock from time-to-time in the amounts and for the prices determined in accordance with the terms of the ELOC. Following the Liqueous Settlement Agreement, the ELOC will not be implemented and no additional equity will be sold to Liqueous, other than as set forth in the Liqueous Settlement Agreement.

For additional information, see Notes 6, 8 and 10 to the Q3 2025 Financial Statements.

ADDITIONAL RECENT DEVELOPMENTS

Inventory, Property and Equipment and Right-of-Use Asset Impairment

During the first quarter of 2025, in connection with our default under our lease and a default judgment obtained by the landlord against us, we (i) wrote down our inventory to a net realizable value of zero, (ii) wrote down the carrying value of our property and equipment, all of which was at the leased location, to a net book value of zero, and (iii) fully impaired the right-of-use asset associated with this lease, as we could no longer use the leased premises. For additional information, see Notes 1 and 3 to the Q3 2025 Financial Statements.

NYSE Regulation Notice of Noncompliance

On April 29, 2025, we received a Notice of Noncompliance (the “Notice”) from NYSE Regulation indicating that we were not in compliance with Section 1003(a)(i) of the NYSE American LLC Company Guide (the “Company Guide”), which requires a company to maintain stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years. The Notice had no immediate effect on the listing or trading of our securities and our Common Stock continues to trade on the NYSE American under the symbol “BURU” with the designation of “.BC” to indicate that we are not in compliance with the NYSE American’s continued listing standards.

As required by the Company Guide, on May 29, 2025, we submitted a detailed plan to NYSE Regulation advising of actions we have taken or will take to regain compliance with the continued listing standards (the “Compliance Plan”) by the compliance deadline of October 29, 2026, which includes the implementation of our previously announced Transformation Plan. On July 22, 2025, the NYSE American notified us that it had accepted our Compliance Plan and granted a plan period through October 29, 2026 (the “Plan Period”). NYSE American will review us periodically for compliance with the Compliance Plan. If we are not in compliance with the continued listing standards by October 29, 2026, or if we do not make progress consistent with the Compliance Plan during the Plan Period, NYSE American may initiate delisting proceedings as appropriate. However, we may appeal a staff delisting determination in accordance with the Company Guide.

We believe that, upon consummation of certain of the transactions that we have recently announced, we will be able to regain compliance. However, such transactions are subject to regulatory approvals, stockholder approval, and other closing conditions and, as a result, may not be consummated. Even if consummated, such transactions may not achieve the anticipated results or benefits to us.

NYSE American 2024 Delisting and Reinstatement

On June 13, 2024, NYSE American LLC announced that it had determined to commence proceedings to delist our Common Stock. Trading of our stock on NYSE American was immediately suspended and we commenced trading on the over-the-counter market.

On July 29, 2024, we received a notification from NYSE American informing us that we had resolved the continued listing deficiency with respect to low selling price as described in Section 1003(f)(v) of the Company Guide. As a result, the staff of NYSE Regulation withdrew its delisting determination and lifted the trading suspension on our Common Stock. The Common Stock recommenced trading on NYSE American on Friday, August 2, 2024 under the symbol “BURU.”

2024 Reverse Stock Split

On February 22, 2024, we held a special meeting of stockholders where stockholders approved proposals to authorize the Company to effect a reverse stock split of our issued and outstanding Common Stock within a range from 1-for 30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by our board of directors. On July 23, 2024, we effected a 1-for-40 reverse stock split (the "Reverse Stock Split").

Components of Statements of Operations in 2024 Financial Statements

Revenue

Revenue consists of revenue recognized from sales and installation services of high-powered lasers. We have customers in the United States, Europe, and Asia. In all sales arrangements, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes lower of cost or net realizable value inventory ("LCNRV") adjustments if the carrying value of the inventory is greater than its net realizable value as well as adjustments for excess or obsolete inventory.

Operating Expenses

As described above, during 2024, management initiated measures designed to reduce costs, which included implementing a furlough of employees. This significantly impacted commercialization and operations, particularly in the second half of 2024.

Research and Development

Research and development expenses consist primarily of compensation and related costs for personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services, laboratory supplies, and research and development equipment depreciation incurred to further our commercialization development efforts. We expense research and development costs as incurred. We anticipate research and development expenses will increase significantly as we expand our product portfolio.

Selling and Marketing

Selling and marketing expenses consist primarily of compensation and related costs for our direct sales force, sales management, and marketing and include stock-based compensation, employee benefits, and travel for selling and marketing employees as well as costs related to trade shows, marketing programs, third-party consulting expenses, and application lab depreciation expenses. We expense selling and marketing costs as incurred. We expect selling and marketing expenses to increase in future periods as we expand our sales force, marketing, and customer support organizations and increase our participation in trade shows and marketing programs.

General and Administrative

Our general and administrative expenses consist primarily of compensation and related costs for our finance, human resources and other administrative personnel, and include stock-based compensation, employee benefits and travel expenses. In addition, general and administrative expenses include our third-party consulting and advisory services, legal, audit, accounting services and facilities costs. We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Interest Income

Interest income consists primarily of interest income received on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest owed on our outstanding debt and amortization of deferred financing costs, as further described in Note 8 to the consolidated financial statements for the years ended December 31, 2024 and 2023 (the “2024 Financial Statements”) included in this prospectus.

Change in Fair Value of Warrant Liabilities

Change in fair value of warrant liabilities consists of non-cash gains or losses recognized based on the change in the fair value of our liability-classified warrants, which are re-measured to fair value at each balance sheet date with the corresponding gain or loss from the adjustment. Refer to Notes 5 and 10 to the 2024 Financial Statements included in this prospectus.

Change in Fair Value of Derivative Liability

Change in fair value of derivative liability consists of non-cash gains or losses recognized based on the change in the fair value of the embedded derivatives under the August 2024 Convertible Notes that were required to be bifurcated from the host instrument and accounted for at fair value at issuance, as well as each subsequent balance sheet date. Refer to Notes 5 and 8 to the 2024 Financial Statements included in this prospectus.

Loss on Debt Extinguishment

Loss on debt extinguishment consists of losses incurred to extinguish debt during the periods presented due to the reacquisition value of the debt exceeding its carrying amount. Refer to Note 8 to the 2024 Financial Statements included in this prospectus.

Other Income, Net

Other income, net consists primarily of a gain recorded related to a federal tax credit.

Results of Operations in 2024 Financial Statements

Comparison of the year ended December 31, 2024 and 2023

The following table sets forth our operations for the periods presented:

	Year Ended December 31,
	2024	2023	$ Change
		(As Restated)
Revenue	$152,127	$2,085,532	$(1,933,405)
Cost of revenue	2,205,476	5,695,433	(3,489,957)
Gross margin	(2,053,349)	(3,609,901)	1,556,552
Operating expenses:
Research and development	1,821,816	5,462,680	(3,640,864)
Selling and marketing	468,074	1,539,690	(1,071,616)
General and administrative	8,807,651	11,117,525	(2,309,874)
Total operating expenses	11,097,541	18,119,895	(7,022,354)
Loss from operations	(13,150,890)	(21,729,796)	8,578,906
Interest income	17,166	117,372	(100,206)
Interest expense	(3,346,896)	(864,535)	(2,482,361)
Change in fair value of warrant liabilities	2,109,904	1,766,513	343,391
Change in fair value of derivative liability	141,100	—	141,100
Loss on extinguishment of debt	(20,504,307)	—	(20,504,307)
Other income, net	218,169	—	218,169
Loss before provision for income taxes	$(34,515,754)	$(20,710,446)	$(13,805,308)
Provision for income taxes	—	—	—
Net loss	$(34,515,754)	$(20,710,446)	$(13,805,308)

Revenue. Revenue decreased $1,933,405 during the year ended December 31, 2024 compared to the same period in 2023. This decrease is primarily due to the measures implemented by management during 2024 designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations, particularly in the second half of 2024, as described above.

Cost of Revenue. Cost of revenue decreased $3,489,957 during the year ended December 31, 2024 compared to the same period in 2023, consistent with the decline in revenue. This decrease is largely due to a period-over-period decrease of approximately $3,498,000 of direct job costs and materials due to decreased production of the laser systems related to the measures implemented by management during 2024 designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations, particularly in the second half of 2024, as described above.

Research and Development. Research and development expenses decreased $3,640,864 during the year ended December 31, 2024 compared to the same period in 2023. This decrease is primarily due to (i) approximately $2,396,000 of lower personnel costs due to the cost reduction measures instituted by management during 2024, as further discussed above, (ii) approximately $975,000 of lower spend on the BLTM series as it transitioned to production in 2023 and (iii) approximately $225,000 lower software, materials and consulting costs.

Selling and Marketing. Selling and marketing expenses decreased $1,071,616 during the year ended December 31, 2024 compared to the same period in 2023. This decrease is primarily due to lower personnel costs related to the cost reduction measures instituted by management during 2024, as further discussed above, the reversal of stock compensation expense due to the departure of our Chief Marketing and Sales Officer in April 2024 and the resultant forfeiture of his unvested awards, and a decrease in consulting costs.

General and Administrative. General and administrative expenses decreased $2,309,874 during the year ended December 31, 2024 compared to the same period in 2023. This decrease is primarily driven by a decrease in compliance costs and professional fees, which were heightened during the 2023 period due to the Business Combination, and a decrease in personnel costs due to the cost reduction measures instituted by management in the second half of 2024, as further discussed above.

Interest Income. Interest income decreased $100,206 during the year ended December 31, 2024 compared to the same period in 2023 due to lower cash balances between periods.

Interest Expense. Interest expense increased $2,482,361 during the year ended December 31, 2024 compared to the same period in 2023 primarily due to higher debt balances between periods. Interest expense during the year ended December 31, 2024 was comprised of interest accrued on the Senior Convertible Notes and Junior Notes and the debt discount amortization for the Junior Notes. Refer to Note 8 to the 2024 Financial Statements included in this prospectus for more information on our debt obligations.

Change in Fair Value of Warrant Liabilities. We recorded a gain of $343,391 during the year ended December 31, 2024, which resulted from the decrease in the fair value of the Company's liability-classified warrants during 2024. During 2023, we recorded a gain of $1,766,513 due to the decrease in the fair value of the Public Warrants and Junior Note Warrants. As of December 31, 2023, the Public Warrants have a zero value due to being delisted from the NYSE American, as further discussed in Note 5 to the 2024 Financial Statements included in this prospectus.

Change in Fair Value of Derivative Liability. We recorded a gain of $141,100 during the year ended December 31, 2024, which resulted from the decrease in the fair value of the derivative liability from the time of the issuance of the August 2024 Convertible Notes in August 2024 through December 31, 2024. There was no derivative liability recorded during 2023.

Loss on Extinguishment of Debt. We recorded a loss on the extinguishment of debt of $20,504,307 during the year ended December 31, 2024, which primarily related to the issuance of 19,234,912 shares to noteholders of the Senior Notes and Junior Notes to extinguish an aggregate amount of $5,645,471 of principal and accrued interest under the Senior Notes and Junior Notes. For further information, see Note 8 to the 2024 Financial Statements included in this prospectus.

Other income, net. Other income, net consisted of a $218,169 gain related to an Employee Retention Tax Credit for qualifying 2021 wages received during the year ended December 31, 2024, which was accounted for when collectability was assured.

Components of Statements of Operations in Q3 2025 Financial Statements

Revenue

Revenue consists of revenue recognized from sales and installation services of high-powered lasers. We have customers in the United States, Europe and Asia. In all sales arrangements, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to receive in exchange for those goods or services.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes lower of cost or net realizable value inventory (“LCNRV”) adjustments if the carrying value of the inventory is greater than its net realizable value as well as adjustments for excess or obsolete inventory.

Operating Expenses

As described above, during 2024, management initiated measures designed to reduce costs, which included implementing a furlough of employees. This significantly impacted commercialization and operations, particularly in the second half of 2024 and continuing in 2025.

Research and Development

Research and development expenses consist primarily of compensation and related costs for personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services, laboratory supplies, and research and development equipment depreciation incurred to further our commercialization development efforts. We expense research and development costs as incurred. We anticipate research and development expenses to increase significantly as we expand our product portfolio.

Selling and Marketing

Selling and marketing expenses consist primarily of compensation and related costs for our direct sales force, sales management, and marketing and include stock-based compensation, employee benefits, and travel for selling and marketing employees as well as costs related to trade shows, marketing programs. third-party consulting expenses, and application lab depreciation expenses. We expense selling and marketing costs as incurred. We expect selling and marketing expenses to increase in future periods as we expand our sales force, marketing, and customer support organizations and increase our participation in trade shows and marketing programs.

General and Administrative

Our general and administrative expenses consist primarily of compensation and related costs for our finance, human resources and other administrative personnel, and include stock-based compensation, employee benefits and travel expenses. In addition, general and administrative expenses include our third-party consulting and advisory services, legal, audit, accounting services and facilities costs. We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Interest Income

Interest income consists primarily of interest income received on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of (i) interest owed on our outstanding debt, (ii) through the first quarter of 2025, amortization of deferred financing costs and (iii) during 2025, interest expense incurred in connection with the amounts payable to the Landlord as part of the lease settlement. For additional information related to our lease settlement and debt obligations, see Notes 3 and 8, respectively, in the Q3 2025 Financial Statements included in this prospectus.

Change in Fair Value of Warrant Liabilities

Change in fair value of warrant liabilities consists of non-cash gains or losses recognized based on the change in the fair value of our liability-classified warrants, which are re-measured to fair value at each balance sheet date with the corresponding gain or loss from the adjustment. Refer to Notes 4 and 10 in the Q3 2025 Financial Statements included in this prospectus for more information.

Change in Fair Value of Derivative Liability

Change in fair value of derivative liability consists of non-cash gains or losses recognized based on the change in the fair value of the embedded derivatives under the August 2024 Convertible Notes that were required to be bifurcated from the host instrument and accounted for at fair value at issuance, as well as each subsequent balance sheet date. Refer to Notes 4 and 8 in the Q3 2025 Financial Statements included in this prospectus for more information.

Change in Fair Value of Convertible Note Receivable

Change in fair value of convertible note receivable relates to the unrealized gain or loss resulting from the change in fair value of the Convertible Note Receivable for which the fair value option was elected. This amount reflects the remeasurement of the asset to its current fair value as of the reporting date. For additional information, see Note 5 to the Q3 2025 Financial Statements included in this prospectus.

Change in Fair Value of Notes Payable

Change in fair value of notes payable relates to the unrealized gain or loss resulting from the change in fair value of debt instruments for which the fair value option was elected. This amount reflects the remeasurement of such liabilities to their current fair value as of the reporting date. Refer to Note 8 in the Q3 2025 Financial Statements included in this prospectus for additional information.

Change in Fair Value of SEPA Liability

Change in fair value of SEPA liability relates to the unrealized gain or loss resulting from the change in the fair value of the SEPA liability, which includes (i) the fair value of the put option and (ii) related to the June 30, 2025 valuation, the fair value related to the unissued shares for the commitment fee.

Change in Fair Value of Claims Settlement Liability

Change in fair value of claims settlement liability relates to the unrealized gain or loss resulting from the change in the fair value of the claims settlement liability associated with the Silverback Claims Settlement. Refer to Note 4 in the Q3 2025 Financial Statements included in this prospectus for additional information.

Loss on Issuance of Warrants

Loss on issuance of warrants relates to the excess initial fair value of the Offering Common Stock Warrants over the net proceeds received from the Offering. Refer to Notes 4 and 10 in the Q3 2025 Financial Statements included in this prospectus for more information.

Loss on Issuance of Notes Payable

Loss on issuance of notes payable relates to the excess of the initial fair value of certain debt instruments accounted for under the fair value option over the proceeds received. Refer to Note 8 in the Q3 2025 Financial Statements included in this prospectus for additional information.

Loss on Issuance of SEPA

Loss on issuance of SEPA relates to the initial fair value of the SEPA put right at inception of the SEPA on May 30, 2025. For additional information regarding the SEPA, see Note 11 to the Q3 2025 Financial Statements included in this prospectus.

Loss on Extinguishment of Accounts Payable

Loss on extinguishment of accounts payable relates to the derecognition of the liabilities to vendors in connection with the Silverback Claims Settlement, based on the fair value of the shares of Common Stock that can be issued to Silverback to satisfy the claims and the settlement fee. For additional information, see Note 3 to the Q3 2025 Financial Statements included in this prospectus.

Loss on Extinguishment of Notes Payable

Loss on extinguishment of notes payable consists of losses incurred to extinguish debt during the periods presented. Refer to Note 8 in the Q3 2025 Financial Statements included in this prospectus for additional information.

SEPA fees and issuance costs

SEPA fees and issuance costs relates to fees and issuance costs incurred in connection with the SEPA. For additional information regarding the SEPA, see Note 11 to the Q3 2025 Financial Statements included in this prospectus.

Gain on Sale of Intellectual Property Intangible Assets

Gain on sale of intellectual property intangible assets primarily relates to the sale of collateral to the lenders holding both the outstanding Senior Convertible Notes and Junior Notes in exchange for a full discharge and extinguishment of our Junior Notes and Senior Convertible Notes, as further described in Note 8 in the Q3 2025 Financial Statements included in this prospectus.

Loss on Impairment of Inventories, Property and Equipment and Operating Lease Right-of-Use Asset

Loss on impairment of inventories, property and equipment and operating lease right-of-use asset relates to write-downs and impairments recorded on our inventories, property and equipment and right-of-use-asset in connection with our default under our lease, and ultimate judgment obtained by the Landlord, in April 2025. For additional information, see Notes 1, 3 and 6 to the Q3 2025 Financial Statements included in this prospectus.

Interest Expense Recognized on Remeasurement of Preferred Stock Liability

Interest expense recognized on remeasurement of preferred stock liability relates to the subsequent remeasurement of the preferred stock liability after issuance through March 31, 2025 in connection with the reclassification of the preferred stock from mezzanine equity to a short-term liability on January 31, 2025. For additional information, see Note 9 to the Q3 2025 Financial Statements included in this prospectus.

Results of Operations in Q3 2025 Financial Statements

Comparison of the three months ended September 30, 2025 and 2024

The following table sets forth our operations for the periods presented:

	Three Months Ended September 30,
	2025	2024	$ Change

Revenue	$—	$—	$—
Cost of revenue	(49,806)	359,950	(409,756)
Gross margin	49,806	(359,950)	409,756
Operating expenses:
Research and development	—	206,474	(206,474)
Selling and marketing	790,779	113,445	677,334
General and administrative	1,883,497	1,796,774	86,723
Total operating expenses	2,674,276	2,116,693	557,583
Loss from operations	(2,624,470)	(2,476,643)	(147,827)
Non-operating income (loss):
Interest income	48,090	721	47,369
Interest expense	(35,405)	(1,076,607)	1,041,202
Change in fair value of warrant liabilities	(1,392,598)	369,674	(1,762,272)
Change in fair value of derivative liability	—	141,100	(141,100)
Change in fair value of convertible note receivable	(1,044,294)	—	(1,044,294)
Change in fair value of notes payable	(44,800)	—	(44,800)
Change in fair value of SEPA liability	(646,443)	—	(646,443)
Change in fair value of claims settlement liability	2,584,724	—	2,584,724
Loss on issuance of warrants	(8,756,303)	—	(8,756,303)
Loss on issuance of notes payable	(443,466)	—	(443,466)
Loss on extinguishment of accounts payable	(6,513,554)	—	(6,513,554)
Loss on extinguishment of notes payable	(3,265,002)	(1,303,969)	(1,961,033)
SEPA fees and issuance costs	(28,451)	—	(28,451)
Other gain (loss), net	(259,624)	—	(259,624)
Loss before provision for income taxes	(22,421,596)	(4,345,724)	(18,075,872)
Provision for income taxes	—	—	—
Net loss	$(22,421,596)	$(4,345,724)	$(18,075,872)

Cost of Revenue. Cost of revenue decreased $409,756 during the three months ended September 30, 2025 compared to the same period in 2024. This decrease is primarily due to a period-over-period decrease of approximately (i) $276,000 of direct labor and job costs and (ii) $115,000 in overhead, due to decreased production of the laser systems related to the measures implemented by management during 2024 designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations and has had a continued impact into the third quarter of 2025. Cost of revenue for the three months ended September 30, 2025 primarily relates to the release of a laser warranty accrual for which no revenue was generated in the period.

Research and Development. Research and development expenses decreased $206,474 during the three months ended September 30, 2025 compared to the same period in 2024. This decrease is primarily due to decreases in (i) stock-based compensation expense of approximately $77,000, due primarily to the furlough of research and development employees as part of the cost reduction measures instituted by management discussed above, (ii) personnel costs of approximately $65,000, due primarily to the furlough of research and development employees as part of the cost reduction measures instituted by management which began during 2024 and continued into 2025 and (iii) depreciation expense of approximately $41,000, due to the write-down of property and equipment to a net book value of zero during the first quarter of 2025. For additional information on the write-down of property and equipment, see Notes 1 and 3 to the Q3 2025 Financial Statements.

Selling and Marketing. Selling and marketing expenses increased $677,334 during the three months ended September 30, 2025 compared to the same period in 2024. This increase is primarily due to an increase in professional and consulting related expenses of approximately $685,000 as part of our Transformation Plan.

General and Administrative. General and administrative expenses increased $86,723 during the three months ended September 30, 2025 compared to the same period in 2024. This increase is primarily driven by the net effect of (i) an increase in professional and consulting services of approximately $326,000, (ii) a decrease in rent expense of approximately $170,000, due to the termination of the Company’s operating lease agreement (see Note 6 for additional information), (iii) a decrease in personnel costs of approximately $153,000, primarily as a result of the cost reduction measures instituted by management which began during 2024 and continued into 2025, (iv) a decrease in insurance expenses of approximately $143,000 and (v) an increase in accounting and audit services of approximately $111,000.

Interest Expense. Interest expense decreased $1,041,202 during the three months ended September 30, 2025 compared to the same period in 2024, primarily due to lower interest-bearing debt balances. Interest expense during the three months ended September 30, 2025 was comprised primarily of interest accrued on the Agile Note, the Liqueous Obligation, and interest accrued in connection with the amounts payable to the Landlord as part of the lease settlement. Refer to Note 8 in the Q3 2025 Financial Statements included herein for additional information on our debt obligations.

Change in Fair Value of Warrant Liabilities. We recorded a loss of $1,392,598 during the three months ended September 30, 2025, which is primarily related to the increase in the fair value of the Offering Common Stock Warrants, largely due to an increase in the Company's share price from the time of issuance on September 16, 2025 through September 30, 2025. We recorded a gain of $369,674 in the third quarter of 2024, which resulted from the decrease in the fair value of the Junior Note Warrants between June 30, 2024 and September 30, 2024.

Change in Fair Value of Convertible Note Receivable. We recorded a gain of $1,044,294 during the three months ended September 30, 2025, which primarily relates to the net effect of (i) an increase in principal amount under the Convertible Note Receivable and (ii) a decrease in the fair value of the Convertible Note Receivable, primarily due to the potential dilutive impact on SYME's market value of the expected future conversion of the Convertible Note Receivable into SYME ordinary shares and warrants. For additional information, see Note 5 to the Q3 2025 Financial Statements.

Change in Fair Value of SEPA Liability. We recorded a loss of $646,443 during the three months ended September 30, 2025 related to the increase in the fair value of the SEPA liability, primarily due to a change in the amount and timing of expected share draws under the SEPA.

Change in Fair Value of Claims Settlement Liability. We recorded a loss of $2,584,724 during the three months ended September 30, 2025 related to the change in the fair value of the claims settlement liability associated with the Silverback Claims Settlement, primarily driven by a significant reduction in the probability of payment to the remaining unpaid vendor as of September 30, 2025, resulting in a significant reduction in the expected settlement amount. For additional information, see Note 4 to the Q3 2025 Financial Statements.

Loss on Issuance of Warrants. We recorded a loss of $8,756,303 during the three months ended September 30, 2025 related to the excess initial fair value of the Offering Common Stock Warrants over the net proceeds received from the Offering. For additional information regarding the Offering and Offering Common Stock Warrants, see Notes 9 and 10 to the Q3 2025 Financial Statements.

Loss on Issuance of Notes Payable. We recorded a loss of $443,466 during the three months ended September 30, 2025, primarily related to an excess of (i) $142,242 related to the July Diagonal Convertible Note, (ii) $93,158 related to the August Indigo Capital Convertible Note and July Indigo Capital Convertible Note and (iii) $52,366 related to the September Brick Lane Convertible Note, each over the proceeds received. For additional information regarding our notes payable, see Note 8 to the Q3 2025 Financial Statements.

Loss on Extinguishment of Accounts Payable. During the three months ended September 30, 2025, we recorded a loss of $6,513,554 related to the derecognition of the liabilities to vendors in connection with the Silverback Claims Settlement, which was calculated based on the fair value of the shares of Common Stock that can be issued to Silverback to satisfy the claims and the settlement fee. For additional information, see Note 4 to the Q3 2025 Financial Statements.

Loss on Extinguishment of Notes Payable. During the three months ended September 30, 2025, we recorded a loss on the extinguishment of notes payable of $3,265,002, which primarily is comprised of (i) $1,745,201 related to the amendment of the AZ Promissory Note to include a conversion feature, (ii) $1,094,914 related to the amendment of the TAG Promissory Note to include a conversion feature and (iii) $424,887 related to the issuance of 9,000,000 shares to settle $1,097,113 of outstanding principal and accrued interest under the Liqueous Obligation. We recorded a loss on the extinguishment of debt of $1,303,969 for the three months ended September 30, 2024, which primarily relates to the issuance of 2,399,850 shares to noteholders of the Senior Notes and Junior Notes to extinguish an aggregate amount of $677,061 of principal and accrued interest under the Senior Notes and Junior Notes. For additional information regarding our notes payable, see Note 8 to the Q3 2025 Financial Statements.

Comparison of the nine months ended September 30, 2025 and 2024

The following tables set forth our operations for the nine months ended September 30, 2025 and 2024:

	Nine Months Ended September 30,
	2025	2024	$ Change

Revenue	$—	$142,827	$(142,827)
Cost of revenue	181,373	1,950,632	(1,769,259)
Gross margin	(181,373)	(1,807,805)	1,626,432
Operating expenses:
Research and development	184,563	1,656,350	(1,471,787)
Selling and marketing	1,861,112	385,965	1,475,147
General and administrative	8,057,531	6,390,017	1,667,514
Total operating expenses	10,103,206	8,432,332	1,670,874
Loss from operations	(10,284,579)	(10,240,137)	(44,442)
Non-operating income (loss):
Interest income	74,669	17,202	57,467
Interest expense	(389,837)	(3,384,422)	2,994,585
Change in fair value of warrant liabilities	(1,282,284)	2,156,186	(3,438,470)
Change in fair value of derivative liability	37,900	141,100	(103,200)
Change in fair value of convertible note receivable	(1,055,694)	—	(1,055,694)
Change in fair value of notes payable	(1,211,173)	—	(1,211,173)
Change in fair value of SEPA liability	(906,950)	—	(906,950)
Change in fair value of claims settlement liability	2,584,724	—	2,584,724
Loss on issuance of warrants	(8,756,303)	—	(8,756,303)
Loss on issuance of notes payable	(1,917,562)	—	(1,917,562)
Loss on issuance of SEPA	(2,582,724)	—	(2,582,724)
Loss on extinguishment of accounts payable	(6,513,554)	—	(6,513,554)
Loss on extinguishment of notes payable	(10,138,337)	(11,597,803)	1,459,466
SEPA fees and issuance costs	(1,103,451)	—	(1,103,451)
Gain on sale of intellectual property intangible assets	8,961,872	—	8,961,872
Loss on impairment of inventories, property and equipment and operating lease right-of-use asset	(6,064,823)	—	(6,064,823)
Interest expense recognized on remeasurement of preferred stock liability	(10,398,050)	—	(10,398,050)
Other gain (loss), net	(311,840)	218,169	(530,009)
Loss before provision for income taxes	(51,257,996)	(22,689,705)	(28,568,291)
Provision for income taxes	—	—	—
Net loss	$(51,257,996)	$(22,689,705)	$(28,568,291)

Revenue. Revenue decreased $142,827 during the nine months ended September 30, 2025 compared to the same period in 2024. This decrease is primarily due to the measures implemented by management during 2024 and continued into the first nine months of 2025, designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations.

Cost of Revenue. Cost of revenue decreased $1,769,259 during the nine months ended September 30, 2025 compared to the same period in 2024. This decrease is primarily due to a period-over-period decrease of approximately (i) $1,351,000 of direct labor and job costs and (ii) $366,000 in overhead, due to decreased production of the laser systems related to the measures implemented by management during 2024 designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations and has had a continued impact into the first nine months of 2025.

Research and Development. Research and development expenses decreased $1,471,787 during the nine months ended September 30, 2025 compared to the same period in 2024. This decrease is primarily due to decreases in (i) personnel costs of approximately $923,000, due primarily to the furlough of research and development employees as part of the cost reduction measures instituted by management which began during 2024 and continued into 2025, (ii) stock-based compensation expenses of approximately $250,000, due primarily to the furlough of research and development employees as part of the cost reduction measures instituted by management discussed above, (iii) spend on the BLTM series of approximately $139,000, and (iv) depreciation expense of approximately $99,000 due to the write-down of property and equipment to a net book value of zero during the first quarter of 2025. For additional information on the write-down of property and equipment, see Notes 1 and 3 to the Q3 2025 Financial Statements.

Selling and Marketing. Selling and marketing expenses increased $1,475,147 during the nine months ended September 30, 2025 compared to the same period in 2024. This increase is primarily due to the net effect of (i) an increase in professional and consulting related expenses of approximately $1,284,000 as part of our Transformation Plan, (ii) a decrease in payroll expenses of approximately $368,000, primarily as a result of the cost reduction measures instituted by management which began during 2024 and continued into 2025, (iii) an increase in stock-based compensation expense of approximately $384,000, primarily related to the forfeiture of an employee's unvested awards upon his resignation in April 2024 that resulted in a large reversal of expense in the second quarter of 2024, (vi) an increase in marketing expenses of approximately $263,000 and (v) a decrease in depreciation expense of approximately $84,000 due to the write-down of property and equipment to a net book value of zero during the first quarter of 2025. For additional information on the write-down of property and equipment, see Notes 1 and 3 to the Q3 2025 Financial Statements.

General and Administrative. General and administrative expenses increased $1,667,514 during the nine months ended September 30, 2025 compared to the same period in 2024. This increase is primarily driven by the net effect of (i) an increase in accounting and audit services of approximately $1,520,000, (ii) an increase in acquisition-related expenses of approximately $786,000, (iii) an increase in professional and consulting services of approximately $766,000, (iv) a decrease in personnel costs of approximately $622,000, primarily as a result of the cost reduction measures instituted by management which began during 2024 and continued into 2025, (v) a decrease in stock-based compensation expenses of approximately $386,000, due primarily to the cost reduction measures instituted by management which began during 2024 and continued into 2025, (vi) a decrease in insurance expenses of approximately $295,000, (vii) a decrease in rent expense of approximately $267,000 due to the termination of the Company’s operating lease agreement (see Note 6 for additional information) and (viii) an increase in depreciation expense of approximately $190,000 due to the write-down of property and equipment to a net book value of zero during the first quarter of 2025.

Interest Expense. Interest expense decreased $2,994,585 during the nine months ended September 30, 2025 compared to the same period in 2024 primarily due to lower interest-bearing debt balances between periods, due to the extinguishment of certain notes, as detailed in Note 8. Interest expense during the nine months ended September 30, 2025 was comprised primarily of interest accrued on the Senior Convertible Notes, Junior Notes, August 2024 Convertible Notes, Agile Note, the Liqueous Obligation, and interest accrued in connection with the amounts payable to the Landlord as part of the lease settlement. Interest expense during the nine months ended September 30, 2024 was comprised of interest accrued on the Senior Convertible Notes and Junior Notes and debt discount amortization for the Junior Notes. For more information on our debt obligations, see Note 8 to the Q3 2025 Financial Statements.

Change in Fair Value of Warrant Liabilities, net. We recorded a loss of $1,282,284 during the nine months ended September 30, 2025, which is primarily related to the increase in the fair value of the Offering Common Stock Warrants, largely due to an increase in the Company's share price from the time of issuance on September 16, 2025 through September 30, 2025. During the nine months ended September 30, 2024, we recorded a gain of $2,156,186 which resulted from the decrease in the fair value of the Junior Note Warrants between December 31, 2023 and September 30, 2024.

Change in Fair Value of Convertible Note Receivable. We recorded a gain of $1,055,694 during the nine months ended September 30, 2025, which primarily relates to the net effect of (i) an increase in principal amount under the Convertible Note Receivable and (ii) a decrease the fair value of the Convertible Note Receivable, primarily due to the potential dilutive impact on SYME's market value of the expected future conversion of the Convertible Note Receivable into SYME ordinary shares and warrants. For additional information, see Note 5 to the Q3 2025 Financial Statements.

Change in Fair Value of Notes Payable. We recorded a loss of $1,211,173 during the nine months ended September 30, 2025, which resulted from (i) a loss due to the increase in fair value of $1,160,158 of the Indigo Capital Convertible Notes upon conversion of contractual principal of $725,000, largely due to an increase in the Company's share price from March 31, 2025 through the conversion date in May 2025, (ii) a gain of $132,508 related to the decrease in the fair value of the Indigo Capital Convertible Notes, largely due to a decrease in the Company's share price from the time of the issuance in early March 2025 through March 31, 2025, and (ii) a gain of $124,014 related to the conversion of $307,320 of contractual principal under the Indigo Capital Exchange Convertible Notes. For additional information, see Note 8 to the Q3 2025 Financial Statements.

Change in Fair Value of SEPA Liability. We recorded a loss of $906,950 during the nine months ended September 30, 2025 related to the increase in the fair value of the SEPA liability, primarily due to a change in the amount and timing of expected share draws under the SEPA.

Change in Fair Value of Claims Settlement Liability. We recorded a loss of $2,584,724 during the nine months ended September 30, 2025 related to the change in the fair value of the claims settlement liability associated with the Silverback Claims Settlement, primarily driven by a significant reduction in the probability of payment to the remaining unpaid vendor as of September 30, 2025, resulting in a significant reduction in the expected settlement amount. Refer to Note 4 in the Q3 2025 Financial Statements for additional information.

Loss on Issuance of Warrants. We recorded a loss of $8,756,303 during the nine months ended September 30, 2025 related to the excess initial fair value of the Offering Common Stock Warrants over the net proceeds received from the Offering. For additional information regarding the Offering and Offering Common Stock Warrants, see Notes 9 and 10 to the Q3 2025 Financial Statements.

Loss on Issuance of Notes Payable. We recorded a loss of $1,917,562 during the nine months ended September 30, 2025, primarily related to the excess of an aggregate (i) $982,308 in the initial fair value of the Indigo Capital Convertible Notes, (ii) $335,197 in the initial fair value of the Diagonal Convertible Notes, (iii) $295,754 in the initial fair value of the Brick Lane Convertible Notes, (iv) $155,700 in the initial fair value of the Yorkville Promissory Note and (v) $93,215 in the initial fair value of the Boot Convertible Note, each over the proceeds received. For additional information, see Note 8 to the Q3 2025 Financial Statements.

Loss on Issuance of SEPA. We recorded a loss of $2,582,724 during the nine months ended September 30, 2025 related to the initial fair value of the SEPA put option at inception of the SEPA on May 30, 2025. For additional information regarding the SEPA, see Note 11 to the Q3 2025 Financial Statements.

Loss on Extinguishment of Accounts Payable. During the nine months ended September 30, 2025, we recorded a loss of $6,513,554 related to the derecognition of the liabilities to vendors in connection with the Silverback Claims Settlement, which was calculated based on the fair value of the shares of Common Stock that can be issued to Silverback to satisfy the claims and the settlement fee. For additional information, see Note 4 to the Q3 2025 Financial Statements.

Loss on Extinguishment of Notes Payable. During the nine months ended September 30, 2025, we recorded a loss on the extinguishment of notes payable of $8,393,137, which primarily is comprised of (i) $2,123,403 related to excess of the initial fair value of $3,003,300 of the March Indigo Capital Exchange Convertible Note over the carrying amount of the August 2024 Convertible Notes, (ii) $1,745,201 related to the amendment of the AZ Promissory Note to include a conversion feature, (iii) $1,682,641 related to the sale of collateral, further described in Note 8 to the Q3 2025 Financial Statements, (iv) $1,174,519 related to the issuance of 9,186,581 shares to holders of Junior Notes to extinguish an aggregate $411,865 of principal and accrued interest under the Junior Notes, (v) $1,094,914 related to the amendment of the TAG Promissory Note to include a conversion feature, (vi) $1,071,997 related to the excess of the fair value of the Brick Lane Exchange Convertible Note at issuance and the carrying value of the 100,000 shares of the Company's outstanding Series A Preferred Stock that was extinguished, (vii) $480,399 related to the issuance of 1,878,620 shares to Esousa to extinguish an aggregate $389,375 of principal and accrued interest under the August 2024 Convertible Notes, (viii) $424,887 related to the issuance of 9,000,000 shares to settle $1,097,113 of outstanding principal and accrued interest under the Liqueous Obligation, (ix) $163,500 related to the issuance of the April Indigo Capital Exchange Convertible Note in exchange for the extinguishment of an existing unsecured promissory note of the Company with a carrying value of $2,108,523, and (x) $140,323 related to the excess of the fair value of the Bomore Exchange Convertible Note at issuance and the carrying value of the 100,000 shares of the Company's outstanding Series A Preferred Stock that was extinguished. For further information, see Note 8 to the Q3 2025 Financial Statements.

In the nine months ended September 30, 2024, we issued 4,648,162 shares to noteholders to extinguish principal and accrued interest under the Senior Notes and Junior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in a loss on debt extinguishment of $11,597,803 for the nine months ended September 30, 2024. For further information, see Note 8 to the Q3 2025 Financial Statements.

SEPA Fees and Issuance Costs. We recorded $1,103,451 of SEPA fees and issuance costs during the nine months ended September 30, 2025, which relates to (i) a structuring fee payable to the SEPA Investor in the amount of $25,000, (ii) a commitment fee payable to the SEPA Investor in Common Stock in an amount equal to 1% of the Commitment Amount, or $1,000,000, to be paid 50% on execution of the SEPA and 50% 90 days following the date of the SEPA, (iii) legal expenses of $50,000 related to the issuance of the SEPA, and (iv) costs incurred in connection with the sale of 9,801,958 shares of Common Stock under the SEPA for aggregate gross proceeds of approximately $1,830,853. The 50% portion of the commitment fee payable that was owed at execution of the SEPA resulted in the issuance of 1,332,623 shares of Common Stock to the SEPA Investor during the second quarter of 2025. Additionally, on July 15, 2025, the Company issued the remaining 1,332,623 shares of Common Stock to the SEPA Investor. For additional information regarding the SEPA, see Note 11 to the Q3 2025 Financial Statements.

Gain on Sale of Intellectual Property Intangible Assets. We recorded a gain on the sale of intellectual property of $8,961,872 during the nine months ended September 30, 2025, which primarily related to the sale of collateral to extinguish the remaining outstanding Junior Notes and Senior Convertible Notes, as further described in Note 8 to the Q3 2025 Financial Statements.

Loss on Impairment of Inventories, Property and Equipment and Operating Lease Right-of-Use Asset. We recorded a loss on impairment of inventories, property and equipment and operating lease right-of-use asset of $6,064,823 related to write-downs and impairments recorded on our inventories, property and equipment and right-of-use asset in connection with our default under our lease, and ultimate judgment obtained by the Landlord, in April 2025. For additional information, see Notes 1, 3, and 6 to the Q3 2025 Financial Statements.

Interest Expense Recognized on Remeasurement of Preferred Stock Liability. We recorded non-cash interest expense of $10,398,050 related to the subsequent remeasurement of the preferred stock liability after issuance through March 31, 2025 in connection with the reclassification of the preferred stock from mezzanine equity to a current liability on January 31, 2025. For additional information, see Note 9 to the Q3 2025 Financial Statements.

Liquidity and Capital Resources

Overview

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations, and other commitments. As of the date of filing of the Q3 2025 Quarterly Report we have yet to generate meaningful revenue from our business operations and have funded capital expenditure and working capital requirements through debt and equity financing.

As of September 30, 2025, we had cash and cash equivalents of $5,941,542 as compared to $209,337 as of December 31, 2024. During the nine months ended September 30, 2025, we received gross cash proceeds of (i) $11,994,834 related to the Offering, as further described in Note 9 to the Q3 2025 Financial Statements, (ii) $7,156,708 from certain debt instruments issued, as further described in Note 8 to the Q3 2025 Financial Statements, (iii) $1,830,853 under the SEPA, as further described in Note 11 to the Q3 2025 Financial Statements, and (iv) $1,340,000 from the Liqueous Settlement Agreement, and future liquidity may be provided from certain agreements executed subsequent to September 30, 2025, as further described in Note 6 to the Q3 2025 Financial Statements. Our cash flows from operations are not sufficient to fund our current operating model and expansion plans. As of January 31, 2025, we were also required to redeem the Preferred Stock as permitted by law in cash at an amount equal to $10.00 per share, or $23,889,050. Notwithstanding the foregoing, we are not required to redeem any shares of Preferred Stock to the extent we do not have legally available funds to effect such redemption.

From inception through September 30, 2025, we have incurred operating losses and negative cash flows from operating activities. For the nine months ended September 30, 2025 and 2024, we have incurred net losses of $51,257,996 and $22,689,705, respectively, and we have an accumulated deficit of $172,666,551 as of September 30, 2025. The operating loss for the nine months ended September 30, 2025 included $10,398,050 of non-cash interest expense recognized on remeasurement of the preferred stock liability. For additional information on this interest expense, see Note 9 to the Q3 2025 Financial Statements.

We anticipate that we will incur net losses for the foreseeable future and, even if we generate revenue, there is no guarantee that we will ever become profitable. Unless we are able to implement our Transformation Plan, all of the aforementioned factors raise substantial doubt about our ability to continue as a going concern.

Until we can generate sufficient revenue, we plan to finance our business with the proceeds from the issuance and sale of debt or equity securities, including sales pursuant to the SEPA, or borrowings under credit facilities. We plan to rely on proceeds received from the SEPA to the extent permitted under the terms of the Offering and the Financing. There is no assurance our management's plans to obtain additional debt or equity financing or credit facilities will be successfully implemented or implemented on terms favorable to us.

The further development of our products, commencement of commercial operations and expansion of our business will require a significant amount of cash for expenditures. Our ability to successfully manage this growth will depend on many factors, including our working capital needs, the availability of equity or debt financing and, over time, our ability to generate cash flows from operations.

Given our current liquidity position, we will need to raise additional capital. If we raise additional funds by issuing equity securities, this would result in dilution to our stockholders. If we raise additional funds by issuing any additional preferred stock, such securities may also provide for rights, preferences, or privileges senior to those of holders of Common Stock. If we raise additional funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of holders of Common Stock. The terms of debt securities or borrowings could impose significant restrictions on our operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.

Cash Flows in the 2024 Financial Statements

The following table summarizes our cash flows from operating, investing and financing activities for the periods presented.

	Year Ended December 31,
	2024	2023
Net cash used in operating activities	$(6,616,941)	$(17,540,163)
Net cash used in investing activities	—	(1,167,751)
Net cash provided by financing activities	4,677,578	17,976,360

Cash flows from operating activities

Our cash flows used in operating activities to date have been primarily comprised of costs related to research and development, selling and marketing, and other general and administrative activities. We expect our expenses related to personnel, research and development, selling and marketing, and general and administrative activities to increase as a result of operating as a public company.

Net cash used in operating activities was $6,616,941 and $17,540,163 for the years ended December 31, 2024 and 2023, respectively. The decrease in net cash flows used in operating activities is primarily driven by decreased operating expenses and changes in working capital, partially offset by a decrease in revenue.

Cash flows from investing activities

Our cash flows from investing activities have been comprised primarily of purchases of equipment and installation of improvements to our leased facilities and headquarters.

Net cash used in investing activities was nil and $1,167,751 for the years ended December 31, 2024 and 2023, respectively. The cash used in investing activities for the year ended December 31, 2023 primarily related to the purchase of equipment to build out our production line.

Cash flows from financing activities

We have financed our operations primarily through the sale of preferred stock, common stock, convertible notes, and promissory notes.

Net cash provided by financing activities was $4,677,578 and $17,976,360 for the years ended December 31, 2024 and 2023, respectively.

Net cash provided by financing activities during the year ended December 31, 2024 is comprised primarily of proceeds from the issuance of pre-funded warrants and Common Stock of $2,180,522 and $200,000 respectively, as well as proceeds from debt borrowings of $1,796,824 and proceeds from shareholder advances of $644,936, partially offset by payments of accrued deferred financing costs for the Junior Notes totaling $71,500 and tax withholdings for RSU issuances totaling $73,204.

Net cash provided by financing activities during the year ended December 31, 2023 is comprised of proceeds received from the issuance of convertible promissory notes and warrants, proceeds from the issuance of Common Stock from the Lincoln Park Purchase Agreement, and the proceeds received from the Closing of the Business Combination. These combined proceeds were partially offset by payments of transaction costs associated with the Business Combination.

Cash Flows in the Q3 2025 Financial Statements

The following table summarizes our cash flows from operating, investing and financing activities for the periods presented.

	Nine Months Ended September 30,
	2025	2024
Net cash used in operating activities	$(7,084,481)	$(5,499,839)
Net cash used in investing activities	$(3,957,394)	$—
Net cash provided by financing activities	$17,649,221	$3,583,214

Cash flows from operating activities

Our cash flows used in operating activities to date have been primarily comprised of costs related to research and development, selling and marketing, and other general and administrative activities. We expect our expenses related to personnel and general and administrative activities to increase as a result of operating as a public company.

Net cash used in operating activities was $7,084,481 and $5,499,839 for the nine months ended September 30, 2025 and 2024, respectively. The increase in cash used in operating activities is primarily the result of an increase in cash used from an increase in net loss, partially offset by decreases in cash used from non-cash expenses, including (i) interest expense recognized on remeasurement of preferred stock liability of $10,398,050, (ii) loss on the issuance of warrants of $8,756,303, (iii) loss on extinguishment of accounts payable of $6,513,554, (iv) loss on impairment of inventories, property and equipment and operating lease right-of-use asset of $6,064,823, (v) loss on fair value of warrant liabilities of $3,438,470, partially offset by increases in cash used from non-cash expenses including the gain on sale of intellectual property intangible assets of $8,961,872.

Cash flows from investing activities

Our cash flows from investing activities have historically been comprised primarily of purchases of equipment and installation of improvements to our leased facilities and headquarters.

Net cash used in investing activities was $3,957,394 and nil for the nine months ended September 30, 2025 and 2024, respectively. The amount used in investing activities for the nine months ended September 30, 2025 relates to (i) $2,957,394 of payments under the Convertible Note Receivable, (ii) $600,000 of cash paid for the anticipated acquisition of TCEI, as further described in Note 6 to the Q3 2025 Financial Statements, and (iii) $400,000 of cash paid related to the payment for the SYME Inventory Advance, as further described in Note 6 to the Q3 2025 Financial Statements.

Cash flows from financing activities

We have financed our operations primarily through the sale of preferred stock, Common Stock, convertible notes, and promissory notes.

Net cash provided by financing activities was $17,649,221 and $3,583,214 for the nine months ended September 30, 2025 and 2024, respectively.

Net cash provided by financing activities during the nine months ended September 30, 2025 is comprised primarily of (i) $11,994,834 of proceeds from the Public Offering as further described in Note 9 to the Q3 2025 Financial Statements, (ii) $7,156,708 of proceeds from certain debt instruments issued, as further described in Note 8 to the Q3 2025 Financial Statements, (iii) $2,674,899 of payments on debt borrowings, (iv) $1,830,853 of proceeds from the SEPA, (v) $1,658,319 of payments of debt and equity issuance costs and (v) 1,000,000 of proceeds received from the Liqueous Settlement Agreement.

Net cash provided by financing in activities in the nine months ended September 30, 2024 is comprised primarily of proceeds from the issuance of pre-funded warrants and Common Stock of $2,139,866 and $200,000, respectively, as well as proceeds from debt borrowings of $743,000 and proceeds from shareholder advances of $644,936, partially offset by payments of accrued debt issuance costs for the Junior Notes totaling $71,500 and tax withholdings for RSU issuances totaling $73,088.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2024 or September 30, 2025. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

For our contractual obligations that are expected to have an effect on our liquidity and cash flow, refer to Note 6 to the Q3 2025 Financial Statements included in this prospectus.

Critical Accounting Estimates

Our consolidated financial statements are prepared in conformity with GAAP which requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates and assumptions are based on historical experience and on various other factors that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis.

In addition to the accounting policies that are more fully described in the Notes to the 2024 Financial Statements included in this prospectus, we have identified the following critical accounting estimates that require us to use judgments, often as a result of the need to make assumptions regarding matters that are inherently uncertain, and actual results could differ from these estimates. Critical accounting estimates are those that involve a significant amount of estimation uncertainty and have had or are reasonably likely to have a material impact on our financial condition and results of operations. Accordingly, a different financial presentation could result depending on the judgments, estimates or assumptions that are used. Therefore, we consider an understanding of the variability and judgment required in making these estimates to be critical in fully understanding and evaluating our reported financial results.

Revenue Recognition

Our primary business activity involves sales and installation services of high-powered lasers. We have customers in the United States, Europe, and Asia. All sales and installation services are settled in U.S. dollars.

We recognize revenue at a point in time when transferring control of lasers and over time when providing installation services. Revenues recognized over time are based on the progress towards completion of the performance obligation. The amount of revenue we record reflects the consideration we expect to be entitled to receive in exchange for these products and services. We consider customer purchaser orders to be contracts with a customer. We allocate the transaction price to each distinct product based on its relative standalone selling price.

Our standard contracts include warranty provisions that provide assurance to customers that the products will comply with agreed-upon specifications, which is standard in the industry. Product warranties accounted for in accordance with the guidelines under the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") 460-10 - Guarantees. Therefore, losses from warranty obligations are accrued when the amount of loss can be reasonably estimated, and the information is available before the financial statements are issued or are available to be issued. Due to the assumptions inherent in the calculation of our product warranty liabilities, actual results could differ significantly from estimates.

Inventory

Inventory is stated at the lower of average cost (principally standard cost, which approximates actual cost on a first-in, first-out basis) and net realizable value. Inventory includes raw materials and components that may be specialized in nature and subject to obsolescence. On a quarterly basis, we review inventory quantities on hand in comparison to our past consumption, recent purchases, and other factors to determine what inventory quantities, if any, may not be sellable. Based on this analysis, we write down the affected inventory value for estimated excess and obsolescence charges. At the point of loss recognition, a new, lower-cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. Due to the assumptions inherent in the calculation of our inventory reserve amounts, actual results could differ significantly from estimates.

Liability-Classified Warrants

We account for the Public Warrants and Junior Note Warrants (as defined in Note 8 of the 2024 Financial Statements included in this prospectus) in accordance with the guidance contained in FASB ASC 815-40 - Contracts on an Entity's Own Equity under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Public Warrants and Junior Note Warrants as liabilities at their fair value and adjust the liabilities to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our consolidated statements of operations. Further, the Junior Note Warrant liability uses inputs classified as Level 3 in the fair value hierarchy, which are inputs in which little or no market data exists, or are otherwise unobservable. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from estimates.

Equity-Classified Warrants

Warrants that meet the criteria for equity treatment are recorded at their fair value as of the issuance date. If the warrants are issued in conjunction with notes, the fair value is allocated between the notes and the warrants based on their respective relative fair values upon issuance. Fair values of warrants are estimated using the Black-Scholes option-pricing model with the following assumptions:

•
Expected Term - We define the expected term as the total term of the warrants pursuant to the respective warrant agreements.
•
Expected Volatility - We calculate expected volatility based on the publicly traded shares of selected peer laser companies.
•
Expected Dividend Yield - We have not paid dividends in the past and do not anticipate paying dividends in the future; therefore we assume a dividend yield of zero.
•
Risk-Free Interest Rate - We use yield rates published by the U.S. Treasury for zero coupon issues with a remaining term equal or similar to the expected term of our option awards.

Stock-Based Compensation

We record stock-based compensation in accordance with FASB ASC Topic 718 - Stock Compensation ("ASC 718"). ASC 718 requires all share-based awards to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. Under the provisions of ASC 718, we determine the appropriate fair value model to be used for valuing share-based issuances and the amortization method for recording compensation cost, which can be impacted by the following assumptions:

(1)
Expected Term - We define the expected term as the vesting period of the option.
(2)
Expected Volatility - We calculate expected volatility based on the publicly traded shares of selected peer laser companies.
(3)
Expected Dividend Yield - We have not paid dividends in the past and do not anticipate paying dividends in the future; therefore we assume a dividend yield of zero.
(4)
Risk-Free Interest Rate - We use yield rates published by the U.S. Treasury for zero coupon issues with a remaining term equal or similar to the expected term of our option awards.

Lease Obligations

We account for leases in accordance with FASB ASC Topic 842 - Leases. In determining the present value of lease payments, we use the rate implicit in the lease or, when such rate is not readily available, we utilize our incremental borrowing rate based on the information available at the lease commencement date. Lease expense is recognized on a straight-line basis over the expected lease term. In determining the expected lease term, we may include options to extend or terminate the lease when it is reasonably certain that we will exercise any such option.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC Topic 740 - Taxes ("ASC 740"), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Income taxes are recognized for the current year and for the impact of deferred tax assets and liabilities, which represent the future tax consequences of events that have been recognized differently in the financial statements than for income tax purposes. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and income tax basis of assets and liabilities, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (credit) is the result of changes in the deferred tax assets and liabilities.

In the event that future consequences of the differences between financial reporting bases and tax bases of assets and liabilities result in a deferred tax asset, we perform an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a net deferred tax asset is recorded when it is more likely than not that some portion or all of the net deferred tax asset will not be realized. We recorded a full valuation allowance as of December 31, 2024 and 2023, as it is more likely than not that we will not be able to utilize our net deferred tax assets in the foreseeable future. We maintain valuation allowances until sufficient evidence exists to support the reversal of such valuation allowances. Refer to Note 12 to the 2024 Financial Statements included in this prospectus for more information.

Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards to determine the expected financial impact, if any, that the adoption of each new standard will have. For the recently issued and adopted accounting standards that we believe may have an impact on our condensed consolidated financial statements, refer to Note 2 to the Q3 2025 Financial Statements.

Description of Securities WE ARE OFFERING

The following descriptions of the Common Stock and certain provisions of our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), and amended and restated bylaws, as amended (“Bylaws”), are summaries and are qualified by reference to such documents (together the “Governing Documents”), copies of which have been filed as exhibits to the Company’s Annual Reports on Form 10-K and other periodic reports filed with the SEC, as well as to the relevant provisions of the general corporation law of the state of Delaware (the “DGCL”).

Common Stock

Holders of our Common Stock, par value $0.0001 per share, are entitled to one (1) vote for each share held as of the applicable record date on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in our Governing Documents, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of the Company stockholders at which there is a quorum by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve any such matter voted on by stockholders. The Company’s board of directors is divided into three (3) classes, each of which generally serve for a term of three (3) years with only one (1) class of directors being elected each year. The Company’s stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting power of the outstanding capital stock of the Company will be able to elect all of the directors.

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive ratably any dividends declared by the Company’s Board of Directors out of assets legally available. Upon the liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Anti-Takeover Effects of the Company’s Certificate of Incorporation, Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, our Bylaws and the DGCL contain provisions as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

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Issuance of undesignated preferred stock: Under the Certificate of Incorporation, the Company’s board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock. When shares of Preferred Stock are converted or otherwise required by the Company, they will be promptly retired and not be reissued as shares of such series, but rather will become authorized but unissued shares of undesignated preferred stock. The existence of authorized but unissued shares of preferred stock would enable the Company’s board of directors to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
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Classified board: The Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of the Company’s board of directors.
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Election and removal of directors and board vacancies: The Bylaws provide that directors will be elected by a plurality vote. The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, unless otherwise provided by resolution of the Company’s board of directors approved by at least a majority of the total authorized directorships, only the Company’s board of directors may fill vacancies and newly created directorships on the board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors. In addition, the number of directors constituting the Company’s board of directors may be set only by resolution adopted by a majority vote of the total authorized directorships. These provisions prevent stockholders from increasing the size of the Company’s board of directors and gaining control of the Company’s board of directors by filling the resulting directorships with their own nominees.
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Requirements for advance notification of stockholder nominations and proposals: The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.
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No written consent of stockholders: The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
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No stockholder ability to call special meetings: The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, only the chairperson of the Company’s board of directors, the chief executive officer, the president or the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
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Amendments to certificate of incorporation and bylaws: Any amendment to the Certificate of Incorporation is required to be approved by the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, as well as, if required by law or the Certificate of Incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of Section 3 of Article IV, Section 2 of Article V, Section 1 of Article VI, Section 2 of Article VI, Section 5 of Article VII, Section 1 of Article VIII, Section 2 of Article VIII, Section 3 of Article VIII or Article XI of the Certificate of Incorporation must be approved by not less than 66 2/3% of the voting power of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our Bylaws will be required to be approved by either the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, or a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of Article VIII of the Bylaws must be approved by not less than 66.7% of the outstanding shares entitled to vote on the amendment.

These provisions are designed to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in a “business combination” (as defined in the statute) with an “interested stockholder” (as defined in the statute) for a period of three (3) years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination or the transaction by which the applicable stockholder became an interested stockholder is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the voting power of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of us.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with certain mergers, consolidations or conversions of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger, consolidation or conversion will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, if certain conditions are met, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Governing Documents include certain provisions that eliminate the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer in certain circumstances, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director and does not apply to officers if the officer has acted in bad faith, knowingly or intentionally violated the law or derived an improper benefit from his or her actions as a director or in the context of an action by or in the right of the Company.

The Certificate of Incorporation provides that the Company must indemnify the Company’s directors, and our Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers, to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers, employees and agents for some liabilities. The Company believes that these indemnification and advancement provisions and the authority to carry insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Governing Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration, Exercise Price and Form. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Common Warrant and may be transferred separately immediately thereafter. The Pre-Funded Warrants will be issued in certificated form only.

Exercisability. The Pre-Funded Warrants will be immediately exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-Funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-Funded Warrants at closing to have their Pre-Funded Warrants exercised immediately upon issuance and receive shares of Common Stock underlying the Pre-Funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock.

Fractional Shares. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either round up to the nearest whole number or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Cashless Exercise. If, at the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrants for a complete description of the terms and conditions of the Common Warrants.

Duration, Exercise Price and Form. Common Warrants will be exercisable for up to an aggregate of 172,500,000 shares of Common Stock, representing 150% of the Offered Securities. Offered Securities are being sold to each investor together with an accompanying Common Warrant exercisable for 150% of the amount of Offered Securities acquired by such investor. Common Warrants will have an exercise price per share equal to $[ ] from the issuance date until the six-month anniversary of the issuance date and $[ ] from the six-month anniversary of the issuance date until the expiration date. Common Warrants will be exercisable immediately for up to 85,000,000 shares of Common Stock on a first come, first serve basis, with exercises of additional amounts being subject to the Company obtaining Stockholder Approval. The Company has agreed to maintain an effective registration statement for the resale of the Warrant Shares by investors and it will subsequently register such additional Warrant Shares, as necessary, following Stockholder Approval. The Common Warrants will expire five years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Offered Securities and the accompanying Common Warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. The Common Warrants will be issued in certificated form only.

Exercisability. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the holder would own more than 9.99% of the outstanding Common Stock immediately after exercise.

Cashless Exercise. In the event that the shares issuable upon exercise of the Common Warrants are not registered, in lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Common Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants.

Share Combination Event Adjustment. If at any time on or after the date that the Company receives Stockholder Approval, while the Common Warrants are outstanding, there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the shares of Common Stock (each, a “Share Combination Event”) and the lowest daily VWAP during the period commencing five consecutive trading days immediately preceding and through the five consecutive trading days immediately following the date of such Share Combination Event (the “Event Market Price”) (subject to certain adjustments) is less than the exercise price then in effect, then the exercise price then in effect shall be reduced (but in no event increased) to the Event Market Price; provided, however, that no adjustment to the exercise price shall become effective prior to January 1, 2027.

Adjustments for Dilutive Issuances. If we grant, issue or sell any shares of Common Stock (excluding any exempt issuance under the Securities Purchase Agreement) for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price in effect immediately prior to such grant, issuance or sale, then, simultaneously with the consummation of such dilutive issuance, the exercise price then in effect shall be reduced to an amount equal to the New Issuance Price in accordance with the terms of the Common Warrant; provided, however, that if such dilutive issuance occurs on or prior to December 31, 2026, any adjustment to the exercise price shall become effective on January 1, 2027.

Stockholder Approval. The Common Warrants will be exercisable immediately for up to 85,000,000 shares of Common Stock on a first come, first serve basis, with exercises of additional amounts being subject to our obtaining Stockholder Approval. We need to increase the number of authorized shares of Common Stock available under the Certificate of Incorporation before we can issue the remaining 87,500,000 shares pursuant to the Common Warrants. We are obligated to hold one or more stockholder meetings to obtain Stockholder Approval. If we have not obtained Stockholder Approval by February [ ], 2027, the holder of a Common Warrant will have the right to require us to repurchase its Common Warrants at the Black-Scholes value.

Failure to Timely Deliver Shares. If we fail to timely deliver shares pursuant to the Common Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day (increasing to $20 per trading day on the third trading day after such liquidated damages begin to accrue) for each $1,000 of the shares of Common Stock exercised but not delivered until such time as the shares of Common Stock are delivered or the holder rescinds such exercise. The Common Warrants also require “buy-in” payments to be made by us for failure to deliver any shares of Common Stock issuable upon exercise.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. In lieu of fractional shares, we will round up to the nearest whole number.

Transferability. Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrants to us together with the appropriate instrument of transfer.

Exchange Listing. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction. In the event of a Fundamental Transaction, as defined in the form of Common Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such Fundamental Transaction. In addition, in certain circumstances, upon a Fundamental Transaction, the holder of a Common Warrant will have the right to require us to repurchase its Common Warrants at the Black-Scholes value.

PROPERTIES

Our corporate headquarters are leased and are located in Denver, Colorado. On January 15, 2026, we completed the acquisition of Lyocon, which leases facilities in Italy, including approximately 27,000 square feet of warehouse space in Vigevano (PV) pursuant to a lease with an annual lease rate of EUR14,400, paid monthly, which renews automatically and may be terminated with six months advance notice. We are seeking additional facilities for our operations, including potentially utilizing space owned or leased by strategic partners and subsidiaries.

LEGAL PROCEEDINGS

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for legal proceedings when it is probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. For information regarding our legal proceedings, refer to Note 6 to the Q3 2025 Financial Statements included in this prospectus.

On September 19, 2025, J.H. Darbie & Co., Inc. (“Darbie”) filed a claim in the U.S. District Court of the Southern District of Florida, West Palm Beach Division, alleging breach of contract under a Finder’s Fee Agreement entered into between us and Darbie in May 2024 and under a Financial Advisory Agreement, dated June 10, 2024, between the parties. Darbie voluntarily dismissed the lawsuit due to lack of jurisdiction in Florida on January 7, 2026.

EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR INDEPENDENCE

Information About Our Board of Directors and Executive Officers

Board of Directors

The following sets forth certain information, as of February 5, 2026, about each member of our Board of Directors (the “Board”), including a discussion of their specific experience, qualifications, attributes, or skills that led to the conclusion that they should serve as directors.

Name	Age	Term Expires	Position	Position Since
Alessandro Zamboni	47	2028	Executive Chairman	2025
Shawn Taylor	62	2026	Director	2025
Dario Barisoni	57	2026	Director	2025
Matteo Ricchebuono	49	2027	Director	2025

Alessandro Zamboni is Chairman of the Board and was appointed as Co-Chief Executive Officer on October 1, 2025. Mr. Zamboni worked for 11 years as equity partner and managing director of the management consulting company NIKE Group S.p.A., now part of Accenture, which specializes in regulatory and internal controls for banks and insurance firms. In 2014, Mr. Zamboni founded The AvantGarde Group, a venture builder based in Milan, Italy, which launched “Supply@ME,” a working capital (inventory) monetization platform listed on the UK Main Market since 2020, and “RegTech Open Project,” an operational resilience software platform recently listed on the UK Main Market. He is also the founding member of DevoLab, the SDA Bocconi’ think tank group focused on exponential technologies and innovations. Mr. Zamboni is currently the Chief Executive Officer of Supply@ME Capital plc. Mr. Zamboni holds a Bachelor of Arts (BA) degree in Economics from the University of Turin in Turin, Italy.

We believe Mr. Zamboni is qualified to serve on its Board based on his extensive experience with strategic investing, capital raising, and business consulting.

Shawn Taylor is a seasoned fractional Chief Financial Officer with over 20 years of experience in SaaS Technology, Media, and high-value intellectual property sectors. With a track record of success in both start-up and scale-up environments, he has played pivotal roles in venture capital-funded and publicly traded companies. His expertise encompasses corporate finance, initial public offerings, equity and debt financings, strategic restructurings, and merger and acquisition transactions. He has served as Chief Financial Officer for a range of European based entities including Eight Capital Partners plc, an international financial services operating company, since December of 2023. Prior to working with Eight Capital Partners plc, Mr. Taylor served as Chief Financial Officer for the following companies: Bolt Global Media Ltd from August 2022 to December of 2023; Quickmove Ltd. from January of 2021 to February 2022; Gibbs Hybrid Ltd. from August of 2019 to December 2020; and Abal plc (formerly Imaginatik plc) from August 2005 to August 2019. Mr. Taylor’s career highlights include spearheading the initial public offering of Imaginatik on the London Stock Exchange’s AIM market, scaling businesses to significant revenue growth and negotiating high-value trade sales. Mr. Taylor has been a fellow of and is a Chartered Accountant with the Institute of Chartered Accountants in England and Wales since 1990. Mr. Taylor holds a BSc in Geography from Kings College, London University.

We believe Mr. Taylor is qualified to serve on the Board due to his extensive financial expertise, knowledge of the capital markets and substantive experience growing technology companies.

Dario Barisoni was appointed as Co-Chief Executive Officer on October 1, 2025. He brings over two decades of expertise in the technology sector, with a focus on optoelectronics, electronics, and international business. His career spans senior leadership roles across Europe, the Middle East, and Asia, with a strong track record in market expansion, mergers and acquisitions, internationalization, and establishing international joint ventures and partnerships. He has served as the Co-founder and Managing Director of Bionexus, a start-up with a focus on mergers and acquisitions in the healthcare sector, since 2024; Managing Partner of 2Invest, an investment company with focus in the Energy, Technology, IT sectors and financial services, since 2023. Prior to founding Bionexus and 2Invest, from 2012 to 2023, Mr. Barisoni served as CEO Middle East and Asia to SIAE Microelectronica, a global telecom supplier specializing in digital high-tech infrastructures for utility companies and telecom operators. As regional CEO, Mr. Barisoni established and expanded several subsidiaries across Asia and the Middle East, led multi-million-dollar telecom infrastructure projects, spearheaded sales and business development for Asia and the Middle East, and led legal, financial, operational, sales and human resources departments. Prior to this role, he has held executive positions for a range of European based, technology manufacturing companies including the German Rohde & Schwarz, Marconi plc, Pirelli Cables and Systems (now Prysmian). Mr. Barisoni has also served as a Board Member of the Italian Business Council UAE, a Dubai organization that associates all of the Italian enterprises operating or doing business in the country, since 2021; and as a Board Member of the Italian Chamber of Commerce to South East Asia since 2009. Mr. Barisoni holds an Executive MBA from POLIMI Graduate School of Management, Milan, Italy and a Master of Science in Optoelectronic Engineering from Politecnico di Milano, Milan, Italy.

We believe Mr. Barisoni is qualified to serve on the Board due to his extensive leadership experience, corporate transactional and growth expertise, and knowledge of the technology and manufacturing sectors.

Matteo Ricchebuono has served as the President and Chief Executive Officer of SFE Société Financière Européenne SA since January 2024. Mr. Ricchebuono has also served since May 2014 as a member of the Board Monaco MC of Groupe Financier de Gestion SAM, which is the investment manager of GFG Funds, a Luxembourg SICAV that manages four fixed income-focused funds available for European distribution. Prior to this role, Mr. Ricchebuono was a partner of Global Funds Europe in London, United Kingdom (UK), from March 2014 through February of 2020. Global Funds Europe acts as a distributor of third-party investment funds to Italian institutional investors and is the sole distributor for Lazard Feres Gestion in Italy. Prior to this role, Mr. Ricchebuono was in the Institutional Client Group and in the Debt Capital Market Group with Deutsche Bank in London, UK, from April 2006 through January 2014. Prior to this role, Mr. Ricchebuono was with UBS in London, UK, from July 2005 through March 2006. Mr. Ricchebuono also served at the retail desk of Banca IMI in Milan, Italy, which developed a range of retail financial products. Mr. Ricchebuono holds a Masters degree in Economics from the Bocconi University in Milan, Italy.

We believe Mr. Ricchebuono is qualified to serve on its Board based on his extensive experience in the financial services industry and capital raising.

Executive Officers

The following is biographical information for our executive officer, including his age as of February 5, 2026.

Name	Age	Position
Alessandro Zamboni	47	Executive Chairman and Co-Chief Executive Officer
Dario Barisoni	57	Co-Chief Executive Officer

Alessandro Zamboni is the Company's Executive Chairman, Co-Chief Executive Officer and a member of the Board. Please see Mr. Zamboni’s biography set forth above in the section titled "Board of Directors."

Dario Barisoni is the Company's Co-Chief Executive Officer and a member of the Board. Please see Mr. Barisoni’s biography set forth above in the section titled "Board of Directors."

Director Independence

The Board has determined that each of the directors on the Board other than the Co-Chief Executive Officers, which includes Mr. Ricchebuono and Mr. Taylor, qualifies as an independent director, as defined under the rules of NYSE American, and the Company’s Board consists of 50% of “independent directors,” as defined under the rules of the SEC and NYSE American relating to director independence requirements.

EXECUTIVE COMPENSATION

Executive Compensation

The following is a discussion and analysis of compensation arrangements of our named executive officers, or “NEOs.” As a “smaller reporting company” as defined in SEC rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for the year ended December 31, 2025 are as follows:

•
Alessandro Zamboni, Executive Chairman and Co-Chief Executive Officer
•
Dario Barisoni, Co-Chief Executive Officer;
•
Brian Knaley, former Chief Executive Officer; and
•
Brian Faircloth, former Chief Operating Officer.

Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2025, and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Alessandro Zamboni (4)	2025	380,000	380,000	288,452	-	-	1,048,452
Executive Chairman and Co-Chief Executive Officer
Dario Barisoni (5)	2025	110,000	230,000	288,452	15,267	37,500	681,219
Co-Chief Executive Officer
Brian Knaley (6)	2025	$233,591	$-	$-	$-	$2,914	$236,505
Former Chief Executive Officer	2024	$388,726	$-	$246,001	$123,740	$-	$758,467
Brian Faircloth (7)	2025	$355,614	$-	$-	$-	$3,153	$358,767
Former Chief Operating Officer	2024	$148,650	$-	$-	$-	$-	$148,650

(1)
The amounts in this column represent the aggregate grant-date fair value of awards of RSUs granted to the applicable named executive officer for the applicable year, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”).
(2)
The amounts in this column represent the aggregate grant-date fair value of stock options granted to the applicable named executive officer for the applicable year, computed in accordance with ASC 718. The grant date fair value of the stock options was estimated using a Black-Scholes valuation model and included the following assumptions (i) expected stock price volatility of 134.0%, (ii) risk-free interest rate of 3.7% and (iii) expected term of 5.2 years. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Company’s NEOs.
(3)
The amounts in this column include payments for medical, dental, vision benefits, life insurance, and long-term disability benefits paid to the applicable named executive officer for the applicable year. For Mr. Barisoni, the amount presented includes compensation for his role as a member of the Board of Directors.
(4)
Mr. Zamboni was appointed as Executive Chairman of the Company on January 13, 2025 and as Co-Chief Executive Officer of the Company on October 1, 2025.
(5)
Mr. Barisoni was appointed as Co-Chief Executive Officer of the Company on October 1, 2025.
(6)
Mr. Knaley served as the Company’s Chief Financial Officer from February 21, 2022 until October 31, 2023 and as the Company’s Chief Executive Officer from November 1, 2023 until January 30, 2025. Effective January 31, 2025, Mr. Knaley resigned as Chief Executive Officer and a director of the Company. He continued to support the Company through its leadership transition via special projects until July 2025.

(7)
Mr. Faircloth ceased to be an employee of the Company effective October 31, 2025 upon the termination of his employment agreement with the Company. Included in Mr. Faircloth’s salary is $306,000 paid to a company owned by Mr. Faircloth as compensation for services provided to the Company.

Outstanding Equity Awards at Fiscal Year End on December 31, 2025

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2025. Following stockholder approval on February 22, 2024, we effected the 2024 Reverse Stock Split on July 23, 2024. The amounts below have been adjusted to reflect the 2024 Reverse Stock Split.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Alessandro	-		-	-	-	-	-	-
Zamboni
Dario	10/01/2025	(2)	26,247	78,753	0.14	10/01/2035
Barisoni
Brian	-		-	-	-	-	-	-
Knaley
Brian	07/18/2023	(3)	5,906	-	22.80	07/18/2033
Faircloth

(1)
This column represents the exercise price per share of the stock option on the date of the grant.
(2)
1/12th of the options vested on October 1, 2025, and 1/12th of the total options have vested or will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.
(3)
1/4th of the total shares vested on July 18, 2024, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.

Executive Officer Employment Agreements

We have not entered into any employment agreements with our executive officers and have not made any severance agreements or change in control arrangements with our executive officers. Upon their appointment as Co-CEOs of the Company, the Board approved an annual base salary of $440,000 for each of Mr. Zamboni and Mr. Barisoni, effective on October 1, 2025. Each Co-CEO is also eligible to receive an annual cash target bonus equal to 100% of his base salary. Mr. Barisoni also received a one-time signing bonus of $120,000.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. In fiscal 2025, we did not grant new awards of stock options to our NEOs during the time period outlined in Item 402(x) of Regulation S-K.

Disclosure of Registrant’s Action to Recover Erroneously Awarded Compensation

In response to Item 402(w) of Regulation S-K, there was no time during or after the last completed fiscal year that the Company was required to either prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Company’s compensation recovery policy, or had an outstanding balance as of the end of the last completed fiscal year of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement. The payout for the executive team was not based on any metrics that were impacted by restatements.

DIRECTOR COMPENSATION

Annual Cash Retainer for Directors (other than the Co-CEOs) (“Cash Retainer”)

Each director receives a $50,000 annual Cash Retainer, payable quarterly in arrears, within 30 days from the end of each quarter, prorated for any portion of a quarter that such director is not serving on the Board.

Starting in 2024, directors could elect to receive the Cash Retainer in the form of non-qualified stock options to be granted under the 2022 Plan. The grant date is the first trading day of the fiscal year, the term is a maximum of 10 years, and the exercise price is the closing price of our Common Stock on the date of grant. The number of options to be granted equals a value of $100,000, with vesting of 25% commencing on the first day of each quarter. Vesting is subject to continued service through the applicable vesting date. Vesting of options accelerates in full upon death, termination of service due to the director’s disability, or change in control, subject to continued service at the time of occurrence of such event. All options fully vested on the termination of Board service date are exercisable for a period of three years after the Board service termination date.

Annual Equity Compensation for Directors (other than the Co-CEOs) (“Annual Award”)

Each director shall receive an annual grant of 50,000 non-qualified stock options pursuant to the 2022 Plan. The options have a grant date of the next trading day following our annual stockholders’ meeting, a term of a maximum of 10 years, and an exercise price equal to the closing price of our Common Stock on the date of grant. The options vest monthly, on the first day of each month, over 12 months, with any remaining unvested accelerating if the next annual stockholders’ meeting is less than 12 months after the last one. Vesting is subject to continued service through the applicable vesting date. If a new director joins the Board mid-year (between annual stockholders’ meetings), such director shall receive a prorated annual equity award for the number of full months through the one-year anniversary of the previous annual stockholders’ meeting and which shall all be fully vested by the date of the next annual stockholders’ meeting. Options accelerate in full upon death, termination of service due to the director’s disability, or change in control, subject to continued service at the time of occurrence of such event. All options vested on the Board service termination date shall be exercisable for a period of three years after the Board service termination date.

Committee Service Compensation for Directors (other than the CEO) (“Committee Service Awards”)

The Board chair annually receives 80,000 non-qualified stock options. The chairs of the Compensation Committee and Nominating and Corporate Governance Committee each annually receive 40,000 non-qualified stock options. The Audit Committee chair receives a $50,000 additional cash retainer, payable quarterly in arrears, within 30 days from the end of each quarter, prorated for any portion of a quarter that the director is not serving as the Audit Committee chair. Each member of a Board committee annually receives 10,000 non-qualified stock options. Committee chairs are not eligible to receive committee membership grants for the committee for which they act as Committee chair. The options have a grant date on the next trading day following the annual stockholders’ meeting, an exercise price equal to the closing price of the Common Stock on the date of grant, and a term of a maximum of 10 years. The options vest monthly, commencing on the first day of each month, over 12 months, with any remaining unvested accelerating if the annual stockholders’ meeting is less than 12 months after the last one. Vesting is subject to continued service on the applicable committee or as chair, as applicable, through the applicable vesting date. If a new director joins the Board mid-year (between annual stockholders’ meetings), the director shall receive a prorated annual equity award for the number of full months through the one-year anniversary of the previous annual stockholders’ meeting and which shall all be fully vested by the date of the next annual stockholders’ meeting. Options accelerate in full upon death, termination of service due to the director’s disability, or change in control, subject to continued service at the time of occurrence of such event. All options fully vested on the Board service termination date are exercisable for a period of three years after the Board service termination date.

Inducement Equity Grant for Directors (other than the CEO)

New directors are granted a one-time inducement option grant of non-qualified stock options for 1x the Annual Award upon joining the Board. The options have a grant date of the first day of the month following the month the new director joins the Board, an exercise price equal to the closing price of the Common Stock on the date of grant, and a term of a maximum of 10 years. The options vest monthly, commencing on the first day of each month, over 24 months. Vesting is subject to continued service through the applicable vesting date. The options accelerate in full upon death, termination of service due to the director’s disability, or change in control, subject to continued service at the time of occurrence of such event. All options fully vested on the Board service termination date are exercisable for a period of three years after the Board service termination date.

Annual Compensation Limit

No non-employee director may be granted, in any fiscal year, equity awards, the value of which will be based on the grant date fair value determined in accordance with U.S. GAAP, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in the aggregate, exceed $750,000, provided that such amount is up to $1,000,000 in the fiscal year of his or her initial service as a non-employee director.

We may further revise our director compensation program from time to time to better align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to our long-term success. Decisions on the director compensation program will be made by the Board.

Director Compensation for the Year ended December 31, 2025

The following table presents the total compensation for each non-employee director that served on our Board during 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Total ($)
Matteo Ricchebuono (3)	$95,000	$-	$10,542	$105,542
Shawn Taylor (4)	$145,000	$-	$10,178	$155,178
Daniel Hirsch (5)	$-	$-	$-	$-
Elizabeth Mora (6)	$-	$-	$-	$-

(1)
The amounts in this column represent the aggregate grant-date fair value of stock options granted to the applicable director, computed in accordance with ASC 718. The grant date fair value of the stock options was estimated using a Black-Scholes valuation model and included the following assumptions: (i) expected stock price volatility of 134.0%, (ii) risk-free interest rate of 3.7% and (iii) expected term of 5.2 years. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Company’s directors.
(2)
As of December 31, 2025, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors who served on our Board during 2025 were as shown below. The amounts below have been adjusted to reflect the 2024 Reverse Stock Split.

Name	Stock Options
Matteo Ricchebuono	72,500
Shawn Taylor	70,000
Daniel Hirsch	-
Elizabeth Mora	-

(3)
Mr. Ricchebuono was appointed to the Board on December 31, 2024.
(4)
Mr. Taylor was appointed to the Board on December 31, 2024.
(5)
Mr. Hirsch resigned from the Board effective January 31, 2025.
(6)
Ms. Mora resigned from the Board effective January 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of February 5, 2026 (the “Ownership Date”), by:

•
each person or “group” who is known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock;
•
each of the Company’s named executive officers and directors; and
•
all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Common Stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of the Ownership Date, and restricted stock units and performance share awards that vest within 60 days of the Ownership Date, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by named executive officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC.

Percentage ownership of our Common Stock in the table below is based on 505,720,453 shares of our Common Stock issued and outstanding on February 5, 2026, unless otherwise noted below. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 44 Cook Street, Suite 100, Denver, CO 80206.

Name of Beneficial Owner	Number of Outstanding Common Shares Beneficially Owned	Number of Common Shares Exercisable Within 60 Days	Number of Common Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:

Named Executive Officers and Directors:
Alessandro Zamboni (1)	23,393,298	—	23,393,298	4.6%
Dario Barisoni (2)	1,774,000	61,250	1,835,250	*
Brian Knaley (3)	45,725	—	45,725	*
Brian Faircloth (4)	8,842	—	8,842	*
Matteo Ricchebuono (5)	—	42,291	42,291	*
Shawn Taylor (6)	—	40,834	40,834	*
Common Stock all directors and executive officers own as a group (4 persons)	25,221,865	144,375	25,366,240	5.0%

* Represents beneficial ownership of less than one percent of our outstanding shares of Common Stock.

(1)
Includes 23,393,298 shares of Common Stock held by Mr. Zamboni, which includes 21,619,298 shares of Common Stock issued upon conversion of certain convertible notes held by Vanguard and The AvantGarde Group ("TAG"), which are wholly-owned by Mr. Zamboni.
(2)
Includes (i) 1,774,000 shares of Common Stock held by Mr. Barisoni, (ii) 43,750 shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Barisoni and (iii) 17,500 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to unvested stock option awards held by Mr. Barisoni.
(3)
Includes 45,725 shares of Common Stock held by Mr. Knaley.
(4)
Includes 8,842 shares of Common Stock held by Mr. Faircloth.
(5)
Includes (i) 30,208 shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Ricchebuono and (ii) 12,083 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to unvested stock option awards held by Mr. Ricchebuono.

(6)
Includes (i) 29,167 shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Taylor and (ii) 11,667 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to unvested stock option awards held by Mr. Taylor.

Percentage ownership of our Preferred Stock in the table below is based on 2,188,905 shares of our Preferred Stock issued and outstanding on February 5, 2026. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 44 Cook Street, Suite 100, Denver, CO 80206.

Name of Beneficial Owner	Number of Outstanding Series A Preferred Shares Beneficially Owned	Number of Series A Preferred Shares Exercisable Within 60 Days	Number of Series A Preferred Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Anzu Investors(1)	881,361		881,361	40.3%
Wilson-Garling 2020 Family Trust uad 9/20/20(2)	121,205		121,205	5.5%
Eunomia, LP	121,308		121,308	5.5%
Named Executive Officers and Directors:
Alessandro Zamboni	-	-	-	-
Dario Barisoni	-	-	-	-
Brian Knaley	-	-	-	-
Brian Faircloth	-	-	-	-
Matteo Ricchebuono	-	-	-	-
Shawn Taylor	-	-	-	-
Series A Preferred Shares all directors and executive officers own as a group (4 persons)	-	-	-	-

* Represents beneficial ownership of less than one percent of our outstanding shares of Preferred Stock.

(1)
Includes (i) 97,409 shares of Preferred Stock held by Anzu Nuburu LLC, (ii) 44,767 shares of Preferred Stock held by Anzu Nuburu II LLC, (iii) 36,937 shares of Preferred Stock held by Anzu Nuburu III LLC, (iv) 244,414 shares of Preferred Stock held by Anzu Nuburu V LLC, (v) 300,000 shares of Preferred Stock held by Anzu Partners LLC, (vi) 121,411 shares of Preferred Stock held by David Seldin, (vii) 24,282 shares of Preferred Stock held by CST Global LLC and (viii) 12,141 shares of Preferred Stock held by Whitney Haring-Smith. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Anzu Investors on November 13, 2023. The foregoing Anzu Investors have entered into the 10b5-1 Sales Plan authorizing Tigress to sell all of the shares of Common Stock received by the Anzu Investors at the Closing of the Business Combination during the period specified in such plan, subject to certain price and volume parameters, and therefore may be deemed a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Mr. Seldin, a Managing Partner of Anzu Partners LLC, and Debrah C. Herman, Chief Financial Officer of Anzu Partners LLC, each serve as the managers of each of the Anzu SPVs and share voting and investment power with respect thereto. The principal office of each of the Anzu Investors is 12610 Race Track Road, Suite 250, Tampa Florida 33626.
(2)
Includes 121,205 shares of Preferred Stock held by W-G Investments LLC, of which Ms. Garling is a member and of which her spouse, Thomas Wilson, is the sole manager. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Wilson-Garling Family Trust uad 9/20/20 on June 13, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions Policy

Our Board has adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Audit Committee (or, where review by the Audit Committee would be inappropriate, to another independent body of our Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•
the risks, costs, and benefits to us;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

The Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. Certain of the transactions described in this section were entered into prior to the adoption of such policy.

Related Person Transactions

In addition to the compensation arrangements, including employment and termination of employment, discussed in “Executive Compensation” and “Executive Officer Employment Agreements” above, the following is a description of each transaction since January 1, 2024, and each currently proposed transaction, in which:

•
we are a participant;
•
the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers, or beneficial holders of more than 5% of any class of capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Related Person Transactions in 2025

Our acquisitions of interests in TCEI, Tekne and Orbit and the SYME Strategic Investment involve related person transactions with our Executive Chairman and Co-Chief Executive Officer. For a description of these transactions, refer to “Our Business – Recent Developments – Acquisition and Joint Venture Plans” above. See also Notes 5, 6 and 16 to the Q3 2025 Financial Statements.

The Company’s executive chairman, Mr. Zamboni, is the founder and sole director of TAG. TAG advanced approximately $545,000 to us in 2025, which was reflected as a subordinated, unsecured promissory note (the “TAG Note”). In addition, in May 2025, Mr. Zamboni loaned $900,000 of the cash proceeds he received in connection with the TCEI acquisition back to the Company for working capital purposes (the “AZ Note”). Since Mr. Zamboni is our executive chairman and the founder of TAG, both of these loans are considered related person transactions under our Related Person Transactions Policy and were approved by our Audit Committee and Board in accordance with such policy. Subsequently, in May 2025, Mr. Zamboni entered into conversion agreements with us permitting him to convert and settle, in whole or in part, both the TAG Note and the AZ Note for shares of Common Stock, with the conversion price being 1/3 of the VWAP during the 5 days prior to conversion. At the 2025 Annual Meeting, our stockholders approved the TAG Note and the AZ Note and the conversion of them into shares of Common Stock. On October 31, 2025, Mr. Zamboni transferred his interest in the AZ Note to Vanguard. On December 22,

2025, TAG transferred its interest in the TAG Note to Vanguard. During the fourth quarter of 2025, Vanguard converted the TAG Note and the AZ Note in exchange for 21,619,298 shares of Common Stock.

Plan of Distribution

Pursuant to a placement agency agreement, dated as of February [ ], 2026 (the “Placement Agency Agreement”), we have engaged Joseph Gunnar & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. The Placement Agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered.

The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement. This is a best-efforts offering and there is no minimum amount of proceeds that is a condition to closing of this offering. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of up to the earlier of six (6) months following the date of the securities purchase agreement or the date as of which purchasers no longer hold at least 75% of the securities acquired under such securities purchase agreement, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings until the earlier of the sixtieth (60th) day after closing of the offering and the date upon which all Pre-Funded Warrants and Common Warrants have been exercised, subject to certain exceptions. The Placement Agent may engage one or more sub-agents or selected dealers in connection with the offering.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include, among others:

•
standard issuer representations and warranties of the Company on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation (except as set forth herein), labor or other compliance issues, environmental, regulatory certificates, authorizations and permits, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and
•
covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of a Form 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock issued in this offering, no subsequent equity sales for sixty (60) days, subject to certain exceptions, and no Variable Rate Transactions (as defined in the securities purchase agreement) until the earlier of six (6) months from the date of the securities purchase agreement and the date when purchasers no longer hold at least 75% of the securities acquired in connection with this offering, subject to certain exceptions.

The Placement Agency Agreement provides that the Placement Agent’s obligations are subject to conditions contained in the Placement Agency Agreement.

Delivery of the securities offered hereby is expected to occur on or about February [ ], 2026, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the public offering price per share of Common Stock and Common Warrant, and per Pre-Funded Warrant and Common Warrant, placement agent fees payable by us, and proceeds before expenses to us:

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$0.1582	$0.1581	$18,193,000
Placement Agent fees(1)	0.0062	0.0062	1,241,580
Proceeds, before expenses, to us(2)	$0.0848	$0.0848	$16,951,420

We have agreed to pay the Placement Agent a total cash fee equal to up to seven and a half percent (7.5%) of the aggregate gross proceeds raised in the offering for amounts up to and including $10,000,000, and an additional cash fee equal to six percent (6.0%) of the gross proceeds received by us from the sale of securities at the closing of the offering for amounts in excess of $10,000,000. Additionally, we have agreed to pay the Placement Agent a cash fee equal to six percent (6.0%) of the aggregate gross proceeds we receive upon exercise of the Common Warrants issued in this offering, which shall be paid from the gross proceeds received by us in connection with any exercise of the Common Warrants.

We have also agreed to reimburse the Placement Agent for reasonable accountable out-of-pocket expenses incurred relating to the offering, the aggregate amount of out-of-pocket expenses being limited to $60,000, unless otherwise agreed. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent fees and expenses, will be approximately $0.1 million.

Placement Agent Warrants

In addition, we have agreed to issue warrants (the “Placement Agent Warrants”) to the Placement Agent or its designees to purchase up to 4,600,000 shares of our Common Stock (four percent (4%) of the shares of Common Stock and/or Pre-Funded Warrants sold to investors introduced by the Placement Agent in this offering). The Placement Agent Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the date six (6) months from the date of issuance and expiring five (5) years from the commencement of sales of the offering, at an exercise price of [ ] (125% of the public offering price per share of Common Stock and Common Warrant). In addition, the Placement Agent Warrants provide for certain demand and piggyback registration rights, including one demand registration right in accordance with Rule 5110(g)(8)(b) and unlimited piggyback registration rights for a period of five (5) years from the commencement of sales of the offering. The demand registration rights and piggyback registration rights provided will terminate five years from the commencement of the sales of securities to the public in compliance with FINRA Rule 5110(g)(8)(c), (d) and (e), respectively. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Placement Agent Warrants other than underwriting commissions incurred and payable by the holders. The Placement Agent Warrants will be registered on the registration statement of which this prospectus is a part or on a separate registration statement. The form of the Placement Agent Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

Tail

In the event that any investors that were contacted by the Placement Agent in connection with this offering provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) within twelve (12) months following the closing of this offering, we shall pay the Placement Agent the cash and warrant compensation provided above on the gross proceeds raised in such Tail Financing from such investors.

Determination of Offering Price

The public offering price per share of Common Stock and Common Warrant, or per Pre-Funded Warrant and Common Warrant that we are offering and the exercise prices and other terms of the Pre-Funded Warrants and Common Warrants were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the Pre-Funded Warrants and Common Warrants include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

We, each of our officers and directors and our 10.0% or greater stockholders have agreed with the Placement Agent to be subject to a lock-up period of 60 days following the closing of this offering. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, or sell any shares of our Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock subject to certain customary exceptions. The Placement Agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of six months following the closing date of this offering, subject to certain exceptions. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Transfer Agent and Registrar and Warrant Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust. We expect to act as the warrant agent for the warrants issued in this offering.

NYSE American Listing

Our common stock is currently listed on NYSE American under the symbol “BURU”. On February 5, 2026, the closing price per share of our Common Stock was $0.1582.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the Placement Agent. We have also agreed to contribute to payments that the Placement Agent may be required to make for these liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The Placement Agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent may in the future receive customary fees and commissions for these transactions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Holland & Hart, Denver, Colorado. The Placement Agent is being represented by Pryor Cashman LLP, New York, New York, in connection with this offering.

Experts

WithumSmith+Brown, PC, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the years ended December 31, 2024 and December 31, 2023, as stated in its report included herein, and such audited consolidated financial statements have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, at http://www.sec.gov, that contains registration statements, reports, proxy statements and other information regarding registrants that file electronically with the SEC, including us. Our website address is http://www.nuburu.net.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

You may request a copy of this prospectus by contacting us at: Nuburu, Inc. at 44 Cook Street, Suite 100, Denver, CO 80206. Our investor relations website is located at https://ir.nuburu.net and such reports and documents may be accessed from our website. Information contained on or accessible through Nuburu’s website is not a part of the registration statement of which this prospectus forms a part, and the inclusion of Nuburu’s website address in this prospectus is an inactive textual reference only.

NUBURU, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Nuburu, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nuburu, Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, consolidated statements of changes in convertible preferred stock and stockholders’ deficit, and consolidated statements of cash flows for the years ended December 31, 2024 and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained recurring operating losses and negative cash flows from operating activities The Company anticipates that it will incur net losses for the foreseeable future and there is no assurance that the Company can raise additional debt or equity financing to support its future operations. All of the aforementioned factors raise substantial doubt about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matter – Restatement of 2023 Financial Statements

As discussed in Note 1 and 15 to the consolidated financial statements, the accompanying consolidated financial statements as and for the year ended December 31, 2023 have been restated to correct certain misstatements.

Emphasis of Matter – Restatement of Unaudited Interim Financial Statements

As discussed in Note 1 and 15 to the consolidated financial statements, the unaudited interim consolidated financial statements as of and for the three months ended March 31, 2024, as of and for the three and six months ended June 30, 2024, and as of and for three and nine months ended September 30, 2024 have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2021.

Irvine, California

April 15, 2025

PCAOB ID Number 100

NUBURU, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
		(As Restated)
ASSETS
Current assets
Cash and cash equivalents	$209,337	$2,148,700
Accounts receivable	—	482,279
Inventories, net of reserve of $1,161,469 and $1,133,457 as of December 31, 2024 and 2023, respectively	1,526,467	1,456,275
Deferred financing costs	—	50,000
Prepaid expenses and other current assets	162,749	156,255
Total current assets	1,898,553	4,293,509
Property and equipment, net	4,834,729	5,650,976
Operating lease right-of-use assets	202,411	586,164
Other assets	34,359	34,359
TOTAL ASSETS	$6,970,052	$10,565,008
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$6,301,310	$4,744,606
Accrued expenses	4,301,195	2,499,657
Current portion of operating lease liability	237,369	355,385
Contract liabilities	24,000	30,400
Shareholder advances	644,936	—
Current portion of notes payable	9,242,183	2,147,992
Convertible note derivative liability	37,900	—
Total current liabilities	20,788,893	9,778,040
Operating lease liability, net of current portion	—	237,369
Convertible notes payable	—	6,967,951
Warrant liabilities	128,615	2,238,519
TOTAL LIABILITIES	20,917,508	19,221,879
Commitments and Contingencies (Note 6)
Convertible preferred stock, $0.0001 par value; 50,000,000 shares authorized; 2,388,905 shares issued and outstanding at December 31, 2024 and 2023	23,889,050	23,889,050
Stockholders’ Deficit
Common stock, $0.0001 par value; 250,000,000 shares authorized; 20,274,238 and 922,362 shares issued and outstanding at December 31, 2024 and 2023, respectively (1)	2,028	92
Additional paid-in capital (1)	93,968,071	64,744,838
Accumulated deficit	(131,806,605)	(97,290,851)
Total Stockholders’ Deficit	(37,836,506)	(32,545,921)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$6,970,052	$10,565,008
(1)
Amount presented as of December 31, 2023 is adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 – Summary of Significant Accounting Policies for additional information.

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (As Restated)

	Year Ended December 31,
	2024	2023
		(As Restated)
Revenue	$152,127	$2,085,532
Cost of revenue	2,205,476	5,695,433
Gross margin	(2,053,349)	(3,609,901)
Operating expenses:
Research and development	1,821,816	5,462,680
Selling and marketing	468,074	1,539,690
General and administrative	8,807,651	11,117,525
Total operating expenses	11,097,541	18,119,895
Loss from operations	(13,150,890)	(21,729,796)
Interest income	17,166	117,372
Interest expense	(3,346,896)	(864,535)
Change in fair value of warrant liabilities	2,109,904	1,766,513
Change in fair value of derivative liability	141,100	—
Loss on extinguishment of debt	(20,504,307)	—
Other income, net	218,169	—
Loss before provision for income taxes	$(34,515,754)	$(20,710,446)
Provision for income taxes	—	—
Net loss	$(34,515,754)	$(20,710,446)
Net loss per common share, basic and diluted (1)	$(5.91)	$(0.63)
Weighted-average common shares used to compute net loss per common share, basic and diluted (1)	5,837,286	33,064,250

(1)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 – Summary of Significant Accounting Policies for additional information.

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

	Convertible Preferred Stock		Common Stock
	Shares(1)	Amount	Shares(1)(2)	Amount(2)	Additional Paid-in Capital(2)	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance as of January 1, 2023	23,237,703	$4,040	138,922	$13	$59,346,016	$(76,580,405)	$(17,234,376)
Issuance of Common Stock and Series A preferred stock upon conversion of convertible notes in connection with the reverse recapitalization	1,361,787	13,617,870	34,045	3	13,345,377	—	13,345,380
Conversion of Legacy Nuburu convertible preferred stock into Common Stock in connection with the reverse recapitalization	(23,237,703)	(4,040)	580,943	59	1,717	—	1,776
Issuance of Common Stock and Series A preferred stock upon the reverse recapitalization, net of issuance costs	1,481,666	14,816,660	80,844	9	(18,071,777)	—	(18,071,768)
Issuance of Common Stock and Series A preferred stock to satisfy certain reverse recapitalization costs	195,452	1,954,520	4,887	—	(1,954,540)	—	(1,954,540)
Recognition of Public Warrants upon the reverse recapitalization	—	—			(1,336,863)	—	(1,336,863)
Issuance of Common Stock from the Lincoln Park Purchase Agreement	—	—	42,048	4	2,099,993	—	2,099,997
Issuance of Common Stock warrants in connection with the June 2023 Convertible Notes (net of issuance cost of $160,345)	—	—	—	—	2,351,414	—	2,351,414
Issuance of Common Stock upon conversion of convertible preferred stock	(650,000)	(6,500,000)	32,500	3	6,499,997	—	6,500,000
Issuance of Common Stock from option exercises	—	—	129	—	6,999	—	6,999
Issuance of Common Stock from releases of restricted stock units	—	—	9,793	2	(2)	—	—
Restricted stock units used for tax withholdings	—	—	(1,749)	(1)	(33,902)	—	(33,903)
Stock-based compensation	—	—	—	—	2,490,409	—	2,490,409
Net loss	—	—	—	—	—	(20,710,446)	(20,710,446)
Balance as of December 31, 2023	2,388,905	$23,889,050	922,362	$92	$64,744,838	$(97,290,851)	$(32,545,921)
Issuance of Common Stock	—	—	40,000	4	199,996	—	200,000
Fractional shares issued for stock split	—	—	25,635	3	(3)	—	—
Common stock issued for services	—	—	12,500	1	—	—	1
Issuance of Common Stock to extinguish debt	—	—	19,234,912	1,924	25,049,831	—	25,051,755
Issuance of Common Stock from releases of restricted stock units	—	—	52,789	6	(6)	—	—
Restricted stock units used for tax withholdings	—	—	(13,960)	(2)	(73,202)	—	(73,204)
Issuance of warrants	—	—	—	—	2,180,522	—	2,180,522
Stock-based compensation	—	—	—	—	1,866,095	—	1,866,095
Net loss	—	—	—	—	—	(34,515,754)	(34,515,754)
Balance as of December 31, 2024	2,388,905	$23,889,050	20,274,238	$2,028	$93,968,071	$(131,806,605)	$(37,836,506)

(1)
The number of shares of convertible preferred stock and common stock issued and outstanding prior to the Business Combination have been retroactively adjusted by the Exchange Ratio to give effect to the reverse recapitalization treatment of the Business Combination. See Note 1 - Description of Business and Note 3 - Reverse Recapitalization for more information.
(2)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 – Summary of Significant Accounting Policies for additional information.

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(34,515,754)	$(20,710,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	790,529	505,898
Stock-based compensation	1,866,095	2,490,409
Change in fair value of warrant liabilities	(2,109,904)	(1,766,513)
Change in fair value of derivative liability	(141,100)	—
Inventory reserve adjustments	28,012	840,467
Operating lease right-of-use asset	383,753	319,426
Amortization of debt discount	2,381,617	416,636
Amortization of deferred financing costs	590,740	105,924
Loss on extinguishment of debt	20,504,307	—
Changes in operating assets and liabilities:
Accounts receivable	482,279	(155,079)
Inventories	(203,494)	(1,613,781)
Prepaid expenses and other current assets	(6,494)	(268,118)
Accounts payable	1,585,696	2,715,504
Accrued expenses	2,108,562	116,001
Contract liabilities	(6,400)	(148,350)
Operating lease liability	(355,385)	(388,141)
Net cash used in operating activities	(6,616,941)	(17,540,163)
Cash Flows from Investing Activities:
Purchase of property and equipment	—	(1,167,751)
Net cash used in investing activities	—	(1,167,751)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	200,000	—
Proceeds from issuance of warrants	2,180,522	—
Proceeds from debt borrowings	1,796,824	—
Shareholder advances	644,936	—
Proceeds from issuance of Legacy Nuburu convertible promissory notes	—	4,100,000
Proceeds from issuance of June 2023 Senior Convertible Notes and Warrants	—	9,225,000
Proceeds from issuance of November 2023 Junior Notes and Warrants (net of original issue discount)	—	5,000,000
Proceeds from the exercise of stock options	—	6,999
Restricted stock units used for tax withholdings	(73,204)	(33,903)
Proceeds from reverse recapitalization	—	3,243,079
Proceeds from the issuance of preferred stock	—	5,000
Proceeds from issuance of Common Stock from the Lincoln Park Purchase Agreement	—	2,099,997
Payment of transaction costs related to the reverse recapitalization	—	(4,734,913)
Repayment of related party convertible promissory notes	—	(675,000)
Payment of deferred financing costs	(71,500)	(259,899)
Net cash provided by financing activities	4,677,578	17,976,360
NET CHANGE IN CASH DURING THE PERIOD	(1,939,363)	(731,554)
CASH AND CASH EQUIVALENTS ―BEGINNING OF PERIOD	2,148,700	2,880,254
CASH AND CASH EQUIVALENTS ―END OF PERIOD	$209,337	$2,148,700
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$263,939
Transfer of property and equipment from inventory	$154,971	$430,666
Transfer of property and equipment from prepaid expenses	$—	$198,600
Purchase of property and equipment in accounts payable and accrued expenses	$431,970	$540,028
Deferred financing costs included in accounts payable and accrued expenses	$712,363	$681,845
Transaction costs related to the reverse recapitalization not yet paid	$1,007,439	$1,007,439
Issuance of Common Stock upon conversion of preferred stock	$—	$65
Issuance of Common Stock upon extinguishment of debt	$25,051,755
Issuance of Common Stock upon conversion of preferred stock in connection with the reverse recapitalization	$—	$11,575,286

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BACKGROUND AND ORGANIZATION

Nuburu, Inc. (“Nuburu” or the “Company”) and its wholly-owned subsidiary Nuburu Subsidiary, Inc., is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to a broad range of high-value applications including welding and 3D printing. The Company is located in Centennial, Colorado.

Nuburu was originally incorporated in Delaware on July 21, 2020 under the name Tailwind Acquisition Corp. (“Tailwind”) as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), the Company consummated its initial public offering (the “IPO”). On January 31, 2023 (the "Closing Date"), the Company consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into the Company's subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed its name to “Nuburu, Inc.,” and the Company became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries. In light of the fact that the Business Combination has closed and the Company's ongoing business will be the business formerly operated by Legacy Nuburu, these financial statements primarily include information regarding Legacy Nuburu’s business.

Throughout the notes to the consolidated financial statements, unless otherwise noted, the “Company,” “we,” “us” or “our” and similar terms refer to Legacy Nuburu prior to the consummation of the Business Combination, and Nuburu and its subsidiaries after the consummation of the Business Combination.

Going Concern and Liquidity

The Company devotes its efforts to business planning, research and development, and raising capital. The Company is an emerging growth company that has not yet achieved full commercialization and is expected to incur losses until it does.

From inception through December 31, 2024, the Company has incurred operating losses and negative cash flows from operating activities. For the years ended December 31, 2024 and 2023, the Company has incurred net losses of $34,515,754 and $20,710,446, respectively, and the Company has an accumulated deficit of $131,806,605 as of December 31, 2024. The Company expects to continue to expand its operations, including by investing in manufacturing, sales and marketing, research and development, and infrastructure to support its growth. The Company anticipates that it will incur net losses for the foreseeable future and, even if it increases its revenue, there is no guarantee that it will ever become profitable. All of the aforementioned factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company plans to finance its operations with proceeds from the issuance and sale of equity securities or debt; however, there is no assurance that management's plans to obtain additional debt or equity financing will be successfully implemented or implemented on terms favorable to the Company. Until the Company can generate sufficient revenue to cover its operating expenses, working capital, and capital expenditures, the Company plans to rely on proceeds received from certain agreements executed subsequent to December 31, 2024, as further described in Note 16.

Certain Significant Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, competition from substitute products and larger companies, protection of proprietary technology, ability to maintain distributor relationships, and dependence on key individuals.

Restatement

See Note 15, “Restatement of Previously Issued Consolidated Financial Statements and Previously Issued Unaudited Interim Condensed Consolidated Financial Statements ”, for additional information regarding the restatement of amounts included in the Company's previously issued financial statements as of and for the year ended December 31, 2023 and for each of the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission ("SEC").

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Estimates and assumptions made by management include, but are not limited to, the Company's inventory reserve and valuation of stock-based awards, derivative liabilities, and warrants issued. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

Cash equivalents are defined as short term, highly liquid investments, which are readily convertible to cash and have remaining maturities of three months or less at the date of acquisition. Cash and cash equivalents are held in U.S. financial institutions or in custodial accounts with U.S. financial institutions. The Company currently has bank deposits with financial institutions in the U.S. that exceed Federal Deposit Insurance Corporation insurance limits of $250,000. The Company has not experienced any losses in such accounts, nor does the Company believe it is exposed to any significant credit risk on cash and cash equivalents. However, any loss incurred or lack of access to such funds could have a significant adverse impact on the Company's financial condition, results of operations, and cash flows. As of December 31, 2024 and 2023, substantially all of the cash on hand was considered cash equivalents.

Concentrations of Credit Risk, Other Risks and Uncertainties

The Company's financial instruments that are subject to credit risk consist primarily of cash and cash equivalents and accounts receivable. At December 31, 2024 and 2023, substantially all of the Company's cash and cash equivalents were held in one large financial institution located in the United States. Management believes the financial risk associated with these balances is minimal and has not experienced any losses to date. The Company generally requires deposits from its customers. The Company's accounts receivable are derived from billings to customers and it has not experienced any collection issues to-date.

The Company's future results of operations involve a number of risks and uncertainties. The Company’s current business activities consist of business planning, research and development efforts to design and develop high-power, high-brightness blue laser technology, and capital raising to finance the Company through full commercialization. The Company is subject to the risks associated with such activities, including the need to further develop its technology and its marketing and distribution channels; further develop its supply chain and manufacturing; and hire additional management and other key personnel. Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations, are dependent upon future events, including its ability to access potential markets and secure long-term financing.

The Company currently depends upon a small number of customers for a substantial portion of its revenue. During the year ended December 31, 2024, two customers accounted for 50% and 25% of the Company's revenue. During the year ended December 31, 2023, two customers accounted for 39% and 29% of the Company’s revenue. As of December 31, 2023, four customers accounted for 50%, 18%, and 13%, and 10% of the Company’s accounts receivable. The Company had no outstanding accounts receivable as of December 31, 2024. Loss of any of the Company's customers could have a material adverse effect on the Company's operations.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, including cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, warrant liabilities, and derivative liabilities, which qualify as financial instruments under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 820 — Fair Value Measurement ("ASC 820") approximates the carrying amounts represented in the consolidated balance sheets, primarily due to their short-term nature.

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1: Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2: Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3: Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The assets’ or liabilities’ fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable consist of uncollateralized obligations due from customers under normal trade terms, typically requiring a substantial deposit prior to any shipment. The carrying value of receivables, net of the allowance for credit losses, represents their net realizable value. The allowance for credit losses is estimated by management based on the nature and the age of outstanding receivables, historical collection experience, specific customer circumstances, and reasonable and supportable forecasts of future economic conditions. Past due receivables are written off when the Company's collection efforts have been deemed unsuccessful in collecting the amounts past due. Bad debt recoveries are credited to the allowance account as collected.

The Company manufactures and sells its products to a broad range of customers. Customers are typically provided payment terms of 30 to 120 days. The Company has tracked historical loss information for its trade receivables and has not experienced any material credit losses to date. Management has also determined that there were no economic conditions present to warrant an allowance for credit losses as of December 31, 2023. As such, there was no allowance for credit losses recorded as of December 31, 2023. The Company had no outstanding accounts receivable as of December 31, 2024.

Inventories, Net

All inventories are stated at the lower of cost determined on the first in, first out basis or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predicted costs of completion, disposal, and transportation. Inventory includes parts and components that may be specialized in nature and subject to obsolescence. The Company maintains a reserve for excess or obsolete inventory items. On a quarterly basis, the Company reviews inventory quantities on hand in comparison to past consumption, recent purchases, and other factors to determine what inventory quantities, if any, may not be sellable. Based on this review, inventories are written off and charged to cost of revenue when identified as excess or obsolete. Subsequent changes in facts and circumstances do not result in an increase in the reserve previously recognized.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization of property and equipment on a straight-line basis for financial accounting purposes, and on an accelerated basis for tax purposes, over the estimated useful life of the respective asset.

Maintenance and repairs are charged to expense as incurred and major renewals or betterments which extend the life of such assets are capitalized based on the shorter of the life of the lease or the estimated useful life. The net gain or loss on property retired or otherwise disposed of is credited or charged to operating expenses and the costs and accumulated depreciation and amortization are removed from the accounts.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Description of property and equipment	Years
Computer equipment	5
Office furniture and equipment	7
Leasehold improvements	Lease term or useful life, whatever is shorter
Machinery and equipment	10

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use ("ROU") assets, and operating lease liabilities, current, and noncurrent, on the consolidated balance sheets. The Company currently does not have any finance lease arrangements.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date of the lease. As the Company's leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date of the lease in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company's lease terms may include an option to extend or terminate the lease when it is reasonably certain that it will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognized lease expense for these leases on a straight-line basis over the lease term.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets being reviewed for impairment, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. There was no impairment loss recognized for the years ended December 31, 2024 or 2023.

Revenue Recognition

The Company's primary business activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars. The Company accounts for revenue contracts with customers by applying the requirements of FASB ASC 606 — Revenue from Contracts with Customers ("ASC 606"), which includes the following steps:

•
identification of the contract, or contracts, with a customer;
•
identification of the performance obligations in the contract;
•
determination of the transaction price;

•
allocation of the transaction price to the performance obligations in the contract; and
•
recognition of revenue when, or as, the Company satisfies a performance obligation.

In all sales arrangements, revenues are recognized when control of the promised goods or services is transferred to customers, in an amount the Company expects to be entitled to receive in exchange for those goods and services.

At contract inception, the Company assesses the goods or services promised within each contract and determines the performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes revenue for the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Determining the method and amount of revenue to recognize requires the Company to make judgments and estimates which include determining whether the performance obligation is satisfied over time or at a point in time, the selection of method to measure progress towards completion, and determining if the contract includes any variable consideration or material right elements.

The Company’s primary performance obligations include product sales and installation services. Revenue for product sales is recognized when the customer obtains control of the product, which occurs at a point in time, and may be upon shipment or upon delivery based on the contractual shipping terms of a contract. Revenue for installation services is recognized over time, as the service is rendered. For this performance obligation, the Company has a right to consideration from customers that corresponds directly with the value to the customers of the Company's performance completed to date, and as such, the Company recognizes revenue in the amount to which it has a right to invoice the customer. Typically, invoices are issued upon shipment or completion of services, which varies based on the product and service duration.

The Company allocates the transaction price based on the estimated relative standalone selling prices of the promised products or services underlying each performance obligation. The Company determines standalone selling prices based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved standard pricing related to the performance obligations.

The Company recognizes freight and shipping costs associated with outbound freight after control over a product has transferred to a customer, as a fulfillment cost and includes those costs in materials within cost of revenue. Revenue received from shipping and handling fees is reflected in net revenue.

The Company's standard terms and conditions which are applicable to the Company's contracts covering the sale of its products include warranty provisions that provide assurance to its customers that the products will comply with agreed upon specifications, which is standard in the industry. The product warranty is accounted for in accordance with the guidelines under ASC 460-10 — Guarantees. Therefore, losses from warranty obligations are accrued when the amount of loss can be reasonably estimated, and the information is available before the financial statements are issued or are available to be issued.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flow are most significantly affected by its customer concentration, changes in technology, and adverse changes in the economy that may have an adverse impact on the ability of customers to contract with and pay the Company.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC 740 — Income Taxes ("ASC 740"), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Income taxes are recognized for the current year and for the impact of deferred tax assets and liabilities, which represent future tax consequences of events that have been recognized differently in the financial statements than for income tax purposes. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and income tax basis of assets and liabilities, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (credit) is the result of changes in the deferred tax assets and liabilities.

In the event of the future consequences of differences between financial reporting bases and tax bases of assets and liabilities result in a deferred tax asset, the Company performs an evaluation of the probability of being able to realize future benefits indicated by such asset. A valuation allowance related to a net deferred tax asset is recorded when it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company recorded a full valuation allowance as of December 31, 2024 and 2023, as it is more likely than not that the Company will not be able to utilize the net deferred tax assets in the foreseeable future (see Note 12, Income Taxes). The Company maintains valuation allowances until sufficient evidence exists to support the reversal of such valuation allowances.

The Company recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of operating expense. Management has evaluated the Company's tax positions and concluded the Company has taken no uncertain tax positions that would require adjustments to the financial statements to comply with the provisions of this guidance. As there were no uncertain tax positions as of December 31, 2024 and 2023, no interest or penalties were recorded to operating expenses. Tax returns filed by the Company remain open to federal and state income tax examinations through the statutory time periods.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes lower of cost or net realizable value ("LCNRV") adjustments to inventory for adjustments to reduce the carrying value of inventory if its value is greater than the net realizable value, as well as adjustments for excess or obsolete inventory.

Research and Development Expenses

Research and development ("R&D") expenses consist of costs incurred to further the Company's commercialization development efforts. These costs consist primarily of compensation and related costs for R&D personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services, laboratory supplies, and R&D equipment depreciation. R&D costs are charged to the statement of operations as incurred and are included in operating expenses.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of compensation and related costs for the Company's direct sales force, sales management, and marketing and include stock-based compensation, employee benefits, and travel for selling and marketing employees as well as costs related to trade shows, marketing programs, third-party consulting expenses, and application lab depreciation expenses. Selling and marketing costs are charged to the statement of operations as incurred and are included in operating expenses.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation and related costs for finance, human resources, and other administrative personnel, and include stock-based compensation, employee benefits, and travel expenses. In addition, general and administrative expenses include third-party consulting and advisory services; legal, audit, and accounting services; and facilities costs. General and administrative costs are charged to the statement of operations as incurred and are included in operating expenses.

Stock-Based Compensation Expenses

The Company measures and recognizes the compensation expenses for all stock-based awards made to employees, directors, and consultants based on estimated grant date fair values. The fair value of employee stock options is estimated on the grant date using the Black-Scholes model. The fair value for time-based stock awards is based on the grant date share price reduced by the present value of the expected dividend yield prior to vesting. The fair value of market-based stock awards is estimated using an option-pricing model on the date of grant. Stock-based compensation is reduced for forfeitures, which are accounted for as they occur.

Deferred Financing Costs

Deferred financing costs related to financings not yet in place are included in deferred financing costs on the consolidated balance sheet and are not amortized until the associated financing is received, at which point the costs will be amortized over the term of the agreement. Deferred financing costs related to the Company's Junior Notes (as defined and described in Note 8) are included as a deduction from the carrying amount of the notes in current notes payable in the consolidated balance sheets and are amortized to interest expense over the term of the notes.

Debt Discount

The debt discount related to the Company's Junior Notes (as defined and described in Note 8) is included as a deduction from the carrying amount of the notes in current notes payable in the consolidated balance sheets and is amortized to interest expense over the term of the notes.

Net Loss Per Common Share

The Company's basic net loss per common share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. Contingently issuable shares are included in the computation of basic net loss per share as of the date that all necessary conditions have been satisfied and issuance of the shares is no longer contingent. The Company's diluted net loss per share is computed by giving effect to all potential common stock equivalents outstanding for the period determined using the treasury stock method. For additional information on the Company's outstanding common stock equivalents excluded from the calculation of net loss per common share, see Note 13.

Recently Adopted Accounting Pronouncements

ASU 2023-07

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures, which expands public entities' segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. All disclosure requirements under ASU 2023-07 are also required for public entities with a single reportable segment. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and subsequent interim periods, with early adoption permitted. We adopted ASU 2023-07 on January 1, 2024 and the information presented in Note 14 reflects the enhanced disclosures.

New Accounting Pronouncements Not Yet Adopted

ASU 2023-09

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The adoption of this guidance will result in the Company being required to include enhanced income tax related disclosures. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

ASU 2024-03

In November 2024, the FASB issued ASC 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which is intended to provide more detailed information about specified categories of expenses (purchases of inventory, employee compensation, depreciation and amortization) included in certain expense captions presented on the consolidated statement of operations. This new standard is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either (1) prospectively to financial statements issued for periods after the effective date of this ASU or (2) retrospectively to all prior periods presented in the consolidated financial statements. The Company is currently evaluating the impact this standard will have on its consolidated financial statements and disclosures.

NOTE 3. REVERSE RECAPITALIZATION

On January 31, 2023, upon the consummation of the Business Combination, all holders of 10,782,091 issued and outstanding shares of Legacy Nuburu common stock and 40,392,723 issued and outstanding shares of Legacy Nuburu preferred stock received shares of Nuburu common stock at a deemed value of $400.00 per share after giving effect to the exchange ratios set forth below (the “Exchange Ratios”):

Legacy Nuburu Class / Series	Exchange Ratio
Legacy Nuburu Common Stock	0.013
Legacy Nuburu Series A Preferred Stock	0.014
Legacy Nuburu Series A-1 Preferred Stock	0.015
Legacy Nuburu Series B Preferred Stock	0.021
Legacy Nuburu Series B-1 Preferred Stock	0.013
Legacy Nuburu Series C Preferred Stock	0.029

This resulted in 783,098 shares of Nuburu Common Stock issued and outstanding as of the Closing and all holders of 7,132,467 issued and outstanding Legacy Nuburu equity awards received Nuburu equity awards covering 91,899 shares of Nuburu

Common Stock at a deemed value of $400.00 per share after giving effect to the Exchange Ratios, based on the following events contemplated by the Business Combination Agreement:

•
the cancellation and conversion of all 40,392,723 issued and outstanding shares of Legacy Nuburu preferred stock into 580,943 shares of Nuburu Common Stock at the conversion rate as calculated pursuant to Legacy Nuburu's Certificate of Incorporation, multiplied by the Exchange Ratios at the date and time the Business Combination became effective (“Effective Time”);
•
the cancellation and conversion of all 10,782,091 issued and outstanding shares of Legacy Nuburu common stock into 138,922 shares of Nuburu Common Stock as adjusted by the Exchange Ratios;
•
the net exercise of all 4,000,000 outstanding warrants to purchase shares of Legacy Nuburu common stock immediately prior to the Effective Time in accordance with its terms and subsequent conversion into 29,189 shares of Nuburu Common Stock at the Effective Time;
•
the cancellation and conversion of all Legacy Nuburu Convertible Notes, which were accounted for as liabilities at fair value due to certain variable share settlement features contained within the notes, into shares of Legacy Nuburu common stock in accordance with its terms as of immediately prior to the Effective Time, which 2,642,239 shares were then outstanding as Legacy Nuburu common stock as of immediately prior to the Effective Time and subsequently converted into 34,045 shares of Nuburu Common Stock and 1,361,787 shares of Nuburu Series A preferred stock at the Effective Time; and
•
the cancellation and exchange of all 6,079,467 granted and outstanding vested and unvested Legacy Nuburu options, which became 78,332 Nuburu options exercisable for shares of Nuburu Common Stock with the same terms and vesting conditions except for a number of shares exercisable and the exercise price, each of which was adjusted by the Exchange Ratio; and
•
the cancellation and exchange of all 1,053,000 granted and outstanding vested and unvested Legacy Nuburu RSUs, which became 13,568 Nuburu RSUs for shares of Nuburu Common Stock with the same terms and vesting conditions except for the number of shares, which was adjusted by the Legacy Nuburu common stock Exchange Ratio.

The other related events that occurred in connection with the Closing are summarized below:

•
Tailwind and the Tailwind Sponsor entered into a letter agreement (the “Sponsor Support and Forfeiture Agreement”), dated as of August 5, 2022 (as amended by the Amended and Restated Sponsor Support and Forfeiture Agreement, dated January 31, 2023). In connection with the Business Combination, the 8,355,393 Tailwind Sponsor Class B shares were forfeited other than 28,750 shares of Common Stock (of which, 3,750 shares were transferred to Nautilus Maser Fund, L.P. and 1,250 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A preferred stock. Additionally, upon the Closing, the Sponsor cancelled the 9,700,000 Private Placement Warrants that were held by the Sponsor.
•
Tailwind, Legacy Nuburu and Lincoln Park entered into a purchase agreement pursuant to which Nuburu may direct Lincoln Park to purchase up to $100 million of Common Stock from time to time over a 48-month period, subject to certain limitations contained in the Lincoln Park Purchase Agreement. At the Closing, Nuburu issued 5,000 shares of Nuburu Common Stock to Lincoln Park.
•
Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 (the “Services Agreement”) relating to this arrangement pursuant to which Legacy Nuburu, in recognition of past Services, (i) agreed to pay $500,000 to Anzu Partners upon the closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing.

After giving effect to the Business Combination as described above, the number of shares of Common Stock and Series A preferred stock issued and outstanding immediately following the consummation of the Business Combination was as follows:

	Common Shares	Series A Preferred Shares
Tailwind public shares	7,905	—
Tailwind Sponsor Class B shares	208,885	—
Total shares of Tailwind common stock outstanding immediately prior to the Business Combination	216,790	—
Less: forfeiture of the Tailwind Sponsor Class B Common Stock other than 28,750 shares of Common Stock and 650,000 shares of Series A Preferred Stock	(180,135)	—
Tailwind Sponsor Series A Preferred Stock	—	650,000
Tailwind public shares issuance of Series A Preferred Stock	—	316,188
Legacy Nuburu shares	783,098	1,377,265
Lincoln Park Commitment Shares	5,000	—
Anzu Warrant Shares	—	500,000
Total shares of Nuburu Common Stock outstanding immediately after the Business Combination(1)(2)	824,753	2,843,453
(1)
Excludes 91,899 shares of Common Stock as of the Closing of the Business Combination to be reserved for potential future issuance upon the exercise of Nuburu options or settlement of Nuburu RSUs.
(2)
Excludes 417,770 Public Warrants issued and outstanding as of the Closing of the Business Combination.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP because Legacy Nuburu has been determined to be the accounting acquirer. Under this method of accounting, Tailwind, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Nuburu, which is the legal acquiree, is treated as the accounting acquirer. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Nuburu have become the historical financial statements of Nuburu, and Tailwind’s assets, liabilities and results of operations have been consolidated with Legacy Nuburu’s beginning on the acquisition date. For accounting purposes, the financial statements of Nuburu represent a continuation of the financial statements of Legacy Nuburu with the Business Combination being treated as the equivalent of Legacy Nuburu issuing stock for the net assets of Tailwind, accompanied by a recapitalization. The net assets of Tailwind are stated at historical costs and no goodwill or other intangible assets have been recorded. Operations prior to the Business Combination will be presented as those of Legacy Nuburu in future reports of Nuburu.

Legacy Nuburu was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•
Legacy Nuburu stockholders comprise a majority of the voting power of Nuburu;
•
The Nuburu board of directors consists only of members of the Legacy Nuburu board of directors or nominees selected by Legacy Nuburu;
•
Legacy Nuburu’s operations prior to the acquisition comprise the only ongoing operations of Nuburu;
•
Legacy Nuburu’s senior management comprises the senior management of Nuburu;
•
Nuburu has assumed the Legacy Nuburu name; and
•
Legacy Nuburu’s headquarters have become Nuburu’s headquarters.

All periods prior to the Business Combination have been retrospectively adjusted using the Exchange Ratios for the equivalent number of shares outstanding immediately after the Closing to effect the reverse recapitalization.

In connection with the Closing of the Business Combination, the Company received net proceeds from the Business Combination totaling $3.2 million, prior to deducting transaction and issuance costs. Legacy Nuburu’s total transaction expenses were approximately $3.2 million and Tailwind’s total transaction expenses were approximately $2.5 million after taking into account waivers of costs incurred by Legacy Nuburu and Tailwind.

NOTE 4. BALANCE SHEET COMPONENTS

Inventories, Net

Inventories, net as of December 31, 2024 and 2023 consisted of the following:

	Year ended December 31,
	2024	2023
Raw materials and supplies	$1,913,013	$1,973,634
Work-in-process	161,137	158,346
Finished goods	613,786	457,752
Inventories, gross	2,687,936	2,589,732
Less: inventory reserve	(1,161,469)	(1,133,457)
Inventories, net	$1,526,467	$1,456,275

During the years ended December 31, 2024 and 2023, the Company recorded net adjustments to inventories for LCNRV, obsolescence, or scrap of approximately $28,012 and $640,000, respectively. The adjustment to inventory during the year ended December 31, 2023 was primarily related to fully reserving inventory related to the Company's AO series as it shifted focus to producing the newer BLTM series, offset by scrap adjustments.

Property and Equipment, Net

Property and equipment, net as of December 31, 2024 and 2023 consisted of the following:

	Year ended December 31,
	2024	2023
Machinery and equipment	$7,203,592	$7,179,629
Leasehold improvements	897,948	897,948
Furniture and office equipment	205,897	205,897
Computer equipment and software	197,386	197,386
Property and equipment, gross	8,504,823	8,480,860
Less: accumulated depreciation and amortization	(3,670,094)	(2,829,884)
Property and equipment, net	$4,834,729	$5,650,976

Depreciation and amortization expense related to property and equipment was $790,529 and $505,898 for the years ended December 31, 2024 and 2023, respectively.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of December 31, 2024 and 2023 consisted of the following:

	Year ended December 31,
	2024	2023
Prepaid insurance	$123,959	$61,342
Other prepaid assets	28,521	94,653
Other current assets	10,269	260
Total prepaid expenses and other current assets	$162,749	$156,255

Accrued Expenses

Accrued expenses as of December 31, 2024 and 2023 consisted of the following:

	Year ended December 31,
	2024	2023
Accrued payroll and related benefits	$357,953	$754,904
Accrued legal, accounting and professional fees	2,448,594	838,865
Accrued transaction costs related to the reverse recapitalization	503,600	503,600
Accrued taxes payable	232,966	89,346
Accrued interest	560,501	87,265
Other	197,581	225,677
Total accrued expenses	$4,301,195	$2,499,657

NOTE 5. FAIR VALUE MEASUREMENTS

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1: Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2: Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3: Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

An asset or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The Company’s financial instruments that are carried at fair value consists of Level 1 and Level 3 assets and liabilities. Level 1 assets include highly liquid bank deposits and money market funds, which were not material as of December 31, 2024 and 2023. Level 1 liabilities include the Public Warrants and are classified as Level 1 due to the use of an observable market quote in an active market. The Company measured the fair value of the Public Warrants on the date of the Closing of the Business Combination based on the close price of the Public Warrant price. Level 3 liabilities include (i) the Junior Note Warrants (as defined in Note 8, Notes and Convertible Notes Payable), (ii) the August 2024 Convertible Note Derivative Liability (as defined and described in Note 8, Notes and Convertible Notes Payable) and (iii) the Legacy Nuburu Convertible Notes (as described in Note 3, Reverse Recapitalization), each of which is classified as Level 3 due to the use of unobservable inputs in the valuation of the liability. During the year ended December 31, 2024, no warrants were exercised.

The gains and losses from re-measurement of Level 1 and Level 3 financial liabilities are recorded as part of change in fair value of warrant liabilities and change in fair value of derivative liability in the consolidated statements of operations. There were no transfers between Level 1, Level 2, and Level 3 in any periods presented.

The following tables set forth the fair value of the Company’s financial liabilities by level within the fair value hierarchy as of December 31, 2024 and 2023:

	At December 31, 2024
	Level 1	Level 2	Level 3	Total
Junior Note Warrants	$—	$—	$128,615	$128,615
Convertible note derivative liability (1)	—	—	37,900	37,900

	At December 31, 2023
	Level 1	Level 2	Level 3	Total
Junior Note Warrants	$—	$—	$2,238,519	$2,238,519

(1)
Represents the August 2024 Convertible Note Derivative Liability, as defined and described in Note 8, Notes and Convertible Notes Payable.

On December 12, 2023, the New York Stock Exchange American (“NYSE American”) notified the Company, and publicly announced, that the NYSE American had determined to (a) commence proceedings to delist the Company’s Public Warrants, each whole warrant exercisable to purchase one share of the Company’s common stock, par value $0.0001 per share, at a price of $11.50 per share, and listed to trade on the NYSE American under the symbol “BURU.WS”, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value as of December 31, 2023.

Level 3 Financial Liabilities

Junior Note Warrants

The following tables set forth a summary of the changes in fair value of the Company's Junior Note Warrants issued in November 2023:

Year Ended December 31,
2024
Fair value as of December 31, 2023	$2,238,519
Change in fair value	(2,109,904)
Fair value as of December 31, 2024	$128,615

Year Ended December 31,
2023
Fair value at issuance	$—
Recognition of Junior Note Warrants upon issuance	2,668,169
Change in fair value	(429,650)
Fair value as of December 31, 2023	$2,238,519

The aggregate fair value of the Junior Note Warrants was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The significant inputs to the calculation of the fair value of the Junior Note Warrant liability were as follows:

	Year Ended December 31,
	2024	2023
Common Stock Warrants:
Stock price	$0.03 - 0.67	$0.15 - 0.18
Expected term (in years)	3.9 - 4.9	4.9 - 5.0
Expected volatility	58.9% - 79.6%	66.3%
Risk-free interest rate	3.6% - 4.3%	3.8% - 4.1%
Expected dividend yield	0.0%	0.0%

August 2024 Convertible Note Derivative Liability

The following table sets forth a summary of the changes in fair value of the Company's August 2024 Convertible Note Derivative Liability:

Fair value as of December 31, 2023	$—
Initial recognition at fair value	179,000
Change in fair value	(141,100)
Fair value as of December 31, 2024	$37,900

The aggregate fair value of the August 2024 Convertible Note Derivative Liability was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The significant inputs to the calculation of the fair value of the August 2024 Convertible Note Derivative Liability during the year ended December 31, 2024 were as follows:

Year Ended December 31, 2024
August 2024 Convertible Note Derivative Liability:
Stock price	$0.51 - $1.82
Expected term (in years)	0.35 - 0.46
Expected volatility	253.0% - 285.4%
Risk-free interest rate	4.6% - 5.0%
Expected dividend yield	0.0%

NOTE 6. COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases and occupies approximately 27,900 square feet of office space in Centennial, Colorado under a noncancelable operating lease agreement. The original term of the lease was set to expire in December 2024, however, in November 2023, the Company elected to extend the lease through June 2025. In recognition of the ROU asset and the related lease liability as of December 31, 2024, any further options to extend the lease term have not been included as the Company was not reasonably certain to exercise any such option.

	Year ended December 31,
	2024	2023
Operating lease cost	$411,751	$352,080

As of December 31, 2024 and 2023, the weighted-average remaining lease term was 0.5 years and 1.5 years, respectively, and the weighted-average discount rate used was 7.0% and 7.0%, respectively.

During the years ended December 31, 2024 and 2023, the Company recognized the following lease costs arising from the lease transaction:

	Year ended December 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities	$383,383	$372,214
Right-of-use assets obtained in exchange for new operating lease liabilities	—	263,939

As of December 31, 2024, the future payments and interest expense for the operating lease are as follows:

Year Ending December 31,	Future Payments
2025	$240,834
Total undiscounted cash flows	240,834
Less: imputed interest	(3,465)
Present value of lease liabilities	$237,369

Legal Proceedings

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for legal proceedings when it is probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued.

The Company is currently subject to two separate actions seeking default judgments for the alleged failure to pay amounts when due. CFGI, LLC is seeking a total judgment in the amount of $86,826 through the Superior Court of the Commonwealth of Massachusetts and Centennial Tech Industrial Owner, LLC is seeking a total judgment in the amount of $409,278 through the Arapahoe County Colorado District Court.

As of December 31, 2023, the Company was not involved in any material legal proceedings.

Purchase Commitments

As of December 31, 2024 and 2023, the Company had $466,798 and $602,335, respectively, in outstanding firm purchase commitments to acquire inventory and research and development parts from suppliers for the Company's ongoing operations.

Related Party Transactions

Ron Nicol paid director and officer insurance premiums of approximately $1.5 million on behalf of the Company because the Company did not have available cash to pay such amounts when due. The Company is obligated to repay such amount to Mr. Nicol, without interest or other charges. As of December 31, 2024, such amount is included in accounts payable on our consolidated balance sheet.

NOTE 7. REVENUE

The Company’s primary revenue-generating activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars.

The following table presents revenue from contracts with customers disaggregated by geography:

	Year ended December 31,
	2024	2023
United States	$24,300	$1,760,350
Asia	9,112	117,835
Europe	118,715	207,347
Total	$152,127	$2,085,532

The following table presents revenue from contracts with customers disaggregated by the timing of revenue recognition:

	Year ended December 31,
	2024	2023
Revenue recognized at a point in time	$152,127	$2,080,532
Revenue recognized over time	—	5,000
Total	$152,127	$2,085,532

Contract liabilities consist of customer deposits that are applied to invoices as the performance obligation is performed. Accounts receivable and contract liabilities as of December 31, 2024 and 2023 were as follows:

	Accounts Receivable	Contract Liabilities
January 1, 2023	$327,200	$178,750
December 31, 2023	482,279	30,400
December 31, 2024	—	24,000

During the years ended December 31, 2024 and 2023, the Company recognized $30,400 and $32,500 of revenue that was included in the contract liabilities balance at the beginning of the reporting period, respectively.

NOTE 8. NOTES AND CONVERTIBLE NOTES PAYABLE

As of December 31, 2024 and 2023, the Company's outstanding debt consisted of the following. Please refer to the remainder of this footnote for more information on the debt issued during the periods presented.

	2024	2023
Current portion of notes payable:
Junior Notes Issued November 2023	$2,369,122	$5,500,000
August 2024 Convertible Notes	537,375	—
Additional August 2024 Convertible Notes	687,315	—
Promissory Note	1,053,824	—
Senior Convertible Notes Issued June 2023	4,683,069	—
Unamortized debt discount and deferred financing costs	(88,522)	(3,352,008)
Current portion of notes payable	$9,242,183	$2,147,992
Long-term portion of notes payable:
Senior Convertible Notes Issued June 2023	—	6,967,951
Total debt	$9,242,183	$9,115,943

Junior Notes Issued November 2023

On November 13, 2023, the Company entered into Note and Warrant Purchase Agreements (the "Junior Note Purchase Agreements") with the lenders identified therein (the "Lenders") providing for (i) zero-interest promissory notes, issued with a 10% original issue discount, in the aggregate principal amount of $5,500,000 (the "Junior Notes"), and (ii) warrants ("Junior Note Warrants," refer to Note 10, Warrants), exercisable for an amount of the Company's common stock equal to 100% of the principal amount of the Junior Notes (limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders), which will be exercisable for $5.00 per share of the Company's common stock (subject to adjustments noted in the Junior Note Purchase Agreements).

The Junior Notes are junior and secured by the Company's patent portfolio pursuant to a security agreement among the parties (the "Security Agreement"). The Junior Notes will mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the Junior Note Purchase Agreements), or (iii) twelve months after issuance. The Junior Notes contain customary events of default. If the Junior Notes have not been repaid within six or nine months after issuance, the Junior Notes will begin to bear interest at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively, and an additional 25% warrant coverage will be provided at each such date, with a per share exercise price equal to 120% of the trading price of the Company's common stock at the time of issuance and a redemption right in favor of the Company when the trading price of the common stock is greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of common stock issuable upon exercise of the Junior Note Warrants will be limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders.

Refer to Note 10 for the Company's accounting for the Junior Note Warrants. As a result of that accounting, the Notes contain the original issue discount of $500,000 as well as the discount associated with the Junior Note Warrant liability of $2,668,169. The discount will be amortized over the term of the Junior Notes in accordance with FASB ASC 835 - Interest.

The table below summarizes the outstanding principal amount of the Junior Notes to related parties:

	Year ended December 31,
Noteholder	2024	2023
David Seldin(1)	$762,211	$1,100,000
Eunomia, LP(2)	1,100,000	1,100,000
CST Global LLC(3)	—	220,000
Total Junior Notes - related parties	$1,862,211	$2,420,000
(1)
David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.
(2)
Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.
(3)
David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

On March 5, 2025, in connection with certain sale of collateral, the outstanding Junior Notes were extinguished. For additional information, see Note 16.

Junior Notes Issued August 2024 (the "August 2024 Convertible Notes")

On August 6, 2024 and August 19, 2024, the Company entered into a subordinated convertible note agreement (the "August 2024 Convertible Note Agreement") with Esousa Group Holdings LLC ("Esousa") for the sale of convertible notes (the "August 2024 Convertible Notes”) in the aggregate principal amount of $673,000, issued at a discount of $25,000. The August 2024 Convertible Notes bear interest at 15% per annum, with principal and accrued interest due at maturity on February 6, 2025, unless earlier paid or converted into common stock. The notes are prepayable at any time prior to the maturity date without penalty. Upon the occurrence and continuance of an event of default or spin-off of a subsidiary, a default interest rate of an additional 5% per annum may be applied to any outstanding borrowings (in the case of an event of default only) and the investor may declare all outstanding principal plus accrued interest immediately due. Additionally, at any point after issuance, the investor has the option to convert the August 2024 Convertible Notes into common stock at the lower of (i) a fixed price of $2.03 or (ii) 80% of the lowest daily volume weighted-average price in the 10 trading days prior to such conversion date, subject to certain adjustments. Issuances of common stock on conversion are (i) subject to approval by NYSE American of a supplemental listing application, (ii) limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders and (iii) required to be registered with the SEC for resale. With certain exceptions, the Company is prohibited from issuing new securities until such stockholder approval is obtained and the registration statement registering the securities issuable under such notes has been effective for a period of at least 30 days (the “Restricted Period”). As of December 31, 2024, the effective interest rate of the August 2024 Convertible Notes was 180.2%, which reflects the impact of the August 2024 Convertible Note Derivative Liability, defined and described below.

As required under the terms of the August 2024 Convertible Notes, the Company called a stockholder meeting to approve the securities issuable upon conversion of such notes. However, the Company was unable to achieve quorum and was forced to delay obtaining such approval. Further, while the Company timely filed a registration statement for the resale of shares issuable on conversion, it has not yet been declared effective by the SEC. As a result, the Company is currently in default under the terms of such notes.

The Company determined that the conversion and share-settled redemption features, as well as the automatic increase in interest rate upon an event of default feature, of the August 2024 Convertible Notes were embedded derivatives that were required to be bifurcated from the host instrument and accounted for as embedded derivative instruments, which the Company compounded (the "August 2024 Convertible Note Derivative Liability"). As the Company did not elect the fair value option for the August 2024 Convertible Notes, the proceeds from the August 2024 Convertible Notes were allocated to the initial fair value of the August 2024 Convertible Note Derivative Liability, which was determined to be $179,000, with the residual balance allocated to the initial carrying value of the August 2024 Convertible Notes host instrument. For additional information related to the fair value of the August 2024 Convertible Note Derivative Liability, see Note 5.

The Company incurred $114,800 in deferred financing costs for legal fees related to the issuance of the August 2024 Convertible Notes. Additionally, in connection with the issuance of the August 2024 Convertible Notes, the Company issued warrants to a financial services firm as compensation for their services performed, the fair value of which was determined to be $40,657 and was recorded as a deferred financing cost. For additional information regarding these warrants, see Note 10.

Concurrent with the above, Esousa also purchased $687,315 of outstanding principal and accrued interest under the Senior Convertible Notes from an existing investor and subsequently exchanged such notes for subordinated convertible notes (the "Additional August 2024 Convertible Notes"). The Additional August 2024 Convertible Notes may be prepaid at any time without penalty, do not accrue interest, mature on February 6, 2025 and may be converted at any time on or after the issuance date into common stock at a conversion price of 25% of the closing price of the common stock on the trading day prior to such conversion date, subject to certain adjustments.

The August 2024 Convertible Notes and Additional August 2024 Convertible Notes are unsecured and subordinated to the Company’s outstanding Senior Convertible Notes and Junior Convertible Notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

In March 2025, the remaining August 2024 Convertible Notes were purchased by Indigo Capital and subsequently extinguished, as further described in Note 16.

Senior Convertible Notes Issued June 2023

On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements (the “Senior Convertible Note Purchase Agreements”) with certain investors (each, an “Investor”) for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $9,225,000, and (ii) warrants (“Senior Note Warrants," refer to Note 10, Warrants) to purchase up to 287,972 shares of the Company’s common stock from the June 12, 2023 Purchase Agreement and up to 47,238 shares of Common Stock from the June 16, 2023 Purchase Agreement.

The Senior Convertible Notes are senior, secured obligations of the Company, which became secured by the Company's patent portfolio per the Security Agreement as of November 2023, bear interest at the rate of 7.0% per annum, and are payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes are senior to the Junior Notes pursuant to an intercreditor agreement between the parties. The Senior Convertible Notes may be converted at any time following June 23, 2023 and prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option. In the event of the Sale of the Company (as defined in the Senior Convertible Notes), the outstanding principal amount of each Senior Convertible Note, plus all accrued and unpaid interest not otherwise converted into equity securities pursuant to the terms of the Senior Convertible Notes, shall (i) if the Investor so elects, be converted into equity securities pursuant to the terms of the Senior Convertible Notes at a price equal to $27.52 per share (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the principal amount to be prepaid.

As further described above, during August 2024, $687,315 of outstanding principal and accrued interest under the Senior Convertible Notes was purchased by another investor and subsequently exchanged for the issuance of a subordinated convertible note.

On December 16, 2024, the Lead Investor (as defined in the agreement governing the Senior Convertible Notes) issued a notice of default and acceleration, as well as a demand for payment, to the Company as a result of the failure of the Company to make certain required repayments under existing debt obligations, which constituted an event of default under the terms of the Senior Convertible Notes.

The table below summarizes the outstanding principal amount of the Senior Convertible Notes to related parties:

Investor	2024	2023
Wilson-Garling 2023 Family Trust(1)	$5,138,055	$5,138,055
David Seldin(2)	—	1,233,133
Eunomia, LP(3)	1,027,611	1,027,611
Curtis N Maas Revocable Trust(4)	102,761	102,761
Total Senior Convertible Notes - related parties	$6,268,427	$7,501,560
(1)
Thomas J. Wilson, an affiliate of Wilson-Garling 2023 Family Trust, was a member of the Legacy Nuburu board of directors.

(2)
David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.
(3)
Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.
(4)
Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

On March 5, 2025, in connection with certain sale of collateral, the outstanding Senior Convertible Notes were extinguished. For additional information, see Note 16.

Promissory Note

In October 2024, the Company entered into an unsecured promissory note (the "Promissory Note") with an investor for a principal amount of $1,053,824. The Promissory Note is subordinated to the Company's other outstanding debt instruments, accrues interest at 8% per annum and matures in October 2025. The notes are prepayable at any time prior to the maturity date without penalty. Upon an event of default, the investor may require all outstanding and accrued interest immediately due and payable. In early 2025, the Company entered into an amendment to the settlement and mutual release agreement with Liqueous, which settled the Promissory Note through the issuance of the February 2025 Pre-Funded Warrants, as defined and further described in Note 16.

Extinguishments

During the year ended December 31, 2024, the Company issued 19,234,912 shares to noteholders to extinguish an aggregate $5,645,471 of principal and accrued interest under the Senior Notes and Junior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in an aggregate net loss on debt extinguishment of $20,504,307 recorded in the consolidated statement of operations.

NOTE 9. CONVERTIBLE PREFERRED STOCK

Legacy Nuburu Preferred Stock Financing

In multiple closings in December 2021 and January 2022, Legacy Nuburu sold an aggregate of 1,166,372 shares of Legacy Nuburu Series C Preferred Stock, at a purchase price of $5.00 per share, for an aggregate purchase price of approximately $5.8 million.

Series A Preferred Stock

Ranking

The Company’s Preferred Stock ranks senior to the Company’s Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends

Holders of the Company’s Preferred Stock participate, on an as-converted basis (without regard to any conversion limitations) in all dividends paid to the holders of the Company’s Common Stock.

Conversion Rights

The Preferred Stock is convertible at any time into Common Stock at a conversion rate equal to $0.25 (subject to equitable adjustment in the event of a stock split, stock consolidation, subdivision or certain other events of a similar nature that increase or decrease the number of shares of Preferred Stock outstanding (the “Original Issuance Price”)) divided by the lesser of (i) $11.50 and (ii) the greater of (x) 115% of the lowest volume-weighted average price per share of the Company’s Common Stock as displayed under the heading Bloomberg VWAP (the “VWAP”) for any consecutive ninety-trading day period prior to the calculation of such VWAP and (y) $5.00, in each case subject to adjustment as set forth in the Certificate of Designations (the “Conversion Price”).

Any conversion will be settled only in shares of Common Stock; provided, that, upon any conversion that would result in the holders beneficially owning greater than 9.99% of the Company’s voting stock outstanding as of the conversion date or any individual holder beneficially owning Common Stock in excess of the maximum number of shares of Common Stock that could be issued to the holder without triggering a change of control under the applicable stock exchange listing rules, the excess, if any, of the conversion consideration otherwise payable upon such conversion shall be paid in cash, based on an amount per share of Common Stock equal to the last reported price per share of the Common Stock on the trading day immediately preceding the conversion date.

Mandatory Conversion

If the VWAP is greater than 200% of the Conversion Price for any 20 trading days in a 30-day trading day period, the Company may elect to convert all, but not less than all, of the Preferred Stock then outstanding into the Company’s Common Stock at a conversion rate with respect to each share of Preferred Stock equal to the Original Issuance Price as of the date of such conversion divided by the then applicable Conversion Price.

Voting Rights

The holders of Preferred Stock are not entitled to vote at or receive notice of any meeting of stockholders, except the holders of Preferred Stock are entitled to certain consent rights on matters related to (i) the creation or authorization of the creation of any equity or debt securities of the Company that rank senior or equal to certain rights of the Preferred Stock and (ii) the authorization of any adverse change to the powers, preferences, or special rights of the Preferred Stock set forth in the Company’s Certificate of Incorporation or Bylaws, and shall have voting rights as required by law.

Redemption

On the second anniversary of the Closing Date, or January 31, 2025 (the “Test Date”), the Company is obligated to redeem the maximum portion of the Preferred Stock permitted by law in cash at an amount equal to the Original Issuance Price as of such date if the Conversion Price exceeds the VWAP. If, on the Test Date, the Conversion Price is equal to or less than the VWAP, the Company must convert all shares of Preferred Stock then outstanding into shares of the Company’s Common Stock at the then applicable Conversion Price. Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such redemption. The mandatory redemption and conversion provisions described herein are further subject to certain limitations detailed in the Certificate of Designations. As a result of such redemption feature, the Company recorded the Preferred Stock at its redemption value and classified the Preferred Stock as mezzanine equity on the consolidated balance sheet through January 31, 2025. As the Conversion Price of the Preferred Stock exceeded the VWAP on the January 31, 2025 Test Date, the Company was obligated to redeem the Preferred Stock beginning at that time and, as such, reclassified such Preferred Stock from mezzanine equity to a long-term liability on January 31, 2025.

Series A Preferred Stock Issuances

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024 and 2023, there were 2,388,905 shares of preferred stock issued and outstanding, respectively.

Upon the Closing of the Business Combination, all 23,237,703 shares of issued and outstanding convertible preferred stock were cancelled and converted into 580,943 shares of Legacy Nuburu common stock based upon the conversion rate as calculated pursuant to Legacy Nuburu's Certificate of Incorporation, multiplied by the Exchange Ratios at the Effective Time.

Additionally, upon the Closing of the Business Combination, the cancellation and conversion of all Legacy Nuburu Convertible Notes into shares of Legacy Nuburu common stock in accordance with its terms as of immediately prior to the Effective Time resulted in the issuance of 2,642,239 shares which were then outstanding as Legacy Nuburu common stock as of immediately prior to the Effective Time and subsequently converted into 34,045 shares of Nuburu Common Stock and 1,361,787 shares of Nuburu Series A preferred stock at the Effective Time.

As of the Closing, each Legacy Nuburu stockholder waived its right to participate in the Preferred Stock Issuance (for clarity, excluding any shares received as a result of the conversion of any Legacy Nuburu Convertible Notes prior to the Closing, which were entitled to participate in the Preferred Stock Issuance). Legacy Nuburu stockholders were entitled to receive approximately 99% of the Common Stock issued as merger consideration pursuant to the Business Combination Agreement agreed to waive such right by entering into the Stockholder Support Agreement (for clarity, excluding any shares received as a result of the conversion of any Legacy Nuburu Convertible Notes). Those Legacy Nuburu stockholders who did not waive their right to participate resulted in the issuance of 15,478 shares of Nuburu Series A preferred stock at the Effective Time.

Each Tailwind stockholder who did not redeem their shares received a share of Nuburu Series A preferred stock. This resulted in the issuance of 316,188 shares of Nuburu Series A preferred stock to those non-redeeming stockholders.

Tailwind and the Tailwind Sponsor entered into the Sponsor Support and Forfeiture Agreement. In connection with the Business Combination, the 8,355,393 Founder Shares were forfeited other than 28,750 shares of Common Stock (of which, 3,750 shares were transferred to Nautilus Maser Fund, L.P. and 1,250 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A preferred stock.

Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) was engaged by Legacy Nuburu to act as its counsel for the Business Combination. As partial compensation for the services provided by WSGR to Legacy Nuburu in connection with the Business Combination, the Company agreed to issue to WSGR 4,887 shares of Common Stock and 195,452 shares of Preferred Stock pursuant to the terms of the Stock Purchase Agreement entered into by and between the Company and WSGR on March 10, 2023. The foregoing issuance was made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 pursuant to which Legacy Nuburu, in recognition of past Services, (i) agreed to pay $500,000 to Anzu Partners upon the closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing and the $500,000 payment was made during the year ended December 31, 2023.

Conversions

In November 2023, a holder of Series A Preferred Stock converted 650,000 shares of Series A Preferred Stock to 32,500 shares of Common Stock under the terms described under "Conversion Rights" above.

NOTE 10. WARRANTS

The following table provides a summary of the number of the Company's outstanding warrants:

	Year Ended December 31,
	2024	2023
Liability classified warrants:
Junior Note Warrants	859,315	550,000
Public Warrants	417,770	417,770
Total liability-classified warrants outstanding	1,277,085	967,770

Equity classified warrants:
June 2023 Senior Note Warrants	335,210	335,210
Pre-Funded Warrants	837,116	—
August 2024 Warrants Issued with Junior Notes	19,892	—
Total equity-classified warrants outstanding	1,192,218	335,210

Liability Classified Warrants

November 2023 Junior Note Warrants

In connection with the Junior Notes discussed in Note 8 - Notes and Convertible Notes Payable the Company issued the Junior Note Warrants to purchase up to 550,000 shares of the Company's common stock. The Junior Note Warrants currently outstanding have an exercise price equal to $5.00 per share (subject to adjustment per the Junior Note Purchase Agreements) and expire on December 6, 2028. The Junior Note Purchase Agreements also provide for additional warrants to be issued if the Junior Notes remain outstanding for certain periods of time: (i) if the Junior Notes have not been repaid six months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the Volume Weighted Average Price ("VWAP") of the Company's Common Stock during the ten trading days immediately prior to issuance and (ii) if the Junior Notes have not been repaid nine months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance. As a portion of the Junior Notes were outstanding at each of May 13, 2024 and August 13, 2024, the Company was required to issue 309,315 additional warrants pursuant to the Junior Note Purchase Agreements during the year ended December 31, 2024.

Based on the terms of the Junior Note Purchase Agreements, the Junior Note Warrants were evaluated under FASB ASC 815-40 - Derivatives and Hedging-Contracts in Entity's Own Equity ("ASC 815-40") and the Company concluded they did not initially meet the criteria to be classified in stockholders' equity (deficit). Specifically, there were contingent exercise provisions and settlement provisions that existed, as described above, where the number of shares available under the Junior Note Warrants may be adjusted. Because the number of outstanding common shares was not a fair value input to a fixed-for-fixed model, the Junior Note Warrants are treated as liabilities and are remeasured at each reporting date. The proceeds of $5,500,000 were allocated first to the Junior Note Warrant liability at fair value and then to the Junior Notes. The Company further determined that the Junior Warrant liability meets the criteria to be accounted for as a bifurcated derivative due to the significant discount it creates on the Junior Notes.

Public Warrants

In connection with the closing of the Business Combination, Nuburu assumed the 16,710,785 Public Warrants outstanding on the date of Closing. As of December 31, 2024, all 417,770 Public Warrants remain outstanding. However, on December 12, 2023, the NYSE notified the Company and publicly announced that the NYSE had determined to (a) commence proceedings to delist the Company’s Public Warrants, each whole Public Warrant exercisable to purchase one share of the Company’s common stock at a price of $460.00 per share, and listed to trade on the NYSE under the symbol “BURU WS”, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value in the financial statements as of December 31, 2024.

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $460.00 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its warrants only for a whole number of shares of Common Stock. The Public Warrant will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemptions of Public Warrants when the price of Common Stock equals or exceeds $720.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at a price of $0.40 per warrant;
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Common Stock equals or exceeds $720.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $400.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at $16.00 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Common Stock;
•
if, and only if, the last reported sale price of the Common Stock equals or exceeds $400.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
•
if the closing price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $720.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Equity Classified Common Stock Warrants

June 2023 Senior Note Warrants

In connection with the issuance of Senior Convertible Notes discussed in Note 8 - Notes and Convertible Notes Payable, the Company issued the Senior Note Warrants to purchase up to 287,972 shares of the Company's common stock pursuant to the June 12, 2023 Purchase Agreement and 47,238 shares of Common Stock pursuant to the June 16, 2023 Purchase Agreement. The Senior Note Warrants have an exercise price equal to $41.20 per share and expire on June 23, 2028.

As the Senior Note Warrants were part of a bundled transaction, the gross proceeds from the issuance of $9,225,000 were allocated to the Senior Convertible Notes and the Senior Note Warrants based on their respective relative fair value upon issuance. The aggregate fair value of the Senior Note Warrants of $3,401,366 was estimated using the Black-Scholes option-pricing model with the following assumptions:

Upon Issuance
Common Stock Warrants:
Expected term (in years)	5.0
Expected volatility	47.9%
Risk-free interest rate	4.0%
Expected dividend yield	0.0%

The allocated proceeds from the Senior Note Warrants of $2,511,759 were recorded in additional paid-in capital in the consolidated balance sheets upon issuance of the Senior Note Warrants.

Pre-Funded Warrants

On May 1, 2024, the Company entered into a Pre-Funded Warrant Purchase Program (the “Program”) with strategic investors, pursuant to which from time-to-time the Company may sell and the investors may acquire pre-funded warrants, up to a total purchase price to the Company equal to $15 million. The exercise price for the pre-funded warrants is substantially paid by the purchaser at closing and, as a result, such warrants may be exercised in the future with a nominal exercise price payment. Investors will also receive a warrant to acquire the same number of shares covered by the pre-funded warrant for a purchase price equal to 150% of the relevant pre-funded warrant purchase price exercisable for a period of 5 years. Each specific transaction will be entered into on terms agreed by the parties; provided however, that in no case will the purchase price per share be less than 110% of the closing price per share of the Company’s common stock on the trading day immediately preceding the date of purchase. Contemporaneously with the acquisition of pre-funded warrants, the investors may also voluntarily convert outstanding notes previously issued by the Company; provided that such transactions, as a whole, may not result in an effective direct or indirect discount to market price to the investors of greater than 30%.

During the year ended December 31, 2024, the Company issued 837,116 pre-funded warrants, for total cash proceeds of $2,139,866 in pre-funded warrants pursuant to the Program. Each pre-funded warrant entitles the holder to purchase one share of common stock at an exercise price ranging from 125% to 140% of the relevant pre-funded warrant purchase price. The pre-funded warrant is exercisable any time after issuance through five years. No pre-funded warrants were exercised during the year ended December 31, 2024. The proceeds from the issuance of the pre-funded warrants were recorded to additional paid-in capital in the consolidated balance sheets. In early 2025, the Company entered into the Amendment to the Settlement with Liqueous, each as defined and described in Note 16, which among other things modified the Company's Pre-Funded Warrants. For additional information, see Note 16. The Program is no longer being utilized.

August 2024 Warrants Issued with Junior Notes

As discussed in Note 8, in connection with the issuance of the August 2024 Convertible Notes, the Company issued an aggregate 19,892 warrants to a financial services firm as compensation for their services performed, the fair value of which was determined to be $40,657 and was recorded as a deferred financing cost and associated additional paid-in capital in the consolidated balance sheet, as the warrants were determined to be equity classified. The warrants are exercisable through payment of an exercise price ranging from $2.18 to $3.18, subject to certain customary antidilution adjustments, at any time after issuance through the expiration date in August 2029.

NOTE 11. STOCK-BASED COMPENSATION

As of December 31, 2024, the Company had an active stock-based incentive compensation plan and an employee stock purchase plan: the 2022 Equity Incentive Plan (the “2022 Plan”) and the 2022 Employee Stock Purchase Plan (the “ESPP”). All new equity compensation grants are issued under these two plans; however, outstanding awards previously issued under inactive plans will continue to vest and remain exercisable in accordance with the terms of the respective plans.

The 2022 Plan provides for the grant of stock and stock-based awards including stock options, restricted stock, restricted stock units, performance awards, and stock appreciation rights. As of December 31, 2024, there are 66,000 shares available for grant under the 2022 Plan and approximately 10,000 shares available for grant under the ESPP.

Stock-Based Compensation Expense

Total stock-based compensation expense recognized in the Company’s consolidated statements of operations is classified as follows:

	Year ended December 31,
	2024	2023
Cost of revenue	$466,658	$640,847
Research and development	476,666	617,386
Selling and marketing (1)	(181,160)	266,675
General and administrative	1,103,931	965,501
Total stock-based compensation expense	$1,866,095	$2,490,409

_______________

(1)
Includes the reversal of stock compensation expense due to the departure of our Chief Marketing and Sales Officer in April 2024 and the resultant forfeiture of his unvested awards.

The Company’s stock-based compensation expense is based on the value of the portion of stock-based payment awards that are ultimately expected to vest. During the years ended December 31, 2024 and 2023, stock-based compensation relating to stock-based awards granted to consultants was $178,877 and $458,174, respectively.

Restricted Stock Units

The Company grants Restricted Stock Units ("RSUs") to its employees for their services with a liquidity event requirement. The RSUs granted to employees vest over a period of time from the grant date and are subject to the participants continuing service to the Company over the period. The following table shows a summary of the Company's RSUs outstanding as of December 31, 2024 as well as activity the year then ended:

	RSUs
	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2023	22,213	$208.80
RSUs granted	45,725	$5.38
RSUs vested	(52,789)	$24.33
RSUs forfeited	(10,587)	$94.46
Unvested at December 31, 2024	4,562	$223.07

The total grant date fair value of RSUs awarded was $246,000 and $1,709,217 for the years ended December 31, 2024 and 2023, respectively. The total grant date fair value of RSUs vested was $1,284,257 and $1,730,895 for the years ended December 31, 2024 and 2023, respectively.

As of December 31, 2024, total unrecognized stock-based compensation costs related to RSUs was $995,162, which is expected to be recognized over a remaining weighted average period of 0.84 years. As of December 31, 2024, all of the outstanding RSUs are expected to vest.

Stock Options

The Company's outstanding stock options generally expire 10 years from the date of grant and are exercisable when the options vest, generally over four years, the majority of which vest at a rate of 25% on the first anniversary of the grant date, with the remainder vesting ratably each month over the next three years. A summary of stock option activity is as follows:

	Number of Stock Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2023	188,865	$74.41	7.9	$—
Options granted	64,564	$2.77
Options exercised	—	$—
Options cancelled or forfeited	(34,999)	$152.01
Options outstanding at December 31, 2024	218,430	$40.80	7.1	$7,375.15
Options exercisable at December 31, 2024	143,214	$49.70	6.1	$7,375.15
Options vested and expected to vest at December 31, 2024	218,430	$40.80	7.0	$7,375.15

The weighted-average grant date fair value of options granted to employees and consultants was $3.17 and $19.20 per share for the years ended December 31, 2024 and 2023, respectively.

Aggregate intrinsic value represents the difference between the estimated fair value of the underlying Common Stock and the exercise price of outstanding, in-the-money options. The aggregate intrinsic value of options exercised was nil and $1,040 for the years ended December 31, 2024 and 2023, respectively.

As of December 31, 2024, total unrecognized stock-based compensation cost related to stock options was $702,471, which is expected to be recognized over a weighted-average period of 2.21 years.

Determining the appropriate fair value of stock based awards requires the input of subjective assumptions including the fair value of the Company’s Common Stock, the expected life of the option, and expected stock price volatility. The Company used the Black Scholes option pricing model to value its stock option awards.

The Company estimates the fair value of the options utilizing the Black-Scholes option pricing model, which is dependent upon several variables, including expected option term, expected volatility of the Company’s share price over the expected term, expected risk-free interest rate over the expected option term, and expected dividend yield rate over the expected option term, and actual forfeiture rates. A summary of the assumptions the Company utilized for option grants during the years ended December 31, 2024 and 2023, respectively, are as follows:

	Year ended December 31,
	2024	2023
Expected term (in years)	4.0	0.75-5.0
Expected volatility	47.8% - 55.0%	44.9%-47.6%
Risk-free interest rate	4.0% - 4.5%	3.8%-5.5%
Expected dividend yield	0.0%	0.0%

Common Stock Issued for Services

During the year ended December 31, 2024, the Company paid for certain services through the issuance of 12,500 fully vested common stock. The common stock awards are equity-classified, and compensation expense was recognized based on the fair value of the Company's common stock on the date of issuance. Stock-based compensation expense associated with the awards was immaterial for the twelve months ended December 31, 2024.

NOTE 12. INCOME TAXES

Due to its current operating losses, the Company recorded zero income tax expense during the years ended December 31, 2024 and 2023. During these periods, the Company’s activities were limited to U.S. federal and state tax jurisdictions, as it does not have any significant foreign operations.

A summary of the sources of differences between income taxes at the federal statutory rate and the provision for income taxes for the years ended December 31, 2024 and 2023, respectively, is as follows:

	Year Ended December 31,
	2024	2023
Tax benefit at the statutory rate	$(7,249,161)	$(4,346,294)
Increase (decrease) in taxes resulting from:
State taxes	(1,583,965)	(400,290)
Stock-based compensation	34,599	82,430
Research and development tax credits	(100,311)	(418,321)
Loss on debt extinguishment	4,305,904	—
Deferred tax true-ups and other	(1,037,064)	(167,497)
Change in valuation allowance	5,629,998	5,249,972
Total income tax expense (benefit)	$—	$—

Significant components of the Company's deferred income tax assets and liabilities are as follows:

	As of December 31,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$16,979,615	$13,095,540
Research and development credits	1,310,860	1,647,502
Capitalized pre-business expenses	3,860,144	2,229,904
Accrued expenses	219,423	124,458
Stock-based compensation	1,019,432	899,453
Inventory reserve	282,905	243,070
Operating lease liability	57,817	127,116
Capitalized §174 research and development costs	1,966,559	1,905,522
Unrealized derivative gain/loss	34,368	—
Total deferred tax assets before valuation allowance	25,731,123	20,272,565
Less valuation allowance	(25,386,669)	(19,756,671)
Total deferred tax assets	344,454	515,894
Deferred tax liabilities
Fixed assets	(295,152)	(390,191)
Right-of-use assets	(49,302)	(125,703)
Total deferred tax liabilities	(344,454)	(515,894)
Net deferred tax asset (liability)	$—	$—

Effective for tax years beginning after December 31, 2021, taxpayers are required to capitalize any expenses incurred that are considered incidental to research and experimentation ("R&E") activities under IRC Section 174. While taxpayers historically had the option of deducting these expenses under IRC Section 174, the December 2017 Tax Cuts and Jobs Act mandates capitalization and amortization of R&E expenses for tax years beginning after December 31, 2021. Expenses incurred in connection with R&E activities in the US must be amortized over a 5-year period if incurred, and R&E expenses incurred outside the US must be amortized over a 15-year period. R&E activities are broader in scope than qualified research activities that are considered under IRC Section 41 (relating to the research tax credit). For the year ended December 31, 2022, the Company performed an analysis based on available guidance and determined that it will continue to be in a loss position even after the required capitalization and amortization of its R&E expenses. The Company will continue to monitor this issue for future developments, but it does not expect R&E capitalization and amortization to require it to pay cash taxes now or in the near future. Also effective for tax years beginning after December 31, 2021, companies are subject to further limitations on the tax deductibility of interest expense, which becomes limited to approximately 30% of adjusted earnings before interest and income tax expense. Interest expense that is limited for tax purposes may be carried forward indefinitely.

Due to the Company’s history of cumulative losses and after considering all the available objective evidence, management concluded that it is not more likely than not that all of the Company’s net deferred tax assets will be realized in the future. Accordingly, the Company’s deferred tax assets, which include net operating loss (“NOL”) carryforwards and tax credits related primarily to research and development, continue to be subject to a valuation allowance as of December 31, 2024 and 2023. The Company expects to continue to maintain a full valuation allowance until there is sufficient evidence to support recoverability of its deferred tax assets.

As of December 31, 2024 and 2023, the Company had approximately $72 million and $56 million, respectively, of unused federal net operating losses and approximately $53 million and $30 million, respectively, of unused state net operating loss carryforwards, that may be applied against future federal and state taxable income. If not utilized, the Company has approximately $1.8 million of federal and $1.3 million of state carryforwards as of December 31, 2024 and 2023, that expire in the year 2035 through 2038 with the remainder having an indefinite carryforward yet being subject to 80% limitation as a result of the Tax Cuts and Jobs Act. In addition, the Company had federal research credit carryforwards as of December 31, 2024 and 2023 of approximately $1.3 million and $1.6 million, respectively, of which will expire in the year 2035 through 2044, if not utilized.

As of December 31, 2024 and 2023, the Company has determined that it is more likely than not that the Company will not recognize the future tax benefit of the loss carryforwards and the capital losses, and has recognized a valuation allowance of approximately $25.4 million and $19.2 million, respectively. The valuation allowance increased by approximately $5.6 million during the year ended December 31, 2024.

Utilization of the NOL carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more "5-percent stockholders" increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period, or beginning the day after the most recent ownership change, if shorter. The Company has determined that a Section 382 change in ownership occurred during the year ended December 31, 2023. As a result of this change in ownership, we expect that certain of the Company's NOLs may not be utilized in the future to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. However, due to the full valuation allowance recorded as of December 31, 2024, the limitation does not affect the Company's results of operations for the periods presented.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2024 and 2023 is as follows:

	Year Ended December 31,
	2024	2023
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	4.6%	1.9%
Stock-based compensation	-0.1%	-0.4%
General business credits	0.3%	2.0%
Loss on extinguishment of debt	-12.5%	0.0%
Deferred tax true-ups and other	3.0%	0.8%
Change in valuation allowance	-16.3%	-25.3%
Income tax provision	0.0%	0.0%

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance at January 1, 2024	$—
Additions based on tax positions related to 2024	25,078
Additions for tax positions of prior years	411,876
Balance as of December 31, 2024	$436,954

NOTE 13. NET LOSS PER SHARE

Diluted earnings per share ("EPS") includes the dilutive effect of Common Stock equivalents and is computed using the weighted-average number of Common Stock and Common Stock equivalents outstanding during the reporting period. Diluted EPS during the years ended December 31, 2024 and 2023 excluded Common Stock equivalents because the effect of their inclusion would be anti-dilutive or would decrease the reported loss per share. The following table sets forth securities outstanding that could potentially dilute the calculation of diluted earnings per share:

	Year ended December 31,
	2024	2023
Stock options outstanding	218,430	188,865
Junior Note Warrants	859,315	550,000
Public Warrants	417,770	417,770
June 2023 Senior Note Warrants	335,210	335,210
Pre-Funded Warrants	837,116	—
August 2024 Warrants Issued with Junior Notes	19,892	—
Unvested restricted stock units	4,562	22,213
If-converted Common Stock from Series A Preferred Stock(1)	119,445	151,945
If-converted Common Stock from convertible notes	16,657,280	335,661
Total	19,469,020	2,001,664

_______________

(1)
Assumes that all shares of Series A Preferred Stock are converted into Common Stock at a conversion rate equal to $0.25 divided by $5.00 (adjusted by the Reverse Stock Split), representing the maximum number of shares issuable to holders of Series A Preferred Stock.

NOTE 14. SEGMENT REPORTING

Operating segments are defined as components of an entity about which discrete financial information is evaluated regularly by the Chief Operating Decision Maker ("CODM") in deciding how to allocate resources and assess performance. The Company operates and manages its business as one business segment, which is high-power, high-brightness blue laser technology. Accordingly, the Company has one reportable segment. The Company has a single management team that reports to the Chief Executive Officer, the Company's CODM, who comprehensively manages the entire Company. The accounting policies of the segment are the same as those described in the summary of significant accounting policies.

When evaluating the Company’s financial performance, the CODM is regularly provided with more detailed expense information than what is included in the Company’s statements of operations. The CODM uses net loss, as reported in the consolidated statements of operations, in evaluating the performance of the segment. Decisions regarding resource allocation are made primarily during the annual budget planning process and reallocated as needed throughout the year. The measure of segment assets is reported on the balance sheets as total assets.

The following table shows a reconciliation of the Company’s net loss, including the significant expense categories regularly provided to and reviewed by the CODM, as computed under U.S. GAAP, to the Company’s total net loss in the consolidated statements of operations:

	Year Ended December 31,
	2024	2023

Revenue	$152,127	$2,085,532
Cost of revenue:
Materials	57,867	944,615
Direct labor	1,336,722	1,457,823
Direct job costs	222,835	2,833,893
Overhead	588,052	459,102
Total cost of revenue	2,205,476	5,695,433
Gross margin	(2,053,349)	(3,609,901)
Operating expenses:
Research and development	1,821,816	5,462,680
Selling and marketing	468,074	1,539,690
General and administrative	8,807,651	11,117,525
Total operating expenses	11,097,541	18,119,895
Other segment items (1)	(21,364,864)	1,019,350
Segment net loss	$(34,515,754)	$(20,710,446)

_______________

(1)
Other segment items consist of interest income, interest expense, change in fair value of warrant liabilities, change in fair value of derivative liability, loss on extinguishment of debt and other income, net.

NOTE 15. RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS AND PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

During the preparation of the Company's consolidated financial statements as of and for the year ended December 31, 2024, the Company identified the following two misstatements:

•
Junior Note Deferred Financing Cost Misstatement: Amortization of deferred financing costs were improperly presented within general and administrative, rather than in interest expense, on the Company's consolidated statements of operations for the year ended December 31, 2023 and its condensed consolidated statements of operations for the quarters and year-to-date periods ended March 31, 2024, June 30, 2024 and September 30, 2024. There was no impact on the consolidated balance sheets, consolidated statements of changes in stockholders' deficit or consolidated statements of cash flows in any period as a result of the Junior Note Deferred Financing Cost Misstatement.
•
Senior Convertible Notes Misstatement: In late 2023, the Senior Convertible Notes were exchanged and, in accordance with the terms of the exchange, accrued and unpaid interest from the issuance date of the Senior Convertible Notes through the exchange date was to be added to the principal balance at that time, however, the Company did not properly add such accrued interest to principal, resulting in an (i) understatement of the principal amount of the Senior Convertible Notes and overstatement of accrued interest on the consolidated balance sheets as of December 31, 2023 and as of March 31, 2024, June 30, 2024, and September 30, 2024, (ii) understatement of interest expense in the consolidated statements of operations for the year ended December 31, 2023 and the condensed consolidated statements of operations for the quarters and year-to-date periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and (iii) overstatement of the loss on extinguishment of debt in the condensed consolidated statements of operations for the quarters and year-to-date periods ended June 30, 2024 and September 30, 2024, when certain of the Senior Convertible Notes were extinguished. The impact to the consolidated income statements also impacts the same line items presented on the consolidated statements of changes in stockholders' deficit and consolidated statements of cash flows.

The Board of Directors and management, upon the recommendation of the Audit Committee of the Board of Directors, concluded on April 11, 2025 that the Company’s previously issued financial statements as of and for the year ended December 31, 2023 and unaudited condensed consolidated financial statements as of and for each of the interim quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 should no longer be relied upon due to material misstatements, and that the Company would restate such financial statements to (i) properly reclassify the amortization of deferred financing costs within interest expense and (ii) properly account for the impact to principal, accrued interest, interest expense and loss on extinguishment of debt related to the exchange of the Senior Convertible Notes.

The Company’s management and the Audit Committee have discussed the matters herein disclosed in this Form 10-K with WithumSmith+Brown, P.C., the Company’s independent registered public accounting firm.

The Company has not filed, and does not intend to file, amendments to the previously filed Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, but instead is restating its unaudited interim condensed consolidated financial statements in this 10-K.

The corrections to (i) the year ended December 31, 2023 presented in this 10-K and (ii) the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 to be presented in the Company's upcoming Form 10-Qs to be filed during 2025 are as follows:

Consolidated Balance Sheets

	As of December 31, 2023
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accrued expenses	$2,750,305	$(250,648)	$2,499,657
Total current liabilities	$10,028,688	$(250,648)	$9,778,040
Convertible notes payable	$6,713,241	$254,710	$6,967,951
Total liabilities	$19,217,817	$4,062	$19,221,879
Stockholders’ Deficit
Accumulated deficit	$(97,286,789)	$(4,062)	$(97,290,851)
Total Stockholders’ Deficit	$(32,541,859)	$(4,062)	$(32,545,921)

	As of March 31, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accrued expenses	$3,248,847	$(246,202)	$3,002,645
Total current liabilities	$12,441,326	$(246,202)	$12,195,124
Convertible notes payable	$6,713,241	$254,710	$6,967,951
Total liabilities	$21,509,495	$8,507	$21,518,002
Stockholders’ Deficit
Accumulated deficit	$(102,987,442)	$(4,445)	$(102,991,887)
Total Stockholders’ Deficit	$(37,430,270)	$(4,445)	$(37,434,715)

	As of June 30, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accrued expenses	$4,316,645	$(246,332)	$4,070,313
Total current liabilities	$13,502,361	$(246,332)	$13,256,029
Convertible notes payable	$5,385,147	$204,321	$5,589,468
Total liabilities	$19,339,515	$(42,011)	$19,297,504
Stockholders’ Deficit
Accumulated deficit	$(115,674,830)	$48,505	$(115,626,325)
Total Stockholders’ Deficit	$(34,841,521)	$48,505	$(34,793,016)

	As of September 30, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accrued expenses	$4,443,179	$(244,997)	$4,198,182
Total current liabilities	$15,672,672	$(244,997)	$15,427,675
Convertible notes payable	$4,511,880	$171,188	$4,683,068
Total liabilities	$20,266,885	$(73,809)	$20,193,076
Stockholders’ Deficit
Accumulated deficit	$(120,052,352)	$31,797	$(120,020,555)
Total Stockholders’ Deficit	$(36,343,647)	$31,797	$(36,311,850)

Consolidated Statements of Operations

	Year Ended December 31, 2023
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$11,223,449	$(105,924)	$-	$11,117,525
Interest expense	$754,549	$105,924	$4,062	$864,535
Loss before provision for income taxes	$(20,706,384)	$-	$(4,062)	$(20,710,446)
Net loss and comprehensive loss	$(20,706,384)	$-	$(4,062)	$(20,710,446)
Net loss per common share, basic and diluted	$(0.63)	$-	$-	$(0.63)

	Three Months Ended March 31, 2024
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$2,889,345	$(236,550)	$-	$2,652,795
Interest expense	$950,867	$236,550	$4,445	$1,191,862
Loss before provision for income taxes	$(5,700,653)	$-	$(4,445)	$(5,705,098)
Net loss and comprehensive loss	$(5,700,653)	$-	$(4,445)	$(5,705,098)
Net loss per common share, basic and diluted	$(0.15)	$-	$-	$(0.15)

	Three Months Ended June 30, 2024
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$2,111,018	$(170,570)	$-	$1,940,448
Interest expense	$941,614	$170,570	$3,769	$1,115,953
Loss on extinguishment of debt	$10,346,108	$-	$(52,274)	$10,293,834
Loss before provision for income taxes	$(12,687,388)	$-	$48,505	$(12,638,883)
Net loss and comprehensive loss	$(12,687,388)	$-	$48,505	$(12,638,883)
Net loss per common share, basic and diluted	$(7.60)	$-	$0.03	$(7.57)

	Six Months Ended June 30, 2024
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$5,000,363	$(407,120)	$-	$4,593,243
Interest expense	$1,892,481	$407,120	$8,214	$2,307,815
Loss on extinguishment of debt	$10,346,108	$-	$(52,274)	$10,293,834
Loss before provision for income taxes	$(18,388,041)	$-	$44,060	$(18,343,981)
Net loss and comprehensive loss	$(18,388,041)	$-	$44,060	$(18,343,981)
Net loss per common share, basic and diluted	$(14.18)	$-	$0.03	$(14.15)

	Three Months Ended September 30, 2024
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$1,941,085	$(144,311)	$-	$1,796,774
Interest expense	$929,046	$144,311	$3,250	$1,076,607
Loss on extinguishment of debt	$1,339,017	$-	$(35,048)	$1,303,969
Loss before provision for income taxes	$(4,377,522)	$-	$31,797	$(4,345,725)
Net loss and comprehensive loss	$(4,377,522)	$-	$31,797	$(4,345,725)
Net loss per common share, basic and diluted	$(1.12)	$-	$0.01	$(1.11)

	Nine Months Ended September 30, 2024
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$6,941,448	$(551,431)	$-	$6,390,017
Interest expense	$2,821,527	$551,431	$11,464	$3,384,422
Loss on extinguishment of debt	$11,685,125	$-	$(87,322)	$11,597,803
Loss before provision for income taxes	$(22,765,563)	$-	$75,857	$(22,689,706)
Net loss and comprehensive loss	$(22,765,563)	$-	$75,857	$(22,689,706)
Net loss per common share, basic and diluted	$(10.45)	$-	$0.03	$(10.41)

Consolidated Statements of Cash Flows

	Year Ended December 31, 2023
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
Net Loss	$(20,706,384)	$(4,062)	$(20,710,446)
Changes in operating assets and liabilities: Accrued expenses	$111,939	$4,062	$116,001

	Three Months Ended March 31, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
Net Loss	$(5,700,653)	$(4,445)	$(5,705,098)
Changes in operating assets and liabilities: Accrued expenses	$520,042	$4,445	$524,487

	Six Months Ended June 30, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
Net Loss	$(18,388,041)	$44,060	$(18,343,981)
Adjustments to reconcile net loss to net cash used in operating activities: Loss on extinguishment of debt	$10,346,108	$(52,274)	$10,293,834
Changes in operating assets and liabilities: Accrued expenses	$1,693,890	$8,214	$1,702,104

	Nine Months Ended September 30, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
Net Loss	$(22,765,563)	$75,857	$(22,689,706)
Adjustments to reconcile net loss to net cash used in operating activities: Loss on extinguishment of debt	$11,685,125	$(87,322)	$11,597,803
Changes in operating assets and liabilities: Accrued expenses	$1,964,723	$11,464	$1,976,187

NOTE 16. SUBSEQUENT EVENTS

SFE EI Senior Note Settlement Agreement and Company Funding

On January 13, 2025, the Company entered into a letter agreement with S.F.E. Equity Investments SARL (“SFE EI”), pursuant to which SFE EI agreed to engage in efforts and commit capital to finance the operations of the Company for the next twelve months pursuant to a business plan focused on building a stable foundation for the future business (the “Transformation Plan”). In connection with the Transformation Plan, the Company agreed to certain governance changes.

Liqueous Settlement Agreement

On January 14, 2025, we entered into a settlement (the “Settlement”) and mutual release agreement with Liqueous LP (“Liqueous”) pursuant to which the parties provided an immediate mutual release of claims and obligations and Liqueous agreed to provide us with (i) payments for an aggregate of $1,000,000 in three installments, and (ii) a payment of $500,000 at such time as the parties are able to negotiate the amendment of the terms of outstanding pre-funded warrants held by Liqueous to reflect current market price. Following the Settlement with Liqueous, as amended, the ELOC provided for under the Master Agreement with Liqueous will not be implemented and no additional equity will be sold to Liqueous, other than as set forth in the Settlement, as amended.

On February 17, 2025, the Company entered into an amendment ("the Amendment") to the Settlement with Liqueous, pursuant to which the parties agreed to (i) settle the Promissory Note, described further in Note 8, through the issuance of 6,406,225 pre-funded warrants exercisable into common stock (the "February 2025 Pre-Funded Warrants"), (ii) modify certain outstanding Pre-Funded Warrants issued in connection with the Program, described further in Note 10, resulting in the issuance of 3,647,416 pre-funded warrants (the "Modified Pre-Funded Warrants"), together with the February 2025 Pre-Funded Warrants, (the "2025 Warrants") exercisable into common stock outstanding following the transaction and (iii) modify the remaining outstanding Pre-Funded Warrants issued in connection with the Program and concurrently issue 9,360,888 common shares of the Company as consideration for the settlement of such Pre-Funded Warrants. The exercise price for the 2025 Pre-Funded Warrants is substantially paid by the purchaser and, as a result, such warrants may be exercised into common stock in the future with a nominal exercise price payment. The Modified Pre-Funded Warrants and February 2025 Pre-Funded Warrants are exercisable anytime through September 2029 and February 2030, respectively. As of April 15, 2025, the Modified Pre-Funded Warrants, February 2025 Pre-Funded Warrants and common shares of the Company required to be issued in connection with the Amendment of the Settlement were not yet issued by the Company.

Trumar Capital LLC Acquisition Agreement

On February 19, 2025, the Company entered into a commitment letter with Trumar Capital LLC to acquire: (i) a license of certain technology that would allow the Company to expand its existing business within the defense sector; (ii) a controlling interest in a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems; and (iii) a controlling interest in a Software as a Service (SaaS) startup focused on operational resilience. The Company’s Executive Chairperson owns a controlling interest in the SaaS target entity, and as a result, the proposed investment will be negotiated by, and authorized only with approval from, the independent board members, and will be subject to stockholder approval.

The anticipated investments will occur in stages. The first stage, which has been completed, involved the purchase of a 20% ownership interest in TCEI for an aggregate price of $1.5 million in cash plus $23.5 million in notes. Such notes carry a five-year maturity, a 10% annual interest rate, and a three-month grace period, followed by a monthly payment structure, and are cancellable if the full transaction does not close. The $1.5 million cash portion of the purchase price was provided by Indigo Capital LLC, to whom Nuburu issued a promissory note with a face amount of $1,578,495, maturity date of March 1, 2026, and conversion price equal to a 20% discount to the lowest VWAP during the 5 days prior to the conversion date.

The second stage, which will require both stockholder and regulatory approval, will involve the investment in additional ownership interests, resulting in Nuburu (i) having a controlling interest in the target entities and (ii) issuing Common Stock in excess of 19.9% of its outstanding Common Stock as part of the purchase price. Nuburu would also receive rights to appoint directors for each target entity, consistent with its percentage of ownership in each entity.

We also agreed to issue 6,086,957 shares of common stock to SFE EI as consideration for SFE EI escrowing approximately $4.2 million in assets for purposes of guaranteeing our performance obligations in connection with the TCEI acquisition. Issuances to SFE EI may not exceed 19.9% of the outstanding Common Stock until approved by stockholders.

Consummation of the full TCEI acquisition is subject to continued due diligence, receipt of an acceptable valuation from a third-party valuation firm, regulatory approvals, and stockholder consent.

On March 31, 2025, we also entered into a Joint Pursuit Agreement with the defense-tech company to allow both parties to jointly develop and market certain defense-related vehicles and services in advance of closing the full TCEI acquisition.

Humbl Share Exchange Agreement

On February 28, 2025, the Company entered into a share exchange agreement (“Equity Swap Agreement”) and master distribution agreement with HUMBL, Inc. (“HUMBL”). Under the terms of the Equity Swap Agreement, the Company agreed to issue $2 million in common stock to HUMBL and HUMBL agreed to issue an equal amount of Series C Preferred Stock to the Company. The issuance of shares by each party was contingent upon obtaining any required regulatory, exchange, or stockholder approvals and satisfying any applicable registration requirements. Subsequently, the parties have terminated such agreements and have no further obligations to each other in connection with such agreements.

Indigo Capital Convertible Notes

On March 3, 2025, the Company entered into the following transactions:

•
in exchange for a capital infusion of $1,500,000, the Company issued to Indigo Capital LLC ("Indigo Capital") a $1,578,495 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a March 1, 2026 maturity date and a conversion price equal to a 20% discount to the lowest VWAP during the 5 days prior to the conversion date;
•
in exchange for the extinguishment of the remaining August 2024 Convertible Notes held by Indigo Capital, which it purchased from Esousa on March 3, 2025, the Company issued to Indigo Capital a $894,708.31 face amount unsecured, convertible note that bears no interest for so long as it is not in default, and has March 1, 2026 maturity date and a conversion price equal to 33.33% of the lowest VWAP during the 5 days prior to the conversion date.

Issuances of common stock on conversion of such notes are limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders.

The transaction documents contain customary representations, warranties, and covenants, and the notes include customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, bankruptcy events, and suspension or delisting from trading of the common stock on an eligible exchange. The Company is also obligated to register for resale the shares issuable upon conversion of the notes.

Foreclosure Collateral Sale

On March 5, 2025, lenders holding certain outstanding Senior Convertible Notes held an auction for the sale of collateral securing the Company’s repayment obligations to such lenders. The auction resulted in the transfer of collateral to an affiliate of the senior secured lenders in exchange for a full discharge and extinguishment of the Company’s Junior and Senior Convertible Notes. All of the Company’s outstanding long-term indebtedness has been eliminated through a combination of the Company’s conversion of outstanding indebtedness over the course of the last year and the discharge and extinguishment of debt resulting from the lender’s collateral sale.

SYME Strategic Investment

On March 14, 2025, we entered into an up to $5.15 million in aggregate convertible facility with Supply@ME Capital Plc (“SYME”), a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies. This investment in SYME is anticipated to be funded by SFE EI (in exchange for approximately $3 million of convertible notes issued by Nuburu to SFE EI), and upon conversion is expected to result in Nuburu holding a controlling interest in SYME. Following approval by SYME stockholders, the Financial Conduct Authority, and The Panel on Takeovers and Mergers (collectively, the “Approvals”), we may convert amounts outstanding under the facility into ordinary shares of SYME at a fixed conversion rate of £0.00003 per ordinary share, with conversion shares accompanied by a warrant to acquire one additional ordinary share of SYME for every two ordinary shares of SYME issued on any conversion, with an exercise price of £0.000039, as well as the ability to exercise on a cashless basis. The Company’s Executive Chairman is the founder and current Chief Executive Officer of SYME, and as a result, the proposed investment was negotiated and approved by the independent board members.

SYME and its operating subsidiaries provide its platform for use by manufacturing and trading companies to access inventory trade solutions, enabling their businesses to generate cashflow, through a non-credit arrangement and without incurring debt. This is achieved by their existing eligible inventory being added to the platform and then monetised through purchases by third-party inventory funders. The inventory to be monetised can include warehoused goods waiting to be sold to end-customers or goods that are part of a typical import/export transaction. As of September 20, 2024, SYME had a pipeline of approximately £391.0m and approximately 15 employees.

NUBURU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,941,542	$209,337
Restricted cash	875,141	—
Inventories, net of reserve of nil and $1,161,469 at September 30, 2025 and December 31, 2024, respectively	—	1,526,467
Prepaid expenses and other current assets (including $1,750,000 and nil with related parties, respectively)	4,322,880	162,749
Total current assets	11,139,563	1,898,553
Property and equipment, net	—	4,834,729
Operating lease right-of-use assets	—	202,411
Convertible note receivable (related party)	2,011,700	—
Other assets	—	34,359
TOTAL ASSETS	$13,151,263	$6,970,052

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$3,889,781	$6,301,310
Accrued expenses	4,618,521	4,301,195
Current portion of operating lease liability	—	237,369
Contract liabilities	24,000	24,000
Shareholder advances	99,936	644,936
Current portion of notes payable (including $4,345,626 and $8,130,638 with related parties, respectively)	10,854,863	9,242,183
Claims settlement liability	502,196	—
Convertible note derivative liability	—	37,900
Preferred stock liability	21,889,050	—
Total current liabilities	41,878,347	20,788,893
SEPA liability	3,467,142	—
Warrant liabilities	21,662,084	128,615
TOTAL LIABILITIES	67,007,573	20,917,508

Commitments and Contingencies (Note 6)

Convertible preferred stock, $0.0001 par value; 50,000,000 shares authorized; 2,188,905 and 2,388,905 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively (1)	—	23,889,050
Stockholders’ Deficit
Common Stock, $0.0001 par value; 900,000,000 shares authorized; 208,586,879 and 20,274,238 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	24,740	2,028
Additional paid-in capital	118,785,501	93,968,071
Accumulated deficit	(172,666,551)	(131,806,605)
Total Stockholders’ Deficit	(53,856,310)	(37,836,506)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$13,151,263	$6,970,052

__________

(1)
As of September 30, 2025, the value of the convertible preferred stock is presented within preferred stock liability. For additional information, See Note 9.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

NUBURU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue	$—	$—	$—	$142,827
Cost of revenue	(49,806)	359,950	181,373	1,950,632
Gross margin	49,806	(359,950)	(181,373)	(1,807,805)
Operating expenses:
Research and development	—	206,474	184,563	1,656,350
Selling and marketing	790,779	113,445	1,861,112	385,965
General and administrative	1,883,497	1,796,774	8,057,531	6,390,017
Total operating expenses	2,674,276	2,116,693	10,103,206	8,432,332
Loss from operations	(2,624,470)	(2,476,643)	(10,284,579)	(10,240,137)
Non-operating income (loss):
Interest income	48,090	721	74,669	17,202
Interest expense	(35,405)	(1,076,607)	(389,837)	(3,384,422)
Change in fair value of warrant liabilities	(1,392,598)	369,674	(1,282,284)	2,156,186
Change in fair value of derivative liability	—	141,100	37,900	141,100
Change in fair value of convertible note receivable (related party)	(1,044,294)	—	(1,055,694)	—
Change in fair value of notes payable (including $60,512, nil, $60,512 and nil with related parties, respectively)	(44,800)	—	(1,211,173)	—
Change in fair value of SEPA liability	(646,443)	—	(906,950)	—
Change in fair value of claims settlement liability	2,584,724	—	2,584,724	—
Loss on issuance of warrants	(8,756,303)	—	(8,756,303)	—
Loss on issuance of notes payable	(443,466)	—	(1,917,562)	—
Loss on issuance of SEPA	—	—	(2,582,724)	—
Loss on extinguishment of accounts payable	(6,513,554)	—	(6,513,554)	—
Loss on extinguishment of notes payable (including $2,840,115, $521,193, $2,840,115 and $1,491,666 with related parties, respectively)	(3,265,002)	(1,303,969)	(10,138,337)	(11,597,803)
SEPA fees and issuance costs	(28,451)	—	(1,103,451)
Gain on sale of intellectual property intangible assets	—	—	8,961,872	—
Loss on impairment of inventories, property and equipment and operating lease right-of-use asset	—	—	(6,064,823)	—
Interest expense recognized on remeasurement of preferred stock liability	—	—	(10,398,050)	—
Other gain (loss), net	(259,624)	—	(311,840)	218,169
Loss before provision for income taxes	(22,421,596)	(4,345,724)	(51,257,996)	(22,689,705)
Provision for income taxes	—	—	—	—
Net loss	(22,421,596)	(4,345,724)	(51,257,996)	(22,689,705)
Reclassification of convertible preferred stock from mezzanine equity to liability	—	—	10,398,050	—
Deemed dividend in connection with modification of pre-funded warrants	—	—	(3,076,380)	—
Net loss available to common shareholders	$(22,421,596)	$(4,345,724)	$(43,936,326)	$(22,689,705)
Net loss per common share, basic and diluted (1)	$(0.20)	$(1.11)	$(0.66)	$(10.41)
Weighted-average common shares used to compute net loss per common share, basic and diluted (1)	109,741,345	3,924,580	66,097,880	2,178,902

__________________________________________________

(1)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 for additional information.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

NUBURU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

(UNAUDITED)

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance as of December 31, 2024	2,388,905	$23,889,050	20,274,238	$2,028	$93,968,071	$(131,806,605)	$(37,836,506)
Reclassification of convertible preferred stock from mezzanine equity to current liabilities	(2,388,905)	(23,889,050)	—	—	—	—	—
Issuance of Common Stock to extinguish debt	—	—	15,551,122	5,438	4,384,813	—	4,390,251
Issuance of Common Stock upon exercise of pre-funded warrants	—	—	13,008,304	1,301	(367)	—	934
Contributions from related party					110,000		110,000
Stock-based compensation	—	—	—	—	571,708	—	571,708
Deemed dividend in connection with modification of pre-funded warrants	—	—	—	—	(936)	—	(936)
Reclassification of convertible preferred stock from mezzanine equity to liability	—	—	—	—	—	10,398,050	10,398,050
Net loss	—	—	—	—	—	(16,611,425)	(16,611,425)
Balance as of March 31, 2025	—	—	48,833,664	8,767	99,033,289	(138,019,980)	(38,977,924)
Issuance of Common Stock to extinguish debt	—	—	16,294,942	1,629	5,024,306	—	5,025,935
Issuance of Common Stock in connection with the SEPA commitment fee	—	—	1,332,623	133	545,176	—	545,309
Common Stock issued for services	—	—	3,830,189	383	599,617	—	600,000
Issuance of Common Stock from releases of restricted stock units	—	—	1,869	—	—	—	—
Restricted stock units withheld for tax withholdings	—	—	(550)	—	(173)	—	(173)
Stock-based compensation	—	—	—	—	282,106	—	282,106
Net loss	—	—	—	—	—	(12,224,975)	(12,224,975)
Balance as of June 30, 2025	—	—	70,292,737	10,912	105,484,321	(150,244,955)	(44,749,722)
Issuance of Common Stock to extinguish debt	—	—	28,473,627	2,847	5,048,311	—	5,051,158
Shares issued in connection with the Silverback Claims Settlement	—	—	42,964,420	4,296	6,536,192	—	6,540,488
Issuance of Common Stock in connection with the SEPA	—	—	11,134,581	1,113	2,306,963	—	2,308,076
Issuance of Common Stock in connection with the Offering, net of offering costs including fair value of the Offering Placement Agent Warrants	—	—	32,373,536	3,237	(1,250,488)	—	(1,247,251)
Shares issued in connection with exercise of warrants	—	—	23,347,443	2,335	494,026	—	496,361
Issuance of Common Stock from releases of restricted stock units	—	—	806	—	—	—	—
Restricted stock units withheld for tax withholdings	—	—	(271)	—	44	—	44
Stock-based compensation	—	—	—		166,132		166,132
Net loss	—	—	—	—	—	(22,421,596)	(22,421,596)
Balance as of September 30, 2025	—	$—	208,586,879	$24,740	$118,785,501	$(172,666,551)	$(53,856,310)

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares(1)	Amount(1)	Additional Paid-in Capital(1)	Accumulated Deficit	Total Stockholders' Deficit
Balance as of December 31, 2023	2,388,905	$23,889,050	922,362	$92	$64,744,838	$(97,290,851)	$(32,545,921)
Issuance of Common Stock	—	—	40,000	4	199,996	—	200,000
Issuance of Common Stock from releases of restricted stock units	—	—	1,237	1	(1)	—	—
Restricted stock units withheld for tax withholdings	—	—	(285)	(1)	(1,872)	—	(1,873)
Stock-based compensation	—	—	—	—	614,115	—	614,115
Net loss	—	—	—	—	—	(5,705,098)	(5,705,098)
Balance as of March 31, 2024	2,388,905	23,889,050	963,314	96	65,557,076	(102,991,887)	(37,434,715)
Issuance of Common Stock to extinguish debt	—	—	2,248,312	225	13,356,187	—	13,356,412
Issuance of Common Stock from releases of restricted stock units	—	—	48,779	5	(5)	—	—
Restricted stock units withheld for tax withholdings	—	—	(13,082)	(1)	(70,712)	—	(70,713)
Issuance of pre-funded warrants	—	—	—	—	1,539,866	—	1,539,866
Stock-based compensation	—	—	—	—	450,572	—	450,572
Net loss	—	—	—	—	—	(12,638,883)	(12,638,883)
Balance as of June 30, 2024	2,388,905	23,889,050	3,247,323	325	80,832,984	(115,626,325)	(34,793,016)
Fractional shares issued for stock split	—	—	25,635	3	(3)	—	—
Common stock issued for services	—	—	12,500	1	—	—	1
Issuance of Common Stock from releases of restricted stock units	—	—	2,399,850	240	1,828,052	—	1,828,292
Issuance of Common Stock to extinguish debt	—	—	1,491	—	—	—	—
Restricted stock units withheld for tax withholdings	—	—	(301)	—	(502)	—	(502)
Issuance of pre-funded warrants	—	—	—	—	600,000	—	600,000
Stock-based compensation	—	—	—	—	447,605	—	447,605
Net loss	—	—	—	—	—	(4,345,724)	(4,345,724)
Balance as of September 30, 2024	2,388,905	$23,889,050	5,686,498	$569	$83,708,136	$(119,972,049)	$(36,263,344)

(1)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 for additional information.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

NUBURU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024

Cash Flows from Operating Activities:
Net loss	$(51,257,996)	$(22,689,705)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	446,449	596,256
Stock-based compensation	1,002,154	1,512,292
Inventory reserve adjustments	—	28,012
Amortization of debt discount	—	2,218,506
Amortization of deferred financing costs	28,433	551,431
Debt issuance costs expensed under fair value option	304,380	—
Operating lease right-of-use asset	—	285,476
Change in fair value of warrant liabilities	1,282,284	(2,156,186)
Change in fair value of derivative liability	(37,900)	(141,100)
Change in fair value of convertible note receivable (related party)	1,055,694	—
Change in fair value of notes payable (including $60,512 and nil with related parties, respectively)	1,211,173	—
Change in fair value of SEPA liability	906,950	—
Change in fair value of claims settlement liability	(2,584,724)	—
Loss on issuance of warrants	8,756,303	—
Loss on issuance of notes payable	1,917,562	—
Loss on issuance of SEPA	2,582,724	—
Loss on extinguishment of accounts payable	6,513,554	—
Loss on extinguishment of notes payable (including $2,840,115 and $1,491,666 with related parties, respectively)	10,138,337	11,597,803
SEPA fees and issuance costs	1,103,451	—
Gain on sale of intellectual property intangible assets	(8,961,872)	—
Loss on impairment of inventories, property and equipment and operating lease right-of-use asset	6,064,823	—
Interest expense recognized on remeasurement of preferred stock liability	10,398,050	—
Changes in operating assets and liabilities:
Accounts receivable	—	427,679
Inventories	—	(203,497)
Prepaid expenses and other current assets	(1,517,339)	(370,806)
Accounts payable	2,650,424	1,138,413
Accrued expenses	1,149,974	1,976,187
Contract liabilities	—	(6,400)
Operating lease liability	(237,369)	(264,200)
Net cash used in operating activities	(7,084,481)	(5,499,839)
Cash Flows from Investing Activities:
Payment related to TCEI acquisition	(600,000)	—
Payment related to SYME Inventory Advance (related party)	(400,000)	—
Payments under convertible note receivable	(2,957,394)	—
Net cash used in investing activities	(3,957,394)	—
Cash Flows from Financing Activities:
Proceeds from note borrowings	7,156,708	743,000
Repayments of notes payable	(2,674,899)	—
Proceeds received from the Offering	11,994,834	—
Proceeds received from the SEPA	1,830,853
Payments of debt and equity issuance costs	(1,658,319)	—
Proceeds received from settlement	1,000,000	—
Restricted stock units withheld for tax withholdings	44	(73,088)
Proceeds from issuance of Common Stock	—	200,000
Shareholder advances	—	644,936
Proceeds from the issuance of pre-funded warrants	—	2,139,866
Payment of deferred financing costs	—	(71,500)
Net cash provided by financing activities	17,649,221	3,583,214
NET CHANGE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH DURING THE PERIOD	6,607,346	(1,916,625)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH ―BEGINNING OF PERIOD	209,337	2,148,700

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH ―END OF PERIOD	$6,816,683	$232,075
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$541,345	$—
Cash paid for income taxes	$—	$—
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of Common Stock upon extinguishment or conversion of notes payable	$14,467,344	$15,184,704
Issuance of Common Stock in connection with the SEPA	$2,853,385	$—
Issuance of Common Stock in connection with Silverback Claims Settlement	$6,540,488	$—
Extinguishment of existing unsecured promissory note and accrued interest through issuance of convertible note	$2,108,523	$—
Extinguishment of Preferred Stock through issuance of convertible notes	$2,000,000	$—
Transaction costs related to the reverse recapitalization not yet paid	$1,007,439	$1,007,439
Shares issued for services included in prepaid expenses	$692,792	$—
Debt issuance costs included in accounts payable and accrued expenses	$127,000	$712,363
Issuance of promissory note for replacement of shareholder advance	$545,000	$—
Issuance of AZ Promissory Note for deposit receivable	$900,000	$—
Stock-based compensation expense included in accrued expenses	$75,000	$—
Issuance of Common Stock upon exercise of warrants	$497,295	$—
Deemed dividend in connection with modification of pre-funded warrants	$936	$—
Transfer of property and equipment from inventory	$—	$154,971
Purchase of property and equipment in accounts payable and accrued expenses	$—	$540,028

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

NUBURU, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. BACKGROUND AND ORGANIZATION

Nuburu, Inc. (“Nuburu” or the “Company”) was originally incorporated in Delaware on July 21, 2020 under the name Tailwind Acquisition Corp. (“Tailwind”) as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), the Company consummated its initial public offering (the “IPO”). On January 31, 2023 (the "Closing Date"), the Company consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into the Company's subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed its name to “Nuburu, Inc.,” and the Company became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries.

On July 22, 2025, the Company filed a Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company with the Delaware Secretary of State, increasing the number of shares of stock that the Company has the authority to issue to 950,000,000 shares, of which 900,000,000 shares are Common Stock and 50,000,000 shares are Preferred Stock.

In September 2025, the Company formed NUBURU Defense, LLC ("NUBURU Defense"), a new wholly-owned subsidiary incorporated in Delaware.

Throughout the notes to the condensed consolidated financial statements, unless otherwise noted, the “Company,” “we,” “us” or “our” and similar terms refer to Legacy Nuburu prior to the consummation of the Business Combination, and Nuburu and its subsidiaries after the consummation of the Business Combination.

Going Concern and Liquidity

The Company is an emerging growth company that has not yet achieved full commercialization and is expected to incur losses until it does.

From inception through September 30, 2025, the Company has incurred operating losses and negative cash flows from operating activities. For the nine months ended September 30, 2025 and 2024, the Company has incurred operating losses, including net losses of $51,257,996 and $22,689,705, respectively, and the Company has an accumulated deficit of $172,666,551 as of September 30, 2025. The operating loss for the nine months ended September 30, 2025 included $10,398,050 of non-cash interest expense recognized on remeasurement of the preferred stock liability. For additional information on this interest expense, see Note 9. The Company expects to continue executing its comprehensive growth and diversification strategy, expanding into complementary domains such as defense-tech, security, and operational resilience solutions. The Company anticipates that it will incur net losses for the foreseeable future and, even if it increases its revenue, there is no guarantee that it will ever become profitable. All of the aforementioned factors raise substantial doubt about the Company's ability to continue as a going concern.

Until the Company can generate sufficient revenue, it plans to finance its business with the proceeds from the issuance and sale of debt or equity securities and borrowings under credit facilities, including sales pursuant to its SEPA with the SEPA Investor, each defined and further described in Note 11. The Company plans to rely on proceeds received from using the SEPA to the extent permitted under the terms of the Offering, as defined in Note 9. There is no assurance that management's plans to obtain additional debt or equity financing or credit facilities will be successfully implemented or implemented on terms favorable to the Company.

NYSE Regulation Notice of Noncompliance

On April 29, 2025, the Company received a Notice of Noncompliance from NYSE Regulation indicating that the Company was not in compliance with Section 1003(a)(i) of the NYSE American LLC Company Guide (the “Company Guide”), which requires a company to maintain stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years.

As required by the Company Guide, the Company submitted a detailed plan on May 29, 2025. The detailed plan advised NYSE Regulation of actions the Company has taken or will take to regain compliance with the continued listing standards by the compliance deadline of October 29, 2026. On July 22, 2025, the NYSE notified the Company that it had accepted the Company’s plan outlining definitive actions that the Company has taken or will take to regain compliance with NYSE’s continued listing standards (the “Compliance Plan”) and granted a plan period through October 29, 2026 (the “Plan Period”).

The NYSE will review the Company periodically for compliance with the Compliance Plan. If the Company is not in compliance with the continued listing standards by October 29, 2026, or if the Company does not make progress consistent with the Compliance Plan during the Plan Period, the NYSE American may initiate delisting proceedings as appropriate. However, the Company may appeal a staff delisting determination in accordance with the Company Guide.

The NYSE notice and NYSE’s acceptance of the Compliance Plan have no immediate effect on the listing or trading of the Company’s securities and the Company’s Common Stock will continue to trade on the NYSE American under the symbol “BURU” during the Plan Period with the designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s continued listing standards.

The Company believes that, upon consummation of certain of the transactions that it has recently announced, it will be able to regain compliance. However, such transactions are subject to regulatory approvals, stockholder approval, and other closing conditions and, as a result, may not be consummated. Even if consummated, such transactions may not achieve the anticipated results or benefits to the Company.

Inventory, Property and Equipment and Right-of-Use Asset Impairment

The Company leased approximately 27,900 square feet of office space in Centennial, Colorado under a noncancelable operating lease agreement. The original term of the lease was set to expire in December 2024, however, in November 2023, the Company elected to extend the lease through June 2025. As further described in Note 3, as of March 31, 2025, the Company was in default under its lease, and Centennial Tech Industrial Owner (the "Landlord") pursued available remedies in advance of the expiration of the lease term in June 2025. As such, during the first quarter of 2025, the Company determined that, based on the assumption that the Landlord would fully exercise its rights with respect to all assets remaining on the premises, (i) it no longer had control over the inventory and that recovery was not probable, therefore, inventory was written down to a net realizable value of zero, (ii) the carrying value of its property and equipment, all of which was at the leased location, was no longer recoverable, and the assets were written down to a net book value of $0, and (iii) the right-of-use asset associated with this lease was fully impaired, as the Company could no longer use the leased premises, each of which is recorded within loss on impairment of inventories, property and equipment and operating lease right-of-use asset on the condensed consolidated statement of operations for the nine months ended September 30, 2025. See Note 3 for additional information.

Certain Significant Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, those summarized in the Cautionary Note Regarding Forward-Looking Statements above.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results, and cash flows for the periods presented.

The results of operations for the three and nine months ended September 30, 2025 are not necessarily indicative of the results that may be expected for the year ending December 31, 2025 or any future period. These unaudited condensed consolidated financial statements and their notes should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on April 15, 2025, and as subsequently amended.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Reverse Stock Split

Following stockholder approval on February 22, 2024, the Company effected a reverse stock split of its Common Stock at a ratio of 1-for-40 (the “Reverse Stock Split.”) The Reverse Stock Split was effective July 23, 2024. No changes were made to the number of authorized shares in connection with the Reverse Stock Split. Proportional adjustments were made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s equity awards, warrants, and other equity instruments convertible into Common Stock, as well as the applicable exercise price. All share and per share amounts of our Common Stock presented have been retroactively adjusted to reflect the Reverse Stock Split, including reclassifying an amount equal to the reduction in par value of Common Stock to additional paid-in capital.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Significant Accounting Policies

The significant accounting policies used in preparation of these condensed consolidated financial statements are disclosed in the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended. Other than as noted below, the significant accounting policies have not changed significantly since that filing.

Standby Equity Purchase Agreement

In May 2025, the Company entered into a SEPA with the SEPA Investor, each defined and further described in Note 11. Pursuant to the SEPA, the Company has the right, but not the obligation, to sell to the SEPA Investor up to $100.0 million of shares of Common Stock at the Company’s request any time during the 36 months following the execution of such purchase agreement, subject to certain conditions. The SEPA is accounted for as a liability at fair value under Accounting Standards Codification ("ASC") 815, as it includes an embedded put option and an embedded forward contract that do not meet the indexed to equity and the equity classification scope exception. The put option is recognized at inception, and the forward option is recognized upon issuance of notice for the sale of the Company's Common Stock. The change in the fair value of the SEPA is recorded in other gain (loss), net on the condensed consolidated statements of operations. See Note 11 for further details.

Fair value option for certain financial instruments

The Company elected the fair value option (“FVO”) for recognition of (i) certain debt instruments, as described in Notes 4 and 8, and (ii) the Convertible Note Receivable (as defined and described in Note 5), as permitted under ASC 825, Financial Instruments. Under this option, financial instruments are initially recognized at fair value as an asset or liability on the condensed consolidated balance sheets with subsequent changes in fair value, inclusive of interest, market risk, and other factors affecting valuation, reflected in the condensed consolidated statements of operations. The Company elected to recognize interest expense within the line item presented for the change in the fair value of the asset or liability. Additionally, the change in fair value of financial liabilities attributable to the change in the instrument-specific credit risk is required to be presented separately in other comprehensive income. For the three and nine months ended September 30, 2025, the change in fair value related to a change in the instrument-specific credit risk was immaterial. All costs associated with the issuance of financial instruments accounted for using the FVO are expensed upon issuance or as incurred. See Note 5 and Note 8 for additional information.

Mandatorily redeemable preferred stock

The Company accounts for mandatorily redeemable preferred stock in accordance with ASC 480, Distinguishing Liabilities from Equity. Preferred stock that is mandatorily redeemable on a fixed or determinable date, or upon the occurrence of an event certain to occur, is classified as a liability on the condensed consolidated balance sheets. Mandatorily redeemable preferred stock is initially recognized at its fair value, and subsequently measured at its redemption value. See Note 4 for additional information.

Recently Issued Accounting Pronouncements

ASU 2023-09

In December 2023, the Financial Accounting Standards Board (“FASB") issued Accounting Standards Update (“ASU") 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The adoption of this guidance will result in the Company being required to include enhanced income tax related disclosures. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

ASU 2024-03

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which is intended to provide more detailed information about specified categories of expenses (purchases of inventory, employee compensation, depreciation and amortization) included in certain expense captions presented on the consolidated statement of operations. This new standard is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either (1) prospectively to financial statements issued for periods after the effective date of this ASU or (2) retrospectively to all prior periods presented in the consolidated financial statements. The Company is in the process of finalizing the disclosures that will be required by the adoption of the provisions of ASU 2023-09, and will adopt these amendments for annual disclosures in the Annual Report on Form 10-K for the year ending December 31, 2027.

NOTE 3. BALANCE SHEET COMPONENTS

The Company leased approximately 27,900 square feet of office space in Centennial, Colorado, with a lease term through June 2025. Consistent with the Company’s previously disclosed business plan for its future business, the Company does not believe that assets or equipment that remain on this leased property are critical to its new business strategy, given that it will not be conducting full-scale manufacturing or laser design or development that would involve the prior patent portfolio, which was transferred to its former secured lenders. The Company is pursuing a lease for a replacement facility that is more appropriate for the Company’s new business strategy, which will involve laser development in different verticals and outsourcing of manufacturing and inventory management. However, entering into a new lease and appropriately equipping a new facility is costly and time-consuming and may cause delays in the Company’s progress with respect to the business plan focused on building a stable foundation for its future business.

As of March 31, 2025, the Company was in default under the lease, and the Landlord pursued available remedies in advance of the lease term that expired in June 2025. In April 2025, the Landlord obtained a default judgment against the Company in the amount of $409,278, which accrues interest at a rate of 10% per annum beginning in March 2025 until paid in full. The Company and the Landlord entered into a settlement agreement on October 14, 2025, pursuant to which the parties released any claims related to the lease in exchange for the Company’s payment of $130,000 to the Landlord. The Landlord exercised its rights under the lease agreement and applicable law with respect to a lessee in default and such lessee’s assets located on the premises, including the removal and disposal of inventories and property and equipment remaining on the property. As such, during the first quarter of 2025, the Company determined that, based on the assumption that the Landlord would fully exercise its rights with respect to all assets remaining on the premises, (i) it no longer had control over the inventory and that recovery was not probable, therefore, inventory was written down to a net realizable value of zero, (ii) the carrying value of its property and equipment, all of which was at the leased location, was no longer recoverable, and the assets were written down to a net book value of $0, and (iii) the right-of-use asset associated with this lease was fully impaired, as the Company could no longer use the leased premises, each of which is recorded within loss on impairment of inventories, property and equipment and operating lease right-of-use asset on the condensed consolidated statement of operations for the nine months ended September 30, 2025.

Restricted Cash

Restricted cash represents funds held in collateral accounts maintained in connection with outstanding letters of credit in connection with our contemplated acquisition of a controlling interest in Tekne S.p.A (“Tekne”), as further described in Note 6. The letters of credit expire on August 31, 2026, and, in accordance with bank policy, the collateral will be released 30 days after the expiration date. The collateral funds are not invested and earn interest at a rate of 1% per annum. As of September 30, 2025 and December 31, 2024, restricted cash totaled $875,141 and nil, respectively, and is included in restricted cash on the condensed consolidated balance sheets. See Note 6 for additional information.

Inventories, Net

Inventories, net as of December 31, 2024 consisted of the following:

December 31, 2024
Raw materials and supplies	$1,913,013
Work-in-process	161,137
Finished goods	613,786
Inventories, gross	2,687,936
Less: inventory reserve	(1,161,469)
Inventories, net	$1,526,467

As of September 30, 2025, the Company's inventory value was nil, as it no longer had control over the inventory and recovery was not probable. During each of the three and nine months ended September 30, 2025 and the three months ended September 30, 2024, the Company recorded lower of cost or net realizable value charges of nil.

During the nine months ended September 30, 2024, the Company recorded lower of cost or net realizable value charges of $28,012. During the first half of 2025, in connection with the lease default described above, inventory was written down to a net realizable value of zero through a $1,526,467 loss recorded within loss on impairment of inventories, property and equipment and operating lease right-of-use asset on the condensed consolidated statement of operations for the nine months ended September 30, 2025.

Property and Equipment, Net

Property and equipment, net as of December 31, 2024 consisted of the following:

December 31, 2024
Machinery and equipment	$7,203,592
Leasehold improvements	897,948
Furniture and office equipment	205,897
Computer equipment and software	197,386
Property and equipment, gross	8,504,823
Less: accumulated depreciation and amortization	(3,670,094)
Property and equipment, net	$4,834,729

As of September 30, 2025, the Company's property and equipment, net value was nil, as the carrying value of its property and equipment, all of which was at the leased location, was no longer recoverable. Depreciation and amortization expense related to property and equipment was nil and $206,718 during the three months ended September 30, 2025 and 2024, respectively, and $446,449 and $596,256 during the nine months ended September 30, 2025 and 2024, respectively.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of September 30, 2025 and December 31, 2024 consisted of the following:

	September 30, 2025	December 31, 2024
Common stock issued for services	$692,792	$—
Prepaid insurance	159,672	123,959
Other prepaid assets	1,379,726	28,521
Other current assets (1)	2,090,690	10,269
Total prepaid expenses and other current assets	$4,322,880	$162,749

(1)
Includes (i) $1,500,000 related to the Trumar Capital LLC acquisition agreement, including a $1,350,000 related party receivable from the Company's Executive Chairman and Co-Chief Executive Officer, as discussed further in Note 6, (ii) $400,000 related to the related party SYME Inventory Advance, as defined and further described in Note 6, and (iii) $110,000 receivable from Liqueous in connection with the Liqueous Settlement Agreement, as defined and further described in Note 6.

Accrued Expenses

Accrued expenses as of September 30, 2025 and December 31, 2024 consisted of the following:

	September 30, 2025	December 31, 2024
Accrued legal, accounting and professional fees	$2,794,345	$2,448,594
Accrued TCEI acquisition costs	32,193	—
Accrued transaction costs related to the reverse recapitalization	503,600	503,600
Accrued lease-related payables	409,278	54,288
Accrued taxes payable	373,397	357,953
Accrued payroll and benefits	361,473	232,966
Accrued interest	55,381	560,501
Other	88,854	143,293
Total accrued expenses	$4,618,521	$4,301,195

Accounts Payable - 3(a)(10) Claims Settlement

On July 17, 2025, the Company and Silverback Capital Corporation (“Silverback”) agreed to settle outstanding claims in an amount of $5,662,479 (the “Claims”) owed to Silverback in exchange for a settlement amount payable in shares of Common Stock (the “Settlement Shares”), subject to court approval (the "Silverback Claims Settlement"). The Settlement Shares are priced in an amount equal to the last trading price of Common Stock on July 17, 2025 (the “Closing Price”), which was $0.3070; provided that, if the sale price of Common Stock drops below the Closing Price, the purchase price of the Settlement Shares will be the lower of (i) the Closing Price or (ii) 75% multiplied by the average of the three lowest traded prices during the fifteen day trading period preceding the share request made by Silverback, subject to other terms of the Settlement. Under the Settlement terms, Silverback may not hold more than 4.99% of issued and outstanding Common Stock at any time. The Claims include bona fide, outstanding, and unpaid creditor claims that Silverback acquired from the Company’s creditors and agreed to exchange for shares of Common Stock in a state court-approved transaction, in compliance with the terms of Section 3(a)(10) of the Securities Act. The Company also agreed to issue 400,000 shares of Common Stock as a settlement fee (the "Settlement Fee Shares"), which were issued during the third quarter of 2025. The settlement was approved by the state court on July 30, 2025, after a fairness hearing pursuant to the requirements of Section 3(a)(10) of the Securities Act.

The Company is required to meet certain conditions, including timely delivery of Settlement Shares, compliance with specified covenants, and maintenance of trading eligibility and SEC filing compliance. If these conditions are not satisfied, Silverback may declare the Company in default and terminate its remaining obligations, including the funding of payments under related claims purchase agreements. In the event of default, the Company remains obligated to issue Settlement Shares and fee shares for any liabilities previously purchased by Silverback, and Silverback may elect to declare either a full or partial default.

Upon initial recognition of the Silverback Claims Settlement, the Company derecognized the liabilities to vendors, which were each included in accounts payable on the condensed consolidated balance sheet, in an aggregate amount of $3,113,854 and recognized a claims settlement liability to Silverback in an aggregate amount of $9,627,408 calculated based on the fair value of the shares of Common Stock that can be issued to Silverback to satisfy the claims and the settlement fee, resulting in $6,513,554 recognized as loss on extinguishment of accounts payable in the condensed consolidated statement of operations for the nine months ended September 30, 2025.

From July 2025 to September 2025, the Company issued 42,564,420 Settlement Shares at an aggregate fair value of $6,540,488 to settle $4,262,479 of contractual claims under the Silverback Claims Settlement. Additionally, during the three and nine months ended September 30, 2025, the Company recorded a change in fair value of $2,584,724 of the claims settlement liability, which is included in change in fair value of claims settlement liability on the condensed consolidated statements of operations. As of the date of this quarterly report, the Silverback program was performed and concluded.

NOTE 4. FAIR VALUE MEASUREMENTS

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1: Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2: Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3: Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

An asset's or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The Company’s financial instruments that are carried at fair value consist of Level 1 and Level 3 assets and liabilities:

•
Level 1:
o
Level 1 assets include highly liquid bank deposits and money market funds, which were not material in any period presented herein.
o
Level 1 liabilities include the Public Warrants, which are classified as Level 1 due to the use of an observable market quote in an active market, however, were determined to have no value as of September 30, 2025 and December 31, 2024 due to a notification from the NYSE American in December 2023 that the NYSE American had determined to (a) commence proceedings to delist the Company’s Public Warrants, each whole warrant exercisable to purchase one share of the Company’s Common Stock, par value $0.0001 per share, at a price of $11.50 per share, and listed to trade on the NYSE American under the symbol “BURU.WS”, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels.
•
Level 3:
o
Level 3 assets include the Convertible Note Receivable (as defined and described in Note 5), which is classified as Level 3 due to the use of unobservable inputs in the valuation of the asset. There were no transfers between Level 1, Level 2, and Level 3 in any periods presented.
o
Level 3 liabilities include (i) the Junior Note Warrants (as defined and described in Notes 8 and 10), (ii) the Offering Common Stock Warrants (as defined and described in Notes 9 and 10), (iii) our debt recorded under the fair value option, including the Indigo Capital Convertible Notes, AZ Promissory Note, TAG Promissory Note, Diagonal Convertible Notes, Agile Note, Brick Lane Convertible Notes, Bomore Convertible Notes, Boot Convertible Note, Torcross Convertible Note and Yorkville Promissory Note (each as defined and described in Note 8), and (iv) through early March 2025, the August 2024 Convertible Note Derivative Liability (as defined and described in Note 8), each of which is classified as Level 3 due to the use of unobservable inputs in the valuation of the liability. Gains or losses from the remeasurement of (i) the Junior Note Warrants and Offering Common Stock Warrants are recorded as part of change in fair value of warrant liabilities, (ii) debt recorded under the fair value option are recorded as part of change in fair value of notes payable, (iii) the SEPA liability, as further described in Note 11, are recorded as part of change in fair value of SEPA liability, (iv) the Silverback Claims Settlement, as further described in Note 3, are recorded as part of change in fair value of claims settlement liability and (v) the August 2024 Convertible Note Derivative Liability are recorded as part of change in fair value of derivative liability in the condensed consolidated statements of operations. There were no transfers between Level 1, Level 2, and Level 3 in any periods presented.

The following tables set forth the fair value of the Company’s financial assets and liabilities by level within the fair value hierarchy as of September 30, 2025 and December 31, 2024:

	At September 30, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Convertible Note Receivable	$—	$—	$2,011,700	$2,011,700
Total assets	$—	$—	$2,011,700	$2,011,700

Liabilities:
Junior Note Warrants	$—	$—	$57,593	$57,593
Offering Common Stock Warrants	—	—	21,604,491	21,604,491
Notes payable - fair value option	—	—	10,861,237	10,861,237
SEPA liability	—	—	3,467,142	3,467,142
Claims settlement liability	—	—	502,196	502,196
Total liabilities	$—	$—	$36,492,659	$36,492,659

	At December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Junior Note Warrants	$—	$—	$128,615	$128,615
Convertible note derivative liability (1)	—	—	37,900	37,900
Total liabilities	$—	$—	$166,515	$166,515

(1)
Represents the August 2024 Convertible Note Derivative Liability, as defined and described in Note 8. In March 2025, the remaining August 2024 Convertible Notes were purchased by Indigo Capital and subsequently extinguished. For additional information, see Note 8.

Level 3 Financial Assets

Convertible Note Receivable

The following table sets forth a summary of the changes in fair value of the Company's Convertible Note Receivable:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025
Fair value, beginning balance	$748,600	$—
Fair value at issuance	—	260,000
Principal additions	2,307,394	2,957,394
Contributions from related party	—	(150,000)
Change in fair value	(1,044,294)	(1,055,694)
Fair value, ending balance	$2,011,700	$2,011,700

The aggregate fair value of the Convertible Note Receivable was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The significant inputs to the calculation of the fair value of the Convertible Note Receivable at issuance through September 30, 2025 were as follows:

Nine Months Ended September 30,
2025
Convertible Note Receivable
Stock price	$0.000038 - 0.000048
Expected term (in years)	0.75 - 1.25
Expected volatility	157.7% - 188.1%
Risk-free interest rate	3.8% - 4.2%
Expected dividend yield	0.0%

Level 3 Financial Liabilities

Junior Note Warrants

The following table sets forth a summary of the changes in fair value of the Company's Junior Note Warrants issued in November 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Fair value, beginning balance	$18,301	$452,007	$128,615	$2,238,519
Change in fair value	39,292	(369,674)	(71,022)	(2,156,186)
Fair value, ending balance	$57,593	$82,333	$57,593	$82,333

The aggregate fair value of the Junior Note Warrants was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The range of significant inputs to the calculation of the fair value of the Junior Note Warrant liability during the periods presented were as follows:

	Nine Months Ended September 30,
	2025	2024
Junior Note Warrants:
Stock price	$0.15 - 0.35	$0.03 - 0.51
Expected term (in years)	3.2 - 4.4	4.2 - 4.9
Expected volatility	62.4% - 182%	58.9% - 76.9%
Risk-free interest rate	3.7% - 3.9%	3.6% - 4.3%
Expected dividend yield	0.0%	0.0%

Offering Common Stock Warrants

The following table sets forth a summary of the changes in fair value of the Company's Offering Common Stock Warrants:

Three and Nine Months Ended September 30,
2025
Fair value, beginning balance	$—
Fair value allocation at issuance	20,747,899
Exercises	(496,714)
Change in fair value	1,353,306
Fair value, ending balance	$21,604,491

The aggregate fair value of the Offering Common Stock Warrants was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The range of significant inputs to the calculation of the fair value of the warrant liability related to the Offering Common Stock Warrants at issuance through September 30, 2025 were as follows:

Nine Months Ended September 30,
2025
Offering Common Stock Warrants:
Stock price	$0.1395 - 0.1488
Expected term (in years)	5
Expected volatility	144.0% - 145.0%
Risk-free interest rate	3.6% - 3.7%
Expected dividend yield	0.0%

Notes Payable - Fair Value Option

The following tables set forth a summary of the changes in fair value of the Company's notes payable recorded under the fair value option:

	Three Months Ended September 30, 2025
	Beginning Balance	Issuance	Additions & (Payments)	Conversion	Change in Fair Value	Ending Balance
Indigo Capital Convertible Notes	$6,262,378	$468,158	$—	$(2,284,909)	$27,888	$4,473,515
AZ Promissory Note (related party)	—	2,645,200	—	—	34,300	2,679,500
TAG Promissory Note (related party)	—	1,639,914	—	—	26,212	1,666,126
Diagonal Convertible Notes	393,220	299,242	—	—	(38,124)	654,338
Agile Note	874,560	—	(400,001)	—	(38,759)	435,800
Brick Lane Convertible Notes	270,839	177,366	—	(131,452)	16,773	333,526
Bomore Convertible Notes	1,383,639	—	—	(1,112,798)	20,468	291,309
Boot Convertible Note	189,961	—	—	—	(8,492)	181,469
Torcross Convertible Note	135,420	—	—	—	10,234	145,654
Yorkville Promissory Note	—	1,255,700	(1,250,000)	—	(5,700)	—
Total	$9,510,017	$6,485,580	$(1,650,001)	$(3,529,159)	$44,800	$10,861,237

	Nine Months Ended September 30, 2025
	Beginning Balance	Issuance	Additions & (Payments)	Conversion	Change in Fair Value	Ending Balance
Indigo Capital Convertible Notes	$—	$9,482,632	$—	$(5,953,849)	$944,732	$4,473,515
AZ Promissory Note (related party)	—	2,645,200	—	—	34,300	2,679,500
TAG Promissory Note (related party)	—	1,639,914	—	—	26,212	1,666,126
Diagonal Convertible Notes	—	699,197	—	—	(44,859)	654,338
Agile Note	—	500,000	(341,584)	—	277,384	435,800
Brick Lane Convertible Notes	—	2,742,750	—	(2,396,025)	(13,199)	333,526
Bomore Convertible Notes	—	1,411,829	—	(1,112,798)	(7,722)	291,309
Boot Convertible Note	—	193,215	—	—	(11,746)	181,469
Torcross Convertible Note	—	133,883	—	—	11,771	145,654
Yorkville Promissory Note	—	1,255,700	(1,250,000)	—	(5,700)	—
Total	$—	$20,704,320	$(1,591,584)	$(9,462,672)	$1,211,173	$10,861,237

The fair value of the Company's notes payable recorded under the fair value option was estimated using Level 3 fair value measurements. The range of significant inputs to the calculation of the fair value of the notes payable recorded under the fair value option at issuance through September 30, 2025 were as follows:

Nine Months Ended September 30, 2025
Valuation Inputs:	Indigo Capital Convertible Notes(1)	Diagonal Convertible Note(1)	Agile Note(2)	Brick Lane Convertible Notes(1)(3)	Bomore Convertible Notes(3)
Stock price	$0.15 - 0.35	$0.14 - 0.35	N/A	$0.15 - 0.35	$0.15 - 0.35
Expected term (in years)	0.42 - 1.00	0.41 - 0.79	0.24 - 0.58	0.67 - 1.00	0.71 - 1.00
Expected volatility	194.6% - 268.7%	145.6% - 245.4%	N/A	258.4%	N/A
Risk-free interest rate	3.7% - 4.2%	3.8% - 4.2%	N/A	4.1%	N/A
Risk-adjusted discount rate	0.0% - 12.9%	N/A	18.0% - 19.1%	N/A	N/A
Expected dividend yield	N/A	N/A	N/A	N/A	N/A

	Nine Months Ended September 30, 2025
Valuation Inputs:	Boot Convertible Note(1)	Torcross Convertible Note(3)	TAG Promissory Note(1)	AZ Promissory Note (Related Party)(1)	Yorkville Promissory Note (Related Party)(1)
Stock price	$0.14 - 0.35	$0.15 - 0.35	$0.15 - 0.32	$0.15 - 0.35	$0.35
Expected term (in years)	0.41 - 0.79	0.73 - 1.00	0.33 - 0.55	0.58 - 0.81	2.90
Expected volatility	157.9% - 245.4%	N/A	120.5% - 196.2%	146.0% - 231.3%	206.0%
Risk-free interest rate	3.9% - 4.2%	N/A	4.0% - 4.3%	3.8% - 4.2%	3.7%
Risk-adjusted discount rate	N/A	N/A	N/A	N/A	N/A
Expected dividend yield	N/A	N/A	N/A	N/A	N/A
(1)
Fair value was estimated using a Monte Carlo simulation model, which incorporates significant assumptions including the expected volatility of the Company's stock price, the risk-free interest rate, and the timing and probability of future liquidity events.
(2)
Fair value was estimated using a discounted cash flow method, which applies a risk-adjusted discount rate to projected future cash flows. The valuation involves significant judgment in determining key inputs such as forecasted revenue growth, margin expectations and discount rates.
(3)
Fair value was estimated using the current value method, which allocates the Company's most recent enterprise value to the various classes of equity based on their respective rights and preferences.

SEPA Liability

The following table sets forth a summary of the changes in fair value of the Company's SEPA liability:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025
Fair value, beginning balance	$3,297,922	$—
Fair value at issuance	—	3,582,724
Common stock issued (1)	(2,308,076)	(2,853,385)
Settlement of Yorkville Promissory Note	1,261,880	1,261,880
Cash receipts under SEPA liability	568,973	568,973
Change in fair value	646,443	906,950
Fair value, ending balance	$3,467,142	$3,467,142

(1)
Includes the fair value of the shares issued to the SEPA Investor in connection with the commitment fee payable under the SEPA in an amount equal to 1% of the Commitment Amount, or $1,000,000, to be paid 50% on execution of the SEPA and 50% to be paid 90 days after execution of the SEPA, as further detailed in Note 11.

The fair value of the Company's SEPA liability at issuance and through September 30, 2025 was estimated using (i) related to the put option, a Monte Carlo valuation model utilizing various inputs including the Company’s stock price, volatility, risk-free interest rate, expected term of the agreement and expected share draw amount and (ii) for the June 30, 2025 valuation, related to the shares issuable in connection with the SEPA commitment fee, the fair value of the underlying shares, each of which is a Level 3 valuation. The range of significant inputs to the calculation of the fair value of the SEPA liability at issuance through September 30, 2025 were as follows:

Nine Months Ended September 30,
2025
SEPA Liability
Stock price	$0.15 - 0.37
Expected term (in years)	2.70 - 3.00
Expected volatility	198.0% - 205.0%
Risk-free interest rate	3.6% - 3.9%
Expected dividend yield	0.0%

Claims Settlement Liability

The following table sets forth a summary of the changes in fair value of the Company's Claims Settlement liability:

Three and Nine Months Ended September 30,
2025
Fair value, beginning balance	$—
Fair value at issuance	9,627,408
Common stock issued	(6,540,488)
Change in fair value	(2,584,724)
Fair value, ending balance	$502,196

The fair value of the Company's Claims Settlement liability at issuance and as of September 30, 2025 was estimated using a Monte Carlo valuation model utilizing various inputs including the Company’s stock price, volatility, risk-free interest rate, expected term of the agreement and expected share amount. The range of significant inputs to the calculation of the fair value of the claims settlement liability at issuance and September 30, 2025 were as follows:

Nine Months Ended September 30,
2025
Claims Settlement Liability
Stock price	$0.15 - 0.31
Expected term (in years)	0.50 - 0.70
Expected volatility	143.1% - 213.4%
Risk-free interest rate	3.8% - 4.2%

August 2024 Convertible Note Derivative Liability

In March 2025, the remaining August 2024 Convertible Notes were purchased by Indigo Capital and subsequently extinguished. For additional information, see Note 8.

The following table sets forth a summary of the changes in fair value of the Company's August 2024 Convertible Note Derivative Liability:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Fair value, beginning balance	$—	$—	$37,900	$—
Initial recognition at fair value	—	179,000	—	$179,000
Change in fair value	—	(141,100)	—	$(141,100)
Extinguishment of August 2024 Convertible Notes	—	—	(37,900)	—
Fair value, ending balance	$—	$37,900	$—	$37,900

NOTE 5. CONVERTIBLE NOTE RECEIVABLE (RELATED PARTY)

On March 14, 2025, the Company entered into a convertible facility with Supply@ME Capital Plc (“SYME”) to loan SYME up to $5.15 million (the "Convertible Note Receivable"). SYME is a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies. The Convertible Note Receivable bears interest at 14.33% annually based on the US Federal Funds Rate plus 10%. Upon conversion, the Company is expected to hold a controlling interest in SYME. Following approval by SYME stockholders, the Financial Conduct Authority, and The Panel on Takeovers and Mergers, the Company may convert amounts outstanding under the Convertible Note Receivable into ordinary shares of SYME at a fixed conversion ratio of £0.00003 per ordinary share, with conversion shares accompanied by a warrant to acquire one additional ordinary share of SYME for every two ordinary shares of SYME issued on any conversion, with an exercise price of £0.000039, as well as the ability to exercise on a cashless basis. If the Convertible Note Receivable is not converted into ordinary shares of SYME by June 30, 2026, the Company may demand repayment in full of the note in cash.

Certain conversion features of the Convertible Note Receivable would typically be considered derivatives that would require bifurcation. In lieu of bifurcating various features in the agreement, the Company elected the fair value option for the Convertible Note Receivable. During March 2025, the excess of the issuance date fair value of $260,000 of the Convertible Note Receivable over the proceeds paid of $150,000 was recorded to additional paid-in capital. As of September 30, 2025, the fair value of the Convertible Note Receivable was $2,011,700, and the principal amount of the Convertible Note Receivable was $2,957,394. Additionally, accrued interest as of September 30, 2025 under the Convertible Note Receivable was $66,419, which is included in prepaid expenses and other on the condensed consolidated balance sheets. In October 2025, the Company paid SYME the remaining amount of $2,192,606.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leased approximately 27,900 square feet of office space in Centennial, Colorado under a noncancelable operating lease agreement. The original term of the lease was set to expire in December 2024, however, in November 2023, the Company elected to extend the lease through June 2025. As further described in Note 3, the Company was in default under its lease, and the Landlord pursued available remedies in advance of the lease term that expired in June 2025. As such, the Company (i) wrote down its inventory to a net realizable value of zero, (ii) wrote down the carrying value of its property and equipment, all of which was at the leased location, to a net book value of $0, and (iii) fully impaired the right-of-use asset associated with this lease, as the Company could no longer use the leased premises, each of which is recorded within loss on impairment of inventories, property and equipment and operating lease right-of-use asset on the condensed consolidated statement of operations for the nine months ended September 30, 2025. See Note 3 for additional information.

As of September 30, 2025, $409,278 was included within accrued expenses on the condensed consolidated balance sheets related to the default judgment obtained by the Landlord against the Company, primarily to unpaid rent payments, interest and attorney's fees. Subsequent to September 30, 2025, the Company reached a settlement agreement with the Landlord in the amount of $130,000, which was paid in October 2025, effectively settling the liability.

In connection with the default under the lease described above, the Company recorded an impairment of $150,077 to reduce the right-of-use asset to zero, which is recorded within loss on impairment of inventories, property and equipment and operating lease right-of-use asset on the condensed consolidated statement of operations for the nine months ended September 30, 2025.

Operating lease cost was nil and $102,938 for the three months ended September 30, 2025 and 2024, respectively, and nil and $308,814 for the nine months ended September 30, 2025 and 2024, respectively, and is included within general and administrative expenses within the condensed consolidated statement of operations.

Liqueous Settlement Agreement

In January 2025 and April 2025, in connection with a settlement and mutual release agreement entered into between the Company and Liqueous LP (“Liqueous”) (the "Liqueous Settlement Agreement"), as amended, the parties provided an immediate mutual release of claims and obligations through payments from Liqueous to the Company in an aggregate $1,450,000, of which $1,000,000 was paid during the first quarter of 2025. Such payment was made in connection with the issuance of the remaining 9,186,581 shares issued to extinguish an aggregate $411,865 of principal and accrued interest under the Junior Notes and, accordingly, reduced the loss on extinguishment of notes payable recorded in the nine months ended September 30, 2025. In April 2025, the Company received $300,000 of the remaining $450,000 agreed upon under the Liqueous Settlement Agreement, which was recorded within other income (loss), net as a gain on settlement during the nine months ended September 30, 2025. Additionally, in September 2025, the Company received $40,000 under the Liqueous Settlement Agreement.

Legal Proceedings

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for legal proceedings when it is probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued.

During the nine months ended September 30, 2025, the Company was subject to five separate actions seeking default judgments for the alleged failure to pay amounts when due. CFGI, LLC obtained a default judgment in March 2025 in the amount of $86,826 through the Superior Court of the Commonwealth of Massachusetts. The default judgment obtained by CFGI, LLC was paid in full in September 2025 by Silverback in accordance with the Silverback Claims Settlement, which was approved by the state court under Section 3(a)(10) of the Securities Act. FICTIV, Inc. obtained a default judgment through the Superior Court of California on January 30, 2025 in the amount $197,899, which was subsequently paid by the Company on September 23, 2025. The Landlord obtained a default judgment in the Arapahoe County Colorado District Court in April 2025 in the amount of $409,278, which accrued interest at a rate of 10% per annum beginning in March 2025 until paid in full. The Company settled the default judgment with a payment of $130,000 to the Landlord on October 14, 2025. See additional details regarding the Landlord default judgment in Note 1. In August 2025, ficonTEC, Inc. obtained a default judgment through the Arapahoe County Colorado District Court in the amount of $394,274 with post judgment interest accruing at 8% per annum. The Company settled the default judgment with ficonTEC, Inc. on October 13, 2025. In August 2025, Corporation for International Business obtained a default judgment through the Circuit Court of Cook County, Illinois, in the amount of $30,379 with post-judgment interest accruing at 9% per annum.

On September 19, 2025, J.H. Darbie & Co., Inc. (“Darbie”) filed a claim in the U.S. District Court of the Southern District of Florida, West Palm Beach Division, alleging breach of contract under a Finder’s Fee Agreement entered into between the Company and Darbie in May 2024 and under a Financial Advisory Agreement, dated June 10, 2024, between the parties. Darbie is seeking, among other things, damages in the amount of the fee payments allegedly owed to Darbie, specific performance requiring the Company to issue warrants to Darbie, attorney’s fees and costs. The Company denies liability related to these claims beyond what it has already paid and intends to vigorously defend against these claims.

Purchase Commitments

As of September 30, 2025, the Company had $455,048 in outstanding firm purchase commitments to acquire inventory and research and development parts from suppliers for the Company's ongoing operations. The Company's purchase commitments do not reflect any liabilities that are included in its September 30, 2025 condensed consolidated balance sheet.

Related Party Transactions

Ron Nicol, who was the Executive Chairman of the Company’s board of directors through January 2025, paid director and officer insurance premiums of approximately $1.5 million on behalf of the Company because the Company did not have available cash to pay such amounts when due. The Company is obligated to repay such amount to Mr. Nicol, without interest or other charges. As of September 30, 2025 and December 31, 2024, such amount is included in accrued expenses on our condensed consolidated balance sheets.

In January 2025, the Company issued the TAG Promissory Note to The AvantGarde Group ("TAG"), which is founded and owned by the Company's Executive Chairman and Co-Chief Executive Officer, Mr. Zamboni, as a replacement of a previously recorded shareholder advance. For additional information, see Note 8.

In April 2025, in connection with the TCEI Acquisition, as defined below, the Company issued the AZ Promissory Note to the Company's Executive Chairman and Co-Chief Executive Officer. For additional information, see Note 8. Additionally, in connection with the failure to achieve the second stage of the TCEI Acquisition, the Company holds a receivable of $1,350,000 from its Executive Chairman and Co-Chief Executive Officer, which is reflected within prepaid expenses and other current assets on the condensed consolidated balance sheet as of September 30, 2025.

Acquisition and Joint Venture Plans

Initial Commitment Letter related to Tekne and Orbit

On February 19, 2025, the Company entered into a commitment letter (the “Trumar Agreement”) with Trumar Capital LLC ("Trumar") to acquire, through the purchase of the shares of TCEI S.a.r.l., a wholly owned subsidiary of Trumar (“TCEI”) (the “TCEI Acquisition”): (i) a license of certain technology that would allow the Company to expand its existing business within the defense sector; (ii) a controlling interest in Tekne, a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems; and (iii) a controlling interest in Orbit S.r.l. (“Orbit”), formerly known as 1AF2 S.r.l., an Italian software company specializing in digitalizing operational resilience solutions for mission-critical corporations, which is wholly-owned by the Company’s Executive Chairman and Co-Chief Executive Officer.

The TCEI Acquisition was expected to occur in two stages. In the first stage, which was completed in March 2025, the Company purchased a 20% ownership interest in TCEI for an aggregate price of $1.5 million in cash plus $23.5 million in a note payable. The note payable was not recorded because it was cancellable if the second stage of the TCEI Acquisition was not completed by July 31, 2025. Because certain conditions were not satisfied by July 31, 2025, the note payable was cancelled during the third quarter of 2025. Of the $1.5 million cash portion of the purchase price, $600,000 was paid in cash and $900,000 was retained by the Company with a corresponding related-party promissory note to the Company's Executive Chairman and Co-Chief Executive Officer, and because the second stage of the TCEI Acquisition was not completed, such amounts were reflected within prepaid expenses and other current assets on the condensed consolidated balance sheet as of September 30, 2025. In July 2025, the $900,000 promissory note was amended to provide for a conversion feature, as further described in Note 8.

For the second stage of the TCEI Acquisition, the Company had planned to purchase the remaining 80% ownership interest in TCEI, resulting in (i) the Company’s having a controlling interest in Tekne and Orbit and (ii) the Company’s issuing Common Stock in excess of 19.9% of its outstanding Common Stock as part of the purchase price. Since certain conditions were not satisfied, the Trumar Agreement expired on its own terms as of July 31, 2025 and the Company no longer holds any ownership interest in TCEI.

The Company also agreed to issue 6,086,957 shares of Common Stock to S.F.E. Equity Investments SARL (“SFE EI”) as consideration for SFE EI's escrowing approximately $4.2 million in assets for purposes of guaranteeing the Company's performance obligations in connection with the TCEI Acquisition, subject to any required shareholder approval.

Since the TCEI Acquisition was subject to continued due diligence, receipt of an acceptable valuation from a third-party valuation firm, regulatory approvals, and stockholder consent, the Company concluded that, because of these contingencies, it had not assumed the risks and rewards consistent with equity ownership at the time of the initial TCEI investment. Consequently, the Company recorded the initial payment as a deposit on the anticipated acquisition of TCEI. Similarly, the Company did not record the contingent liability for the commitment, including the note, since it was not both probable and estimable that the liability had been incurred.

On March 31, 2025, the Company also entered into a Joint Pursuit Agreement with Tekne (the “Joint Pursuit Agreement”) to allow both parties to jointly develop and market certain defense-related vehicles and services in advance of closing the full TCEI Acquisition, which has been superseded by the Tekne Letter described below.

Tekne letter signed in August 2025 (“August Letter”)

In response to feedback from the Italian government in connection with its “Golden Power” review of the Company’s proposed acquisition (directly or indirectly) of a controlling interest in Tekne, on August 27, 2025, the Company executed a commitment letter (the “August Letter”) with shareholders of Tekne, pursuant to which the Company modified the terms of its previously announced phased acquisition of a 70% interest in Tekne. Through its subsidiary, NUBURU Defense, the Company expected to acquire (directly or indirectly) (i) an initial 3% equity interest in Tekne (the “First Stage”), and (ii) the remaining 67% interest in Tekne by the end of 2025 (the “Second Stage”). Based on a third-party valuation, the August Letter also established an enterprise value of Tekne at $60 million, with the 70% interest to be acquired by the Company derivatively valued at approximately $42 million. Pursuant to the August Letter and subject to requirements imposed by the Italian government, Tekne granted the Company a one-year (a) period of exclusivity and (b) option right to complete the Second Stage.

To address matters raised in the Golden Power review, the Company agreed to assist with financing up to EUR 40 million for Tekne’s working capital needs over the next 12 months through August 2026. The Company planned to provide such support through (i) a EUR 10.5 million cash financing (“Capital Support”), and (ii) a EUR 30 million inventory monetization program. Any Capital Support provided to Tekne is expected to be converted to equity ownership of Tekne, once the investment is approved by the Italian government. In the event that the acquisition of a controlling interest in Tekne by Nuburu is not approved, Tekne will be obligated to repay all Capital Support provided by the Company.

In the August Letter, the Company and Tekne also agreed to form a U.S.-based joint venture (“Tekne US JV”), which would be owned 80% by the Company and 20% by Tekne.

The rights and obligations of Tekne and the Company under the August Letter were subsequently replaced in their entirety by the Tekne Letter entered into in November 2025 and described below.

Tekne letter of intent signed in November 2025 (“Tekne Letter”)

In November 2025, the Company, Tekne and shareholders of Tekne executed a letter of intent (the “Tekne Letter”) that replaced the rights and obligations of the parties under the August Letter. As set forth in the Tekne Letter, the parties intend to establish a “Contratto di Rete” (the “Network Contract”), which is a specific form of joint-venture contractual agreement under Italian law, instead of forming Tekne US JV or pursuing the Joint Pursuit Agreement described above. Under the Network Contract,

(i) in the Americas, the Company will receive exclusive distribution rights for Tekne's products and solutions, with Tekne providing marketing and pre-sales support; (ii) for NATO, MENA and APAC countries, the Company and Tekne will collaborate on promoting and executing individual orders, potentially through joint ventures with local entities; and (iii) in Italy, the Company will pursue qualification as a new defense operator, the parties will jointly propose the Company’s products and solutions to Tekne's Italian clients, and Tekne will adopt in due course the Company’s operational resilience solutions to be provided upon the Company’s acquisition of Orbit. Tekne will provide its know-how, personnel, and Italian production and operational facilities for the design, development, and realization phases, while, for international markets, the Company will provide necessary guarantees, acquire existing and future project credits (a form of receivables financing), cover certain costs and expenses, and potentially establish regional production sites.

The Company also intends to provide EUR 15 million in support to Tekne by (i) providing EUR 2 million utilizing the Supply@ME (SYME) platform to facilitate an inventory monetization program, and (ii) providing EUR 13 million as a convertible loan (the “Tekne Loan”) upon the signing of the Network Contract, which is expected to occur by November 30, 2025. Conversion of the Tekne Loan requires approval of the Italian government. The Company’s willingness to enter into the Tekne Loan is conditioned on the Company being permitted to acquire an initial 2.9% interest in Tekne. In addition, the parties agreed that (i) Tekne’s affiliate will return the $4.2 million in assets placed in escrow by SFE EI for purposes of guaranteeing the Company's performance obligations in connection with the TCEI Acquisition, which is no longer required, and (ii) Tekne will release to the Company $875,000 in cash collateral provided by the Company and used to obtain a letter of credit for Tekne, which the Company intends to reinvest in Tekne. Once the above financial support structure has been established, the Company intends to submit, via its specialized subsidiary NUBURU Defense, a new “Golden Power” application to the Italian government by December 31, 2025.

Performance under the Tekne Letter is subject to the negotiation and execution of definitive agreements as well as stockholder and regulatory approvals.

SYME Strategic Investment (Related Party)

On March 14, 2025, we entered into a convertible facility with Supply@ME Capital Plc (“SYME”) to loan SYME up to $5.15 million. SYME is a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies. Upon conversion, the Company is expected to hold a controlling interest in SYME. Following approval by SYME stockholders, the Financial Conduct Authority, and The Panel on Takeovers and Mergers (collectively, the “SYME Approvals”), we may convert amounts outstanding under the facility into ordinary shares of SYME at a fixed conversion rate of £0.00003 per ordinary share, with conversion shares accompanied by a warrant to acquire one additional ordinary share of SYME for every two ordinary shares of SYME issued on any conversion, with an exercise price of £0.000039, as well as the ability to exercise on a cashless basis. The Company’s Executive Chairman and Co-Chief Executive Officer is the founder, current Chief Executive Officer and a director of SYME, and as a result, the proposed investment was negotiated and approved by the independent board members and Audit Committee.

SYME and its operating subsidiaries provide its platform for use by manufacturing and trading companies to access inventory trade solutions, enabling their businesses to generate cashflow, through a non-credit arrangement and without incurring debt. This is achieved by their existing eligible inventory being added to the platform and then monetised through purchases by third-party inventory funders. The inventory to be monetised can include warehoused goods waiting to be sold to end-customers or goods that are part of a typical import/export transaction.

In September 2025, in connection with the inventory monetization program discussed above, the Company advanced $400,000 (the “SYME Inventory Advance”) to a special purpose vehicle (“SPV”), an affiliate of SYME, pursuant to an advance payment letter in connection with a proposed subscription of a financial instrument to be issued by the SPV with the aim of monetizing the inventory of Tekne. The SYME Inventory Advance is non-interest-bearing and is refundable within two business days if the instrument is not issued on or before December 31, 2025 or upon breach by the SPV. As of September 30, 2025, the advance is recorded as a receivable within prepaid expenses and other current assets in the Company’s condensed consolidated balance sheet. Subsequent to September 30, 2025 through the date of issuance of this quarterly report, the Company advanced an additional $2,743,545 related to the SYME Inventory Advance.

NOTE 7. REVENUE

The Company’s primary revenue-generating activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars.

The following table presents revenue from contracts with customers disaggregated by geography:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
United States	$—	$—	$—	$15,000
Asia	—	—	—	9,112
Europe	—	—	—	118,715
Total	$—	$—	$—	$142,827

The following table presents revenue from contracts with customers disaggregated by the timing of revenue recognition:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue recognized at a point in time	$—	$—	$—	$123,827
Revenue recognized over time	—	—	—	19,000
Total	$—	$—	$—	$142,827

Contract liabilities consist of customer deposits that are applied to invoices as the performance obligation is performed. Accounts receivable and contract liabilities were as follows on the dates presented:

	Accounts Receivable	Contract Liabilities
January 1, 2024	$482,279	$30,400
December 31, 2024	$—	$24,000
September 30, 2025	$—	$24,000

During the three months ended September 30, 2025 and 2024, the Company recognized no revenue that was included in the contract liabilities balance at the beginning of the reporting period. During the nine months ended September 30, 2025 and 2024, the Company recognized nil and $30,400 of revenue, respectively, that was included in the contract liabilities balance at the beginning of the reporting period.

NOTE 8. NOTES AND CONVERTIBLE NOTES PAYABLE

As of September 30, 2025 and December 31, 2024, the Company's outstanding debt consisted of the following:

	September 30, 2025	December 31, 2024
Current portion of notes payable:
Indigo Capital Convertible Notes	$4,473,515	$—
AZ Promissory Note (related party)	2,679,500	$—
TAG Promissory Note (related party)	1,666,126	—
Diagonal Convertible Notes	641,790	—
Agile Note	435,800	—
Brick Lane Convertible Notes	333,526	—
Bomore Convertible Notes	291,309	—
Boot Convertible Note	177,098	—
Torcross Convertible Note	145,654	—
Liqueous Obligation	10,545	1,053,824
Senior Convertible Notes Issued June 2023	—	4,683,069
Junior Notes Issued November 2023	—	2,369,122
August 2024 Convertible Notes	—	537,375
Additional August 2024 Convertible Notes	—	687,315
Unamortized debt discount and deferred financing costs	—	(88,522)
Current portion of notes payable	$10,854,863	$9,242,183

Junior Notes Issued November 2023

On November 13, 2023, the Company entered into Note and Warrant Purchase Agreements (the "Junior Note Purchase Agreements") with the lenders identified therein (the "Lenders") providing for (i) zero-interest promissory notes, issued with a

10% original issue discount, in the aggregate principal amount of $5,500,000 (the "Junior Notes"), and (ii) warrants ("Junior Note Warrants," refer to Note 10), exercisable for an amount of the Company's Common Stock equal to 100% of the principal amount of the Junior Notes (limited to an aggregate of 19.9% of the Company's outstanding Common Stock until such time as the transaction is approved by the Company's stockholders), which are exercisable for $5.00 per share of the Company's Common Stock (subject to adjustments noted in the Junior Note Purchase Agreements).

The Junior Notes were junior and secured by the Company's patent portfolio pursuant to a security agreement among the parties (the "Security Agreement"). The terms of the Junior Notes provided that they would mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the Junior Note Purchase Agreements), or (iii) twelve months after issuance. The Junior Notes contained customary events of default. Because the Junior Notes had not been repaid within six or nine months after issuance, the Junior Notes began to bear interest at the Secured Overnight Financing Rate (“SOFR") rate plus 9% and at the SOFR rate plus 12%, respectively, and additional 25% warrant coverage was required at each such date, with a per share exercise price equal to 120% of the trading price of the Company's Common Stock at the time of issuance and a redemption right in favor of the Company when the trading price of the Common Stock was greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of Common Stock issuable upon exercise of the Junior Note Warrants are limited to an aggregate of 19.9% of the Company's outstanding Common Stock until such time as the transaction is approved by the Company's stockholders. The obligations under the Junior Notes were extinguished in connection with the Foreclosure (defined below).

Refer to Note 10 for the Company's accounting for the Junior Note Warrants. As a result of that accounting, the Junior Notes contain the original issue discount of $500,000 as well as the discount associated with the Junior Note Warrant liability of $2,668,169. The discount will be amortized over the term of the Junior Notes in accordance with FASB ASC 835 - Interest.

Extinguishments

During the nine months ended September 30, 2025, the Company issued 9,186,581 shares to noteholders to extinguish an aggregate $411,865 of principal and accrued interest under the Junior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in an aggregate net loss on extinguishment of debt of $1,174,519 recorded in the condensed consolidated statement of operations.

During the nine months ended September 30, 2024, the Company issued 2,173,894 shares to noteholders to extinguish $2,459,267 of principal as well as interest accrued on the Junior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in a loss on debt extinguishment of $6,366,173 recorded in the condensed consolidated statement of operations for the nine months ended September 30, 2024.

See Foreclosure collateral sale further below in this Note 8 for discussion of the extinguishment of the remaining Junior Notes on March 5, 2025.

Related Parties

The table below summarizes the outstanding principal amount of the Junior Notes to related parties:

Noteholder	September 30, 2025	December 31, 2024
David Seldin(1)	$—	$762,211
Eunomia, LP(2)	—	1,100,000
Total Junior Notes - related parties	$—	$1,862,211
(1)
David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.
(2)
Ron Nicol, manager of Eunomia, LP, was the Executive Chairman of the Company’s board of directors through January 2025.

Junior Notes Issued August 2024 (the "August 2024 Convertible Notes")

On August 6, 2024 and August 19, 2024, the Company entered into a subordinated convertible note agreement (the "August 2024 Convertible Note Agreement") with Esousa Group Holdings LLC ("Esousa") for the sale of convertible notes (the "August 2024 Convertible Notes”) in the aggregate principal amount of $673,000, issued at a discount of $25,000. The August 2024 Convertible Notes bore interest at 15% per annum, with principal and accrued interest due at maturity on February 6, 2025, unless earlier paid or converted into Common Stock. The notes were prepayable at any time prior to the maturity date without penalty. Upon the occurrence and continuance of an event of default or spin-off of a subsidiary, a default interest rate of an additional 5% per annum could be applied to any outstanding borrowings (in the case of an event of default only) and the investor could declare all outstanding principal plus accrued interest immediately due. Additionally, at any point after issuance, the investor had the option to convert the August 2024 Convertible Notes into Common Stock at the lower of (i) a fixed price of

$2.03 or (ii) 80% of the lowest daily volume weighted-average price in the 10 trading days prior to such conversion date, subject to certain adjustments. Issuances of Common Stock on conversion were (i) subject to approval by NYSE American of a supplemental listing application, (ii) limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction was approved by stockholders and (iii) required to be registered with the SEC for resale.

The Company determined that the conversion and share-settled redemption features, as well as the automatic increase in interest rate upon an event of default feature, of the August 2024 Convertible Notes were embedded derivatives that were required to be bifurcated from the host instrument and accounted for as embedded derivative instruments, which the Company compounded (the "August 2024 Convertible Note Derivative Liability"). As the Company did not elect the fair value option for the August 2024 Convertible Notes, the proceeds from the August 2024 Convertible Notes were allocated to the initial fair value of the August 2024 Convertible Note Derivative Liability, which was determined to be $179,000, with the residual balance allocated to the initial carrying value of the August 2024 Convertible Notes host instrument. For additional information related to the fair value of the August 2024 Convertible Note Derivative Liability, see Note 4.

The Company incurred $114,800 in deferred financing costs for legal fees related to the issuance of the August 2024 Convertible Notes. Additionally, in connection with the issuance of the August 2024 Convertible Notes, the Company issued warrants to a financial services firm as compensation for their services performed, the fair value of which was determined to be $40,657 and was recorded as a deferred financing cost. For additional information regarding these warrants, see Note 10.

Concurrent with the above, Esousa also purchased $687,315 of outstanding principal and accrued interest under the Senior Convertible Notes (as defined below) from an existing investor and subsequently exchanged such notes for subordinated convertible notes (the "Additional August 2024 Convertible Notes"). The Additional August 2024 Convertible Notes could be prepaid at any time without penalty, did not accrue interest, matured on February 6, 2025 and could be converted at any time on or after the issuance date into Common Stock at a conversion price of 25% of the closing price of the Common Stock on the trading day prior to such conversion date, subject to certain adjustments.

The August 2024 Convertible Notes and Additional August 2024 Convertible Notes were unsecured and subordinated to the Company’s outstanding Senior Convertible Notes and Junior Notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

Extinguishments

During the nine months ended September 30, 2025, the Company issued 1,878,620 shares to Esousa to extinguish an aggregate $389,375 of principal and accrued interest under the August 2024 Convertible Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in an aggregate net loss on extinguishment of notes payable of $2,123,403 recorded in the condensed consolidated statement of operations.

In March 2025, the remaining August 2024 Convertible Notes were purchased by Indigo Capital and subsequently extinguished, as further described below. The transaction resulted in a loss on extinguishment of notes payable of $12,303 associated with the extinguishment of these notes.

Senior Convertible Notes Issued June 2023

On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements (the “Senior Convertible Note Purchase Agreements”) with certain investors (each, an “Investor”) for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $9,225,000, and (ii) warrants (“Senior Note Warrants," refer to Note 10) to purchase up to 287,972 shares of the Company’s Common Stock from the June 12, 2023 Senior Convertible Note Purchase Agreement and up to 47,238 shares of Common Stock from the June 16, 2023 Senior Convertible Note Purchase Agreement.

The Senior Convertible Notes were senior, secured obligations of the Company, which became secured by the Company's patent portfolio per the Security Agreement as of November 2023, bore interest at the rate of 7.0% per annum, and were payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes were senior to the Junior Notes pursuant to an intercreditor agreement between the parties. The Senior Convertible Notes could be converted at any time following June 23, 2023 and prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option.

As further described above, during August 2024, $687,315 of outstanding principal and accrued interest under the Senior Convertible Notes was purchased by another investor and subsequently exchanged for the issuance of a subordinated convertible note.

On December 16, 2024, the Lead Investor (as defined in the agreement governing the Senior Convertible Notes) issued a notice of default and acceleration, as well as a demand for payment, to the Company as a result of the failure of the Company to make certain required repayments under existing debt obligations, which constituted an event of default under the terms of the Senior

Convertible Notes. The obligations under the Senior Convertible Notes were extinguished in connection with the Foreclosure (defined below).

Extinguishments

During the nine months ended September 30, 2024, the Company issued 2,474,268 shares to noteholders to extinguish $1,902,169 of principal as well as interest accrued on the Senior Convertible Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in a loss on debt extinguishment of $5,231,630 recorded in the condensed consolidated statement of operations for the nine months ended September 30, 2024.

See Foreclosure collateral sale further below in this Note 8 for discussion of the extinguishment of the remaining Senior Convertible Notes on March 5, 2025.

Related Parties

The table below summarizes the outstanding principal amount of the Senior Convertible Notes to related parties:

Investor	September 30, 2025	December 31, 2024
Wilson-Garling 2023 Family Trust(1)	$—	$5,138,055
Eunomia, LP(2)	—	1,027,611
Curtis N Maas Revocable Trust(3)	—	102,761
Total Senior Convertible Notes - related parties	$—	$6,268,427
(1)
Thomas J. Wilson, an affiliate of Wilson-Garling 2023 Family Trust, was a member of the Legacy Nuburu board of directors.
(2)
Ron Nicol, manager of Eunomia, LP, was the Chairman of the Company’s board of directors until January 2025.
(3)
Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

Foreclosure Collateral Sale

On March 5, 2025, as part of the foreclosure process initiated by the Lead Investor (the “Foreclosure”), the lenders holding the outstanding Senior Convertible Notes held an auction for the sale of collateral securing the Company’s repayment obligations, which resulted in such lenders taking possession of such collateral in exchange for a full discharge and extinguishment of the Company’s $8,961,872 of indebtedness with respect to the Junior Notes and Senior Convertible Notes, as well as a loss on extinguishment of the Senior Convertible Notes of $1,682,641, of which $27,139 of this loss relates to related parties. The extinguishment of the Junior Notes did not result in a gain or loss on extinguishment as the proceeds deemed to be received by the holders of the Junior Notes in connection with the Foreclosure approximated the carrying value of the Junior Notes and all issuance costs were fully amortized. The loss on extinguishment of the Senior Convertible Notes is included within loss on extinguishment of notes payable within the condensed consolidated statement of operations for the nine months ended September 30, 2025.

Liqueous Obligation

In October 2024, the Company and Liqueous agreed to terms where the Company borrowed $1,053,824 from Liqueous (the “Liqueous Obligation”). The Liqueous Obligation was subordinated to the Company's other outstanding debt instruments, accrued interest at 8% per annum and matured in October 2025. The Liqueous Obligation was prepayable at any time prior to the maturity date without penalty. Upon an event of default, the investor could require all outstanding and accrued interest immediately due and payable.

In February 2025, in connection with the Liqueous Settlement Agreement, as amended, the Company agreed to issue 6,406,225 pre-funded warrants exercisable into Common Stock, which included a nominal exercise price, to extinguish the Liqueous Obligation. In April 2025, through an additional amendment to the Liqueous Settlement Agreement, the Company agreed to settle the Liqueous Obligation through the issuance of 9,090,959 shares of Common Stock.

During the third quarter of 2025, the Liqueous Obligation was assigned to Redstone Group I LLC (“Redstone”) and $1,097,113 of outstanding principal and accrued interest was settled through the issuance of 9,000,000 shares of the Company's Common Stock to Redstone, resulting in a loss on extinguishment of notes payable of $424,887 included in the condensed consolidated statement of operations for the three and nine months ended September 30, 2025 and an increase to additional paid-in capital of $1,519,152.

TAG Promissory Note (Related Party)

In January 2025, the Company issued a promissory note in a principal amount of $545,000 (the "TAG Promissory Note") to The AvantGarde Group ("TAG"), which is founded and owned by the Company's Executive Chairman and Co-Chief Executive Officer, as a replacement of a previously recorded shareholder advance. The TAG Promissory Note is subordinated to the

Company's other outstanding debt instruments at the time of issuance, accrues interest beginning October 28, 2025 at SOFR plus a margin of 10% per annum and matures in January 2026, which may be extended by six months at the election of the Company if the Company does not have at least $2.5 million in available cash at the maturity date. The note is prepayable at any time prior to the maturity date without penalty. Upon an event of default, all outstanding principal and accrued interest is immediately due and payable.

In July 2025, following stockholder approval, the TAG Promissory Note was amended to permit TAG to convert any outstanding principal and unpaid accrued interest due under the TAG Promissory Note into shares of Common Stock at a conversion price equal to a 33.33% discount to the lowest daily volume weighted average price as reported by Bloomberg L.P. (“VWAP") during the 5 days prior to the conversion date. Certain conversion features of the TAG Promissory Note would typically be considered derivatives that would require bifurcation. The TAG Promissory Note is recorded at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. As the addition of the conversion feature resulted in debt that was considered substantially different, the amendment resulted in a loss on debt extinguishment of $1,094,914 included in the condensed consolidated statement of operations for the three and nine months ended September 30, 2025.

AZ Promissory Note (Related Party)

In April 2025, in connection with the TCEI Acquisition described in Note 6, the Company issued a promissory note in a principal amount of $900,000 to the Company's Executive Chairman and Co-Chief Executive Officer (the "AZ Promissory Note"). The AZ Promissory Note is subordinated to the Company's current and future outstanding secured debt instruments issued by an institutional lender and the Series A Preferred Stock, accrues interest beginning July 30, 2025 at 10% per annum, payable monthly after that date, and matures in April 2026. The note is prepayable at any time prior to the maturity date without penalty. The agreement requires immediate repayment of all outstanding principal and accrued interest if the Company is sold or raises more than $100 million through a single issuance or series of related issuances of securities (excluding employee, consultant, or strategic non-fundraising issuances). Upon an event of default, all outstanding principal and accrued interest is immediately due and payable.

In July 2025, following stockholder approval, the AZ Promissory Note was amended to permit the Company's Executive Chairman and Co-Chief Executive Officer to convert any outstanding principal and unpaid accrued interest due under the Chairman Promissory Note into shares of Common Stock at a conversion price equal to a 33.33% discount to the lowest daily VWAP during the 5 days prior to the conversion date. Certain conversion features of the AZ Promissory Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the AZ Promissory Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. As the addition of the conversion feature resulted in debt that was considered substantially different, the amendment resulted in a loss on debt extinguishment of $1,745,201 included in the condensed consolidated statement of operations for the three and nine months ended September 30, 2025.

Indigo Capital Convertible Notes

March 2025

On March 3, 2025, the Company entered into the following transactions:

•
in exchange for a capital infusion of $1,500,000, the Company issued to Indigo Capital LP ("Indigo Capital") a $1,578,495 face amount unsecured, convertible note (the "Indigo Capital Convertible Note"). The Indigo Capital Convertible Note bears no interest for so long as it is not in default and has a March 1, 2026 maturity date and a conversion price equal to a 20% discount to the lowest daily VWAP during the 5 days prior to the conversion date;
•
in exchange for the extinguishment of the remaining August 2024 Convertible Notes held by Indigo Capital, which it purchased from Esousa on March 3, 2025, the Company issued to Indigo Capital a $894,708 face amount unsecured, convertible note (the "March Indigo Capital Exchange Convertible Note"). The March Indigo Capital Exchange Convertible Note bears no interest for so long as it is not in default, and has a March 1, 2026 maturity date and a conversion price equal to 33.33% of the lowest VWAP during the 5 days prior to the conversion date.

The convertible notes issued in connection with the above transactions are collectively referred to herein as the "March Indigo Capital Convertible Notes". The terms of the March Indigo Capital Convertible Notes allow the Company to convert at any time after issuance without penalty at the conversion prices discussed above. From and after the occurrence of an event of default, the interest rate under the March Indigo Capital Convertible Notes increases to 15.0% .

Issuances of Common Stock on conversion of the March Indigo Capital Convertible Notes are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders. On July 9, 2025, at the Company's annual meeting of stockholders (the “2025 Annual Meeting”), the Company's stockholders approved the issuance of shares on conversion of the March Indigo Capital Exchange Convertible Note in excess of the above 19.99% limit.

The transaction documents contain customary representations, warranties, and covenants, and the notes include customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, bankruptcy events, and suspension or delisting from trading of the Common Stock on an eligible exchange. The Company is also obligated to register, and has registered, for resale the shares issuable upon conversion of the notes.

Certain conversion features of the March Indigo Capital Convertible Notes would typically be considered derivatives that would require bifurcation. The March Indigo Capital Convertible Notes are recorded at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $2,207,800 of the March Indigo Capital Convertible Notes over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $707,800 during the nine months ended September 30, 2025. The excess of the initial fair value of $3,003,300 of the March Indigo Capital Exchange Convertible Note over the carrying amount of the August 2024 Convertible Notes was recorded as a loss on debt extinguishment on the condensed consolidated statement of operations of $2,123,403 during the nine months ended September 30, 2025. Transaction costs of $20,000 were expensed as incurred and included in the condensed consolidated statements of operations as a component of general and administrative expenses during the nine months ended September 30, 2025.

In March 2025, Indigo Capital converted $307,320 of contractual principal under the March Indigo Capital Exchange Convertible Notes, resulting in the issuance of 4,313,272 shares of Common Stock to Indigo Capital at a fair value of $907,578, which resulted in a gain of $124,014 recorded within change in fair value of notes payable in the condensed consolidated statements of operations for the nine months ended September 30, 2025.

April 2025

On April 22, 2025, the Company entered into the following transactions:

•
in exchange for a capital infusion of $1,350,000, the Company issued to Indigo Capital a $1,421,053 face amount unsecured, convertible note (the "April Indigo Capital Convertible Note"). The April Indigo Capital Convertible Note bears no interest for so long as it is not in default, has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date;
•
in exchange for the extinguishment of an existing unsecured promissory note of the Company with a $2,003,097 face amount, the Company issued to Indigo Capital a $2,108,523 face amount unsecured, convertible note (the "April Indigo Capital Exchange Convertible Note") that bears no interest for so long as it is not in default, has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

The convertible notes issued in connection with the above transactions are collectively referred to herein as the "April Indigo Capital Convertible Notes", collectively with the March Indigo Capital Convertible Notes, the "Indigo Capital Convertible Notes". The terms of the April Indigo Capital Convertible Notes allow the Company to convert at any time after issuance without penalty at the conversion prices discussed above. From and after the occurrence of an event of default, the interest rate under the April Indigo Capital Convertible Notes increases to 15.0% .

The April Indigo Capital Convertible Notes are subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders. At the 2025 Annual Meeting, the Company's stockholders approved the issuance of shares on conversion of the April Indigo Capital Convertible Notes in excess of the above 19.99% limit.

The transaction documents contain customary representations, warranties, and covenants, and the notes include customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, bankruptcy events, and suspension or delisting from trading of the Common Stock on an eligible exchange. The Company is also obligated to register, and has registered, for resale the shares issuable upon conversion of the notes.

Certain conversion features of the April Indigo Capital Convertible Notes would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the April Indigo Capital Convertible Notes at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $1,531,351 of the April Indigo Capital Convertible Note over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $181,351 during the nine months ended September 30, 2025.

The Company incurred debt issuance costs of $40,000 related to the issuance of the April Indigo Capital Convertible Notes, which is included within other gain (loss), net on the condensed consolidated statements of operations for the nine months ended September 30, 2025.

July 2025

On July 16, 2025, the Company, in exchange for a capital infusion of $150,000, issued to Indigo a $150,000 face amount unsecured, convertible note (the “July Indigo Capital Convertible Note”). The July Indigo Capital Convertible Note bears no interest for so long as it is not in default and has a July 15, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of the July Indigo Capital Convertible Note are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Indigo’s holding more than 9.9% and 4.99%, respectively, of the Company’s outstanding Common Stock at any time. The July Indigo Capital Convertible Note is also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the July Indigo Capital Convertible Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the July Indigo Capital Convertible Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $193,858 of the July Indigo Capital Convertible Note over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $43,858 during the three and nine months ended September 30, 2025.

August 2025

On August 18, 2025, the Company, in exchange for a capital infusion of $225,000, issued to Indigo a $225,000 face amount unsecured, convertible note (the “August Indigo Capital Convertible Note”). The August Indigo Capital Convertible Note bears no interest for so long as it is not in default and has an August 17, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of the August Indigo Capital Convertible Note are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Indigo holding more than 9.9% of the Company’s outstanding Common Stock at any time. The August Indigo Capital Convertible Note is also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the August Indigo Capital Convertible Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the August Indigo Capital Convertible Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $274,300 of the August Indigo Capital Convertible Note over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $49,300 during the three and nine months ended September 30, 2025.

The August Indigo Capital Convertible Note, July Indigo Capital Convertible Note, April Indigo Capital Convertible Notes and March Indigo Capital Convertible Notes are referred to collectively herein as the "Indigo Capital Convertible Notes". At September 30, 2025, the outstanding principal amount under the Indigo Capital Convertible Notes was $3,277,153. For additional information regarding the fair value of the Indigo Capital Convertible Notes, see Note 4.

Extinguishments

During the three and nine months ended September 30, 2025, Indigo Capital converted $1,875,503 and $3,100,626 of principal under the Indigo Capital Convertible Notes, resulting in the issuance of 15,413,379 and 29,221,075 shares, respectively, of

Common Stock to Indigo Capital and a reduction in the fair value of the Indigo Capital Convertible Notes, with a corresponding increase to additional paid-in capital of $2,284,909 and $5,953,849, respectively.

In connection with the issuance of the April Indigo Capital Exchange Convertible Note in exchange for the extinguishment of an existing unsecured promissory note of the Company with a carrying value of $2,108,523, the Company recorded a loss on debt extinguishment of $185,388 during the nine months ended September 30, 2025.

Agile Note

On May 12, 2025, the Company entered into a Business Loan and Security Agreement with Agile Capital Funding, LLC and its affiliates (“Agile”), pursuant to which the Company issued to Agile a $525,000 face amount secured promissory note (the “Agile Note”). The Agile Note bears interest at 44.0%, and requires weekly repayments of $27,000 through November 2025, totaling $756,000. From and after the occurrence of an event of default, the interest rate increases by 5.0%. The Agile Note is secured by the Company’s cash and deposit accounts. Upon an event of default, all accrued and unpaid principal and interest plus a prepayment premium is immediately due and payable (including any default interest, as applicable). The prepayment premium is equal to the aggregate amount of contractual interest that would be owed from the date of acceleration through the maturity date. The terms of the Agile Note allow for the Company to prepay any unpaid principal, accrued interest and other obligations due, as applicable, at anytime. Upon such prepayment, the Company is also required to pay the prepayment premium.

Certain features of the Agile Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Agile Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statements of operations.

The Company received net proceeds of $443,620 from the issuance of the Agile Note, which includes (i) a debt discount of $25,000 and (ii) debt issuance costs of $56,380, which are included in other gain (loss), net on the consolidated statements of operations during the nine months ended September 30, 2025.

On May 30, 2025, the Company executed an amendment to the Business Loan and Security Agreement with Agile, which amended (i) the principal amount of the Agile Note to $1,000,000, (ii) the weekly payments from $27,000 to $48,000 and (iii) the maturity date to December 26, 2025. In connection with the amendment, the Company received net proceeds of $248,000, which comprises (a) the new principal of $1,000,000, less (b) the aggregate principal and prepayment premium owed under the original agreement of $702,000 and (c) $50,000 of debt discount.

At September 30, 2025, the outstanding principal amount outstanding under the Agile Note was $447,917. For additional information regarding the fair value of the Agile Note, see Note 4.

Diagonal Convertible Notes

May 2025

On May 13, 2025, the Company entered into a Securities Purchase Agreement (the “SPA”) with 1800 Diagonal Lending LLC (“Diagonal”), pursuant to which the Company issued to Diagonal a $227,700 face amount convertible promissory note (the “Diagonal Convertible Note”). The Diagonal Convertible Note bears interest at 10% and has a maturity date of February 28, 2026. From and after the occurrence of an event of default, the interest rate increases by 12.0%. Beginning 180 days after the issuance date, the note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date. The Company may prepay the Diagonal Convertible Note (i) for 120% of the outstanding principal plus accrued interest beginning on the issuance date and ending 120 days following the issuance date and (ii) for 125% of the outstanding principal plus accrued interest beginning 121 days following the issuance date and ending 180 days following the issuance date. Diagonal also agreed to provide additional tranches of financing during the twelve months following the date of the SPA, up to an aggregate of $2,275,000, subject to further agreement between the Company and Diagonal.

The Diagonal Convertible Note is subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution, or winding up of the Company. Issuances of Common Stock on conversion of the Diagonal Convertible Note are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders. The terms of the Diagonal Convertible Note contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the Diagonal Convertible Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Diagonal Convertible Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $399,955 of the Diagonal Convertible Note over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $192,955 during the nine months ended September 30, 2025.

The Company received net proceeds of $178,000 from the issuance of the Diagonal Convertible Note, which includes (i) a debt discount of $20,700 and (ii) debt issuance costs of $29,000, which are included in other gain (loss), net on the consolidated statements of operations during the nine months ended September 30, 2025.

July 2025

On July 21, 2025, the Company entered into a Securities Purchase Agreement with Diagonal, pursuant to which, in exchange for a capital infusion of $157,000, the Company issued to Diagonal a $172,700 face amount convertible promissory note (the “July Diagonal Convertible Note”). The July Diagonal Convertible Note bears interest at 10% and has a maturity date of April 30, 2026. Beginning 180 days after the issuance date, the July Diagonal Convertible Note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date.

Issuances of Common Stock on conversion of the July Diagonal Convertible Note are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Diagonal’s holding more than 4.99% of the Company’s outstanding Common Stock at any time. The July Diagonal Convertible Note is also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the July Diagonal Convertible Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the July Diagonal Convertible Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $299,242 of the July Diagonal Convertible Note over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $142,242 during the three and nine months ended September 30, 2025.

The Company received net proceeds of $141,000 from the issuance of the July Diagonal Convertible Note, which includes (i) a debt discount of $15,700 and (ii) debt issuance costs of $16,000, which are included in other gain (loss), net on the consolidated statements of operations during the three and nine months ended September 30, 2025.

The Diagonal Convertible Note and July Diagonal Convertible Note issued in connection with the above transactions are collectively referred to herein as the "Diagonal Convertible Notes". At September 30, 2025, the outstanding principal amount outstanding under the Diagonal Convertible Notes was 400,400. For additional information regarding the fair value of the Diagonal Convertible Notes, see Note 4.

Boot Convertible Note

On May 13, 2025, the Company entered into a Securities Purchase Agreement with Boot Capital LLC (“Boot”), pursuant to which the Company issued to Boot a $110,000 face amount convertible promissory note (the “Boot Convertible Note”). The Boot Convertible Note bears interest at 10% and has a maturity date of February 28, 2026. From and after the occurrence of an event of default, the interest rate increases by 12.0%. Beginning 180 days after the issuance date, the note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date.

The Boot Convertible Note is subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution, or winding up of the Company. Issuances of Common Stock on conversion of the Boot Convertible Note are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders. The Company may prepay the Boot Convertible Note (i) for 120% of the outstanding principal plus accrued interest beginning on the issuance date and ending 120 days following the issuance date and (ii) for 125% of the outstanding principal plus accrued interest beginning 121 days following the issuance ending 180 days following the issuance date. The terms of the Boot Convertible Note contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the Boot Convertible Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Boot Convertible Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $193,215 of the Boot Convertible Note over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $93,215 during the nine months ended September 30, 2025.

The Company received net proceeds of $84,000 from the issuance of the Boot Convertible Note, which includes (i) a debt discount of $10,000 and (ii) debt issuance costs of $16,000, which are included in other gain (loss), net on the consolidated statements of operations during the nine months ended September 30, 2025.

At September 30, 2025, the outstanding principal amount outstanding under the Boot Convertible Note was $110,000. For additional information regarding the fair value of the Boot Convertible Note, see Note 4.

Brick Lane Convertible Notes

June 2025

On June 3, 2025, the Company entered into the following transactions with Brick Lane Capital Management Limited (“Brick Lane”):

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in exchange for transferring 100,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, which Brick Lane purchased from an existing investor, the Company issued to Brick Lane a $1,050,000 face amount unsecured, convertible note (the "Brick Lane Exchange Convertible Note"). The note bears no interest for so long as it is not in default, has an April 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for a capital infusion of $250,000, the Company issued to Brick Lane a $250,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default, has a June 2, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

The convertible notes issued in connection with the above transactions are collectively referred to herein as the "June Brick Lane Convertible Notes".

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Brick Lane holding more than 9.9% of the Company’s outstanding Common Stock at any time. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Company is obligated to register for resale the shares issuable upon conversion of the notes.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the June Brick Lane Convertible Notes would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the June Brick Lane Convertible Notes at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations.

September 2025

On September 2, 2025, the Company, in exchange for a capital infusion of $125,000, issued to Brick Lane a $125,000 face amount unsecured, convertible note (the “September Brick Lane Convertible Note”). The September Brick Lane Convertible Note bears no interest for so long as it is not in default and has a September 2, 2026 maturity date and a conversion price equal to 70% of the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of the September Brick Lane Convertible Note are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Brick Lane holding more than 9.9% of the Company’s outstanding Common Stock at any time. The September Brick Lane Convertible Note is also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

The September Brick Lane Convertible Note and June Brick Lane Convertible Notes are collectively referred to herein as the "Brick Lane Convertible Notes". The terms of the Brick Lane Convertible Notes allow the Company to convert at any time after issuance without penalty at the conversion prices discussed above. From and after the occurrence of an event of default, the interest rate under the Brick Lane Convertible Notes increases to 15.0%.

Certain conversion features of the September Brick Lane Convertible Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the September Brick Lane Convertible Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $177,366 of the September Brick Lane Convertible Note over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $52,366 during the three and nine months ended September 30, 2025.

At September 30, 2025, the outstanding principal amount outstanding under the Brick Lane Convertible Notes was $232,661. For additional information regarding the fair value of the Brick Lane Convertible Notes, see Note 4.

Extinguishments

During the second quarter of 2025, the Company recorded a loss on debt extinguishment of $1,071,997 related to the issuance of the Brick Lane Exchange Convertible Note to extinguish the 100,000 shares of the Company's outstanding Series A Preferred Stock, which represents the excess of the fair value of the Brick Lane Exchange Convertible Note over the carrying amount of the Series A Preferred Stock included in preferred stock liability on the consolidated balance sheet.

During the three and nine months ended September 30, 2025, Brick Lane converted $142,339 and $1,192,339 of principal under the Brick Lane Exchange Convertible Note, resulting in the issuance of 806,452 and 7,606,970 shares of Common Stock to Brick Lane and a reduction in the fair value of the Brick Lane Convertible Notes, with a corresponding increase to additional paid-in capital, of $131,452 and $2,396,025, respectively.

Bomore Convertible Notes

On June 18, 2025, the Company entered into the following transactions with Bomore Opportunity Group Ltd (“Bomore”):

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in exchange for transferring 100,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company issued to Bomore a $1,050,000 face amount unsecured, convertible note (the "Bomore Exchange Convertible Note"). The note bears no interest for so long as it is not in default, has an June 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for a capital infusion of $250,000, the Company issued to Bomore a $250,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default, has a June 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

The convertible notes issued in connection with the above transactions are collectively referred to herein as the "Bomore Convertible Notes". The terms of the Bomore Convertible Notes allow the Company to convert at any time after issuance without penalty at the conversion prices discussed above. From and after the occurrence of an event of default, the interest rate under the Bomore Convertible Notes increases to 15.0% .

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Bomore holding more than 9.9% of the Company’s outstanding Common Stock at any time. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the Bomore Convertible Notes would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Bomore Convertible Notes at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations.

At September 30, 2025, the outstanding principal amount outstanding under the Bomore Convertible Notes was $250,000. For additional information regarding the fair value of the Bomore Convertible Notes, see Note 4.

Extinguishments

During the nine months ended September 30, 2025, the Company recorded a loss on debt extinguishment of $140,323 related to the issuance of the Bomore Exchange Convertible Note to extinguish the 100,000 shares of the Company's outstanding Series A Preferred Stock, which represents the excess of the fair value of the Bomore Exchange Convertible Note over the carrying amount of the Series A Preferred Stock included in preferred stock liability on the consolidated balance sheet.

During the three months ended September 30, 2025, Bomore converted $1,050,000 of principal under the Bomore Convertible Notes, resulting in the issuance of 3,253,796 shares of Common Stock to Bomore and a reduction in the fair value of the Bomore Convertible Notes, with a corresponding increase to additional paid-in capital, of $1,112,798.

Torcross Convertible Note

On June 25, 2025, the Company entered into the following transactions with Torcross Capital LLC (“Torcross”):

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in exchange for the transfer of 40,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company is required to issue to Torcross a $400,000 face amount unsecured, convertible note (the "Torcross Exchange Convertible Note"), which transaction was not yet closed as of September 30, 2025 and therefore the Torcross Exchange Convertible Note is not reflected in these condensed consolidated financial statements nor is the transfer of the 40,000 shares of Series A Preferred Stock to the Company. In November 2025, through a rescission agreement, the Company and Torcross rescinded the transactions set forth in the Torcross Exchange Convertible Note, such that the parties are deemed to have not entered into such transactions; and
•
in exchange for a capital infusion of $100,000, the Company issued to Torcross a $100,000 face amount unsecured, convertible note (the "Torcross Convertible Note"). The note bears no interest for so long as it is not in default, has a June 24, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

The terms of the Torcross Convertible Note allow the Company to convert at any time after issuance without penalty at the conversion prices discussed above. From and after the occurrence of an event of default, the interest rate under the Torcross Convertible Note increases to 15.0%.

Issuances of Common Stock on conversion of such note is limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Torcross holding more than 9.9% of the Company’s outstanding Common Stock at any time. The note is also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the Torcross Convertible Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Torcross Convertible Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $133,883 of the Torcross Convertible Note over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $33,883 during the nine months ended September 30, 2025.

At September 30, 2025, the outstanding principal amount outstanding under the Torcross Convertible Note was $100,000. For additional information regarding the fair value of the Torcross Convertible Note, see Note 4.

Yorkville Promissory Note

On June 30, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the investors party thereto pursuant to which the Company issued a debenture in the amount of $1,250,000 in exchange for a capital infusion of $1,100,000 (the "Yorkville Promissory Note"), which closed in July 2025.

The Yorkville Promissory Note bears interest at an annual rate equal to 8% for so long as it is not in default and has an October 30, 2025 maturity date. From and after the occurrence of an event of default, the interest rate under the Yorkville Promissory Note increases to 18.0%. The Company may prepay the Yorkville Promissory Note at any time after issuance without penalty. Among other things, the Purchase Agreement prohibits the Company from incurring additional indebtedness or entering into variable rate transactions, with certain exceptions. The Company is required to use any proceeds received under the SEPA, as defined and described in Note 11, to pay outstanding principal and interest under the Yorkville Promissory Note until the Yorkville Promissory Note is paid in its entirety.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain features of the Yorkville Promissory Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Yorkville Promissory Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $1,255,700 of the Yorkville Convertible Note over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $155,700 during the nine months ended September 30, 2025.

The Company incurred debt issuance costs of $127,000 related to the issuance of the Yorkville Promissory Note, which is included within other gain (loss), net on the condensed consolidated statements of operations for the nine months ended September 30, 2025. The excess of the initial fair value of $1,255,700 of the Yorkville Promissory Note over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statements of operations of $155,700 during the three and nine months ended September 30, 2025. During the third quarter of 2025, the Company used proceeds from the SEPA to pay all outstanding principal and interest under the Yorkville Promissory Note, as further described in Note 11.

NOTE 9. EQUITY

Common Stock

On September 16, 2025, the Company consummated a best efforts public offering (the “Offering”) of an aggregate of (i) 32,373,536 shares of Common Stock, par value $0.0001 per share, of the Company, (ii) 51,660,075 warrants, with an exercise price of $0.0001 per share, to purchase shares of Common Stock ("Offering Pre-Funded Warrants"), and (iii) 126,050,417 warrants, with an exercise price of $0.1714 per share, to purchase shares of Common Stock ("Offering Common Stock Warrants"). Each share of Common Stock or Offering Pre-Funded Warrant was sold together with one Offering Common Stock Warrant to purchase 1.5 shares of Common Stock. The combined offering price for each share of Common Stock and Offering Common Stock Warrant was $0.1428, and the combined offering price for each Offering Pre-Funded Warrant and accompanying Offering Common Stock Warrant was $0.1427. For additional information related to the warrants issued in connection with the Offering, see Note 10.

The Company received gross proceeds of $11,994,834 from the Offering and incurred $1,668,303 of offering costs, including the initial fair value of the Offering Placement Agent Warrants, as defined below, of $417,815, which were recorded as a reduction of additional paid-in capital, resulting in net cash proceeds of $10,744,346. The Company intends to use the net proceeds from this Offering to support the phased acquisitions of businesses and for working capital and general corporate purposes. The Offering was completed on the terms available to the Company at that time.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Offering Purchase Agreement”) with certain institutional and retail investors. Pursuant to the Offering Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the closing date of the Offering (i.e. November 15, 2025), subject to certain exceptions. The Company agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Offering Purchase Agreement) until six months after the closing date of the Offering (i.e. March 16, 2026), subject to certain exceptions. Additionally, in connection with the Offering, each of the officers and directors of the Company and holders of 10% or more of the Company’s outstanding shares of Common Stock entered into lock-up agreements, pursuant to which they agreed not to sell or transfer any of the Company securities they hold, subject to certain exceptions, during the 60 days following the closing of the Offering.

The Offering Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Offering Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. A holder will not have the right to exercise any portion of the Offering Common Stock Warrants or Offering Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Offering Common Stock Warrants or the Offering Pre-Funded Warrants, respectively.

Pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”) with Joseph Gunnar & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a total cash fee equal to up to seven and a half percent (7.5%) of the aggregate gross proceeds raised in the Offering for amounts up to and including $10,000,000, and an additional cash fee equal to six percent (6.0%) of the gross proceeds raised in the Offering for amounts in excess of $10,000,000, and (ii) reimbursement for reasonable accountable and out-of-pocket expenses incurred relating to the offering up to $100,000.

Also pursuant to the Placement Agency Agreement, the Company, in connection with the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Offering Placement Agent Warrants”) to purchase up to an aggregate of 3,361,344 shares of Common Stock. The Offering Placement Agent Warrants have an exercise price of $0.1785 per share (which represents 125% of the combined public offering price per share of Common Stock and accompanying Offering Common Stock Warrant), expire on the five-year anniversary of the commencement of sales in the Offering, and are exercisable beginning six months from the date of issuance.

The shares of Common Stock, the Offering Pre-Funded Warrants, the Offering Common Stock Warrants and the Offering Placement Agent Warrants were offered by the Company pursuant to a registration statement filed with the SEC on September 10, 2025, and declared effective by the SEC on September 12, 2025, and a registration statement filed with the SEC on September 16, 2025.

The foregoing descriptions of the Offering Purchase Agreement, the Placement Agency Agreement, the Offering Common Stock

Warrants, the Offering Pre-Funded Warrants and the Offering Placement Agent Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Offering Purchase Agreement, Placement Agency Agreement, the form of Offering Common Stock Warrant, the form of Offering Pre-Funded Warrant, and the form of Offering Placement Agent Warrant.

Series A Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001 per share (the “Preferred Stock”) with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2025 and December 31, 2024, there were 2,188,905 and 2,388,905, respectively, of shares of preferred stock issued and outstanding.

During June 2025, the Company purchased (i) 100,000 shares of preferred stock from Brick Lane and (ii) 100,000 shares of preferred stock from Bomore, which Brick Lane and Bomore had each acquired from an existing investor, in exchange for a convertible note, as further described in Note 8.

Ranking

The Company’s Preferred Stock ranks senior to the Company’s Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends

Holders of the Company’s Preferred Stock participate, on an as-converted basis (without regard to any conversion limitations) in all dividends paid to the holders of the Company’s Common Stock.

Conversion Rights

Prior to January 31, 2025, as further described under Redemption below, the Preferred Stock was convertible at any time into Common Stock at a conversion price equal to $10.00 (subject to equitable adjustment in the event of a stock split, stock consolidation, subdivision or certain other events of a similar nature that increase or decrease the number of shares of Preferred Stock outstanding (the “Original Issuance Price”)) divided by the lesser of (i) $11.50 and (ii) the greater of (x) 115% of the lowest VWAP per share of the Company’s Common Stock for any consecutive ninety-trading day period prior to the calculation of such VWAP and (y) $5.00, in each case subject to adjustment as set forth in the Certificate of Designations (the “Conversion Price”).

Mandatory Conversion

If the VWAP is greater than 200% of the Conversion Price for any 20 trading days in a 30-day trading day period, the Company may elect to convert all, but not less than all, of the Preferred Stock then outstanding into the Company’s Common Stock at a conversion rate with respect to each share of Preferred Stock equal to the Original Issuance Price as of the date of such conversion divided by the then applicable Conversion Price.

Voting Rights

The holders of Preferred Stock are not entitled to vote at or receive notice of any meeting of stockholders, except the holders of Preferred Stock are entitled to certain consent rights on matters related to (i) the creation or authorization of the creation of any equity or debt securities of the Company that rank senior or equal to certain rights of the Preferred Stock and (ii) the authorization of any adverse change to the powers, preferences, or special rights of the Preferred Stock set forth in the Company’s Certificate of Incorporation or Bylaws, and shall have voting rights as required by law.

Redemption

On the second anniversary of the Closing Date, or January 31, 2025 (the “Test Date”), the Company is obligated to redeem the maximum portion of the Preferred Stock permitted by law in cash at an amount equal to the Original Issuance Price as of such date if the Conversion Price exceeds the VWAP. If, on the Test Date, the Conversion Price is equal to or less than the VWAP, the Company must convert all shares of Preferred Stock then outstanding into shares of the Company’s Common Stock at the then applicable Conversion Price. Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such redemption. The mandatory redemption and conversion provisions described herein are further subject to certain limitations detailed in the Certificate of Designations. As a result of such redemption feature, the Company recorded the Preferred Stock at its redemption value and classified the Preferred Stock as mezzanine equity on the consolidated balance sheet through January 31, 2025. As the Conversion Price of the Preferred Stock exceeded the VWAP on the Test Date, the Company was obligated to redeem the Preferred Stock beginning at that time and, as such, reclassified such Preferred Stock from mezzanine equity to a current liability on January 31, 2025. The preferred stock current liability was initially recorded at its fair value on January 31, 2025 of $13,491,000 and subsequently remeasured to its redemption amount of $10.00 per share, or $23,889,050, as the Preferred Stock is currently mandatorily redeemable at such amount, with the difference between the initial fair value and carrying value of $10,398,050 recorded as an adjustment to net loss available to common shareholders on the condensed consolidated statement of operations for the nine months ended September 30, 2025. The remeasurement of the liability subsequent to issuance to the redemption value of $10,398,050 is recorded within interest expense recognized on remeasurement of preferred stock liability on the condensed consolidated statement of operations for the nine months ended September 30, 2025.

NOTE 10. WARRANTS

The following table provides a summary of the number of the Company's outstanding warrants:

	September 30, 2025	December 31, 2024
Liability-classified warrants:
Offering Common Stock Warrants	123,454,232	—
Junior Note Warrants	859,315	859,315
Public Warrants	417,770	417,770
Total liability-classified warrants outstanding	124,731,317	1,277,085

Equity-classified warrants:
Offering Pre-Funded Warrants	31,660,075	—
Offering Placement Agent Warrants	3,361,344	—
June 2023 Senior Note Warrants	335,210	335,210
Pre-Funded Warrants	—	837,116
August 2024 Warrants Issued with Junior Notes	19,892	19,892
Total equity-classified warrants outstanding	35,376,521	1,192,218

Liability-Classified Warrants

November 2023 Junior Note Warrants

In connection with the Junior Notes discussed in Note 8, the Company issued the Junior Note Warrants to purchase up to 550,000 shares of the Company's Common Stock. The Junior Note Warrants currently outstanding have an exercise price equal to $5.00 per share (subject to adjustment per the Junior Note Purchase Agreements) and expire on December 6, 2028. The Junior Note Purchase Agreements also provide for additional warrants to be issued if the Junior Notes remain outstanding for certain periods of time: (i) if the Junior Notes have not been repaid six months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance and (ii) if the Junior Notes have not been repaid nine months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance. As a portion of the Junior Notes were outstanding at each of May 13, 2024 and August 13, 2024, the Company was required to issue 309,315 additional warrants pursuant to the Junior Note Purchase Agreements during the year ended December 31, 2024.

Based on the terms of the Junior Note Purchase Agreements, the Junior Note Warrants were evaluated under FASB ASC 815-40 - Derivatives and Hedging-Contracts in Entity's Own Equity ("ASC 815-40") and the Company concluded they did not initially meet the criteria to be classified in stockholders' equity (deficit). Specifically, there were contingent exercise provisions and settlement provisions that existed, as described above, where the number of shares available under the Junior Note Warrants may be adjusted. Because the number of outstanding common shares was not a fair value input to a fixed-for-fixed model, the Junior Note Warrants are treated as liabilities and are remeasured at each reporting date. The proceeds of $5,500,000 were allocated first to the Junior Note Warrant liability at fair value and then to the Junior Notes. The Company further determined that the Junior Note Warrants liability meets the criteria to be accounted for as a bifurcated derivative due to the significant discount it creates on the Junior Notes.

Public Warrants

In connection with the closing of the Business Combination, Nuburu assumed the 16,710,785 Public Warrants outstanding on the date of Closing. As of September 30, 2025, all 16,710,785 Public Warrants remain outstanding. However, on December 12, 2023, the NYSE notified the Company and publicly announced that the NYSE had determined to (a) commence proceedings to delist the Company’s Public Warrants, each whole Public Warrant exercisable to purchase one share of the Company’s Common Stock at a price of $460.00 per share, and listed to trade on the NYSE under the symbol “BURU WS”, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value in the financial statements as of September 30, 2025.

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $460.00 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its warrants only for a whole number of shares of Common Stock. The Public Warrant will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemptions of Public Warrants when the price of Common Stock equals or exceeds $720.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at a price of $0.40 per warrant;
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Common Stock equals or exceeds $720.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $400.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at $16.00 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Common Stock; and
•
if, and only if, the last reported sale price of the Common Stock equals or exceeds $400.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

Offering Common Stock Warrants

On September 16, 2025, in connection with the Offering, as described in Note 9, the Company issued 126,050,417 liability-classified Offering Common Stock Warrants to purchase shares of Common Stock. Each Offering Common Stock Warrant is immediately exercisable, has an exercise price of $0.1714 per share, subject to adjustment upon certain events, and expires on September 16, 2030. The warrants may be exercised in whole or in part for cash or, in certain circumstances, on a cashless basis, subject to certain beneficial ownership limitations. Net proceeds from the Offering were first allocated to the liability-classified Offering Common Stock Warrants at their aggregate issuance date fair value of $20,747,899, which was greater than the net proceeds received from the Offering of $10,744,346, therefore the Company recorded a loss on issuance of warrants on the condensed consolidated statements of operations of $8,756,303 for the three and nine months ended September 30, 2025, with no residual net proceeds allocated to the Common Stock and Offering Pre-Funded Warrants. Changes in the fair value of the Offering Common Stock Warrants are included within change in fair value of warrant liabilities in the consolidated statements of operations for the three and nine months ended September 30, 2025.

During the three and nine months ended September 30, 2025, 2,596,185 Offering Common Stock Warrants were exercised, resulting in the issuance of 3,361,443 shares of Common Stock and the derecognition of the related warrant liability, which resulted in an increase to equity of $496,714 for the three and nine months ended September 30, 2025.

During October 2025, the Company issued 122,688,974 shares of Common Stock upon the cashless exercise of 121,570,710 Offering Common Stock Warrants.

Equity-Classified Common Stock Warrants

June 2023 Senior Note Warrants

In connection with the issuance of Senior Convertible Notes discussed in Note 8, the Company issued the Senior Note Warrants to purchase up to 287,972 shares of the Company's Common Stock pursuant to the June 12, 2023 Senior Note Purchase

Agreement and 47,238 shares of Common Stock pursuant to the June 16, 2023 Senior Note Purchase Agreement. The Senior Note Warrants have an exercise price equal to $41.20 per share and expire on June 23, 2028.

As the Senior Note Warrants were part of a bundled transaction, the gross proceeds from the issuance of $9,225,000 were allocated to the Senior Convertible Notes and the Senior Note Warrants based on their respective relative fair value upon issuance. The aggregate fair value of the Senior Note Warrants of $3,401,366 was estimated using the Black-Scholes option-pricing model with the following assumptions:

Upon Issuance
Common Stock Warrants:
Expected term (in years)	5.0
Expected volatility	47.9%
Risk-free interest rate	4.0%
Expected dividend yield	0.0%

The allocated proceeds from the Senior Note Warrants of $2,511,759 were recorded in additional paid-in capital in the condensed consolidated balance sheets upon issuance of the Senior Note Warrants.

Pre-Funded Warrants

On May 1, 2024, the Company entered into a Pre-Funded Warrant Purchase Program (the “Program”) with strategic investors, pursuant to which from time-to-time the Company could sell and the investors could acquire pre-funded warrants, up to a total purchase price to the Company equal to $15 million. The exercise price for pre-funded warrants is substantially paid by the purchaser at closing and, as a result, such warrants may be exercised in the future with a nominal exercise price payment. Investors also received a warrant to acquire the same number of shares covered by the pre-funded warrant for a purchase price equal to 150% of the relevant pre-funded warrant purchase price exercisable for a period of 5 years. Each specific transaction was entered into on terms agreed by the parties; provided however, that in no case would the purchase price per share be less than 110% of the closing price per share of the Company’s Common Stock on the trading day immediately preceding the date of purchase. Contemporaneously with the acquisition of pre-funded warrants, the investors could also voluntarily convert outstanding notes previously issued by the Company; provided that such transactions, as a whole, could not result in an effective direct or indirect discount to market price to the investors of greater than 30%. During 2024, the Company issued 837,116 pre-funded warrants for total cash proceeds of $2,139,866 in pre-funded warrants pursuant to the Program.

Pre-Funded Warrants Modification — In February 2025, in connection with the Liqueous Settlement Agreement, as amended, the Company agreed to (i) modify 665,410 outstanding equity-classified Pre-Funded Warrants issued in connection with the Program during 2024, resulting in the issuance of 3,647,416 equity-classified pre-funded warrants outstanding immediately after the modification exercisable into Common Stock and (ii) modify the remaining 171,706 outstanding equity-classified Pre-Funded Warrants issued in connection with the Program during 2024, resulting in 9,360,888 pre-funded warrants outstanding immediately after the modification that were concurrently exercised into 9,360,888 shares of the Company's Common Stock for no additional cash consideration, as the modified pre-funded warrants had a nominal exercise price (the "Pre-Funded Warrants Modification"). As a result of the Liqueous Settlement Agreement, there will not be further issuances under the Program.

The Company accounted for the Pre-Funded Warrants Modification in accordance with ASC 815, Derivatives and Hedging, where the effect of a modification shall be measured as the difference between the fair value of the modified warrant and the fair value of the original warrant immediately before its terms are modified, with each measured on the modification date. As a result of the Pre-Funded Warrants Modification, which was not contemplated as a result of an equity or debt financing, but rather, as a settlement of any claims between the parties related to non-performance of obligations under certain previous agreements executed between the Company and Liqueous, the Company recorded (i) an increase to additional paid-in capital of $3,075,444 related to the incremental fair value of the modified Pre-Funded Warrants over the fair value of the original Pre-Funded Warrants, each measured on the modification date and (ii) a loss on settlement of an aggregate $2,026,380, which represents the incremental fair value of the modified Pre-Funded Warrants over the fair value of the original Pre-Funded Warrants, each measured on the modification date, less cash received or receivable related to the Liqueous Settlement Agreement of $1,050,000. The loss on settlement is recorded in loss on extinguishment of notes payable on the condensed consolidated statement of operations during the nine months ended September 30, 2025.

In March 2025, the 3,647,416 outstanding warrants were exercised into 3,647,416 shares of Common Stock for no additional cash consideration, as the pre-funded warrants had a nominal exercise price.

August 2024 Warrants Issued with Junior Notes

As discussed in Note 8, in connection with the issuance of the August 2024 Convertible Notes, the Company issued an aggregate 19,892 warrants to a financial services firm as compensation for their services performed, the fair value of which was determined to be $40,657 and was recorded as a deferred financing cost and associated additional paid-in capital in the consolidated balance sheet, as the warrants were determined to be equity-classified. The warrants are exercisable through payment of an exercise price ranging from $2.18 to $3.18, subject to certain customary antidilution adjustments, at any time after issuance through the expiration date in August 2029.

Offering Pre-Funded Warrants and Offering Placement Agent Warrants

On September 16, 2025, in connection with the Offering, as described in Note 9, the Company issued (i) 51,660,075 equity-classified Offering Pre-Funded Warrants to purchase shares of Common Stock and (ii) 3,361,344 equity-classified Offering Placement Agent Warrants to purchase shares of Common Stock. The Offering Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately, and remain outstanding until exercised in full. The Offering Placement Agent Warrants have an exercise price of $0.1785 per share, subject to adjustment upon certain events, are exercisable beginning March 16, 2026, and expire on September 16, 2030. The Offering Pre-Funded Warrants and Offering Placement Agent Warrants may be exercised in whole or in part for cash or, in certain circumstances, on a cashless basis, subject to certain beneficial ownership limitations. As discussed above, net proceeds from the Offering were first allocated to the liability-classified Offering Common Stock Warrants at their aggregate issuance date fair value, and no residual proceeds were allocated to the Common Stock and Offering Pre-Funded Warrants. The issuance date fair value of the Offering Placement Agent Warrants of $417,815 was treated as an equity-issuance cost and reduction in additional-paid in capital, and was estimated using the Monte Carlo simulation based approach, a Level 3 valuation, with the following assumptions:

Upon Issuance
Offering Placement Agent Warrants:
Stock price	$0.1395
Expected term (in years)	5.0
Expected volatility	145.0%
Risk-free interest rate	3.6%
Expected dividend yield	0.0%

During the three and nine months ended September 30, 2025, 20,000,000 Offering Pre-Funded Warrants were exercised, resulting in the issuance of 19,986,000 shares of Common Stock. During October 2025, the Company issued 31,637,913 shares of Common Stock upon the cashless exercise of 31,660,075 Offering Pre-Funded Warrants.

NOTE 11. STANDBY EQUITY PURCHASE AGREEMENT

On May 30, 2025, the Company entered into the Standby Equity Purchase Agreement (as it may be amended from time to time, the “SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited company (together with its successors or assigns, the “SEPA Investor”) pursuant to which the Company has the right to sell to the SEPA Investor up to $100 million of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. The Company also agreed to register the resale of shares of Common Stock issued to the SEPA Investor pursuant to the SEPA. Sales of the shares of Common Stock to the SEPA Investor under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to the SEPA Investor under the SEPA.

Upon the satisfaction of the conditions to the SEPA Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of Common Stock issuable under the SEPA declared effective by the SEC, which occurred on July 24, 2025, the Company will have the right, but not the obligation, from time to time at its discretion, to direct the SEPA Investor to purchase a specified number of shares of Common Stock (an “Advance”) by delivering written notice to the SEPA Investor (an “Advance Notice”). On July 24, 2025, a registration statement was declared effective by the SEC allowing the SEPA Investor to resell up to 20 million shares of Common Stock. On September 23, 2025, a registration statement was declared effective by the SEC allowing the SEPA Investor to resell up to another 30 million shares of Common Stock. While there is no mandatory minimum amount for any Advance, it may not exceed 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of Common Stock purchased pursuant to an Advance will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day, in which cases the size of the Advance may be reduced to account for such day(s) in which the daily VWAP is less than the applicable minimum acceptable price or there is no VWAP. The Company may establish a minimum acceptable price in each Advance Notice below which it will not be obligated to make any sales to the SEPA Investor.

Under applicable NYSE American rules and the terms of the SEPA, in no event may the Company issue to the SEPA Investor under the SEPA shares of Common Stock equal to greater than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “SEPA Share Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the SEPA Share Cap in accordance with applicable NYSE American rules. On July 9, 2025, at the 2025 Annual Meeting, the Company's stockholders approved the issuance of shares pursuant to the SEPA in excess of the SEPA Share Cap. Moreover, in accordance with terms of the SEPA, the Company may not issue or sell any shares of Common Stock to the SEPA Investor under the SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by the SEPA Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in the SEPA Investor beneficially owning more than 4.99% of the then outstanding shares of Common Stock.

Actual sales of shares of Common Stock to the SEPA Investor under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for its business and operations.

The SEPA will automatically terminate on the earlier of (i) the 36-month anniversary of the date of the SEPA and (ii) the date on which the SEPA Investor shall have made payment of Advances pursuant to the SEPA for Common Stock equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the SEPA Investor, provided that (i) there are no outstanding Advance Notices for which shares of Common Stock need to be issued and (ii) the Company has paid all amounts owed to the SEPA Investor pursuant to the SEPA.

The net proceeds payable to the Company under the SEPA will depend on the frequency and prices at which Common Stock is sold. The Company was required to use any proceeds received under the SEPA to pay outstanding principal and interest under the Yorkville Promissory Note (as defined and described in Note 8) until the Yorkville Promissory Note was paid in its entirety. Since the Yorkville Promissory Note was repaid in full, the Company expects that proceeds received from such sales will be used primarily for working capital and general corporate purposes and for purposes of implementing its business plan focused on building a stable foundation for the future business.

Joseph Gunnar & Co., LLC acted as the sole placement agent for the private placement.

The SEPA is accounted for as a liability at fair value under ASC 815, as it includes an embedded put option and an embedded forward contract. The put option is recognized at inception, and the forward option is recognized upon issuance of notice for the sale of the Company's Common Stock. The fair value of the derivative liability related to the embedded put option is included within SEPA liability on the condensed consolidated balance sheet, and was estimated at $2,582,724 at inception of the agreement, with changes in fair value each reporting period recognized within change in fair value of SEPA liability on the condensed consolidated statements of operations.

As consideration for the SEPA Investor’s commitment to purchase the shares of Common Stock pursuant to the SEPA, the Company incurred (i) a structuring fee payable to the SEPA Investor in the amount of $25,000, (ii) a commitment fee payable to the SEPA Investor in Common Stock in an amount equal to 1% of the Commitment Amount, or $1,000,000, to be paid 50% on execution of the SEPA and 50% 90 days following the date of the SEPA and (iii) legal expenses of $50,000 related to the issuance of the SEPA. Such fees are included within SEPA fees and issuance costs on the condensed consolidated statements of operations for the nine months ended September 30, 2025 and SEPA liability on the condensed consolidated balance sheet as of June 30, 2025. The 50% portion of the commitment fee payable that was owed at execution of the SEPA resulted in the issuance of 1,332,623 shares of Common Stock to the SEPA Investor during the second quarter of 2025. Additionally, on July 15, 2025, the Company issued the remaining 1,332,623 shares of Common Stock to the SEPA Investor.

As a result of the Company's public offering on September 16, 2025, the Company's use of the SEPA is subject to limitations set forth in the Offering Purchase Agreement for a period of six months.

During the three months ended September 30, 2025, the Company sold 9,801,958 shares of Common Stock under the SEPA for aggregate gross proceeds of approximately $1,830,853, before deducting cash fees and expenses of approximately $28,451. Of the total gross proceeds, approximately $1,261,880 was used to pay the outstanding principal and accrued interest under the Yorkville Promissory Note.

Through the date of issuance of this quarterly report, the Company issued an aggregate 50,000,000 shares of Common Stock under the SEPA and received aggregate net cash proceeds of $21,909,405.

NOTE 12. STOCK-BASED COMPENSATION

As of September 30, 2025, the Company had an active stock-based incentive compensation plan and an employee stock purchase plan: the 2022 Equity Incentive Plan (the “2022 Plan”) and the 2022 Employee Stock Purchase Plan (the “ESPP”). All new equity compensation grants are issued under these two plans; however, outstanding awards previously issued under inactive plans will continue to vest and remain exercisable in accordance with the terms of the respective plans.

The 2022 Plan provides for the grant of stock and stock-based awards including stock options, restricted stock, restricted stock units, performance awards, and stock appreciation rights. Effective July 1, 2025, the shares available for grant under the 2022 Plan and the ESPP increased by 3,560,000 and 710,000 shares, respectively, in accordance with the terms of the respective plans. As of September 30, 2025, there were approximately 3,844,680 shares available for grant under the 2022 Plan and approximately 753,000 shares available for grant under the ESPP.

Stock-Based Compensation Expense

Total stock-based compensation expense recognized in the Company’s condensed consolidated statements of operations is classified as follows:

	Three months ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$—	$118,774	$105,734	$364,286
Research and development	—	112,528	93,425	378,442
Selling and marketing	41,395	9,371	244,264	(189,828)
General and administrative	166,113	206,932	558,731	959,392
Total stock-based compensation expense	$207,508	$447,605	$1,002,154	$1,512,292

The Company’s stock-based compensation expense is based on the value of the portion of stock-based payment awards that are ultimately expected to vest. During the three months ended September 30, 2025 and 2024, stock-based compensation relating to stock-based awards granted to consultants was $41,375 and $40,993, respectively. During the nine months ended September 30, 2025 and 2024, stock-based compensation relating to stock-based awards granted to consultants was $282,818 and $152,010, respectively. The 2025 amounts include expense that relates to the arrangements further described below under Common Stock Issued for Services.

Restricted Stock Units

The Company grants Restricted Stock Units ("RSUs") to its employees for their services with a liquidity event requirement. The RSUs granted to employees vest over a period of time from the grant date and are subject to the participants continuing service to the Company over the period. The following table shows a summary of the Company's RSUs outstanding as of September 30, 2025 and December 31, 2024 as well as activity during the period then ended:

	RSUs
	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2024	4,562	$223.07
RSUs vested	(2,675)	$229.53
RSUs forfeited	(275)	$36.42
Unvested at September 30, 2025	1,612	$244.19

The total grant date fair value of RSUs awarded was nil and $246,000 during the nine months ended September 30, 2025 and 2024, respectively. The total grant date fair value of RSUs vested was $613,989 and $1,049,265 during the nine months ended September 30, 2025 and 2024, respectively.

As of September 30, 2025, total unrecognized stock-based compensation costs related to RSUs were $393,631, which are expected to be recognized over a remaining weighted average period of 0.25 years. As of September 30, 2025, all of the outstanding RSUs are expected to vest.

Stock Options

The Company's outstanding stock options generally expire 10 years from the date of grant and are exercisable when the options vest, generally over four years, the majority of which vest at a rate of 25% on the first anniversary of the grant date, with the remainder vesting ratably each month over the next three years. A summary of stock option activity is as follows:

	Number of Stock Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2024	218,430	$40.80	7.1	$7,375.15
Options cancelled or forfeited	(177,362)	$36.65
Options outstanding at September 30, 2025	41,068	$58.69	2.2	$—
Options exercisable at September 30, 2025	35,860	$63.86	1.4	$—
Options vested and expected to vest at September 30, 2025	41,068	$58.69	2.2	$—

The weighted-average grant date fair value of options granted to employees and consultants was nil and $5.46 per share for the nine months ended September 30, 2025 and 2024, respectively.

As of September 30, 2025, total unrecognized stock-based compensation cost related to stock options was $46,189, which is expected to be recognized over a weighted-average period of 1.82 years.

The Company estimates the fair value of the options utilizing the Black-Scholes option pricing model, which is subjective and dependent upon several variables, including expected option term, expected volatility of the Company’s share price over the expected term, expected risk-free interest rate over the expected option term, and expected dividend yield rate over the expected option term, and actual forfeiture rates. A summary of the weighted-average assumptions the Company utilized for option grants during the nine months ended September 30, 2025 and 2024, respectively, are as follows:

	Nine Months Ended September 30,
	2025	2024
Expected term (in years)	N/A	4.0
Expected volatility	N/A	47.8% - 55.0%
Risk-free interest rate	N/A	4.0% - 4.5%
Expected dividend yield	N/A	0.0%

Common Stock Issued for Services

During the first quarter of 2025, the Company entered into arrangements with non-employee consultants for services to be provided in exchange for (i) the required issuance of 3,830,189 shares of Common Stock, (a) 1,000,000 of which were equity-classified, with 500,000 of those shares relating to services previously provided and the remaining 500,000 shares relating to services to be provided over the term of the agreement, and (b) 2,830,189 of which were liability-classified, and for which all services have not yet been provided by the non-employee consultants, and (ii) the required quarterly issuance of a variable number of shares of Common Stock equal to $25,000, priced based on the average closing price of the Company's Common Stock for the previous five trading dates prior to issuance, which are liability-classified. During the second quarter of 2025, the Company issued the 3,830,189 shares of Common Stock.

The amount of 2,830,189 shares of Common Stock was adjustable, as of the earlier of a resale registration statement’s effectiveness or six months from the date of the agreement, to ensure an aggregate market value of $600,000, with shares of Common Stock forfeited if the value was higher and additional shares of Common Stock issued if lower. In accordance with this provision, during the three months ended September 30, 2025, the Company was required to issue an additional 1,425,130 shares of Common Stock, which were not yet issued as of September 30, 2025. Additionally, as of September 30, 2025, the Company was required to issue 375,920 shares of Common Stock pursuant to the required quarterly issuances under the arrangement, which had not yet been issued as of September 30, 2025.

Equity-classified awards

Stock-based compensation expense for the equity-classified awards was recognized based on the fair value of the Company’s Common Stock on the date of grant over the requisite service period. For the three and nine months ended September 30, 2025, the total stock-based compensation expense recognized for the equity-classified awards was $16,375 and $169,208, respectively. Additionally, as of September 30, 2025, as the non-employee consultants had not provided all services related to the 500,000 shares issued and the service term had not ended, $92,792 was recorded within prepaid expenses and other current assets on the condensed consolidated balance sheet, which will be amortized using the straight-line method to stock-based compensation expense over the remaining requisite service period.

Liability-classified awards

Liability-classified awards represent compensation for services to be provided over the term of the agreements, and are measured based on a fixed monetary value to be paid to the non-employee consultants settled through the issuance of a variable number of shares of Common Stock.

For the three and nine months ended September 30, 2025, the total stock-based compensation expense recognized for the liability-classified awards was $25,000 and $75,000, respectively. As of September 30, 2025, $75,000 is included within accrued expenses on the condensed consolidated balance sheet related to the required quarterly issuance of Common Stock. Additionally, as of September 30, 2025, as the non-employee consultants had not provided all services related to the 4,255,319 shares issued and required to be issued and the service term had not ended, $600,000 was recorded within prepaid expenses and other current assets on the condensed consolidated balance sheets, which will be amortized using the straight-line method to stock-based compensation expense over the remaining requisite service period.

NOTE 13. INCOME TAX

Due to its current operating losses, the Company recorded zero income tax expense during the three and nine months ended September 30, 2025 and 2024. During these periods, the Company’s activities were limited to U.S. federal and state tax jurisdictions, as it does not have any significant foreign operations.

Due to the Company’s history of cumulative losses and after considering all the available objective evidence, management concluded that it is not more likely than not that all of the Company’s net deferred tax assets will be realized in the future. Accordingly, the Company’s deferred tax assets, which include net operating loss (“NOL”) carryforwards and tax credits related primarily to research and development, continue to be subject to a valuation allowance as of September 30, 2025. The Company expects to continue to maintain a full valuation allowance until there is sufficient evidence to support recoverability of its deferred tax assets.

Utilization of the NOL carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more "5-percent stockholders" increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period, or beginning the day after the most recent ownership change, if shorter. The Company has determined that a Section 382 change in ownership occurred during 2023. As a result of this change in ownership, we expect that certain of the Company's NOLs may not be utilized in the future to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. However, due to the full valuation allowance recorded as of September 30, 2025, the limitation does not affect the Company's results of operations for the periods presented.

On July 4, 2025, the One Big Beautiful Bill Act ("OBBB Act"), which includes a broad range of tax reform provisions, was signed into law in the United States and the Company continues to assess its impact. The Company currently does not expect the OBBB Act to have a material impact on its estimated annual effective tax rate in 2025.

NOTE 14. NET LOSS PER SHARE

Contingently issuable shares are included in basic and diluted earnings per share (“EPS") only when all specified contingencies other than time have been satisfied. Shares issuable in connection with the SEPA are excluded from basic EPS because issuances are contingent on meeting price thresholds, volume limitations, and regulatory caps. As those contingencies were not satisfied as of September 30, 2025, no shares issuable under the SEPA were included in the denominator of basic EPS for the three and nine months ended September 30, 2025.

Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised, vested, or converted into Common Stock, and is computed by dividing net income (loss) available to common stockholders by the weighted-average number of shares of Common Stock outstanding during the period, adjusted for the effect of potentially dilutive shares of Common Stock using the treasury stock or if-converted methods, as applicable. Diluted EPS for the three and nine months ended September 30, 2025 and 2024 excluded the effect of potentially dilutive shares of Common Stock because the effect of their inclusion would be anti-dilutive or would decrease the reported loss per share.

Basic and diluted EPS presented for the three and nine months ended September 30, 2025 includes (i) 24,700,419 shares of Common Stock that the Company was required to issue but had not yet issued as of September 30, 2025 and (ii) 11,688,075 in Offering Pre-Funded Warrants issued but not yet exercised as of September 30, 2025.

The following table sets forth securities outstanding that could potentially dilute the calculation of diluted earnings per share:

	Three and Nine Months Ended September 30,
	2025	2024
Offering Common Stock Warrants	123,454,232	185,642
Offering Pre-Funded Warrants	31,660,075	859,315
Offering Placement Agent Warrants	3,361,344	417,770
Junior Note Warrants	859,315	335,210
Public Warrants	417,770	19,892
Pre-Funded Warrants	—	837,116
June 2023 Senior Note Warrants	335,210	—
August 2024 Warrants Issued with Junior Notes	19,892	—
Stock options outstanding	41,068	—
Unvested restricted stock units	1,612	6,620
If-converted Common Stock from Series A Preferred Stock(1)	109,445	119,445
If-converted Common Stock from convertible notes	37,551,994	32,932,138
Total	197,811,957	35,713,148

(1)
Assumed that all shares of Series A Preferred Stock were converted into Common Stock at a conversion rate equal to $0.25 divided by $5.00, representing the maximum number of shares issuable to holders of Series A Preferred Stock.

NOTE 15. SEGMENT REPORTING

Operating segments are defined as components of an entity about which discrete financial information is evaluated regularly by the Chief Operating Decision Maker ("CODM") in deciding how to allocate resources and assess performance. The Company operates and manages its business as one business segment, which is high-power, high-brightness blue laser technology. Accordingly, the Company has one reportable segment. The Company has a single management team that reports to the Executive Chairman and Co-Chief Executive Officer, the Company's CODM, who comprehensively manages the entire Company. The accounting policies of the segment are the same as those described in the summary of significant accounting policies.

When evaluating the Company’s financial performance, the CODM is regularly provided with more detailed expense information than what is included in the Company’s statements of operations. The CODM uses net loss, as reported in the consolidated statements of operations, in evaluating the performance of the segment. Decisions regarding resource allocation are made primarily during the annual budget planning process and reallocated as needed throughout the year. The measure of segment assets is reported on the balance sheets as total assets.

The following table shows a reconciliation of the Company’s net loss, including the significant expense categories regularly provided to and reviewed by the CODM, as computed under U.S. GAAP, to the Company’s total net loss in the condensed consolidated statements of operations:

	Three months ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue	$—	$—	$—	$142,827
Cost of revenue:
Materials	(13,261)	5,581	3,202	55,741
Direct labor	—	245,377	151,708	1,180,035
Direct job costs	(36,545)	(5,916)	(84,818)	237,832
Overhead	—	114,908	111,281	477,024
Total cost of revenue	(49,806)	359,950	181,373	1,950,632
Gross margin	49,806	(359,950)	(181,373)	(1,807,805)
Operating expenses:
Research and development	—	206,474	184,563	1,656,350
Selling and marketing	790,779	113,445	1,861,112	385,965
General and administrative	1,883,497	1,796,774	8,057,531	6,390,017
Total operating expenses	2,674,276	2,116,693	10,103,206	8,432,332
Other segment items (1)	(19,797,126)	(1,869,081)	(40,973,417)	(12,449,568)
Segment net loss	$(22,421,596)	$(4,345,724)	$(51,257,996)	$(22,689,705)
(1)
Other segment items consist of interest income, interest expense, change in fair value of warrant liabilities, change in fair value of derivative liability, change in fair value of convertible note receivable, change in fair value of notes payable, change in fair value of SEPA liability, change in fair value of claims settlement liability, loss on issuance of warrants, loss on issuance of notes payable, loss on issuance of SEPA, loss on extinguishment of accounts payable, loss on extinguishment of notes payable, SEPA fees and issuance costs, gain on sale of intellectual property intangible assets, loss on impairment of inventories, property and equipment and operating lease right-of-use asset, interest expense recognized on remeasurement of preferred stock liability and other gain (loss), net.

NOTE 16. SUBSEQUENT EVENTS

Orbit Transactions (Related Party)

On October 31, 2025, the Company, NUBURU Defense, Alessandro Zamboni, and Vanguard Holdings S.r.l. (“Vanguard”), a newly-formed Italian limited liability company wholly owned by Alessandro Zamboni, entered into a Sale, Purchase and Investment Agreement (the “Orbit Agreement”) for the sale of all of the ownership interests in Orbit to NUBURU Defense (the “Orbit Acquisition”). NUBURU Defense is making up to a $5.0 million equity investment in Orbit (the “Equity Infusion”), the proceeds of which are anticipated to provide working and growth capital (including for the repayment of payables incurred in the ordinary course of business) for Orbit. In addition to the Equity Infusion, NUBURU Defense will acquire all outstanding capital stock of Orbit from Vanguard for an aggregate purchase price of $12.5 million, consisting of $3.75 million in cash and $8.75 million in securities (the “Orbit Consideration”). Since Orbit is wholly owned by Alessandro Zamboni, the Company’s Executive Chairman and Co-Chief Executive Officer, indirectly through Vanguard, the Orbit Acquisition constitutes a related party transaction under U.S. securities laws and, as a result, the Orbit Acquisition and Orbit Agreement have been reviewed and approved by the Company’s independent directors and Audit Committee.

Under the Orbit Agreement, the Company has agreed to consummate the Equity Infusion in tranches, with the final tranche closing no later than October 7, 2028. The Company paid $1.5 million of the Equity Infusion amount in connection with the signing of the binding letter of intent, dated October 6, 2025 (the “Orbit LOI”), between the Company and Alessandro Zamboni, resulting in Nuburu’s holding a 10.7% ownership interest in Orbit. Upon NUBURU Defense’s obtaining a 20% ownership interest in Orbit, Orbit’s bylaws will be amended; Alessandro Zamboni will resign as a director of Orbit; and new members of Orbit’s board of directors and, if applicable, a board of statutory auditors, will be appointed pursuant to the new bylaws. Following the appointment of the new directors to Orbit’s board of directors, Alessandro Zamboni will be appointed as Chairman of Orbit and NUBURU Defense will designate Orbit’s chief executive officer.

Under the Orbit Agreement, in exchange for the Orbit Consideration, the Company will acquire full ownership of Orbit from Vanguard in tranches, with the final tranche closing no later than December 31, 2026. The Orbit Consideration is based in part on a third-party valuation of Orbit with approximately $11 million being the high-end of the range, adjusted to take into account the risk associated with a significant portion of the purchase price being paid through the issuance of securities.

The Company agreed to pay an advance payment of the Orbit Consideration worth $3.75 million (the “Advance Payment”), by (i) offsetting of a credit owed by Mr. Zamboni to the Company of $1.35 million related to the TCEI Acquisition, which is no longer being completed, and (ii) paying $2.4 million to Mr. Zamboni in four tranches of $600,000 that are due (1) on the date of signing of the Orbit LOI, (2) by December 31, 2025, (3) by March 31, 2026, and (4) by June 30, 2026; provided that the Company agreed to allocate 20% of the proceeds arising from any fund-raising transactions consummated by the Company to accelerate the payment of such amounts. As of the date of this quarterly report, the Advance Payment was satisfied.

Subject to obtaining stockholder approval, the Company agreed to pay the non-cash portion of the Orbit Consideration in the amount of $8.75 million in the form of preferred shares of the Company. Effective as of February 3, 2026, the parties to the Orbit Agreement agreed to issue 50,000,000 shares of Common Stock in lieu of the obligation to issue preferred shares. The Company agreed that, by no later than July 31, 2026, it will hold a stockholders’ meeting to seek approval of the issuance of the Orbit Preferred Shares to Vanguard.

Upon the signing of the Orbit LOI and for 36 months, the Company has the exclusive right to market, sell, promote and distribute the Orbit platform to the security sector globally. The parties intend to complete the closing of the Orbit Acquisition by December 31, 2026.

Agreement with Maddox Defense Incorporated

On October 22, 2025, the Company entered into a non-binding Strategic Framework Agreement (the “SFA”), among the Company, NUBURU Defense and Maddox Defense Incorporated (“Maddox”), pursuant to which the Company and Maddox plan to establish a joint venture company (the “Maddox JV”) to develop, manufacture, and deploy military drones for NATO customers and for commercial or civilian unmanned aerial vehicle (UAV) applications. Under the SFA, the parties intend to execute a definitive joint venture agreement on or before December 15, 2025, establishing Maddox JV under Italian law as a European-based manufacturing and research hub. The parties intend for NUBURU Defense to contribute up to $10 million in funding while Maddox contributes eligible assets, intellectual property, expertise and personnel. The value of Maddox’s eligible assets would be evaluated by a formal appraisal process in accordance with Italian law. The equity ownership of the Maddox JV would be determined proportionally based on the ratio of the Company’s capital commitment compared to the value of Maddox’s eligible assets evaluation; provided, that, NUBURU Defense would have the controlling interest in the Maddox JV. The SFA includes a six-month exclusivity period and has a term of six months, unless earlier terminated by either party upon 30 days written notice.

Fraudulent Wire Transfer

In October 2025, the Company was the victim of email fraud due to its receiving an invoice from a criminal actor posing as its financial advisor and the Company’s paying the invoice amount to the criminal actor’s bank account based on the falsified wiring instructions. As a result, the Company incurred a loss of $1,005,352. The Company pursued recovery of this amount with the banks involved in the wire transfer, but at this time it does not expect that it will be able to recover such funds.

Nuburu, Inc.

Up to 115,000,000 Shares of Common Stock

(or Pre-Funded Warrants to Purchase up to 115,000,000 Shares of

Common Stock in lieu of Common Stock)

Common Stock Warrants to purchase up to 172,500,000 Shares of Common Stock

Up to 200,000,000 Shares of Common Stock underlying Pre-Funded Warrants and Common Warrants

PROSPECTUS

February [ ], 2026

Part II

Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered, other than Placement Agent fees. All amounts are estimated, except the Securities and Exchange Commission (“SEC”) registration fee and the FINRA filing fee. All of the expenses below will be paid by us.

SEC registration fees	$4,102
Printing and related expenses	13,125
Legal fees and expenses	50,000
Accounting fees and expenses	30,000
Total	$97,227

Item 14. Indemnification of Directors and Officers

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”). We are incorporated under the laws of the State of Delaware. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director or officer of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by law, agreement or otherwise.

Our amended and restated bylaws and restated certificate of incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. In addition, the Company has entered into indemnification agreements with directors and officers that provide for indemnification and advancement of litigation expenses to fullest extent permitted by the DGCL.

We maintain a policy of directors’ and officers’ liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

June 2023 Issuances – Senior Convertible Notes. On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements primarily with certain existing investors for the sale of (i) convertible promissory notes (the “Senior Convertible Notes”) in the aggregate principal amount of $9.225 million, and (ii) warrants to purchase up to 335,210 shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share.

On March 5, 2025, as part of the foreclosure process initiated by the lead investor (the “Foreclosure”), the lenders holding the outstanding Senior Convertible Notes held an auction for the sale of collateral securing the Company’s repayment obligations, which resulted in such lenders taking possession of such collateral in exchange for a full discharge and extinguishment of the Company’s $8,961,872 of indebtedness with respect to the Junior Notes (as defined below) and the Senior Convertible Notes.

November 2023 Issuance – Junior Notes. On November 13, 2023, the Company entered into a Note and Warrant Purchase Agreement ("the November 2023 Purchase Agreement") with the lenders identified therein providing for the Company’s issuance of promissory notes (the “Junior Notes”) with an aggregate principal amount of $5.5 million. The Company also issued to the holders of the Junior Notes warrants exercisable for an amount of the Company’s Common Stock equal to 100% of the Note principal, which were exercisable for $5.00 per share of Common Stock, had a 5-year term, and could be repurchased by the Company when the trading price of its Common Stock exceeded $60.00 for 20 out of any 30 consecutive trading days. The purchase agreements also provided for additional warrants to be issued if the Junior Notes remained outstanding for certain periods of time: (i) if the Junior Notes had not been repaid six months after issuance, additional warrants would be issued to each lender in an amount equal to the principal amount of the Junior Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the Volume Weighted Average Price ("VWAP") of the Company's Common Stock during the ten trading days immediately prior to issuance and (ii) if the Junior Notes had not been repaid nine months after issuance, additional warrants would be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance. As a portion of the Junior Notes were outstanding at each of May 13, 2024 and August 13, 2024, the Company was required to issue 309,315 additional warrants pursuant to the November 2023 Purchase Agreement during the year ended December 31, 2024.

On March 5, 2025, the Company’s obligations under the Junior Notes were extinguished in connection with the Foreclosure. During the three months ended March 31, 2025, the Company issued 9,186,581 shares of Common Stock to noteholders to extinguish an aggregate $411,865 of principal and accrued interest under the Junior Notes.

May 2024 Issuances – Pre-Funded Warrant Purchase Program. On May 1, 2024, the Company entered into a Pre-Funded Warrant Purchase Program (the “Program”) with strategic investors, pursuant to which from time-to-time the Company may sell and the investors may acquire pre-funded warrants (“Pre-Funded Warrants”), up to a total purchase price to the Company equal to $15 million. The exercise price for the pre-funded warrants is substantially paid by the purchaser at closing and, as a result, such warrants may be exercised in the future with a nominal exercise price payment. Investors will also receive a warrant to acquire the same number of shares covered by the pre-funded warrant for a purchase price equal to 150% of the relevant pre-funded warrant purchase price exercisable for a period of 5 years. Each specific transaction will be entered into on terms agreed by the parties; provided however, that in no case will the purchase price per share be less than 110% of the closing price per share of the Company’s Common Stock on the trading day immediately preceding the date of purchase. The investors have been issued pre-funded warrants for a total of 171,706 shares of Common Stock upon exercise. Contemporaneously with the acquisition of pre-funded warrants, the investors may also voluntarily convert outstanding notes previously issued by the Company; provided that such transactions, as a whole, may not result in an effective direct or indirect discount to market price to the investors of greater than 30%. Through December 31, 2024, the investors have been issued 18,580,508 shares to convert approximately $5.4 million of debt principal.

In February 2025, in connection with a Settlement Agreement, as amended, with Liqueous LP (“Liqueous”), the Company agreed to (i) modify 665,410 outstanding equity-classified Pre-Funded Warrants issued in connection with the Program during 2024, resulting in the issuance of 3,647,416 equity-classified pre-funded warrants outstanding immediately after the modification exercisable into Common Stock and (ii) modify the remaining 171,706 outstanding equity-classified Pre-Funded Warrants issued in connection with the Program during 2024, resulting in 9,360,888 pre-funded warrants outstanding immediately after the modification that were concurrently exercised into 9,360,888 common shares of the Company for no additional cash consideration, as the modified pre-funded warrants had a nominal exercise price (the “Pre-Funded Warrants Modification”). As a result of the Settlement Agreement, there will not be further issuances under the Program. In March 2025, the 3,647,416 outstanding warrants were exercised into 3,647,416 shares of common stock for no additional cash consideration, as the pre-funded warrants had a nominal exercise price.

August 2024 Convertible Notes. On August 6, 2024 and August 19, 2024, the Company entered into a subordinated convertible note agreement with Esousa Group Holdings LLC ("Esousa") for the sale of convertible notes (the “August 2024 Convertible Notes”) in the aggregate principal amount of $673,000, issued at a discount of $25,000. The August 2024 Convertible Notes bore interest at 15% per annum, with principal and accrued interest due at maturity on February 6, 2025, unless earlier paid or converted into Common Stock. The notes were prepayable at any time prior to the maturity date without penalty. Upon the occurrence and continuance of an event of default or spin-off of a subsidiary, a default interest rate of an additional 5% per annum could be applied to any outstanding borrowings (in the case of an event of default only) and the investor could declare all outstanding principal plus accrued interest immediately due. Additionally, at any point after issuance, the investor had the option to convert the August 2024 Convertible Notes into Common Stock at the lower of (i) a fixed price of $2.03 or (ii) 80% of the lowest daily volume weighted-average price in the 10 trading days prior to such conversion date, subject to certain adjustments.

Esousa also purchased $687,315 of outstanding principal and accrued interest under the Senior Convertible Notes from an existing investor and subsequently exchanged such notes for subordinated convertible notes (the "Additional August 2024 Convertible Notes"). The Additional August 2024 Convertible Notes could be prepaid at any time without penalty, did not accrue interest, matured on February 6, 2025 and could be converted at any time on or after the issuance date into common stock at a conversion price of 25% of the closing price of the common stock on the trading day prior to such conversion date, subject to certain adjustments.

During the fourth quarter of 2024, Esousa was issued 654,350 shares of Common Stock to extinguish approximately $0.1 million of debt principal. During the three months ended March 31, 2025, the Company issued 1,878,620 shares to Esousa to extinguish an aggregate $389,375 of principal and accrued interest under the August 2024 Convertible Notes. In March 2025, the remaining August 2024 Convertible Notes were purchased by Indigo Capital LP (as described below) and subsequently extinguished.

October 2024 Liqueous Promissory Note. In October 2024, the Company entered into an unsecured promissory note with Liqueous for a principal amount of $1,053,824. The note was subordinated to the Company's other outstanding debt instruments, accrued interest at 8% per annum and matured in October 2025. The note was prepayable at any time prior to the maturity date without penalty. Upon an event of default, the investor could require all outstanding and accrued interest immediately due and payable.

In February 2025, in connection with the Settlement Agreement, as amended, with Liqueous, the Company agreed to issue 6,406,225 pre-funded warrants exercisable into Common Stock, which included a nominal exercise price, to extinguish the note. In April 2025, through an additional amendment to the Settlement Agreement, the Company agreed to settle the note through the issuance of 9,090,959 shares of Common Stock. During the third quarter of 2025, the obligation was assigned to Redstone Group I LLC and $1,097,113 of outstanding principal and accrued interest was settled through the issuance of 9,000,000 shares of the Company's Common Stock to Redstone.

TAG Promissory Note (Related-Party)

In January 2025, the Company issued a promissory note in a principal amount of $545,000 (the “TAG Promissory Note) to The AvantGarde Group ("TAG"), which is founded and owned by the Company's Executive Chairman and Co-Chief Executive Officer, as a replacement of a previously recorded shareholder advance. The TAG Promissory Note is subordinated to the Company's other outstanding debt instruments at the time of issuance, accrues interest beginning October 28, 2025 at SOFR plus a margin of 10% per annum and matures in January 2026, which may be extended by six months at the election of the Company if the Company does not have at least $2.5 million in available cash at the maturity date. The note is prepayable at any time prior to the maturity date without penalty. Upon an event of default, all outstanding principal and accrued interest is immediately due and payable.

In July 2025, the TAG Promissory Note was amended to permit TAG to convert any outstanding principal and unpaid accrued interest due under the TAG Promissory Note into shares of Common Stock at a conversion price equal to a 33.33% discount to the lowest daily VWAP during the 5 days prior to the conversion date.

AZ Promissory Note (Related-Party)

In April 2025, in connection with the TCEI Acquisition (as described in “Our Business” in the prospectus), the Company issued a promissory note in a principal amount of $900,000 to the Company's Executive Chairman and Co-Chief Executive Officer (the "AZ Promissory Note"). The AZ Promissory Note is subordinated to the Company's current and future outstanding secured debt instruments issued by an institutional lender and the Series A Preferred Stock, accrues interest beginning July 30, 2025 at 10% per annum, payable monthly after that date, and matures in April 2026. The note is prepayable at any time prior to the maturity date without penalty. The agreement requires immediate repayment of all outstanding principal and accrued interest if the Company is sold or raises more than $100 million through a single issuance or series of related issuances of securities (excluding employee, consultant, or strategic non-fundraising issuances). Upon an event of default, all outstanding principal and accrued interest is immediately due and payable.

In July 2025, the AZ Promissory Note was amended to permit the Company's Executive Chairman and Co-Chief Executive Officer to convert any outstanding principal and unpaid accrued interest due under the AZ Promissory Note into shares of Common Stock at a conversion price equal to a 33.33% discount to the lowest daily VWAP during the 5 days prior to the conversion date.

Indigo Capital LP

On March 3, 2025, the Company entered into the following transactions:

•
in exchange for a capital infusion of $1,500,000, the Company issued to Indigo Capital LP ("Indigo Capital") a $1,578,495 face amount unsecured, convertible note (the "Indigo Capital Convertible Note"). The Indigo Capital Convertible Note bears no interest for so long as it is not in default and has a March 1, 2026 maturity date and a conversion price equal to a 20% discount to the lowest VWAP during the 5 days prior to the conversion date; and

•
in exchange for the extinguishment of the remaining August 2024 Convertible Notes held by Indigo Capital, which it purchased from Esousa on March 3, 2025, the Company issued to Indigo Capital a $894,708 face amount unsecured, convertible note (the "Indigo Capital Exchange Convertible Note"). The Indigo Capital Exchange Convertible Note bears no interest for so long as it is not in default, and has March 1, 2026 maturity date and a conversion price equal to 33.33% of the lowest VWAP during the 5 days prior to the conversion date.

On April 22, 2025, the Company entered into the following transactions:

•
in exchange for a capital infusion of $1,350,000, the Company issued to Indigo Capital a $1,421,053 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for the extinguishment of an existing unsecured promissory note of the Company with a $2,003,097 face amount, the Company issued to Indigo Capital a $2,108,523.16 face amount unsecured, convertible note that bears no interest for so long as it is not in default, and has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

On July 16, 2025, the Company, in exchange for a capital infusion of $150,000, issued to Indigo Capital a $150,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a July 15, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

On August 18, 2025, the Company, in exchange for a capital infusion of $225,000, issued to Indigo Capital a $225,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has an August 17, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

During the nine months ended September 30, 2025, Indigo Capital converted $3,100,626 in face amount of the Indigo Capital notes into 29,221,075 shares of Common Stock.

SFE EI

On April 30, 2025, the Company agreed to issue 6,086,957 shares of common stock to SFE EI as consideration for SFE EI escrowing approximately $4.2 million in assets for purposes of guaranteeing the Company’s performance obligations in connection with the TCEI acquisition (as described in “Our Business” in the prospectus).

Coeptis

On March 5, 2025, the Company entered into a Master Services Agreement and Share Issuance Assurance Agreement with Coeptis, pursuant to which the Company engaged Coeptis’ NexGenAI Affiliates Network to provide certain AI-driven business solutions and process automation products and services in exchange for payment of $600,000 in the form of its Common Stock.

Phoenix

On March 1, 2025, the Company and Phoenix MGMT Consulting LLC (“Phoenix”) entered into a consulting agreement, pursuant to which Phoenix agreed to provide ongoing consulting services and, as part of Phoenix’s compensation, the Company agreed to issue to Phoenix 1,000,000 shares of Common Stock upon execution of the consulting agreement and, on a quarterly basis, shares of Common Stock valued at $25,000 per quarter.

J.H. Darbie

The Company entered into an agreement with J.H. Darbie for advisory services in the third quarter of 2024. The agreement called for certain services to be provided for a fee of $500,000 payable in stock based on the then applicable stock price. Additionally, the Company entered into a Finder’s Fee agreement to pay a fee based on either a debt or equity funding raise. The Company never received the agreed upon services associated with the advisory agreement. Darbie initiated a legal claim regarding both the advisory fee and Finder’s Fee. The Company disputes the claims and intends to defend its position vigorously.

Diagonal

The Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC (“Diagonal”), dated as of May 13, 2025, pursuant to which, in exchange for a capital infusion of $188,000, the Company issued to Diagonal a $227,700 face amount convertible promissory note. The note bears interest at 10% and has a maturity date of February 28, 2026. Beginning 180 days after the issuance date, the note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date. Diagonal also agreed to provide additional tranches of financing during the following twelve months, up to an aggregate of $2,275,000, subject to further agreement between the Company and Diagonal.

On July 21, 2025, the Company entered into a Securities Purchase Agreement with Diagonal, pursuant to which, in exchange for a capital infusion of $157,000, the Company issued to Diagonal a $172,700 face amount convertible promissory note. The note bears interest at 10% and has a maturity date of April 30, 2026. Beginning 180 days after the issuance date, the note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date.

Issuances of Common Stock on conversion of the Diagonal notes are limited to an amount equal to 19.99% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders.

Boot

The Company entered into a Securities Purchase Agreement with Boot Capital LLC (“Boot”), dated as of May 13, 2025, pursuant to which, in exchange for a capital infusion of $94,000, the Company issued to Boot a $110,000 face amount convertible promissory note. The note bears interest at 10% and has a maturity date of February 28, 2026. Beginning 180 days after the issuance date, the note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date. Issuances of common stock on conversion of the Boot note are limited to an amount equal to 19.99% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders.

Brick Lane

On June 3, 2025, the Company entered into the following transactions with Brick Lane Capital Management Limited (“Brick Lane”):

•
in exchange for transferring 100,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company issued to Brick Lane a $1,050,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has an April 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for a capital infusion of $250,000, the Company issued to Brick Lane a $250,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 2, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

On September 2, 2025, the Company, in exchange for a capital infusion of $125,000, issued to Brick Lane a $125,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a September 2, 2026 maturity date and a conversion price equal to 70% of the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 9.9% of the Company’s then outstanding Common Stock. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Company is obligated to register for resale the shares issuable upon conversion of the notes.

During the nine months ended September 30, 2025, Brick Lane converted $1,192,339 of principal under the notes, resulting in the issuance of 7,606,970 shares of Common Stock.

Bomore

On June 18, 2025, the Company entered into the following transactions with Bomore Opportunity Group Ltd (“Bomore”):

•
in exchange for transferring 100,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company issued to Bomore a $1,050,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for a capital infusion of $250,000, the Company issued to Bomore a $250,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 9.9% of the Company’s then outstanding Common Stock. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Torcross

On June 25, 2025, the Company entered into the following transactions with Torcross Capital LLC (“Torcross”):

•
in exchange for transferring 40,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company planned to issue Torcross a $400,000 face amount unsecured, convertible note bearing no interest for so long as it is not in default with a June 24, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date; provided, however, that in November 2025, through a rescission agreement, the Company and Torcross rescinded the transactions set forth in the note, such that the parties are deemed to have not entered into such transaction; and
•
in exchange for a capital infusion of $100,000, the Company issued to Torcross a $100,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 24, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 9.9% of the Company’s then outstanding Common Stock. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Company is obligated to register for resale the shares issuable upon conversion of the notes.

Yorkville

On June 30, 2025, the Company entered into a securities purchase agreement with YA II PN, LTD. (“Yorkville”) pursuant to which the Company issued a debenture in the amount of $1,250,000 in exchange for a capital infusion of $1,100,000. The debenture bears interest at an annual rate equal to 8% for so long as it is not in default and has an October 30, 2025 maturity date. Among other things, the securities purchase agreement prohibits the Company from incurring additional indebtedness or entering into variable rate transactions, with certain exceptions. The Company is also required to use proceeds from the Standby Equity Purchase Agreement, dated May 30, 2025 (the “SEPA”), with Yorkville to repay the debenture. The Company’s obligations were guaranteed by its wholly owned subsidiary as of June 30, 2025, Nuburu Subsidiary Inc. During the third quarter of 2025, the Company used proceeds from the SEPA to pay all outstanding principal and interest under the Yorkville promissory note.

On December 17, 2025, the Company entered into a securities purchase agreement with Yorkville pursuant to which, in exchange for a capital infusion of $23,250,000, the Company issued to Yorkville (i) a debenture in the aggregate principal amount of $25,000,000 (the "Debenture"), (ii) Series 1 Warrants to purchase up to an aggregate of 80,000,000 shares of Common Stock for an exercise price of $0.01 per share, (iii) Series 2 Warrants to purchase up to an aggregate of 100,000,000 shares of Common Stock for an exercise price of $0.25 per share, (iv) Series 3 Warrants to purchase up to an aggregate of 25,000,000 shares of Common Stock for an exercise price of $0.375, and (v) Series 4 Warrants to purchase up to an aggregate of 25,000,000 shares of Common Stock for an exercise price of $0.47. The debenture bears interest at an annual rate equal to 8% for so long as it is not in default and has a December 16, 2026 maturity date. The warrants are exercisable for five years. Among other things, the securities purchase agreement prohibits the Company from incurring additional indebtedness or entering into variable rate transactions, with certain exceptions. The Company is also required to use proceeds from the SEPA with Yorkville to repay the debenture. The Company’s obligations are guaranteed by its wholly owned subsidiaries, Nuburu Subsidiary Inc and Nuburu Defense, LLC.

3(a)(10) Claims Settlement

On July 17, 2025, the Company and Silverback Capital Corporation (“Silverback”) agreed to settle outstanding claims in an amount of not less than $5,662,479 (the “Claims”) owed to Silverback in exchange for a settlement amount payable in shares of Common Stock (the “Settlement Shares”), subject to court approval. The Settlement Shares are priced in an amount equal to the last trading price of Common Stock on July 17, 2025 (the “SB Closing Price”), which was $0.3070; provided that, if the sale price of Common Stock drops below the SB Closing Price, the purchase price of the Settlement Shares will be the lower of (i) the SB Closing Price or (ii) 75% multiplied by the average of the three lowest traded prices during the fifteen day trading period preceding the share request made by Silverback, subject to other terms of the settlement. Under the Settlement terms, Silverback may not hold more than 4.99% of issued and outstanding Common Stock at any time. The Claims include bona fide, outstanding, and unpaid creditor claims that Silverback acquired from the Company’s creditors and agreed to exchange for shares of Common Stock in a state court-approved transaction, in compliance with the terms of Section 3(a)(10) of the Securities Act. The Company also agreed to issue 400,000 shares of Common Stock as a settlement fee. The settlement was approved by the state court on July 30, 2025, after a fairness hearing pursuant to the requirements of Section 3(a)(10) of the Securities Act. As of November 14, 2025, the Silverback program was performed and concluded.

Tekne S.p.A.

Effective January 13, 2026, the Company entered into a Share Transfer and Shareholder Convertible Loan Agreement, with Ambrogio D’Arrezzo, Carlo Ulacco, and Andrea Lodi, the shareholders of Tekne, S.p.A. (“Tekne”), pursuant to which the Company obtained a 2.9% interest in Tekne from Mr. D’Arrezzo in exchange for issuing a Subordinated Convertible Note in the principal amount of $1,740,000 to Mr. D’Arrezzo.

The note may be converted into 6,960,000 shares of Common Stock at a fixed conversion price of $0.25 per share of Common Stock. The note has a maturity date of January 31, 2027, bears no interest except in the event of a default, and may not be repaid or redeemed in cash. The note may either be converted into shares of Common Stock following the receipt of the Italian government regulatory approvals required to approve the acquisition by the Company of a controlling interest in Tekne, or the note will be automatically extinguished upon the exercise of put and call options for the required transfer of the 2.9% interest in Tekne from the Company back to Mr. D’Arrezzo, if the required regulatory approvals are not obtained.

Lyocon S.r.l.

On January 15, 2026, the Company acquired all of the ownership interests in Lyocon S.r.l. (“Lyocon”) pursuant to a Purchase and Sale Agreement among the Company, Nuburu Subsidiary, Inc. and the sellers. As part of the consideration paid to the sellers, the Company issued two subordinated convertible notes, each in the principal amount of $625,000, to the sellers, which bear no interest, except in the event of a default, and have a maturity date of March 19, 2027. At the maturity date, the holder of a note may elect to convert all or a portion of the outstanding principal amount and accrued interest into shares of Common Stock at a conversion price of $0.295, which equals the volume-weighted average price (“VWAP”) of the Common Stock during the 60 trading days immediately preceding the closing date. At the maturity date, the holder of a note has the right to request the Company to satisfy all or a portion of the outstanding principal and accrued interest under such note in cash. The Company may elect to pay all or a portion of the outstanding principal amount and accrued interest under a note in cash in lieu of shares of Common Stock in the event the VWAP of the Common Stock during the 60 trading days immediately preceding the maturity date is at least 30% higher than the conversion price.

Heckler & Koch AG

On February 6, 2026, we entered into a Securities Purchase Agreement (the “H&K Acquisition Agreement”) with Brick Lane pursuant to which we acquired from Brick Lane 295,000 shares (or approximately 0.8% of the outstanding common shares) of Heckler & Koch AG (“H&K”), for an aggregate purchase price of $15,000,000, which was paid by Subordinated Convertible Note (the “H&K Acquisition Note”). The H&K Acquisition Note bears no interest except in the event of a default, has a March 19, 2027 maturity date, and is convertible for $0.1515 per share, which was the closing VWAP on the day prior to the execution date of the H&K Acquisition Agreement. Conversion of the note is limited in the event stockholder approval or an increase in authorized shares is required, or when conversion would result in Brick Lane and its affiliates beneficially owning more than 9.9% of our then outstanding shares of Common Stock. The H&K Acquisition Note is subordinate to (i) the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and (ii) the Debenture.

Transfer of Outstanding Preferred Stock

On February 6, 2026, we entered into an Exchange Agreement (the “Exchange Agreement”) with Indigo Capital, pursuant to which we agreed to issue a Pre-Funded Common Stock Purchase Warrant (the “Indigo Warrant”) in exchange for the transfer of 844,938 shares of our Series A Preferred Stock held by Indigo into our treasury. The number of shares of Common Stock issuable under the warrant (55,771,485) for a nominal exercise price of $0.0001 per share was determined using the closing VWAP on the day prior to the execution date of the Exchange Agreement. In accordance with the terms of the Indigo Warrant, we may not issue or sell any shares of Common Stock to Indigo under the Indigo Warrant which would result in Indigo and its affiliates beneficially owning more than 4.99% of the then outstanding shares of Common Stock. The Indigo Warrant is exercisable immediately for three years until February 6, 2029. This transaction was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

Common Stock Issued for Services. During the nine months ended September 30, 2025, the Company paid for certain services with 3,830,189 shares of Common Stock.

Except as described above, the above transactions were conducted as private placements exempt from registration pursuant to Section 4(a)(2).

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

1.1*	Form of Placement Agency Agreement, by and between the Company and Joseph Gunnar & Co., LLC

2.1†	Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp., Compass Merger Sub, Inc. and Nuburu, Inc.	8-K	001-39489	2.1	August 8, 2022

3.1	Amended and Restated Bylaws of the Company.	8-K	001-39489	3.2	September 9, 2020

3.2	Amended and Restated Certificate of Incorporation of the Company.	8-K	001-39489	3.1	February 6, 2023

3.3	Certificate of Designations of the Company.	8-K	001-39489	3.3	February 6, 2023

3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company.	8-K	001-39489	3.1	June 13, 2024

3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, dated July 22, 2025	10-Q	001-39489	3.5	August 14, 2025

3.6	Amendment to the Amended and Restated By Laws of the Company, dated November 12, 2024.	8-K	001-39489	3.1	November 12, 2024

4.1	Specimen Common Stock Certificate .	8-K	001-39489	4.1	February 6, 2023

4.2	Specimen Preferred Stock Certificate .	8-K	001-39489	4.2	February 6, 2023

4.3	Specimen Warrant Certificate.	S-1	333-248113	4.3	August 26, 2020

4.4	Warrant Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	4.1	September 9, 2020

4.5	Description of Registrant’s Securities.	10-K	001-39489	4.5	April 15, 2024

4.6	Form of Warrant to Purchase Common Stock	S-1	333-290147	4.6	September 10, 2025

4.7	Form of Pre-Funded Common Stock Purchase Warrant	S-1	333-290147	4.7	September 10, 2025

4.8	Form of Placement Agent’s Purchase Warrant	S-1	333-290147	4.8	September 10, 2025

4.9	Form of Series 1 Warrant to Purchase Common Shares	8-K	001-39489	4.1	December 18, 2025

4.10	Form of Series 2, Series 3 and Series 4 Warrant to Purchase Common Shares	8-K	001-39489	4.2	December 18, 2025

4.11	Form of Debenture	8-K	001-39489	4.3	December 18, 2025

4.12*	Pre-Funded Common Stock Purchase Warrant, dated February 6, 2026, by the Company to Indigo Capital LLP

4.13*	Form of Common Warrant

4.14*	Form of Pre-Funded Warrant

4.15*	Form of Placement Agent Warrant

5.1*	Opinion of Holland & Hart LLP

10.1	Investment Management Trust Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	10.2	September 9, 2020

10.2	Third Amendment to Amended and Restated Registration Rights Lock-up Agreement, dated January 31, 2023, by and among the Company and the Holders (defined therein).	8-K	001-39489	10.14	February 6, 2023

10.3	Fourth Amendment to Amended and Restated Registration Rights Lock-up Agreement, dated March 10, 2023, by and among the Company and the Holders (defined therein).	8-K	001-39489	10.1	March 10, 2023

10.4	Preferred Stock Sale Option Agreement, dated August 5, 2022, by and among the Company and the parties listed on Schedule A thereto.	8-K	001-39489	10.4	August 8, 2022

10.5	Amendment to Preferred Stock Sale Option Agreement, dated November 22, 2022, by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.3	November 22, 2022

10.6	Second Amendment to Preferred Stock Sale Option Agreement, dated November 28, 2022 by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.1	November 29, 2022

10.7	Third Amendment to Preferred Stock Sale Option Agreement, dated November 28, 2022 by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.2	March 10, 2023

10.8#	Nuburu, Inc. 2022 Equity Incentive Plan.	8-K	001-39489	10.20	February 6, 2023

10.9#	Nuburu, Inc. 2022 Employee Stock Purchase Plan and forms of agreement thereunder.	8-K	001-39489	10.21	February 6, 2023

10.10#	Nuburu, Inc. Executive Incentive Compensation Plan.	8-K	001-39489	10.22	February 6, 2023

10.11#†	Amended and Restated Employment Agreement, effective December 3, 2022, by and between Mark Zediker and Legacy Nuburu.	S-4/A	333-267403	10.18	November 29, 2022

10.12#	Employment Agreement, effective December 2, 2022, by and between Brian Knaley and Legacy Nuburu.	S-4/A	333-267403	10.19	November 29, 2022

10.13#†	Amended and Restated Employment Agreement, effective December 2, 2022, by and between Brian Faircloth and Legacy Nuburu.	S-4/A	333-267403	10.20	November 29, 2022

10.14#	Form of Director Letter Agreement.	S-4/A	333-267403	10.22	November 29, 2022

10.15#	Form of Nuburu, Inc. Indemnification Agreement.	8-K	001-39489	10.27	February 6, 2023

10.16	Form of Convertible Promissory Note.	8-K	001-39489	4.1	June 13, 2023

10.17	Form of Warrant to Purchase Shares of Common Stock.	8-K	001-39489	4.2	June 13, 2023

10.18	Note and Warrant Purchase Agreement dated June 12, 2023.	8-K	001-39489	10.1	June 13, 2023

10.19	Registration Rights and Lock-up Agreement.	8-K	001-39489	10.2	June 13, 2023

10.20	Confidential Separation and Release Agreement, dated November 1, 2023, by and between Nuburu, Inc. and Dr. Mark Zediker.	10-Q	001-39489	10.4	November 9, 2023

10.21	Note and Warrant Purchase Agreement, dated November 13, 2023, by and between Nuburu, Inc. and the lenders party thereto.	10-K	001-39489	10.39	April 15, 2024

10.22	Form of Promissory Note.	10-K	001-39489	10.40	April 15, 2024

10.23	Form of Warrant to Purchase Shares of Common Stock.	10-K	001-39489	10.41	April 15, 2024

10.24	Registration Rights Agreement, dated November 13, 2023, by and between Nuburu, Inc.	10-K	001-39489	10.42	April 15, 2024

10.25	Intercreditor and Subordination Agreement, dated November 13, 2023, by and between Nuburu, Inc. and the parties thereto.	10-K	001-39489	10.43	April 15, 2024

10.26	Form of Warrant to Purchase Shares of Common Stock	10-K	001-39489	10.46	April 15, 2024

10.27	Board of Directors Compensation Policy	10-K	001-39489	10.47	April 15, 2024

10.28	Amendment to Employment Agreement, effective November 1, 2023, by and between Nuburu, Inc. and Brian Knaley.	10-K/A	001-39489	10.48	April 29, 2024

10.29	Amendment to Employment Agreement, effective January 1, 2024, by and between Nuburu, Inc. and Brian Faircloth.	10-K/A	001-39489	10.49	April 29, 2024

10.30	Securities Purchase Agreement, dated August 6, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC.	8-K	001-39489	10.1	August 12, 2024

10.31	Exchange Agreement, dated August 6, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC.	8-K	001-39489	10.2	August 12,2024

10.32	Securities Purchase Agreement, dated August 19, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC	8-K	001-39489	10.1	August 23, 2024

10.33	Exchange Agreement, dated August 19, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC	8-K	001-39489	10.2	August 23, 2024

10.34	Common Stock Purchase Agreement, dated October 1, 2024, by and between Nuburu, Inc. and Liqueous LP	8-K	001-39489	10.1	October 7, 2024

10.35	Registration Rights Agreement, dated October 1, 2024, by and between Nuburu, Inc. and Liqueous LP	8-K	001-39489	10.2	October 7, 2024

10.36	Master Transaction Summary agreement, dated October 1, 2024, between Nuburu, Inc. and Liqueous LP	10-Q	001-39489	10.5	November 14, 2024

10.37	Common Stock Purchase Agreement, dated October 1, 2024, between Nuburu, Inc. and Liqueous LP	10-Q	001-39489	10.6	November 14, 2024

10.38	Securities Purchase Agreement, dated October 1, 2024, between Nuburu, Inc. and Liqueous LP	10-Q	001-39489	10.7	November 14, 2024

10.39	Securities Purchase Agreement, dated October 1, 2024, between Nuburu, Inc. and Liqueous LP	10-Q	001-39489	10.8	November 14, 2024

10.40	Registration Rights Agreement, dated October 1, 2024, between Nuburu, Inc. and Liqueous LP	10-Q	001-39489	10.9	November 14, 2024

10.41	Proposal Letter dated January 13, 2025,among S.F.E. Equity Investments SARL, The AvantGarde Group S.p.A., Alessandro Zamboni and the Company	10-Q	001-39489	10.1	May 20, 2025

10.42	Comprehensive Settlement Agreement, Mutual Release of Liability and Indemnification dated January 14, 2025, between the Company and Liqueous LP	10-Q	001-39489	10.2	May 20, 2025

10.43	Amendment to Comprehensive Settlement Agreement, Mutual Release of Liability and Indemnification dated February 14, 2025 between the Company and Liqueous, LP	10-Q	001-39489	10.3	May 20, 2025

10.44	Second Amendment to Comprehensive Settlement Agreement, Mutual Release of	10-Q	001-39489	10.4	May 20, 2025

	Liability and Indemnification, dated February 17, 2025, between the Company and Liqueous LP

10.45	Binding and Irrevocable Commitment Letter, dated February 14, 2025, among the Company, Trumar Capital LLC and Ambrogio D'Arrezzo	10-Q	001-39489	10.5	May 20, 2025

10.46	Subordinated Convertible Note, dated March 3, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.6	May 20, 2025

10.47	Subordinated Convertible Exchange Note, dated March 3, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.7	May 20, 2025

10.48	On Demand Facility Agreement, dated March 18, 2025, between the Company and Supply@ME Capital plc	10-Q	001-39489	10.8	May 20, 2025

10.49	Standby Equity Purchase Agreement, dated May 30, 2025, between the Company and YA II PN, LTD.	DEF 14A	001-39489	Appendix F	June 10, 2025

10.50	Purchase Agreement, dated as of June 30, 2025, by and between the Company and the investors party thereto	8-K	001-39489	10.1	July 1, 2025

10.51	Amendment #3 to Comprehensive Settlement Agreement, Mutual Release of Liability and Indemnification, dated April 15, 2025, between the Company and Liqueous LP	10-Q	001-39489	10.1	August 14, 2025

10.52	Securities Purchase Agreement, dated April 22, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.2	August 14, 2025

10.53	Registration Rights Agreement, dated April 22, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.3	August 14, 2025

10.54	Exchange Agreement, dated April 22, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.4	August 14, 2025

10.55	Subordinated Convertible Note, dated April 22, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.5	August 14, 2025

10.56	Subordinated Convertible Exchange Note, dated April 22, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.6	August 14, 2025

10.57	Business Loan and Security Agreement, dated May 12, 2025, among the Company, Nuburu Subsidiary, Inc., Agile Lending, LLC and Agile Capital Funding, LLC	10-Q	001-39489	10.7	August 14, 2025

10.58	Securities Purchase Agreement, dated May 13, 2025, between the Company and 1800 Diagonal Lending LLC	10-Q	001-39489	10.8	August 14, 2025

10.59	Securities Purchase Agreement, dated May 13, 2025, between the Company and Boot Capital LLC	10-Q	001-39489	10.9	August 14, 2025

10.60	Amendment to Standby Equity Purchase Agreement, dated June 5, 2025, between the Company and YA II PN, LTD.	10-Q	001-39489	10.11	August 14, 2025

10.61	Business Loan and Security Agreement, dated May 30, 2025, among the Company, Nuburu Subsidiary, Inc., Agile Lending, LLC and Agile Capital Funding, LLC	10-Q	001-39489	10.12	August 14, 2025

10.62	Securities Purchase Agreement, dated June 3, 2025, between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.13	August 14, 2025

10.63	Exchange Agreement, dated June 3, 2025, between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.14	August 14, 2025

10.64	Registration Rights Agreement, dated June 3, 2025, between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.15	August 14, 2025

10.65	Subordinated Convertible Exchange Note, dated June 3, 2025, between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.16	August 14, 2025

10.66	Subordinated Convertible Note, dated June 3, 2025 between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.17	August 14, 2025

10.67	Securities Purchase Agreement, dated June 18, 2025, between the Company and Bomore Opportunity Group Ltd	10-Q	001-39489	10.18	August 14, 2025

10.68	Exchange Agreement, dated June 18, 2025, between the Company and Bomore Opportunity Group Ltd	10-Q	001-39489	10.19	August 14, 2025

10.69	Subordinated Convertible Exchange Note, dated June 18, 2025, between the Company and Bomore Opportunity Group Ltd	10-Q	001-39489	10.20	August 14, 2025

10.70	Subordinated Convertible Note, dated June 18, 2025, between the Company and Bomore Opportunity Group Ltd	10-Q	001-39489	10.21	August 14, 2025

10.71	Securities Purchase Agreement, dated June 25, 2025, between the Company and Torcross Capital LLC	10-Q	001-39489	10.23	August 14, 2025

10.72	Exchange Agreement, dated June 25, 2025, between the Company and Torcross Capital LLC	10-Q	001-39489	10.24	August 14, 2025

10.73	Subordinated Convertible Exchange Note, dated June 25, 2025, between the Company and Torcross Capital LLC	10-Q	001-39489	10.25	August 14, 2025

10.74	Subordinated Convertible Note, dated June 25, 2025, between the Company and Torcross Capital LLC	10-Q	001-39489	10.26	August 14, 2025

10.75	Securities Purchase Agreement, dated July 16, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.1	November 14, 2025

10.76	Subordinated Convertible Note, dated July 16, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.2	November 14, 2025

10.77	Securities Purchase Agreement, dated July 21, 2025, between the Company and 1800 Diagonal Lending LLC	10-Q	001-39489	10.3	November 14, 2025

10.78	Convertible Promissory Note, dated July 21, 2025, by the Company in favor of 1800 Diagonal Lending LLC	10-Q	001-39489	10.4	November 14, 2025

10.79	Order Granting Approval of Settlement Agreement and Stipulation, dated July 30, 2025	8-K	001-39489	10.1	July 31, 2025

10.80	Settlement Agreement and Stipulation, dated July 17, 2025, between the Company and Silverback Capital Corporation	8-K	001-39489	10.2	July 31 2025

10.81	Securities Purchase Agreement, dated August 18, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.7	November 14, 2025

10.82	Subordinated Convertible Note, dated August 18, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.8	November 14, 2025

10.83	Letter regarding Proposal for the Phased Acquisition of Tekne S.p.A., dated August 19, 2025, between the Company and the Selling Shareholders of Tekne S.p.A.	10-Q	001-39489	10.9	November 14, 2025

10.84	Securities Purchase Agreement, dated September 2, 2025, between the Company and Bricklane Capital Management Limited	10-Q	001-39489	10.10	November 14, 2025

10.85	Subordinated Convertible Note, dated September 2, 2025, between the Company and Bricklane Capital Management Limited	10-Q	001-39489	10.11	November 14, 2025

10.86	Form of Securities Purchase Agreement, dated September 15, 2025, between the Company and the purchasers party thereto	8-K	001-39489	10.1	September 17, 2025

10.87#	Board Compensation Program	8-K	001-39489	10.1	October 7, 2025

10.88*	Head of Terms relating to Orbit S.r.l., dated October 6, 2025, between the Company and Alessandro Zamboni

10.89*	Sale, Purchase and Investment Agreement, dated October 31, 2025, by and among the Company, Nuburu Defense, LLC, Vanguard Holdings S.r.l. and Alessandro Zamboni

10.90*	Head of Terms relating to Lyocon S.r.l., dated November 28, 2025, by and among the Company, Nuburu Subsidiary, Inc., Paola Zanzola and Alessandro Sala

10.91	Securities Purchase Agreement, dated December 13, 2025, between the Company and YA II PN, LTD.	8-K	001-39489	10.1	December 18, 2025

10.92	Registration Rights Agreement, dated December 17, 2025, between the Company and YA II PN, LTD.	8-K	001-39489	10.2	December 18, 2025

10.93	Placement Agency Agreement, dated December 17, 2025, between the Company and Joseph Gunnar & Co., LLC.	8-K	001-39489	10.3	December 18, 2025

10.94*	Network Contract, effective as of January 13, 2026, between Tekne S.p.A. and Nuburu Defense, LLC

10.95*	Share Transfer and Convertible Shareholder Loan Agreement, effective as of January 13, 2026, among the Company, Ambrogio D’Arrezzo, Carlo Ulacco and Andrea Lodi

10.96*	Form of Subordinated Convertible Note, dated January 13, 2026, between the Company and the holder

10.97*	Sale and Purchase Agreement, effective January 15, 2026, among the Company, Nuburu Subsidiary, Inc., Paola Zanzola and Alessandro Sala

10.98*	Form of Subordinated Convertible Note, dated January 15, 2026, between the Company and the holder

10.99*	Securities Purchase Agreement, dated February 6, 2026, between the Company and Brick Lane Capital Management Limited

10.100*	Subordinated Convertible Note, dated February 6, 2026, between the Company and Brick Lane Capital Management Limited

10.101*	Exchange Agreement, dated February 6, 2026, between the Company and Indigo Capital LLP

10.102*	Acknowledgement and Amendment to the Sale, Purchase and Investment Agreement, dated February 9, 2026, among the Company, Nuburu Defense, LLC, Vanguard Holdings S.r.l., and Alessandro Zamboni

10.103*	Form of Securities Purchase Agreement

19.1	Insider Trading Policy	10-K	001-39489	19.1	April 15, 2025

21.1	List of Subsidiaries of Nuburu, Inc.	S-1	333-290147	21.1	September 10, 2025

23.1*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for the Company.

23.2*	Consent of Holland & Hart LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this registration statement).

97	Nuburu, Inc. Clawback Policy	10-K	001-39489	97	April 15, 2025

107*	Calculation of Filing Fee Table.

† Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

# Indicates management contract or compensatory plan or arrangement.

* Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.
To include any prospectus required by section 10(a)(3) of the Securities Act;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii), (iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act to any purchaser;
i.
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii.
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 10, 2026.

NUBURU, INC.

By:	/s/ Alessandro Zamboni
Name:	Alessandro Zamboni
Title:	Executive Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alessandro Zamboni as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Alessandro Zamboni	Executive Chairman and Co-Chief Executive Officer	February 10, 2026
Alessandro Zamboni	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Dario Barisoni	Director and Co-Chief Executive Officer	February 10, 2026
Dario Barisoni

/s/ Shawn Taylor	Director	February 10, 2026
Shawn Taylor

/s/ Matteo Ricchebuono	Director	February 10, 2026
Matteo Ricchebuono